Exhibit 2.1

SHARE EXCHANGE AGREEMENT	ULUSHNI O’TKAZISH TO’G’RISIDAGI ULUSHLARNI AYIRBOSHLASH SHARTNOMASI
by and among
STAGEWISE STRATEGIES CORP.,	“STAGEWISE STRATEGIES CORP.”,
as Purchaser,	Xaridor sifatida,
TEG SPV LLC,	“TEG SPV” MCHJ,
as the Company,	Jamiyat sifatida,
and	va
TOURISM AND ENTERTAINMENT GROUP LLC	“TOURISM AND ENTERTAINMENT GROUP” MCHJ
and	va
MRS. IRODAKHON ABDUVAKHITOVA,	IRODAXON ABDUVAXITOVA
as the Sellers	Sotuvchilar sifatida
Dated as of October 6, 2026	Sana: 2026-yil 6-oktabr

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 6, 2026, by and among (i) StageWise Strategies Corp., a Nevada corporation (“Purchaser”), (ii) TEG SPV LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (the “Company”), and (iii) (x) Tourism and Entertainment Group LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“TEG Parent”), and (y) Mrs. Irodakhon Abduvakhitova, an individual and a citizen of the Republic of Uzbekistan (the “Individual Seller”, with TEG Parent and the Individual Seller each from time to time being referred to herein as a “Seller” and, collectively, as the “Sellers”). Each of the parties hereto may also be individually referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article I.	Ushbu ULUSHNI O’TKAZISH TO’G’RISIDAGI ULUSHLARNI AYIRBOSHLASH SHARTNOMASI (keyinchalik “Shartnoma” deb ataladi) 2026-yil 6-oktabr (i) Nevada shtati qonunchiligiga muvofiq tashkil etilgan StageWise Strategies Corp. korporatsiyasi (“Xaridor”), (ii) O’zbekiston Respublikasi qonunchiligiga muvofiq tashkil etilgan “TEG SPV” MCHJ, mas’uliyati cheklangan jamiyat (“Jamiyat”) hamda (iii) (x) O’zbekiston Respublikasi qonunchiligiga muvofiq tashkil etilgan “Tourism and Entertainment Group” MCHJ, mas’uliyati cheklangan jamiyat (“TEG Parent”) va (y) O’zbekiston Respublikasi fuqarosi bo’lgan Irodaxon Abduvaxitova (“Jismoniy shaxs bo’lgan Sotuvchi”; TEG Parent va Jismoniy shaxs bo’lgan Sotuvchining har biri alohida “Sotuvchi”, birgalikda esa “Sotuvchilar”) o’rtasida tuzildi. Ushbu Shartnoma taraflarining har biri alohida “Tomon”, birgalikda esa “Tomonlar” deb atalishi mumkin. Ushbu Shartnomada boshqa joyda ta’riflanmagan bosh harf bilan yozilgan atamalar I-bo’limda ularga berilgan ma’nolarga ega.

RECITALS	KIRISH QISMI
WHEREAS, TEG Parent and the Individual Seller are each the record and beneficial owner of participatory interests in the charter capital of the Company constituting 67.99999012% and 32.00000000%, respectively, of the charter capital of the Company (together, the “Participatory Interests” and, as to each Seller, its “Participatory Interest”), and Wellmore LLC, a limited liability company organized under the laws of the Republic of Uzbekistan (“Wellmore”), is the record and beneficial owner of a participatory interest constituting the remaining 0.00000988% of the charter capital of the Company, which is not being transferred hereunder and in respect of which Wellmore will remain a participant of the Company following the Registration Date;	SHUNI E’TIBORGA OLIBKI, TEG Parent va Jismoniy shaxs bo’lgan Sotuvchi Jamiyat ustav kapitalining tegishincha 67.99999012% va 32.00000000%ini tashkil etuvchi ishtirok ulushlarining ro’yxatdan o’tgan va benefitsiar egalari hisoblanadilar (birgalikda - “Ulushlar” va har bir Sotuvchiga nisbatan - uning “Ulushi”), “Wellmore” MCHJ, O’zbekiston Respublikasi qonunchiligiga muvofiq tashkil etilgan mas’uliyati cheklangan jamiyat (“Wellmore”), esa Jamiyat ustav kapitalining qolgan 0.00000988%ini tashkil etuvchi ishtirok ulushining ro’yxatdan o’tgan va benefitsiar egasi bo’lib, ushbu ulush mazkur Shartnoma doirasida o’tkazilmaydi va Wellmore Ro’yxatdan o’tkazish sanasidan keyin ham Jamiyat ishtirokchisi bo’lib qoladi;
WHEREAS, the Company directly holds all of the participatory interests in the charter capital of each of AKFA Dream World LLC, Cultural Landmark Hotel LLC and CAEX LLC, each a limited liability company organized under the laws of the Republic of Uzbekistan (collectively, the “Operating Subsidiaries”), which own and operate the Hilton Tashkent City hotel, the Wyndham Bukhara and the CAEX exhibition center, respectively, in Tashkent, Uzbekistan;	E’TIBORGA OLIBKI, Jamiyat O’zbekiston Respublikasi qonunchiligiga muvofiq tashkil etilgan mas’uliyati cheklangan jamiyatlar bo’lgan AKFA Dream World LLC, Cultural Landmark Hotel LLC va CAEX LLCning (birgalikda — “Operatsion sho’ba korxonalar”) har birining ustav kapitalidagi barcha ishtirok ulushlariga bevosita egalik qiladi, mazkur Operatsion sho’ba korxonalar esa tegishincha Hilton Tashkent City mehmonxonasi, Wyndham Bukhara mehmonxonasi va Toshkent, O’zbekistonda joylashgan CAEX ko’rgazma markaziga egalik qiladilar va ularni boshqaradilar;
WHEREAS, Purchaser is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whose common stock, par value $0.001 per share (“Purchaser Common Stock”), is quoted on a marketplace operated by OTC Markets Group Inc. (“OTC Markets”);	E’TIBORGA OLIBKI, Xaridor 1934-yildagi Qimmatli qog’ozlar birjasi to’g’risidagi qonunning o’zgartirish va qo’shimchalar kiritilgan tahririga (“Birja to’g’risidagi qonun”) muvofiq hisobot beruvchi kompaniya bo’lib, uning har birining nominal qiymati 0,001 AQSh dollarini tashkil etuvchi oddiy aksiyalari (“Xaridorning oddiy aksiyalari”) OTC Markets Group Inc. (“OTC Markets”) tomonidan boshqariladigan savdo maydonchasida kotirovka qilinadi;
WHEREAS, prior to the Closing, Mr. Jakhongir Abidovich Artikkhodjaev (“Mr. Artikkhodjaev”), the beneficial owner of substantially all of the participatory interests in the charter capital of TEG Parent and the holder of record of 1,000,000 shares of the issued and outstanding shares of Purchaser Common Stock, will have transferred all shares of Purchaser Common Stock held by him to TEG Parent, as contemplated by Section 6.19;	E’TIBORGA OLIBKI, Yakunlashdan oldin TEG Parent ustav kapitalidagi deyarli barcha ishtirok ulushlarining benefitsiar egasi va Xaridorning chiqarilgan va muomaladagi oddiy aksiyalaridan 1,000,000 dona aksiyaning ro’yxatdan o’tgan egasi bo’lgan Jakhongir Abidovich Artikkhodjaev (“Jakhongir Artikkhodjaev”) 6.19-bandda nazarda tutilganidek, o’ziga tegishli Xaridorning barcha oddiy aksiyalarini TEG Parentga o’tkazgan bo’ladi;;

WHEREAS, the Parties desire that, on the terms and subject to the conditions of this Agreement, the Sellers sell, transfer, convey, assign and deliver to Purchaser the Participatory Interests in exchange for the issuance by Purchaser to the Sellers of the Exchange Shares (as hereinafter defined) (the “Exchange”);	E’TIBORGA OLIBKI, Tomonlar ushbu Shartnomada belgilangan shartlar va qoidalarga muvofiq Sotuvchilar Ulushlarni Xaridorga sotish, o’tkazish, topshirish va berishni, Xaridor esa buning evaziga Sotuvchilarga Ayirboshlash aksiyalarini chiqarishni istaydilar (“Ayirboshlash”);
WHEREAS, the board of directors of Purchaser has, by unanimous written consent, determined that this Agreement and the Exchange are advisable and in the best interests of Purchaser and its stockholders and has approved this Agreement and the transactions contemplated hereby, including the issuance of the Exchange Shares pursuant to NRS 78.211;	E’TIBORGA OLIBKI, Xaridorning direktorlar kengashi yakdil yozma qaror bilan ushbu Shartnoma va Ayirboshlash Xaridor va uning aksiyadorlari manfaatlariga mos kelishini va eng yaxshi ekanligini aniqlagan, va ushbu Shartnoma hamda unda nazarda tutilgan bitimlarni, jumladan NRS 78.211 ga muvofiq Ayirboshlash aksiyalarini chiqarishni ma’qullagan;
WHEREAS, prior to the execution of this Agreement, the holders, in the aggregate, of a majority of the voting power of the outstanding shares of Purchaser Common Stock executed and delivered a written consent pursuant to NRS 78.320 approving the corporate actions of Purchaser taken in connection with the transactions contemplated hereby (the “Stockholder Written Consent”), and the preliminary information statement on Schedule 14C with respect to the actions taken by the Stockholder Written Consent was filed with the SEC on September 4, 2026;	E’TIBORGA OLIBKI, ushbu Shartnoma imzolanishidan oldin, Xaridorning muomaladagi oddiy aksiyalari bo’yicha ovoz berish huquqining ko’p qismiga egalik qiluvchi shaxs(lar) NRS 78.320-moddasiga muvofiq, ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan Xaridor tomonidan amalga oshirilgan korporativ harakatlarni ma’qullovchi yozma rozilikni (“Aksiyadorlarning yozma roziligi”) rasmiylashtirib taqdim etgan hamda mazkur yozma rozilik asosida amalga oshirilgan harakatlarga oid 14C ilovasi shaklidagi dastlabki axborot bayonoti 2026-yil 4-sentabrda Qimmatli qog’ozlar va birjalar bo’yicha komissiyaga (SEC) taqdim etilgan;
WHEREAS, the requisite governing bodies and participants of the Company and the Sellers have approved this Agreement and the transactions contemplated hereby;	E’TIBORGA OLIBKI, Jamiyat va Sotuvchilarning tegishli boshqaruv organlari va ishtirokchilari ushbu Shartnoma va unda nazarda tutilgan bitimlarni ma’qullagan;
WHEREAS, the Antimonopoly Clearance in respect of the acquisition by Purchaser of the Participatory Interests from the Sellers has been obtained prior to the execution of this Agreement and is in full force and effect, as further provided in Section 6.8;	E’TIBORGA OLIBKI, Xaridorning Sotuvchilardan Ulushlarni sotib olish bo’yicha Monopoliyaga qarshi ruxsatnoma ushbu Shartnoma imzolanishidan oldin olingan va 6.8-bandda ko’rsatilganidek to’liq kuchda va samarali bo’lib qolmoqda;
WHEREAS, for U.S. federal income tax purposes, it is intended that the Exchange qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or as a transaction described in Section 351 of the Code, that this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);	E’TIBORGA OLIBKI, AQSh federal daromad solig’i maqsadlari uchun Ayirboshlash 1986-yildagi Ichki daromadlar kodeksining o’zgartirish va qo’shimchalar kiritilgan tahriri (“Kodeks”) 368(a)(1)(B)-bo’limi ma’nosidagi qayta tashkil etish va/yoki Kodeksning 351-bo’limida nazarda tutilgan bitim sifatida kvalifikatsiya qilinishi, ushbu Shartnoma esa G’aznachilik qoidalarining 1.368-2(g) va 1.368-3(a)-bo’limlari ma’nosidagi “qayta tashkil etish rejasi”ni tashkil etishi va shunday reja sifatida qabul qilinishi mo’ljallanmoqda;

	WHEREAS, it is intended that the issuance of the Exchange Shares be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof;	E’TIBORGA OLIBKI, 1933 yildagi, o’zgartirilgan Qimmatli qog’ozlar to’g’risidagi qonun (keyinchalik “Qimmatli qog’ozlar to’g’risidagi qonun” deb ataladi)ning 4(a)(2)-moddasiga muvofiq, Ayirboshlash aksiyalarini chiqarish ro’yxatdan o’tkazish talablaridan ozod qilinishi kutilmoqda;
	NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:	YUQORIDAGILARNI INOBATGA OLGAN HOLDA, shuningdek, ushbu hujjatda keltirilgan bayonotlar, kafolatlar, majburiyatlar va kelishuvlarni, hamda boshqa munosib va qadrli ta’minotni (ularning olinganligi va yetarliligi shu bilan tasdiqlanadi) hisobga olib va huquqiy jihatdan majburiyat olish niyatida, Tomonlar quyidagilar bo’yicha kelishib oldilar:
	ARTICLE I DEFINITIONS	I- BO’LIM TA’RIFLAR
1.1	Certain Definitions. As used in this Agreement, the following terms have the following meanings:	Maxsus ta’riflar. Ushbu Shartnomada quyidagi atamalar quyidagi ma’nolarni anglatadi:
	“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.	“Harakat” deganda muvofiqliksizlik yoki buzilish to’g’risidagi har qanday bildirishnoma, yoki har qanday da’vo, talab, ayblov, sud da’vosi, huquqiy ishlar, audit, kelishuv, shikoyat, bitim, baholash yoki arbitraj, shuningdek har qanday so’rov (jumladan axborot so’rovi), tergov, eshituv, sud jarayoni yoki tekshiruv, har qanday davlat organi tomonidan boshlangan yoki uning doirasida o’tkazilgan.
	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.	“Affillangan shaxs” istalgan Shaxsga nisbatan to’g’ridan-to’g’ri yoki bilvosita, bir yoki bir nechta vositachilar orqali ushbu Shaxsni nazorat qiluvchi, ushbu Shaxs tomonidan nazorat qilinadigan yoki ushbu Shaxs bilan umumiy nazorat ostida bo’lgan boshqa har qanday Shaxsni anglatadi.
	“Ancillary Documents” means, collectively, the Local Instruments, the Stockholder Written Consent, the registration rights agreement contemplated by Section 6.20, and each other agreement, certificate or instrument executed and delivered pursuant to this Agreement or in connection with the Exchange.	“Qo’shimcha hujjatlar” atamasi jamlangan holda Mahalliy hujjatlarni, Aksiyadorlarning yozma roziligini, 6.20-bandda nazarda tutilgan ro’yxatdan o’tkazish huquqlari bo’yicha shartnomani va ushbu Shartnoma yoki Ayirboshlash bilan aloqador ravishda imzolangan va topshirilgan boshqa har qanday kelishuv, guvohnoma yoki hujjatni anglatadi.

“Antimonopoly Clearance” means the consent or approval of the Competition Promotion and Consumer Protection Committee of the Republic of Uzbekistan (the “Antimonopoly Committee”) to the acquisition by Purchaser of the Participatory Interests, in form and substance sufficient under applicable Uzbek law to permit the registration described in Section 2.2.	“Monopoliyaga qarshi ruxsatnoma” deganda O’zbekiston Respublikasi Raqobatni rivojlantirish va iste’molchilar huquqlarini himoya qilish qo’mitasining (“Monopoliyaga qarshi qo’mita”) Xaridor tomonidan Ulushlarning sotib olinishiga oid, O’zbekistonning amaldagi qonunchiligiga muvofiq 2.2-bandda nazarda tutilgan ro’yxatdan o’tkazishni amalga oshirish uchun shakli va mazmuni jihatidan yetarli bo’lgan roziligi yoki ma’qullashi tushuniladi.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Tashkent, Uzbekistan are authorized or required by Law to close.	“Ish kuni” deganda shanba, yakshanba yoki Nyu-York shahri, Nyu-York shtati yoxud Toshkent, O’zbekistondagi bank muassasalariga Qonun bilan yopiq bo’lishga ruxsat berilgan yoki yopiq bo’lish talab etiladigan kundan boshqa har qanday kun tushuniladi.
“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company, the Operating Subsidiaries, Purchaser or the Sellers or any of their respective Affiliates, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company, the Sellers or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.	“Jamiyatning maxfiy ma’lumotlari” deganda ushbu Shartnoma yoki unda nazarda tutilgan bitimlar munosabati bilan taqdim etilgan Jamiyat, Operatsion sho’ba korxonalar, Xaridor yoki Sotuvchilar yoxud ularning tegishli Affillangan shaxslariga oid barcha maxfiy yoki mulkiy hujjatlar va ma’lumotlar tushuniladi; biroq Jamiyatning maxfiy ma’lumotlariga: (i) Xaridor yoki uning Vakillari tomonidan oshkor etilgan paytda ommaga umumiy tarzda ochiq bo’lgan va ushbu Shartnoma buzilgan holda oshkor etilmagan ma’lumotlar; yoki (ii) Jamiyat, Sotuvchilar yoki ularning tegishli Vakillari tomonidan Xaridor yoki uning Vakillariga oshkor etilgan paytda bunday ma’lumotni qabul qiluvchi tomonga Qonun yoki maxfiylik majburiyatini buzmagan holda ilgari ma’lum bo’lgan ma’lumotlar kirmaydi.
“Company Disclosure Schedules” and “Purchaser Disclosure Schedules” have the meanings set forth in the preambles to Articles III and V, respectively.	“Jamiyat oshkorot ilovalari” va “Xaridor oshkorot ilovalari” atamalari mos ravishda III va V-bo’limlar preambulalarida ko’rsatilgan ma’nolarni anglatadi.
“Concurrent Financing” means one or more private placements of securities of the Purchaser to be consummated concurrently with, or as soon as practicable following, the Closing, in reliance on Section 4(a)(2), Regulation D and/or Regulation S, each promulgated under the Securities Act, in an aggregate amount and on terms approved by Purchaser and the Sellers.	“Parallel moliyalashtirish” deganda Yakunlash bilan bir vaqtda yoki undan keyin imkon qadar tezroq amalga oshiriladigan, Qimmatli qog’ozlar to’g’risidagi qonunning 4(a)(2)-bo’limi, Regulation D va/yoki Regulation S asosida Xaridorning qimmatli qog’ozlarini bir yoki bir nechta xususiy joylashtirish tushuniladi, bunda bunday joylashtirishlarning jami miqdori va shartlari Xaridor va Sotuvchilar tomonidan ma’qullanadi.
“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.	“Ruxsat” deganda har qanday Davlat organi yoki boshqa Shaxsning har qanday roziligi, ma’qullashi, huquqdan voz kechishi, vakolat berishi yoki Ruxsatnomasi, shuningdek har qanday Davlat organi yoki boshqa Shaxsga bildirishnoma berish, deklaratsiya taqdim etish yoki hujjat topshirish tushuniladi.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).	“Shartnomalar” atamasi barcha shartnomalar, kelishuvlar, majburiy tartibga solishlar, obligatsiyalar, veksellar, kafolat shartnomalari, ipoteka, qarz instrumentlari, xarid buyurtmalari, litsenziyalar (shuningdek, intellektual mulkka oid boshqa barcha shartnomalar, kelishuvlar yoki majburiy tartibga solishlar)ni anglatadi, franchayzlar, ijara shartnomalari va boshqa har qanday hujjatlar yoki majburiyatlar, yozma yoki og’zaki bo’lishidan qat’i nazar (ulardagi har qanday o’zgartirishlar va boshqa tahrirlar ham shu jumlaga kiradi).
“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.	“Nazorat” atamasi shaxs ustidan ovoz berish huquqiga ega qimmatli qog’ozlarga egalik qilish, shartnoma yoki boshqa usullar orqali ushbu shaxsning boshqaruvi va siyosatini bevosita yoki bilvosita boshqarish yoki boshqarilishiga ta’sir qilish huquqini anglatadi.
“Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.	“Nazorat ostida”, “nazorat qiluvchi” va “birgalikda nazorat ostida” atamalari mos ma’nolarni anglatadi. Yuqoridagilarni cheklamasdan, bir Tashkilot (“Nazorat ostidagi Tashkilot”) quyidagilar tomonidan nazorat qilinadi: (a) Qimmatli qog’ozlar birjasi to’g’risidagi qonunning 13d-3-qoidasi ma’nosida haqiqatan ham egalik qiluvchi har qanday boshqa Tashkilot, shu shaxsga nazorat qilinadigan tashkilot direktorlarini yoki uning tengdosh boshqaruv organini saylashda ovoz berish huquqini beruvchi aksiyalarni o’n foiz (10%) yoki undan ortiq miqdorda haqiqiy egalash; yoki (ii) nazorat qilinadigan tashkilotning foyda, zarar yoki taqsimotlaridan o’n foiz (10%) yoki undan ortiq ulushni olish yoki unga egalik qilish huquqiga ega bo’lish; (b) rahbar xodim, direktor, umumiy sherik, sherik (cheklangan sherikdan boshqa), boshqaruvchi sherik, menejer yoki a’zo (boshqaruv vakolatiga ega bo’lmagan va yuqoridagi (a) paragrafda ko’rsatilgan shaxs bo’lmagan a’zodan tashqari) Boshqariladigan shaxsning; yoki (c) turmush o’rtog’i, ota-ona, to’g’ridan-to’g’ri avlod, aka yoki opa, xola, amak, jiyan, jiyancha, nazorat ostidagi shaxsning affillangan shaxsining qaynonasi, qayn ota, qayni opa yoki qayni aka, yoki nazorat ostidagi shaxsning affillangan shaxsi foydasiga tuzilgan yoki nazorat ostidagi shaxsning affillangan shaxsi ishonchli shaxs sifatida faoliyat yuritadigan trust.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.	“Mualliflik huquqi” deganda har qanday mualliflik huquqi bilan himoyalangan asarlar, integrallashgan sxema tuzilmalari va ulardagi barcha mualliflik huquqlari, jumladan muddatni yangilash va uzaytirishlar, mualliflik huquqini ro’yxatdan o’tkazish hamda ro’yxatdan o’tkazish va yangilash bo’yicha arizalar, shuningdek ro’yxatdan o’tkazilmagan mualliflik huquqlari tushuniladi.
“Enforceability Exceptions” means applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.	“Majburiy ijro etish istisnolari” – bankrotlik, to’lov qobiliyatining yo’qligi, firibgarlik yo’li bilan mulkni o’tkazish, qayta tashkil etish, moratoriyalar va kreditorlarning huquqlariga ta’sir qiluvchi boshqa shunga o’xshash qonunlar hamda adolat tamoyillari.
“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.	“Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilik” deganda har qanday tarzda quyidagilarga taalluqli bo’lgan har qanday Qonun tushuniladi: (a) inson salomatligi va xavfsizligini muhofaza qilish; (b) atrof-muhit va tabiiy resurslarni (shu jumladan havo, suv bug’i, yer usti suvlari, yer osti suvlari, ichimlik suvi ta’minoti, yer yuzasi, yer osti qatlamlari, o’simlik va hayvonot dunyosi yoki boshqa har qanday tabiiy resursni) muhofaza qilish, saqlash yoki tiklash; yoki (c) Xavfli materiallar ta’siriga duchor bo’lish yoxud Xavfli materiallardan foydalanish, ularni saqlash, qayta ishlash, zararsizlantirish, hosil qilish, tashish, qayta ishlov berish, muomala qilish, markalash, ishlab chiqarish, Chiqarish yoki utilizatsiya qilish.
“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.	“Atrof-muhitga oid majburiyatlar” deganda har qanday Shaxsga nisbatan, boshqa har qanday Shaxsning da’vosi yoki talabi natijasida yoxud Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilikning buzilishiga javoban yuzaga kelgan barcha Majburiyatlar, majburiyatlar, javobgarliklar, Oqibatlarni bartaraf etish choralari, Harakatlar, Qarorlar, yo’qotishlar, zararlar, xarajatlar va chiqimlar (shu jumladan yuridik maslahatchilar, ekspertlar va konsultantlarning barcha oqilona haqlari, to’lovlari va xarajatlari hamda tekshiruvlar va texnik-iqtisodiy asoslash tadqiqotlari xarajatlari), jarimalar, penyalar, sanksiyalar va foizlar tushuniladi; ular ma’lum yoki noma’lum, hisoblangan yoki shartli, shartnoma, delikt, nazarda tutilgan yoki bevosita kafolat, qat’iy javobgarlik, jinoiy yoki fuqarolik qonunchiligiga asoslangan bo’lishidan qat’i nazar, har qanday Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilik, ekologik ruxsatnoma, Qaror yoki har qanday Davlat organi yoxud boshqa Shaxs bilan tuzilgan Shartnomaga asoslangan, ular bilan bog’liq yoki ulardan kelib chiqadigan hamda atrof-muhit, salomatlik yoki xavfsizlik holatiga, Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilikning buzilishiga yoxud Xavfli materiallarning Chiqarilishiga yoki Chiqarilishi tahdidiga taalluqli bo’lgan darajada.

“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.	“Xarajatlar” – bu haqiqatan amalga oshirilgan barcha xarajatlarni anglatadi (shu jumladan ushbu Shartnoma tomonlaridan yoki ularning affillangan shaxslaridan advokatlar, buxgalterlar, investitsiya bankirlari, moliyaviy maslahatchilar, moliyalashtirish manbalari, ekspertlar va konsultantlar xizmatlari uchun to’langan barcha to’lovlar va xarajatlar), Tomon tomonidan yoki uning nomidan vakolat berish, tayyorlash, ushbu Shartnoma yoki unga taalluqli har qanday Qo’shimcha hujjatni muzokara qilish, imzolash yoki ijro etish, shuningdek ushbu Shartnomani tuzishga doir boshqa barcha masalalar.
“Governmental Authority” means any federal, state, local or foreign government, or any court, tribunal, arbitral body, administrative agency, commission or other governmental or quasi-governmental authority or instrumentality, including the registering authority of the Republic of Uzbekistan and the Antimonopoly Committee.	“Davlat organi” degani har qanday federal, mintaqaviy, mahalliy yoki xorijiy hokimiyat organi, shuningdek har qanday sud, tribunal, arbitraj organi, ma’muriy organ, komissiya yoki boshqa davlat yoki yarim-davlat organ yoki muassasa, jumladan O’zbekiston Respublikasi ro’yxatga olish organi va Monopoliyaga qarshi qo’mita hisoblanadi.
“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.	“Xavfli material” deganda har qanday Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilikka muvofiq “xavfli modda”, “ifloslantiruvchi modda”, “kontaminant”, “xavfli chiqindi”, “tartibga solinadigan modda”, “xavfli kimyoviy modda” yoki “zaharli kimyoviy modda” (yoki boshqa shunga o’xshash atama) sifatida ta’riflangan, ro’yxatga kiritilgan yoki belgilangan har qanday chiqindi, gaz, suyuqlik yoki boshqa modda yoxud material, shuningdek har qanday Atrof-muhitni muhofaza qilish to’g’risidagi qonunchilikka muvofiq tartibga solinadigan yoki Majburiyat yoxud javobgarlik yuzaga kelishiga sabab bo’lishi mumkin bo’lgan boshqa har qanday material, shu jumladan neft va uning yon mahsulotlari, asbest, polixlorlangan bifenillar, radon, mog’or va karbamid-formaldegidli izolyatsiya materiallari tushuniladi.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), whether contingent or otherwise, including the principal amount thereof and all fees and interest accrued thereon, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, minority interests, preferred shares, or other debt security, including all interest accrued thereon, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by a Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all guarantees, pledges or similar assurances by any member of such Person to pay another Person’s debt or to perform another Person’s obligation in the case of default, (k) all off-balance sheet Liabilities of such Person; and (l) all obligations described in clauses (a) through (k) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.	“Qarz” har qanday Shaxs uchun, takrorlanmasdan, (a) qarz olingan mablag’lar bo’yicha bunday Shaxsning barcha qarzlari (to’lanmagan asosiy summa va to’planib, lekin to’lanmagan foizlar, shu jumladan shartli yoki boshqa turdagi), shu jumladan qarzning asosiy summasi va unga hisoblangan barcha to’lovlar va foizlar, (b) mulk yoki xizmatlar uchun kechiktirilgan sotib olish narxlari bo’yicha barcha majburiyatlar (oddiy ish faoliyati doirasida yuzaga keladigan savdo bo’yicha to’lovlar bundan mustasno), (c) bunday shaxsning akkreditiv, obligatsiya, qarz vositasi, kredit shartnomasi yoki shunga o’xshash hujjat bilan tasdiqlangan boshqa har qanday qarz majburiyatlari, minoritar ulushlar, imtiyozli aksiyalar yoki boshqa qarzli qimmatli qog’ozlar, ular bo’yicha hisoblangan barcha foizlar bilan birga, (d) bunday Tashkilotning U.S. GAAP yoki IFRS (qaysi biri ushbu Tashkilotga tegishli bo’lsa) ga muvofiq moliyaviy lizing sifatida tasniflanadigan ijara shartnomalari bo’yicha barcha majburiyatlari, (e) ushbu Shaxsning har qanday kredit liniyasi yoki akkreditiv, bank qabulnomasi, kafolat yoki shunga o’xshash kredit bitimi bo’yicha uchinchi tomon majburiyatdorini qoplash bo’yicha barcha majburiyatlari, (f) ushbu Shaxsning chiqarilgan yoki yaratilgan qabulnomalar bo’yicha barcha majburiyatlari, (g) foiz stavkasi va valyuta bo’yicha barcha svoplar, “kep” (caps), “kollar” (collars) va shunga o’xshash bitimlar yoki xedjlash vositalari (ular bo’yicha mazkur shaxs tomonidan davriy ravishda yoki biror holat yuz bergan taqdirda to’lovlarni amalga oshirish majburiyati mavjud bo’lsa), (h) bunday Shaxsning har qanday mulkiga garov huquqi bilan ta’minlangan barcha majburiyatlar; (i) bunday Shaxsning har qanday qarzini qaytarish bilan bog’liq har qanday premiyalar, erta to’lov to’lovlari yoki boshqa jarimalar, komissiyalar, xarajatlar yoki chiqimlar; (j) bunday Shaxsning har qanday a’zosi tomonidan boshqa Shaxsning qarzini to’lash yoki to’lovni bajarmaslik holatida boshqa Shaxsning majburiyatlarini bajarish bo’yicha berilgan kafolatlar, majburiyatlar yoki shunga o’xshash kelishuvlar; (k) bunday Shaxsning balansdan tashqari majburiyatlari; va (l) yuqoridagi (a) dan (k) bandlarda tasvirlangan har qanday boshqa shaxsning majburiyatlari, agar ular to’g’ridan-to’g’ri yoki bilvosita ushbu shaxs tomonidan kafolatlangan yoki ushbu shaxs shartli yoki boshqa tarzda sotib olishni yoki boshqa usulda zimmasiga olishni ma’qullagan, yoki ular bo’yicha u kreditorni yo’qotishdan himoya qilgan bo’lsa.
“Information Statements” means, collectively, the preliminary and definitive information statements on Schedule 14C relating to the actions taken by the Stockholder Written Consent and the information statement required by Rule 14f-1 under the Exchange Act.	“Axborot bayonnomalari” atamasi birgalikda Aksiyadorlarning yozma roziligi asosida amalga oshirilgan choralar bo’yicha 14C-ilovada keltirilgan dastlabki va yakuniy axborot bayonnomalari hamda Qimmatli qog’ozlar birjasi to’g’risidagi qonunning 14f-1-qoidasi talab qiladigan axborot bayonnomasini anglatadi.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.	“Intellektual mulk” dunyoning istalgan yurisdiktsiyasida qanday shaklda bo’lishidan qat’i nazar, quyidagilarning barchasini anglatadi: patentlar, savdo belgilari, mualliflik huquqi, tijorat sirlari, internet aktivlari, dasturiy ta’minot va boshqa intellektual mulk, shuningdek yuqorida tilga olingan mulkka oid barcha litsenziyalar, sublitsenziyalar va boshqa kelishuvlar yoki ruxsatnomalar.
“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.	“Internet aktivlari” degani barcha domen nomlari ro’yxatdan o’tkazilishlari, veb-saytlar va veb-manzillar, shuningdek ularga tegishli huquqlar, elementlar va hujjatlar hamda ularni ro’yxatdan o’tkazish uchun arizalarni anglatadi.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.	“Investitsiya kompaniyalari to’g’risidagi qonun” 1940-yilgi AQSh Investment Companies Act, kiritilgan o’zgartirishlar bilan birga, anglatadi.
“Knowledge” means, with respect to (a) the Company, the actual knowledge of each of Mikhail Romanov and Irina Li, after reasonable inquiry with their direct reports responsible for the applicable subject matter and any relevant books and records; (b) Purchaser, the actual knowledge of each of Temur Zokirov and Elmurod Sopiev, after reasonable inquiry with their direct reports responsible for the applicable subject matter and any relevant books and records; and (c) any other Party, (i) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (ii) if a natural person, the actual knowledge of such Party after reasonable inquiry.	“Bilim” (a) bo’yicha Jamiyatga nisbatan, tegishli masalaga mas’ul bo’lgan bevosita bo’ysunuvchilar o’rtasida o’tkazilgan maqbul so’rov hamda tegishli buxgalteriya kitoblari va yozuvlarini ko’rib chiqish natijasida Mixail Romanov va Irina Li har birining haqiqiy bilimidir; (b) Xaridor - tegishli masalaga mas’ul bo’lgan bevosita bo’ysunuvchilardan o’tkazilgan maqbul so’rov hamda tegishli buxgalteriya kitoblari va yozuvlarini ko’rib chiqish natijasida Temur Zokirov va Elmurod Sopievga mavjud bo’lgan haqiqiy ma’lumot; va (c) boshqa har qanday tomon: (i) agar u yuridik shaxs bo’lsa, tegishli masalaga mas’ul bo’lgan bevosita bo’ysunuvchilari o’rtasida o’tkazilgan maqbul so’rovdan so’ng uning direktorlari va ijrochi rahbarlariga mavjud bo’lgan faktik ma’lumotlar, yoki (ii) agar u jismoniy shaxs bo’lsa, tegishli masalaga mas’ul bo’lgan bevosita bo’ysunuvchilari o’rtasida o’tkazilgan maqbul so’rovdan so’ng ushbu tomonga mavjud bo’lgan faktik ma’lumotlar.
“Law” means any statute, law (including common law), ordinance, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority, including, as applicable, the Laws of the Republic of Uzbekistan.	“Qonun” atamasi har qanday statut, qonun (jumladan umumiy huquq), tartib-qoidalar, qoidalar, qonun chiqaruvchi akt, farmon, sud farmoni, taqiqlovchi buyruq, hukm yoki qarorni anglatadi; bu, tegishli hollarda, O’zbekiston Respublikasi qonunlarini ham o’z ichiga oladi.
“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under U.S. GAAP, U.S. GAAP or other applicable accounting standards), including Tax liabilities due or to become due.	“Majburiyatlar” har qanday va barcha majburiyatlar, qarzlar, da’volar yoki majburiy majburiyatlar bo’lib, ular mutlaq, to’plangan, shartli yoki boshqa turda, ma’lum yoki noma’lum, to’g’ridan-to’g’ri yoki bilvosita, to’lanishi kerak bo’lgan, ular to’lanishi belgilangan muddatga yetgan yoki kelajakda to’lanishi kerak bo’lishidan qat’i nazar, va U.S. GAAP yoki boshqa tegishli buxgalteriya standartlariga muvofiq balansda tan olinishi talab qilinishidan qat’i nazar, shu jumladan kelajakda to’lanishi kerak bo’lgan soliq majburiyatlari.

“Lien” means any lien, pledge, mortgage, security interest, charge, claim, option, right of first refusal or pre-emption, or other encumbrance of any kind.	“Yuklama” deganda har qanday garov huquqi, garov, ipoteka, ta’minot huquqi, yuklama, talab, opsion, birinchi rad etish huquqi yoki imtiyozli sotib olish huquqi yoxud boshqa har qanday turdagi cheklov tushuniladi.
“Local Instruments” has the meaning set forth in Section 2.7.	“Mahalliy hujjatlar” 2.7-bandda belgilangan ma’noni anglatadi.
“Losses” means any and all losses, damages, liabilities, Taxes, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind, including reasonable attorneys’ fees and expenses and the cost of enforcing any right to indemnification hereunder, subject to the limitations set forth in Article IX.	“Yo’qotishlar” – bu har qanday va barcha yo’qotishlar, zararlar, majburiyatlar, soliqlar, sud hukmlari, foizlar, arbitraj qarorlari, jarimalar, jazolar, har qanday turdagi xarajatlar va to’lovlar, jumladan adolatli advokatlik haqlari va xarajatlari, shuningdek ushbu Shartnoma doirasida zararlarni qoplash huquqini amalga oshirish xarajatlari, IX-bo’limda belgilangan cheklovlarga muvofiq.
“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in U.S. GAAP, U.S. GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster or any outbreak or continuation of an epidemic or pandemic, including the effects of any Governmental Authority or other third-party responses thereto; and (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the failure to obtain the Required Purchaser Common Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.	“Moddiy salbiy ta’sir” atamasi, belgilangan shaxsga nisbatan, alohida yoki jamlangan holda (a) uning biznesi, aktivlari, majburiyatlari, faoliyat natijalari, istiqbollari yoki holati (moliyaviy yoki boshqa) bunday Tomon va uning sho’ba korxonalari, butunlay olganda, yoki (b) bunday Tomon yoki uning har qanday sho’ba korxonalarining ushbu Shartnoma yoki Qo’shimcha hujjatlarda nazarda tutilgan bitimlarni o’z vaqtida amalga oshirish qobiliyati, uning tomonlari bo’lgan yoki unga majburiyat yuklatilgan, yoki ushbu Shartnoma yoki yuqorida nomi keltirilgan hujjatlar bo’yicha majburiyatlarini bajarishga moddiy salbiy ta’sir ko’rsatadigan har qanday fakt, voqea, holat, o’zgarish yoki oqibatni anglatadi; Biroq, yuqoridagi (a) band maqsadlari uchun quyidagilarga bevosita yoki bilvosita bog’liq, ulardan kelib chiqadigan, ular bilan bog’liq yoki ularning natijasida yuzaga keladigan (yoki ular o’z-o’zidan yoki boshqa o’zgarishlar yoki oqibatlar bilan birgalikda) har qanday o’zgarishlar yoki oqibatlar Moddiy salbiy ta’sir deb hisoblanmaydi: (i) ushbu Shaxs yoki uning har qanday sho’ba korxonasi faoliyat yuritayotgan mamlakat yoki mintaqadagi moliyaviy yoki qimmatli qog’ozlar bozorlaridagi umumiy o’zgarishlar, yoki mamlakat yoki mintaqadagi umumiy iqtisodiy yoki siyosiy sharoitlar; (ii) Shaxs yoki uning har qanday sho’ba korxonalari o’zining asosiy faoliyatini yuritadigan sohalarga umumiy ta’sir ko’rsatadigan o’zgarishlar, sharoitlar yoki oqibatlar; (iii) U.S. GAAP, boshqa tegishli buxgalteriya standartlari yoki Shaxs va uning sho’ba korxonalari o’zlarining asosiy faoliyatini yuritadigan har qanday soha uchun majburiy tartibga soluvchi buxgalteriya talablari o’zgarishlari; (iv) force majeure, terrorizm, urush (e’lon qilingan yoki e’lon qilinmagan), tabiiy ofatlar, shuningdek epidemiya yoki pandemiya boshlanishi yoki davom etishi bilan bog’liq vaziyatlar, jumladan bunga javoban hukumat organlari yoki boshqa uchinchi tomonlar tomonidan qabul qilingan choralar oqibatlari; va (v) bunday Shaxs va uning sho’ba korxonalari tomonidan har qanday ichki yoki e’lon qilingan byudjetlarni bajarmaslik, har qanday davr uchun moliyaviy natijalar bo’yicha prognozlar, taxminlar yoki baholashlar (biroq bunday muvaffaqiyatsizlikning asosiy sababi, agar bu boshqa istisno bilan istisno qilinmagan bo’lsa, Moddiy salbiy ta’sir yuz berganini yoki yuz berishi kutilayotganini aniqlashda hisobga olinishi mumkin); biroq, yuqoridagi (i) dan (iv) bandlarda tilga olingan har qanday voqea, hodisa, holat yoki o’zgarish, agar u Moddiy salbiy ta’sir yuz bergan yoki yuz berishi maqbul tarzda kutilayotganligini aniqlashda hisobga olinishi kerak, shu darajada bunday voqea, hodisa, fakt, holat yoki o’zgarish bunday Shaxsga yoki uning har qanday sho’ba korxonalariga, ular asosan faoliyat yuritadigan sohalardagi boshqa ishtirokchilarga nisbatan nomutanosib ta’sir ko’rsatadi. Yuqoridagilarga qaramay, Xaridor nuqtai nazaridan Xaridorning oddiy aksiyadorlarining zarur roziligini ololmaslik Xaridor uchun yoki unga doir jiddiy salbiy voqea deb hisoblanmaydi.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.	“Qaror” deganda har qanday farmon, qaror, rezolyutsiya, sud hukmi, taqiq, sud buyrug’i, hukm, ijro etilishi majburiy bo’lgan qaror, hukm yoki sud hukmi hamda boshqa har qanday hujjat nazarda tutiladi, u har qanday davlat organi tomonidan yoki uning vakolati ostida qabul qilingan, chiqarilgan, berilgan yoki boshqa tarzda kuchga kiritilgan bo’lishi mumkin.
“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, statutory books, memorandum and articles of association or similar organizational documents, in each case, as amended.	“Tashkiliy hujjatlar” har qanday shaxsga nisbatan uning tuzilish to’g’risidagi guvohnomasi va ustavini, ro’yxatlar, memorandum va ustav yoki shunga o’xshash tashkiliy hujjatlarni, har biri keyinchalik kiritilgan o’zgartirishlar bilan birga anglatadi.
“OTCQB” means OTCQB Venture Market operated by OTC Markets Group Inc.	“OTCQB” – bu OTC Markets Group Inc. tomonidan boshqariladigan OTCQB Venture Market bo’lib hisoblanadi.
“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).	“Patentlar” atamasi har qanday patentlarni, patent uchun berilgan arizalarni hamda ularda bayon etilgan va da’vo qilingan ixtirolar, sanoat dizaynlari va takomillashtirishlarni anglatadi, patentlanishi mumkin bo’lgan ixtirolar va boshqa patent huquqlari (shu jumladan har qanday bo’linma arizalar, vaqtinchalik arizalar, davom ettirish arizalari, qisman davom ettirish arizalari, o’rinbosar arizalar yoki qayta chiqarilgan patentlar, bunday arizalar bo’yicha patent berilgan yoki berilmaganligidan, ular o’zgartirilgan, tahrirlangan, qaytarib olingan yoki qayta topshirilganligidan qat’i nazar).
“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).	“PCAOB” AQSh Jamoat Kompaniyalari Buxgalteriya Hisobini Nazorat Qilish Kengashi (yoki uning vorisi)ni anglatadi.
“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.	“Ruxsatnomalar” federal, shtat, mahalliy, xorijiy yoki boshqa turdagi barcha ruxsatnomalar, grantlar, servitutlar, roziliklar, tasdiqlar, vakolatnomalar, imtiyozlar, litsenziyalar, franshizalar, konversiyalar, ratifikatsiyalar, foydalanish litsenziyalari, tasdiqnomalar, ma’qullashlar, voz kechishlar, sertifikatlar, tayinlovlar, reytinglar, ro’yxatga olishlar, malaka guvohnomalari yoki har qanday hukumat organi yoki boshqa shaxsdan berilgan buyruqlar.
“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves (as determined in accordance with U.S. GAAP, as applicable) have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.	“Ruxsat etilgan Yuklamalar” deganda: (a) Soliqlar, hisob-kitoblar va shunga o’xshash davlat yig’imlari yoki undirmalari bo’yicha Yuklamalar, agar ular (i) muddati o’tmagan bo’lsa yoki (ii) vijdonan va tegishli tartib-taomillar orqali nizolashilayotgan bo’lsa hamda ular bo’yicha yetarli zaxiralar (tegishli hollarda U.S. GAAPga muvofiq aniqlangan) yaratilgan bo’lsa; (b) Qonun kuchi bilan odatiy faoliyat jarayonida, muddati kelmagan va to’lanishi lozim bo’lmagan summalarga nisbatan yuzaga keladigan hamda jami holda tegishli mol-mulk qiymatiga jiddiy salbiy ta’sir ko’rsatmaydigan yoki undan foydalanishga jiddiy to’sqinlik qilmaydigan boshqa Yuklamalar; (c) odatiy faoliyat jarayonida ijtimoiy ta’minot munosabati bilan yuzaga kelgan Yuklamalar yoki qo’yilgan depozitlar; (d) odatiy faoliyat jarayonida hujjatli akkreditivlarga muvofiq yo’lda bo’lgan tovarlarga nisbatan yuzaga kelgan Yuklamalar; yoki (e) ushbu Shartnoma yoki har qanday Qo’shimcha hujjat asosida yuzaga kelgan Yuklamalar tushuniladi.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group, or any Governmental Authority.	“Shaxs” – jismoniy shaxs, korporatsiya, cheklangan mas’uliyatli jamiyat, sheriklik, assotsiatsiya, trest, yuridik shaxs bo’lmagan tashkilot, boshqa har qanday yuridik shaxs yoki guruh, yoki har qanday davlat organi.
“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.	“Ko’chma mulk” deganda har qanday mashina va mexanizmlar, uskunalar, asboblar, transport vositalari, mebel, ijaraga olingan mol-mulkka kiritilgan yaxshilanishlar, ofis uskunalari, ishlab chiqarish uskunalari, ehtiyot qismlar va boshqa moddiy ko’chma mulk tushuniladi.
“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Affiliates; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Sellers or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser or its Representatives to the Company, the Sellers or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information.	“Xaridorning maxfiy ma’lumotlari” – Xaridor yoki uning har qanday affillangan shaxsiga tegishli barcha maxfiy yoki mulkiy hujjatlar va ma’lumotlarni anglatadi; biroq, Xaridorning maxfiy ma’lumotlariga quyidagilar kirmaydi: (i) Jamiyat, Sotuvchilar yoki ularning tegishli vakillari tomonidan oshkor etilgan paytda ommaviy domen bo’lib, ushbu Shartnoma buzilmasdan oshkor qilingan; yoki (ii) Xaridor yoki uning vakillari tomonidan Jamiyatga oshkor etilgan paytda, Sotuvchilar yoki ularning vakillariga Xaridorning maxfiy ma’lumotlari qonun yoki maxfiylik majburiyatlarini buzmasdan oldinroq ma’lum bo’lgan bo’lsa.
“Registration Date” has the meaning set forth in Section 2.2.	“Ro’yxatga olish sanasi” 2.2-bandda belgilangan ma’noni anglatadi.
“Required Purchaser Common Stockholder Approval” means the approval of this Agreement, the Exchange and the other Transactions (including the charter amendments described in the Information Statements) by the holders of a majority of the voting power of the outstanding shares of Purchaser Common Stock, effected by the Stockholder Written Consent in accordance with NRS 78.320, which stockholder approval as previously obtained is reported in an Information Statement filed with the SEC.	“Xaridorning oddiy aksiyadorlarining zarur tasdiqi” deganda ushbu Shartnomani tasdiqlash, Ayirboshlash va boshqa bitimlar (axborot bayonnomalarda ko’rsatilgan ustavga kiritilgan o’zgartirishlar, jumladan) Xaridorning chiqarilgan oddiy aksiyalariga biriktirilgan ovoz berish huquqlarining ko’pchilik egalari tomonidan NRS 78.320 ga muvofiq aksiyadorlarning yozma roziligi orqali amalga oshirilishi tushuniladi. Mazkur aksiyadorlar tasdig’i ilgari olingan bo’lib, bu SECga taqdim etilgan Axborot bayonnomasida qayd etilgan.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.	“Chiqarish” deganda bino ichidagi yoki tashqi atrof-muhitga yoxud har qanday mol-mulkka yoki undan tashqariga har qanday chiqarish, to’kilish, emissiya, sizib chiqish, nasos orqali chiqarish, in’eksiya qilish, joylashtirish, utilizatsiya qilish, oqizish, tarqalish yoki sizib o’tish tushuniladi.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.	“Oqibatlarni bartaraf etish choralari” – deganda quyidagi barcha harakatlar tushuniladi: (i) har qanday xavfli moddani tozalash, olib tashlash, qayta ishlash yoki u bilan bog’liq masalani boshqacha tarzda hal etish; (ii) xavfli moddaning atrof-muhitga (yopiq yoki ochiq hududlarga) tarqalishining oldini olish orqali aholi salomatligi yoki farovonligiga xavf tug’dirish yoki xavf solish ehtimoliga yo’l qo’ymaslik; (iii) tuzatish choralarini ko’rishdan oldingi tadqiqot va tekshiruvlarni yoki tuzatish choralaridan keyingi monitoring va parvarishni amalga oshirish; yoki (iv) atrof-muhitni muhofaza qilish to’g’risidagi qonunchilik talablariga rioya qilmaslik holatini bartaraf etish.
“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.	“Vakillar” atamasi har qanday shaxsga nisbatan ushbu shaxsning affillangan shaxslari, shuningdek tegishli menejerlar, direktorlar, mansabdor shaxslar, xodimlar, mustaqil pudratchilar, maslahatchilar, konsultantlar (jumladan moliyaviy, yuridik maslahatchilar va buxgalterlar), vakillar va bunday shaxs yoki uning affillangan shaxslari bo’lgan boshqa huquqiy vakillar.
“SEC” means the U.S. Securities and Exchange Commission.	“SEC” AQSh Qimmatli qog’ozlar va birjalar komissiyasini anglatadi.
“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.	“Dasturiy ta’minot” kompyuter dasturlari, jumladan barcha manba kodi, ob’ekt kodi va tegishli hujjatlar, shuningdek barcha dasturiy ta’minot modullarini, vositalarni va ma’lumotlar bazalarini anglatadi.
“Stockholder Written Consent” has the meaning set forth in the recitals.	“Aksiyadorning yozma roziligi” preambulada ko’rsatilgan ma’noni anglatadi.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.	“Sho’ba korxona” deganda, har qanday Shaxsga nisbatan shunday korporatsiya, sheriklik, uyushma yoki boshqa biznes tuzilmasi tushuniladiki, bunda: (i) agar u korporatsiya bo’lsa - uning direktorlari, menejerlari yoki vasiylarini saylashda ovoz berish huquqiga ega bo’lgan (har qanday shartli holat yuz berishidan qat’i nazar) kapital aksiyalarining umumiy ovoz berish quvvatining ko’p qismi o’sha paytda mazkur Shaxs, uning bir yoki bir nechta boshqa sho’ba korxonalari yoxud ularning kombinatsiyasi tomonidan bevosita yoki bilvosita egalik qilinadi yoki nazorat qilinadi; yoki (ii) agar u sheriklik, uyushma yoki boshqa biznes tuzilmasi bo’lsa - uning sheriklik yoki shunga o’xshash boshqa egalik ulushlarining ko’p qismi o’sha paytda har qanday Shaxs, uning bir yoki bir nechta sho’ba korxonalari yoxud ularning kombinatsiyasi tomonidan bevosita yoki bilvosita egalik qilinadi yoki nazorat qilinadi. Ushbu hujjat maqsadlari uchun, agar Shaxs yoki Shaxslarga sheriklik, uyushma yoki boshqa biznes tuzilmasining foyda yoki zararlarining ko’p qismi taqsimlansa yoxud ular mazkur sheriklik, uyushma yoki boshqa biznes tuzilmasining boshqaruvchi direktori, boshqaruvchi a’zosi, bosh sherigi yoki boshqa boshqaruvchi shaxsi bo’lsa yoki ularni nazorat qilsa, o’sha Shaxs yoki Shaxslar mazkur sheriklik, uyushma yoki boshqa biznes tuzilmasida ko’pchilik egalik ulushiga ega deb hisoblanadi. Shaxsning sho’ba korxonasi tarkibiga, shuningdek, amaldagi buxgalteriya hisobi qoidalariga muvofiq mazkur Shaxs bilan konsolidatsiya qilinadigan har qanday o’zgaruvchan ulushli tuzilma (variable interest entity) ham kiradi.

“Super 8-K” means the Current Report on Form 8-K required to be filed by Purchaser within four (4) Business Days after the Registration Date containing the information that would be required in a registration statement on Form 10.	“Super 8-K” deganda, Xaridor tomonidan Ro’yxatdan o’tkazish sanasidan keyingi to’rt (4) ish kuni ichida taqdim etilishi talab qilinadigan hamda 10-shakldagi ro’yxatga olish bayonotida talab qilinadigan ma’lumotlarni o’z ichiga olgan 8-K shaklidagi joriy hisobot tushuniladi.
“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.	“Soliq deklaratsiyasi”(hisoboti) degani har qanday deklaratsiya, bayonot, hisobot, qaytarib berish bo’yicha da’vo, ma’lumot hisobot yoki boshqa hujjatlar (tegishli yoki qo’llab-quvvatlovchi jadvallar, bayonnomalar yoki ma’lumotlarni o’z ichiga olgan holda) har qanday soliqlarni aniqlash, baholash yoki undirish bilan yoki har qanday soliqlarga oid qonunlar yoki ma’muriy talablarga rioya qilish bilan bog’liq tarzda topshirilgan yoki topshirilishi talab etiladigan.
“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, real property, personal property, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law, (c) liability under any abandonment or unclaimed property, escheat or similar Law and (d) any Liability for the payment of amounts described in clauses (a), (b) or (c) of this sentence as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.	“Soliqlar” deganda quyidagilar tushuniladi: (a) barcha to’g’ridan-to’g’ri yoki bilvosita federal, shtat, mahalliy, xorijiy va boshqa soliqlar, jumladan: sof daromad, yalpi daromad, yalpi tushum, savdo, foydalanish, qo’shilgan qiymat, qiymatga mutanosib (ad valorem), o’tkazma, ko’chmas mulk, shaxsiy mulk, franchayza, foyda, litsenziya, ijara, xizmat ko’rsatish, xizmatlardan foydalanish, manbaida ushlab qolinadigan, ish haqi fondidan olinadigan, bandlik, ijtimoiy ta’minot va xodimlarga to’lovlar bilan bog’liq badallar, aksiz, qazib olish (severance), gerb yig’imi, kasbiy faoliyat, sug’urta mukofoti, mulk, kutilmagan yuqori foyda (windfall profits), muqobil minimal, taxminiy, bojxona to’lovlari yoki boshqa har qanday turdagi soliqlar, yig’imlar, badallar yoki to’lovlar, shuningdek, ular bo’yicha hisoblangan foizlar, jarimalar, soliqqa qo’shimchalar yoki qo’shimcha summalar; (b) (a)-bandda ko’rsatilgan summalarni to’lash bo’yicha har qanday majburiyat (bu majburiyat affillangan, konsolidatsiyalashgan, birlashtirilgan yoki yagona guruh a’zosi bo’lish natijasida yoki qonun kuchiga ko’ra yuzaga kelganidan qat’i nazar); (c) egalik huquqidan voz kechilgan yoki talab qilib olinmagan mulk, davlatga o’tadigan mulk (escheat) yoki shunga o’xshash qonunchilikka muvofiq yuzaga keladigan majburiyat; va (d) boshqa bir shaxs bilan tuzilgan soliqni taqsimlash, soliq guruhi, soliq bo’yicha zararni qoplash yoki soliqni taqsimlash to’g’risidagi kelishuv, yoxud zararni qoplashga oid boshqa har qanday aniq yoki nazarda tutilgan kelishuv natijasida ushbu jumlaning (a), (b) yoki (c)-bandlarida ko’rsatilgan summalarni to’lash bo’yicha har qanday majburiyat.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, knowhow, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).	“Savdo sirlari” atamasi har qanday savdo sirlari, maxfiy biznes ma’lumotlari, kontseptsiyalar, g’oyalar, dizaynlar, tadqiqot yoki rivojlanish ma’lumotlari, jarayonlar, protseduralar, usullar, texnik ma’lumotlar, spetsifikatsiyalar, ekspluatatsiya va texnik xizmat ko’rsatish qo’llanmalari, muhandislik chizmalari, texnikalar, know-how, ma’lumotlar, mask-rejalar, kashfiyotlar, ixtirolar, o’zgartirishlar, kengaytmalar, takomillashtirishlar va boshqa mulkiy huquqlar (ular patentlanadigan yoki mualliflik huquqi, savdo belgisi yoki tijorat siri bilan himoyalangan bo’lsin yoki bo’lmasin).
“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.	“Savdo belgilari” – bu har qanday savdo belgilari, xizmat belgilari, korporativ identitet, savdo nomlari, brendlar, internet domen nomlari, dizaynlar, logotiplar yoki kompaniya nomlari (har bir holatda ularga bog’liq obro’ ham kiritilgan), ro’yxatdan o’tkazilgan yoki o’tkazilmaganligidan qat’i nazar, shuningdek ularni ro’yxatdan o’tkazish va yangilash bo’yicha barcha ro’yxatdan o’tkazishlar va arizalar.
“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents, including the Exchange.	“Bitimlar” deganda ushbu Shartnoma va Qo’shimcha hujjatlarda nazarda tutilgan bitimlar, shu jumladan Ayirboshlash tushuniladi.
“Transfer-Acceptance Certificates” means, collectively, the transfer-acceptance certificates in respect of the transfer by each Seller of its Participatory Interest to Purchaser, in the agreed forms attached as Exhibit A.	“Ulush topshirish-qabul qilish dalolatnomalari” deganda har bir Sotuvchi tomonidan o’z Ulushining Xaridorga o’tkazilishiga oid, ushbu Shartnomaga A-ilova sifatida ilova qilingan kelishilgan shakllardagi ulush topshirish-qabul qilish dalolatnomalari birgalikda tushuniladi.
“U.S. GAAP” means generally accepted accounting principles as in effect in the United States.	‘U.S. GAAP’ AQShda amalda bo’lgan keng qabul qilingan buxgalteriya hisobi tamoyillari demakdir.

	“Uzbek LLC Law” means the Law of the Republic of Uzbekistan “On Limited Liability Companies” No. LRU-1137, as in force from July 22, 2026, and any successor or implementing legislation.	“O’zbekiston Cheklangan Mas’uliyatli Jamiyatlar to’g’risidagi Qonuni” – bu O’zbekiston Respublikasining 2026 yil 22 iyuldan kuchga kirgan LRU-1137-sonli “Cheklangan Mas’uliyatli Jamiyatlar to’g’risida” Qonuni hamda uni amalga oshirishga qaratilgan keyingi qonun va idoraviy hujjatlarni anglatadi.
1.2	Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires:

Talqin. Ushbu Shartnomadagi mazmun-indeksi va bo’lim hamda bo’lim sarlavhalari faqat qulaylik uchun kiritilgan; ular Tomonlar o’rtasidagi kelishuvning ajralmas qismi hisoblanmaydi va hech qanday tarzda ushbu Shartnomaning mazmuni yoki talqiniga ta’sir qilmaydi. Ushbu Shartnomada, agar kontekst boshqacha talab qilmasa:

(a)	any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa;	Ushbu Shartnomada ishlatilgan har qanday zamir mos ravishda erkak, ayol va o’rta jins shakllarini o’z ichiga oladi, shuningdek, yagona son so’zlari, jumladan aniq atamalar, ko’plikni ham o’z ichiga oladi va aksincha;
(b)	reference to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;	har qanday Shaxsga ishora qilinganda, uning vorislari va huquqiy vorislar ham nazarda tutiladi, biroq, agar qo’llanilsa, faqat ushbu Shartnoma doirasida ularga ruxsat berilgan darajada; Shaxsga ma’lum bir lavozimda ishora qilinganda, bu boshqa lavozimdagi shu Shaxsni istisno qiladi;
(c)	any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with U.S. GAAP;	ushbu Shartnoma yoki har qanday Qo’shimcha Hujjatda ishlatilgan va boshqa tarzda ta’riflanmagan har qanday buxgalteriya atamasi U.S. GAAPiga muvofiq berilgan ma’noni anglatadi;
(d)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”;	“jumladan” (va kontekst talab qilganda “o’z ichiga oladi”) so’zi shu atama oldidagi yoki keyidagi har qanday tavsifning umumiy mazmunini cheklamasdan “jumladan” ma’nosini anglatadi va har bir holatda uning ortida “cheklovlarsiz” so’zlari bor deb hisoblanadi;
(e)	the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;	“ushbu Shartnomada”, “ushbu Shartnomaga” va “ushbu yerda” so’zlari, shuningdek ushbu Shartnomada ishlatilgan boshqa shunga o’xshash ma’nodagi so’zlar har bir holatda ushbu Shartnomaga butunlay murojaat qiluvchi deb hisoblanadi va Shartnomaning hech qanday alohida bo’limi yoki boshqa kichik bo’limiga emas;
(f)	the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”;	so’zi “agar” va shunga o’xshash ma’nodagi boshqa so’zlar ushbu Shartnomada ishlatilganda har bir holatda “va faqat agar” iborasi bilan birga ekanligi hisoblanadi;

(g)	the term “or” means “and/or”;	“yoki” so’zi “va/yoki” ma’nosini anglatadi;
(h)	any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”;	“oddiy ish yuritish tartibida” yoki “oddiy biznes yuritish tartibida” atamasiga har qanday murojaat har bir holatda “belgilangan amaliyotga muvofiq” so’zlari bilan birga deb hisoblanadi;
(i)	any agreement, instrument, insurance policy, Law or Order defined or referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders, and references to all attachments thereto and instruments incorporated therein;	Ushbu Shartnomada ko’rsatilgan yoki unga havola qilingan har qanday kelishuv, hujjat, sug’urta polisi, qonun yoki qoida vaqti-vaqti bilan kiritilgan o’zgartishlarga muvofiq o’zgartirilgan shu shartnoma, hujjat, sug’urta polisi, qonun yoki qoidani anglatadi, o’zgartirishlar yoki qo’shimchalar, jumladan (kelishuvlar yoki hujjatlar holatida) har qanday voz kechish yoki rozilik, va (qonunlar, tartib-qoidalar, qoidalar yoki buyruqlar holatida) ularni solishtirish mumkin bo’lgan keyingi qonunlar, tartib-qoidalar, qoidalar yoki buyruqlar bilan almashtirish, shuningdek, ularga ilova qilingan barcha qo’shimchalar va hujjatlarga havolalar;
(j)	except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Schedules,” “Annexes” and “Exhibits” are intended to refer to the Sections and Articles of, and the Schedules, Annexes and Exhibits to, this Agreement;	agar boshqa tartibda ko’rsatilmagan bo’lsa, ushbu Shartnomada “bo’limlar”, “moddalar”, “ilovalar”, “qo’shimchalar” va hujjatlar’ga bo’limlar va moddalarga, shuningdek ushbu Shartnomaga ilovalar, qo’shimchalar va hujjatlarga ishora qilinadi;
(k)	all references to “dollars” or “$” refer to currency of the United States, and all references to “days” refer to calendar days unless Business Days are expressly specified; and	“dollar” yoki “$” so’zlariga bo’lgan barcha istinodlar Qo’shma Shtatlar valyutasiga taalluqlidir, va ‘ish kunlari’ aniq ko’rsatilmagan taqdirda, “kunlar” so’ziga bo’lgan barcha istinodlar taqvim kunlariga taalluqlidir; va
(l)	this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.	Ushbu Shartnoma tomonlar tomonidan birgalikda tuzilgandek talqin qilinadi va ushbu Shartnomaning har qanday qoidasining muallifligi asosida hech qanday taxmin yoki isbot yuklamasi, istalgan tomonga foydali yoki zararli bo’lishidan qat’i nazar, yuzaga kelmaydi
	ARTICLE II THE EXCHANGE; CLOSING; LOCAL IMPLEMENTATION	II - BO’LIM ALMASHINUV; YAKUNLASH; MAHALLIY AMALGA OSHIRISH
2.1	The Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, transfer, convey, assign and deliver to Purchaser all of the Participatory Interests held by such Seller, free and clear of all Liens, and, in exchange therefor, Purchaser shall issue to the Sellers an aggregate of 183,098,434 duly authorized, validly issued, fully paid and non-assessable shares of Purchaser Common Stock (the “Exchange Shares”), allocated between TEG Parent and the Individual Seller in proportion to the respective portions of the Participatory Interests transferred by each of them, as set forth on Schedule 3.3 as of the date of this Agreement, with the number of Exchange Shares issuable to each Seller rounded down to the nearest whole share.	Ayirboshlash. Ushbu Shartnomada belgilangan shartlar asosida va ularga rioya etilgan holda, Yakunlash vaqtida har bir Sotuvchi o’ziga tegishli barcha Ulushlarni barcha Yuklamalardan xoli holda Xaridorga sotadi, o’tkazadi, beradi, huquqlarini topshiradi va yetkazib beradi, buning evaziga Xaridor Sotuvchilarga jami 183,098,434 dona tegishli tartibda ruxsat etilgan, haqiqiy chiqarilgan, to’liq to’langan va qo’shimcha to’lov majburiyatidan xoli bo’lgan Xaridorning oddiy aksiyalarini chiqaradi (“Ayirboshlash aksiyalari”). Ayirboshlash aksiyalari TEG Parent va Jismoniy shaxs bo’lgan Sotuvchi o’rtasida ushbu Shartnoma sanasidagi 3.3-ilovada ko’rsatilganidek, ularning har biri tomonidan o’tkaziladigan Ulushlarning tegishli qismlariga mutanosib ravishda taqsimlanadi, bunda har bir Sotuvchiga chiqariladigan Ayirboshlash aksiyalari soni eng yaqin butun aksiyagacha pastga yaxlitlanadi.

2.2	Effectiveness of Transfer; Registration Date. Notwithstanding anything to the contrary in this Agreement or any Local Instrument, the Parties acknowledge and agree that, as a matter of the mandatory Law of the Republic of Uzbekistan, the transfer of the Participatory Interests to Purchaser shall become effective, and Purchaser shall be deemed to have acquired ownership of the Participatory Interests, upon the entry of the corresponding record in the unified state register of legal entities of the Republic of Uzbekistan reflecting Purchaser as the holder of the Participatory Interests and a participant of the Company (the date of such entry, the “Registration Date”). The Parties shall take all actions required under the Laws of the Republic of Uzbekistan to cause the Registration Date to occur as promptly as practicable following the Closing, including the execution and filing of the Local Instruments and the delivery of the notices contemplated by Article 21 of the Uzbek LLC Law.

O’tkazishning kuchga kirishi; Ro’yxatdan o’tkazish sanasi. Ushbu Shartnomaning yoki har qanday Mahalliy hujjatning istisno qoidalariga qaramay, Tomonlar O’zbekiston Respublikasi qonunchiligining majburiy qoidalariga muvofiq, Ulushlarni Xaridorga o’tkazish kuchga kirishi va Xaridor O’zbekiston Respublikasi Yuridik shaxslarning yagona davlat reestriga Xaridorni Ulushlarning egasi va Jamiyatning ishtirokchisi deb belgilovchi tegishli yozuv kiritilgan paytdan e’tiboran Ulushlar bo’yicha mulk huquqini qo’lga kiritgan hisoblanishini tan oladilar va rozilik bildiradilar (ushbu yozuv kiritilgan sana “Ro’yxatdan o’tkazish sanasi” deb ataladi). Tomonlar Yakunlashdan so’ng Ro’yxatdan o’tkazish sanasi iloji boricha tezroq amalga oshishini ta’minlash uchun O’zbekiston Respublikasi qonunchiligida talab qilinadigan barcha choralarni ko’rishni, jumladan Mahalliy hujjatlarni imzolash va topshirishni hamda O’zbekiston Cheklangan Mas’uliyatli Jamiyatlar to’g’risidagi Qonunining 21-moddasida nazarda tutilgan xabarnomani yuborishni o’z zimmasiga oladi.

2.3	Closing. The closing of the Exchange (the “Closing”) shall take place remotely by the electronic exchange of documents and signatures at 10:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing), or at such other time, date or place as Purchaser and the Sellers may mutually agree in writing (the “Closing Date”). The Closing Date and the Registration Date may not be the same date, and Sections 2.4 through 2.6, Section 8.1(e) and Section 8.2 govern the period between them.	Yakunlash. Yakunlash (keyinchalik “Yakunlash” deb ataladi) VII-bo’limida ko’rsatilgan shartlar bajarilganidan yoki (amal qiluvchi qonunchilik ruxsat etsa) ularga rioya qilmaslik to’g’risida kelishuvga erishilganidan so’ng (tabiatan Yakunlash vaqtida bajarilishi shart bo’lgan, lekin Yakunlash vaqtida bajarilgani yoki kechirilgani qayd etilgan shartlar bundan mustasno) uchinchi (3-chi) ish kuni soat 10:00 da Nyu-York vaqti bo’yicha hujjatlar va imzo elektron almashinuvi orqali masofadan o’tkaziladi, yoki Xaridor va Sotuvchilar o’rtasida yozma ravishda kelishilgan boshqa vaqt, sana yoki joyda (keyinchalik “Yakunlash sanasi” deb ataladi). Yakunlash sanasi va Ro’yxatdan o’tkazish sanasi to’g’ri kelmasligi mumkin va ularning orasidagi davr 2.4–2.6-bandlar, 8.1(e)-band hamda 8.2-band qoidalari bilan tartibga solinadi.

2.4	Closing Deliveries by the Sellers and the Company. At the Closing, the Sellers and the Company will deliver or cause to be delivered to Purchaser the following, each in form and substance reasonably acceptable to Purchaser:	Yakunlash vaqtida Sotuvchilar va Jamiyat tomonidan taqdim etiladigan hujjatlar. Yakunlash vaqtida Sotuvchilar va Jamiyat quyidagilarni Xaridorga taqdim etadilar yoki taqdim etilishini ta’minlaydilar, har biri Xaridor uchun maqbul shakl va mazmunda bo’lishi kerak:
(a)	the Transfer-Acceptance Certificates, in the forms attached as Exhibit A hereto, each duly executed by the applicable Seller;	har bir Sotuvchi tomonidan tegishli tartibda imzolangan, ushbu hujjatga A-ilova shaklida ilova qilingan Ulush topshirish-qabul qilish dalolatnomalari;
(b)	the minutes of the general meeting of participants of the Company approving the transfer of the Participatory Interests to Purchaser and the related amendments to the Company’s charter, in the form attached as Exhibit B hereto;	ishtirokchilarning umumiy yig’ilishi bayonnomasi, unda Ulushlarni Xaridorga o’tkazish va Jamiyatning Ustaviga kiritiladigan tegishli o’zgartirishlar ma’qullangan bo’lib, mazkur bayonnoma ushbu hujjatga Ilova B shaklida ilova qilingan;
(c)	the amended charter of the Company reflecting Purchaser and Wellmore as the participants of the Company, in the form attached as Exhibit C hereto;	ushbu hujjatga Ilova C shaklida ilova qilingan ko’rinishdagi Jamiyatning o’zgartirilgan Ustavi, unda Xaridor va Wellmore Jamiyat ishtirokchilari sifatida ko’rsatilgan;
(d)	the notices of intention to transfer the Participatory Interests delivered by each Seller to the Company and the other participants of the Company, and the written waivers of pre-emption rights executed by the Company and each other participant of the Company in respect of the Participatory Interest proposed to be transferred by the applicable Seller, in the forms attached as Exhibit D hereto;	har bir Sotuvchi tomonidan Jamiyatga va Jamiyatning boshqa ishtirokchilariga yuborilgan Ulushlarni o’tkazish niyati to’g’risidagi bildirishnomalar hamda tegishli Sotuvchi o’tkazishni nazarda tutayotgan Ulushga nisbatan Jamiyat va Jamiyatning har bir boshqa ishtirokchisi tomonidan imzolangan imtiyozli sotib olish huquqidan voz kechish to’g’risidagi yozma hujjatlar, ushbu Shartnomaga D-ilova sifatida ilova qilingan shakllarda;
(e)	the notification on the acquisition of the Participatory Interests, in the form attached as Exhibit E hereto;	ushbu hujjatga Ilova E shaklida ilova qilingan Ulushlarni sotib olish to’g’risidagi bildirishnoma;
(f)	the certificate regarding contribution to the charter capital of the Company, in the form attached as Exhibit F hereto;	Jamiyatning ustav kapitaliga hissa to’langanligini tasdiqlovchi sertifikat, ushbu hujjatga Ilova F sifatida ilova qilingan shaklda;
(g)	one or more powers of attorney, duly executed and, where required, notarized, authorizing the re-registration of the Company, in the forms attached as Exhibit G hereto;	ushbu Shartnomaga Ilova G sifatida ilova qilingan shakllarda, to’g’ri tuzilgan va zarur hollarda notarial tasdiqlangan bir yoki bir nechta ishonchnomalar, Jamiyatni qayta ro’yxatdan o’tkazishni ruxsat beruvchi;
(h)	a certificate, dated as of the Closing Date and signed by (i) a duly authorized officer of (x) TEG Parent and (y) the Company; and (ii) the Individual Seller, certifying satisfaction of the conditions in Sections 7.2(a) and 7.2(b);	Yakunlash sanasida tuzilgan va TEG Parentning tegishli vakolatli mansabdor shaxsi, Jamiyatning tegishli vakolatli mansabdor shaxsi va Jismoniy shaxs bo’lgan Sotuvchi tomonidan imzolangan sertifikat, 7.2(a) va 7.2(b) bandlarda belgilangan shartlarga rioya qilinganligini tasdiqlovchi;

(i)	written resignations, effective as of the Registration Date, of each director and officer of the Company designated by Purchaser in writing at least five (5) Business Days prior to the Closing Date;	Ro’yxatdan o’tkazish sanasidan kuchga kiradigan, Xaridor tomonidan Yakunlash sanasidan kamida besh (5) ish kuni oldin yozma ravishda ko’rsatilgan Jamiyatning har bir direktori va mansabdor shaxsidan kelib tushgan yozma iste’fo xatlari;
(j)	a copy of the Antimonopoly Clearance;	Monopoliyaga qarshi ruxsatnomaning nusxasi;
(k)	a duly completed and executed IRS Form W-8BEN-E (or other applicable IRS Form W-8) of TEG Parent and a duly completed and executed IRS Form W-8BEN of the Individual Seller, in each case dated as of the Closing Date;	TEG Parent tomonidan tegishli tarzda to’ldirilgan va imzolangan IRS Form W-8BEN-E (yoki boshqa tegishli IRS Form W-8) hamda Jismoniy shaxs bo’lgan Sotuvchi tomonidan tegishli tarzda to’ldirilgan va imzolangan IRS Form W-8BEN, har ikkisi Yakunlash sanasi bilan sanalgan;
(l)	the legal opinion or opinions referred to in Section 7.2(e), addressed to Purchaser and dated as of the Closing Date; and	7.2(e)-bandda nazarda tutilgan, Xaridorga yo’llangan va Yakunlash sanasi bilan sanalgan yuridik xulosa yoki xulosalar; va
(m)	such other documents and instruments as are contemplated by Article VII or as Purchaser may reasonably request.	VII-bo’limida nazarda tutilgan yoki Xaridor tomonidan maqbul tarzda talab qilinadigan boshqa hujjatlar va vositalar.
2.5	Closing Deliveries by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered the following, each in form and substance reasonably acceptable to the Sellers:	Yakunlash sanasida Xaridor tomonidan taqdim etiladigan hujjatlar. Yakunlash sanasida Xaridor quyidagilarni taqdim etadi yoki taqdim etilishini ta’minlaydi, har bir hujjat Sotuvchilar uchun maqbul shakl va mazmunda bo’lishi kerak:
(a)	evidence of the issuance of the Exchange Shares to the Sellers in book-entry form (including a copy of Purchaser’s irrevocable instruction letter to its transfer agent), such issuance to be effective as of the Registration Date;	Sotuvchilar foydasiga kitob yozuv shaklida Ayirboshlash aksiyalarini chiqarish to’g’risidagi tasdiq (o’zining transfer agenti uchun bekor qilib bo’lmaydigan ko’rsatma beruvchi Xaridor maktubining nusxasi bilan birga), ushbu chiqarilish Ro’yxatdan o’tkazish sanasidan kuchga kiradi;
(b)	the Transfer-Acceptance Certificates and each other Local Instrument to which Purchaser is a party, duly executed by Purchaser, together with an apostilled certificate of existence of Purchaser issued by the Secretary of State of the State of Nevada and such other apostilled corporate extracts as are required for the Uzbek registration process;	Ulush topshirish-qabul qilish dalolatnomalari va Xaridor ishtirok etgan boshqa har qanday Mahalliy hujjat, Xaridor tomonidan to’g’ri imzolangan, Nevada shtati Davlat kotibi tomonidan berilgan va apostille bilan tasdiqlangan Xaridorning mavjudligini tasdiqlovchi guvohnoma bilan birga, va O’zbekistonda ro’yxatdan o’tkazish tartibi uchun talab qilinadigan yuridik shaxslar reyestridan boshqa apostille bilan tasdiqlangan ma’lumotnomalar;
(c)	a certificate, dated as of the Closing Date and signed by a duly authorized officer of Purchaser, certifying satisfaction of the conditions in Sections 7.3(a) and 7.3(b); and	Yakunlash sanasiga oid va Xaridorning vakolatli shaxsi tomonidan to’g’ri imzolangan, 7.3(a) va 7.3(b) bandlarda belgilangan shartlarga rioya qilinishini tasdiqlovchi sertifikat; va
(d)	the resignations and other deliverables contemplated by Section 6.11 and Article VII.	6.11-band va VII-bo’limida nazarda tutilgan iste’fo maktublari va boshqa hujjatlar.

2.6	Local Implementation. Promptly following the Closing (and in any event within two (2) Business Days thereafter), the Parties shall (a) execute such bilingual (Uzbek/English) counterparts of this Agreement, and such Local Instruments as may be required under applicable Law in connection with the registration of the transfer of the Participatory Interests; (b) execute and deliver the Transfer-Acceptance Certificates; (c) deliver, or cause the Company to deliver, to the registering authority the notification on the acquisition of the Participatory Interests and the notices contemplated by Article 21 of the Uzbek LLC Law, together with the amended charter of the Company, the powers of attorney for re-registration and all other filings required to effect the entry described in Section 2.2; and (d) take all other actions, including the corporate approvals, required under the Laws of the Republic of Uzbekistan to cause the Registration Date to occur. The Sellers shall cause the Company to deliver to Purchaser, within one (1) Business Day of receipt, evidence of the registry entry described in Section 2.2, whereupon the deliveries made under Sections 2.4 and 2.5 shall be fully and unconditionally effective.	Mahalliy amalga oshirish. Yakunlashdan darhol so’ng (va har holda undan keyingi ikki (2) ish kuni ichida) Tomonlar quyidagilarni bajarishlari shart: (a) ushbu Shartnomaning ikki tilli (o’zbek/ingliz) nusxalarini hamda Ulushlarni o’tkazishni ro’yxatdan o’tkazish bilan bog’liq amaldagi qonunchiligiga muvofiq talab qilinishi mumkin bo’lgan barcha Mahalliy hujjatlarni imzolashlari; (b) Ulush topshirish-qabul qilish dalolatnomalarini imzolashlari va topshirishlari; (c) Ulushlarni sotib olish to’g’risidagi xabarnomani va O’zbekiston Cheklangan Mas’uliyatli Jamiyatlar to’g’risidagi Qonunining 21-moddasida nazarda tutilgan xabarnomalarni ro’yxatga olish organiga taqdim etish yoki Jamiyatning ularni taqdim etishini ta’minlash; Jamiyatning o’zgartirilgan Ustavini, qayta ro’yxatdan o’tkazish bo’yicha ishonchnomalarni va 2.2-bandda ko’rsatilgan yozuvni ro’yxatdan o’tkazish uchun zarur bo’lgan boshqa barcha hujjatlarni taqdim etish; va (d) Ro’yxatdan o’tkazish sanasida ushbu bitim kuchga kirishi uchun O’zbekiston Respublikasi qonunchiligiga muvofiq korporativ tasdiqnomalarni olish va boshqa barcha zarur choralarni ko’rish. Sotuvchilar Jamiyat 2.2-bandda ko’rsatilgan reyestrga kiritilgan yozuvni olganidan keyin bir (1) ish kuni ichida Xaridorga tasdiqnomani taqdim etishini ta’minlashni o’z zimmasiga oladilar, shundan so’ng 2.4 va 2.5-bandlarga muvofiq amalga oshirilgan o’tkazmalar to’liq va shartsiz ravishda kuchga kiradi.
2.7	Conformity of Local Instruments; Controlling Agreement. The Transfer-Acceptance Certificates, the minutes of the general meeting of participants of the Company, the amended charter of the Company, the notices, waivers and certificates described in Section 2.4, the powers of attorney for re-registration, and each other agreement, instrument, notice, filing or corporate approval executed or delivered under the Laws of the Republic of Uzbekistan to implement the Exchange (collectively, the “Local Instruments”) are entered into solely to implement the Exchange in accordance with the mandatory requirements of the Laws of the Republic of Uzbekistan and shall in all cases conform to, and be interpreted consistently with, this Agreement. Without limiting the foregoing:	Mahalliy hujjatlarga muvofiqlik; nazorat kelishuvi. Ulush topshirish-qabul qilish dalolatnomalari, Jamiyat ishtirokchilarining umumiy yig’ilishi bayonnomasi, o’zgartirilgan Jamiyat ustavi, 2.4-bandda ko’rsatilgan bildirishnomalar, voz kechishlar va guvohnomalar, qayta ro’yxatdan o’tkazish uchun ishonchnomalar, shuningdek barcha boshqa kelishuvlar, hujjatlar, bildirishnomalar, Ayirboshlashni amalga oshirish maqsadida O’zbekiston Respublikasi qonunlariga muvofiq imzolangan yoki taqdim etilgan deklaratsiyalar yoki korporativ tasdiqlar (keyinchalik jamlanib “Mahalliy hujjatlar” deb ataladi), faqat O’zbekiston Respublikasi qonunlarining majburiy talablariga muvofiq Ayirboshlashni amalga oshirish maqsadida tuzilgan bo’lib, har bir holatda ushbu Shartnomaga muvofiq bo’lishi va unga muvofiq talqin etilishi kerak. Yuqoridagilarga zid bo’lmasdan:
(a)	the Local Instruments shall be in the agreed bilingual forms attached as Exhibits hereto, and no Party shall execute any Local Instrument that deviates from such agreed forms other than deviations required by the registering authority or a notary, limited to the minimum extent so required;	Mahalliy hujjatlar ushbu Shartnomaga ilovalar sifatida biriktirilgan kelishilgan ikki tilli shakllarda tuzilishi kerak, va hech bir Tomon ro’yxatga oluvchi organ yoki notarius talab qiladigan, shu bilan birga faqat zarur bo’lgan eng kam darajada cheklangan o’zgartirishlar bundan mustasno, ushbu kelishilgan shakllardan chetga chiqadigan har qanday Mahalliy hujjatni tuzish huquqiga ega bo’lmaydi;

(b)	no Local Instrument shall be amended, supplemented or terminated without the prior written consent of Purchaser and TEG Parent;	hech qanday Mahalliy hujjat Xaridor va TEG Parentning oldindan yozma roziligisiz o’zgartirilishi, to’ldirilishi yoki bekor qilinishi mumkin emas;
(c)	the Local Instruments shall govern for purposes of the registration of the transfer of the Participatory Interests and other proceedings before Governmental Authorities of the Republic of Uzbekistan; in the event of any conflict between this Agreement and any Local Instrument, this Agreement shall control as among the Parties themselves to the fullest extent permitted by applicable Law, and, to the extent that any provision of this Agreement cannot be implemented in the form required by a Governmental Authority of the Republic of Uzbekistan, the Parties shall in good faith conform the implementation of this Agreement to the mandatory requirements of the Laws of the Republic of Uzbekistan while preserving to the maximum extent possible the economic terms and the allocation of rights and obligations set forth in this Agreement; and	Ulushlarni o’tkazishni ro’yxatdan o’tkazish va O’zbekiston Respublikasi davlat organlarida boshqa protseduralarni amalga oshirish maqsadida mahalliy hujjatlar ustun hisoblanadi; Ushbu Shartnoma bilan har qanday Mahalliy hujjat o’rtasida ziddiyat yuzaga kelgan taqdirda, amaldagi qonunchilik ruxsat etgan to’liq doirada Tomonlar o’rtasidagi munosabatlarda ushbu Shartnoma ustun hisoblanadi, va agar ushbu Shartnomaning biror bandi O’zbekiston Respublikasi davlat organi talab qiladigan shaklda amalga oshirib bo’lmasa, Tomonlar ushbu Shartnomani O’zbekiston Respublikasi qonunchiligining majburiy talablariga muvofiq amalga oshirishda yaxshi niyat bilan harakat qiladilar, shu bilan birga ushbu Shartnomada belgilangan iqtisodiy shartlar hamda huquq va majburiyatlar taqsimotini iloji boricha saqlab qoladilar; va
(d)	any consideration or transfer value stated in any Local Instrument is stated solely to satisfy local registration or tax requirements, and the sole consideration for the transfer of the Participatory Interests as among the Parties is the issuance of the Exchange Shares as set forth in this Agreement; and	har qanday Mahalliy hujjatda ko’rsatilgan har qanday evaz yoki o’tkazish qiymati faqat mahalliy ro’yxatdan o’tish yoki soliq talablari bajarilishi maqsadida keltirilgan bo’lib, Tomonlar o’rtasida Ulushlarni o’tkazish uchun yagona evaz sifatida ushbu Shartnomada nazarda tutilgan tarzda Ayirboshlash aksiyalarini chiqarish hisoblanadi; va
(e)	the Parties shall execute this Agreement and the Local Instruments in bilingual (Uzbek/English) form, it being agreed that the English text shall control as among the Parties in accordance with Section 10.12.	Tomonlar ushbu Shartnoma va Mahalliy Hujjatlarni ikki tilli (o’zbek–ingliz) shaklda tuzadilar, tomonlar o’rtasidagi munosabatlarda 10.12-bandga muvofiq inglizcha matn ustun bo’lishi kelishib olindi.
2.8	No Fractional Shares; Adjustments. No fractional shares of Purchaser Common Stock shall be issued in the Exchange; the Exchange Shares shall be allocated between the Sellers as provided in Section 2.1, and any difference between the aggregate number of Exchange Shares set forth in Section 2.1 and the sum of the whole shares so allocated shall be issued to TEG Parent. If, between the date of this Agreement and the Registration Date, the outstanding shares of Purchaser Common Stock are changed into a different number or class of shares by reason of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination or exchange of shares, the number of Exchange Shares shall be equitably adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to such event.	Aksiyalarning kasr qismlari; tuzatishlar. Ayirboshlash doirasida Xaridorning oddiy aksiyalarining kasr qismlari chiqarilmaydi; Ayirboshlash aksiyalari 2.1-bandga muvofiq Sotuvchilar o’rtasida taqsimlanadi va 2.1-bandda ko’rsatilgan Ayirboshlash aksiyalarining jami soni bilan shu tarzda taqsimlangan butun aksiyalar yig’indisi o’rtasidagi har qanday farq TEG Parentga beriladi. Agar ushbu Shartnoma sanasi bilan Ro’yxatdan o’tkazish sanasi oralig’ida Xaridorning muomaladagi oddiy aksiyalari soni yoki turi aksiyalarni bo’lish, teskari bo’lish, aksiyalar shaklidagi dividend, qayta tashkil etish, kapitalni qayta tuzish, qayta tasniflash, birlashtirish yoki aksiyalarni ayirboshlash natijasida o’zgarsa, Ayirboshlash aksiyalarining soni Sotuvchilarga bunday hodisadan oldin ushbu Shartnomada nazarda tutilgan bir xil iqtisodiy natijani ta’minlash uchun mutanosib ravishda tuzatiladi.

2.9	Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise deliverable under this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, that Purchaser shall use commercially reasonable efforts to provide the Sellers with at least ten (10) Business Days’ prior written notice of any intended deduction or withholding and shall cooperate with the Sellers to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. Amounts so deducted, withheld and duly remitted to the applicable Governmental Authority shall be treated for all purposes of this Agreement as having been delivered to the Person in respect of whom such deduction and withholding was made.	Soliqlarni ushlab qolish. Xaridor ushbu Shartnoma bo’yicha to’lanishi kerak bo’lgan summadan amaldagi soliq qonunchiligiga muvofiq ushlab qolinishi va to’lanishi lozim bo’lgan har qanday summalarni chegirish va ushlab qolish huquqiga ega; bunday holda Xaridor tegishli Sotuvchiga har qanday taklif etilayotgan chegirma yoki ushlab qolish to’g’risida kamida o’n (10) ish kunidan kechiktirmay yozma xabar berish uchun tijorat nuqtai nazaridan maqbul bo’lgan barcha choralarni ko’radi va amaldagi qonunchilikka muvofiq bunday chegirma yoki ushlab qolishni imkon qadar kamaytirish yoki bekor qilish bo’yicha hamkorlik qilish majburiyatiga ega. Ushbu Shartnoma maqsadlari uchun tegishli hukumat organiga to’g’ri to’lab topshirilgan summalar, soliq ushlab qolingan shaxsga o’tkazilgan deb hisoblanadi.
2.10	Restricted Securities. The Exchange Shares shall be issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) thereof, shall constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, and shall bear the restrictive legend set forth in Section 4.8 until removed in accordance therewith.	Cheklangan qimmatli qog’ozlar. Ayirboshlash aksiyalari Qimmatli qog’ozlar to’g’risidagi qonunning 4(a)(2)-bo’limiga muvofiq ro’yxatdan o’tkazish talablaridan ozod qilingan bitim asosida chiqarilgan bo’lib, Qimmatli qog’ozlar to’g’risidagi qonunning 144-qoidasi ma’nosida ‘cheklangan qimmatli qog’ozlar’ hisoblanadi va 4.8-bandda ko’rsatilgan cheklovchi yozuv bilan birga bo’lishi shart, ushbu yozuv tegishli tartibda olib tashlanmaguncha.
2.11	Further Assurances. If, at any time after the Registration Date, any further action is necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser its right, title and interest in, to and under the Participatory Interests, or otherwise to carry out the purposes of this Agreement, each Party shall, and shall cause its Affiliates to, execute and deliver all such instruments and take all such further action as may be reasonably necessary or desirable, at the requesting Party’s expense.	Qo’shimcha bayonotlar. Ro’yxatdan o’tkazish sanasidan keyin istalgan vaqtda Xaridorning huquqlarini reyestrda yoki boshqa tarzda himoya qilish, mukammal holga keltirish yoki tasdiqlash uchun qo’shimcha chora-tadbirlar zarur yoki maqsadga muvofiq bo’lsa, Ulush bo’yicha yoki ushbu Shartnomaning maqsadlariga erishish uchun har bir Tomon majbur bo’ladi va o’z affillangan shaxslarini ham bunday hujjatlarni imzolashga, topshirishga hamda so’rovni qilgan Tomon hisobidan maqbul yoki zarur bo’lgan boshqa barcha qo’shimcha choralarni ko’rishga majbur qiladi.
2.12	Sellers’ Consent. The Sellers, as participants in the charter capital of the Company, hereby approve, authorize and consent to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which it is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. The Sellers acknowledge and agree that the consents set forth herein are intended and shall constitute such consent of the Sellers as may be required (and shall, if applicable, operate as a written resolution of the participants of the Company) pursuant to the Company’s Organizational Documents, any other agreement in respect of the Company to which either Seller is a party or bound and all applicable Laws. Prior to the Closing and following the notice procedure required under the Uzbek LLC Law, (i) each Seller delivers a written waiver of any pre-emption, first-refusal or similar right it may have with respect to the transfer of the Participatory Interest by the other Seller, and (ii) the Sellers shall procure that each of Wellmore and the Company delivers a written waiver of any such right it may have with respect to each transfer, whether under the Company’s charter, the Uzbek LLC Law or otherwise, in the forms attached as Exhibit D hereto.	Sotuvchilarning roziligi. Sotuvchilar Jamiyat ustav kapitalining ishtirokchilari sifatida Jamiyatning ushbu Shartnomani va Jamiyat tomoni bo’lgan yoki bo’lishi talab etiladigan yoxud Jamiyat uchun boshqa tarzda majburiy bo’lgan Qo’shimcha hujjatlarni imzolashi va topshirishini, ular bo’yicha Jamiyat o’z majburiyatlarini bajarishini hamda ularda nazarda tutilgan bitimlarni amalga oshirishini ma’qullaydilar, vakolat beradilar va bunga rozilik bildiradilar. Sotuvchilar ushbu roziliklar Jamiyatning Tashkiliy hujjatlari, har qanday Sotuvchi tomoni bo’lgan yoki unga majburiy bo’lgan Jamiyatga oid boshqa har qanday kelishuv hamda amaldagi qonunchilikka muvofiq talab qilinishi mumkin bo’lgan Sotuvchilarning tegishli roziligi hisoblanishini va, tegishli hollarda, Jamiyat ishtirokchilarining yozma qarori sifatida amal qilishini tan oladilar va bunga rozilik bildiradilar. Yakunlashdan oldin va O’zbekiston Respublikasining MChJlar to’g’risidagi qonunida nazarda tutilgan xabardor qilish tartibiga rioya qilingach, (i) har bir Sotuvchi boshqa Sotuvchi tomonidan o’z Ulushini o’tkazishiga nisbatan o’zida mavjud bo’lishi mumkin bo’lgan har qanday imtiyozli sotib olish, birinchi rad etish yoki shunga o’xshash huquqdan yozma ravishda voz kechadi; va (ii) Sotuvchilar Wellmore va Jamiyatning har biri har bir o’tkazishga nisbatan o’zida mavjud bo’lishi mumkin bo’lgan har qanday shunday huquqdan D-ilovada keltirilgan shakllarda yozma ravishda voz kechishini ta’minlaydilar.

	ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	III BO’LIM KOMPANIYANING BAYONOTLARI VA KAFOLATLARI
	Except as set forth in the correspondingly numbered section or schedule of the disclosure schedules delivered by the Company and the Sellers to Purchaser concurrently herewith (the “Company Disclosure Schedules”; references in this Agreement to numbered “Schedules” are to the corresponding sections of the Company Disclosure Schedules or the Purchaser Disclosure Schedules, as applicable, the Company represents and warrants to Purchaser as follows:	Ushbu Shartnoma bilan bir vaqtda Jamiyat va Sotuvchilar tomonidan Xaridorga taqdim etilgan oshkor etish hujjatlarining tegishli bo’limlari yoki ilovalari (“Jamiyat oshkor etish hujjatlari”; ushbu Shartnomada raqamlangan Ilovalar’ga havola qilinsa, bu Jamiyatning Ochiq hujjatlarining yoki Xaridorning Ochiq hujjatlarining tegishli bo’limlariga ishora qiladi), Jamiyat Xaridorga quyidagilarni bayon etadi va kafolatlaydi:
3.1	Organization and Standing. The Company is a limited liability company duly established and validly existing under the laws of the Republic of Uzbekistan, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Operating Subsidiary is a limited liability company or other entity duly established and validly existing under the Laws of its jurisdiction of organization, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and the Operating Subsidiaries is duly qualified or licensed in each jurisdiction where it does business or operates to the extent that the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 3.1 lists all jurisdictions in which the Company or any Operating Subsidiary is qualified to conduct business and all names other than its legal name under which the Company or any Operating Subsidiary does business. The Company has provided to Purchaser accurate and complete copies of the Organizational Documents of each of the Company and the Operating Subsidiaries, each as amended to date and as currently in effect. Neither the Company nor any Operating Subsidiary is in violation of any provision of its Organizational Documents.	Tashkil etilishi va maqomi. Jamiyat O’zbekiston Respublikasi qonunchiligiga muvofiq tegishli tartibda tashkil etilgan va qonuniy ravishda mavjud bo’lgan mas’uliyati cheklangan jamiyat bo’lib, unga nisbatan hech qanday tugatish, qayta tashkil etish, bankrotlik yoki to’lovga qobiliyatsizlik tartib-taomili yuritilmayapti hamda u o’z mol-mulkiga egalik qilish, uni ijaraga olish va undan foydalanish hamda hozirgi vaqtda olib borilayotgan faoliyatini yuritish uchun barcha zarur korporativ vakolat va huquqlarga ega. Har bir Operatsion sho’ba korxona o’zi tashkil etilgan yurisdiksiya Qonunlariga muvofiq tegishli tartibda tashkil etilgan va qonuniy ravishda mavjud bo’lgan mas’uliyati cheklangan jamiyat yoki boshqa yuridik shaxs bo’lib, unga nisbatan hech qanday tugatish, qayta tashkil etish, bankrotlik yoki to’lovga qobiliyatsizlik tartib-taomili yuritilmayapti hamda u o’z mol-mulkiga egalik qilish, uni ijaraga olish va undan foydalanish hamda hozirgi vaqtda olib borilayotgan faoliyatini yuritish uchun barcha zarur korporativ vakolat va huquqlarga ega. Jamiyat va Operatsion sho’ba korxonalarning har biri o’ziga tegishli, ijaraga olingan yoki foydalanilayotgan mol-mulkning xususiyati yoxud olib borayotgan faoliyatining xususiyati bunday malaka yoki litsenziyani talab qiladigan har bir yurisdiksiyada tegishli tarzda faoliyat yuritish uchun malakaga yoki litsenziyaga ega. 3.1-ilovada Jamiyat yoki har qanday Operatsion sho’ba korxona faoliyat yuritish uchun tegishli malakaga ega bo’lgan barcha yurisdiksiyalar hamda Jamiyat yoki har qanday Operatsion sho’ba korxona o’z yuridik nomidan tashqari faoliyat yuritishda foydalanadigan barcha nomlar ko’rsatilgan. Jamiyat Xaridorga Jamiyat va har bir Operatsion sho’ba korxonaning hozirgi kungacha kiritilgan o’zgartirishlarni hisobga olgan holda amalda bo’lgan Tashkiliy hujjatlarining aniq va to’liq nusxalarini taqdim etgan. Jamiyat ham, hech bir Operatsion sho’ba korxona ham o’z Tashkiliy hujjatlarining hech qanday qoidasini buzmayapti.

3.2	Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by all requisite corporate action of the Company, including by its general meeting of participants to the extent required under applicable Law and the Company’s Organizational Documents, and (b) no other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.	Vakolat; majburiy kuchga ega Shartnoma. Jamiyat ushbu Shartnomani va o’zi Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan har bir Qo’shimcha hujjatni imzolash va topshirish, ular bo’yicha o’z majburiyatlarini bajarish hamda ularda nazarda tutilgan bitimlarni amalga oshirish uchun barcha zarur korporativ vakolat va huquqlarga ega. Ushbu Shartnoma va Jamiyat Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan har bir Qo’shimcha hujjatning imzolanishi va topshirilishi hamda ularda nazarda tutilgan bitimlarning amalga oshirilishi (a) Jamiyat tomonidan talab qilinadigan barcha korporativ harakatlar, shu jumladan amaldagi Qonun va Jamiyatning Tashkiliy hujjatlarida talab etilgan darajada uning ishtirokchilari umumiy yig’ilishi tomonidan tegishli tartibda va qonuniy ravishda ma’qullangan va (b) ushbu Shartnomani va Jamiyat Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash va topshirishga yoki ularda nazarda tutilgan bitimlarni amalga oshirishga vakolat berish uchun Jamiyat tomonidan boshqa hech qanday korporativ harakat talab etilmaydi. Ushbu Shartnoma Jamiyat tomonidan tegishli tartibda va qonuniy ravishda imzolangan va topshirilgan, Jamiyat Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan har bir Qo’shimcha hujjat esa topshirilgan paytda Jamiyat tomonidan tegishli tartibda va qonuniy ravishda imzolangan va topshirilgan bo’ladi hamda, ushbu Shartnoma va tegishli Qo’shimcha hujjatlar ularning boshqa tomonlari tomonidan tegishli tartibda vakolat berilgan, imzolangan va topshirilgan deb faraz qilinganda, Jamiyatning qonuniy, haqiqiy va majburiy kuchga ega majburiyatini tashkil etadi yoki, tegishlicha, topshirilgan paytda shunday majburiyatni tashkil etadi va Majburiy ijro etish istisnolarini hisobga olgan holda, o’z shartlariga muvofiq Jamiyatga nisbatan majburiy ijro etilishi mumkin.
3.3	Capitalization.	Kapitalizatsiya.
(a)	The charter capital of the Company consists solely of participatory interests in the aggregate nominal amount set forth on Schedule 3.3, held by TEG Parent, the Individual Seller and Wellmore in the respective percentages set forth on Schedule 3.3, free and clear of all Liens. Ownership of participatory interests in the Company is reflected in the Company’s charter and the corresponding entry in the Unified State Register of Business Entities. The Participatory Interests are not represented by share certificates or other negotiable instruments. Each Seller is the registered owner of the portion of the Participatory Interests to be transferred by such Seller pursuant to this Agreement, free and clear of any Liens other than those imposed under the Company’s Organizational Documents and applicable Law. After giving effect to the Exchange, following the Registration Date, Purchaser shall own the Participatory Interests transferred by the Sellers, free and clear of any Liens other than those imposed under the Company’s Organizational Documents and applicable Law. The Participatory Interests have been validly created and fully paid and are not in violation of any purchase option, right of first refusal, preemption right, subscription right or any similar right under any provision of applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its participatory interests are bound. The Company does not hold any participatory interest in its own charter capital.

Jamiyatning ustav kapitali faqat 3.3-ilovada ko’rsatilgan jami nominal qiymatdagi ishtirok ulushlaridan iborat bo’lib, ular TEG Parent, Jismoniy shaxs bo’lgan Sotuvchi va Wellmorega 3.3-ilovada ko’rsatilgan tegishli foizlarda tegishli va hech qanday Yuklamalardan xoli. Jamiyatdagi ishtirok ulushlariga egalik Jamiyat ustavida va Tadbirkorlik subyektlarining yagona davlat reyestridagi tegishli yozuvda aks ettiriladi. Ulushlar aksiya sertifikatlari yoki boshqa muomaladagi hujjatlar bilan tasdiqlanmaydi. Har bir Sotuvchi ushbu Shartnomaga muvofiq o’zi o’tkazadigan Ulushning ro’yxatdan o’tgan egasi bo’lib, Jamiyatning Tashkiliy hujjatlari va amaldagi qonunchilikda nazarda tutilgan Yuklamalardan tashqari har qanday Yuklamalardan xoli. Ayirboshlash amalga oshirilgach, Ro’yxatdan o’tkazish sanasidan boshlab Xaridor Sotuvchilar tomonidan o’tkazilgan Ulushlarga Jamiyatning Tashkiliy hujjatlari va amaldagi qonunchilikda nazarda tutilgan Yuklamalardan tashqari har qanday Yuklamalardan xoli holda egalik qiladi. Ulushlar tegishli tarzda yaratilgan va to’liq to’langan hamda amaldagi qonunchilik, Jamiyatning Tashkiliy hujjatlari yoki Jamiyat tomoni bo’lgan yoxud Jamiyat yoki uning ishtirok ulushlari uchun majburiy bo’lgan har qanday Shartnomaga muvofiq har qanday sotib olish opsiyasi, birinchi rad etish huquqi, imtiyozli sotib olish huquqi, obuna huquqi yoki shunga o’xshash boshqa huquqni buzmaydi. Jamiyat o’z ustav kapitalidagi hech qanday ishtirok ulushiga egalik qilmaydi.

(b)	Except as set forth on Schedule 3.3(b), there are no outstanding options, rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents) relating to, or requiring the creation, acquisition, transfer or disposal of, any participatory interest in the charter capital of the Company, nor any Indebtedness or other instrument convertible or exchangeable into, or carrying any right to acquire, any such participatory interest. There are no outstanding obligations of the Company to acquire any participatory interest in its own charter capital. Except as set forth on Schedule 3.3(b), there are no agreements or understandings to which the Company is a party relating to the exercise of voting or other rights attached to any participatory interest in the Company.

3.3(b)-ilovada ko’rsatilganlardan tashqari, hech qanday amal qiluvchi opsionlar, huquqlar, kelishuvlar, tartiblar, shartnomalar yoki majburiyatlar mavjud emas (ushbu Shartnoma va Qo’shimcha hujjatlardan boshqa), Jamiyatning ustav kapitalidagi Ulushni yaratish, sotib olish, o’tkazish yoki realizatsiya qilish bilan bog’liq yoki buni talab qiladigan, shuningdek bunday Ulushga aylantirilishi yoki almashtirilishi mumkin bo’lgan yoki egasiga bunday Ulushni sotib olish huquqini beradigan hech qanday qarz yoki boshqa vosita mavjud emas. Jamiyatning o’z ustav kapitalidagi Ulushni sotib olish bo’yicha hech qanday bajarilmagan majburiyatlari yo’q. 3.3(b)-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat tomonidan imzolangan va Jamiyatdagi har qanday ulushga tegishli ovoz berish huquqi yoki boshqa huquqlarni amalga oshirishga oid hech qanday kelishuv yoki tartib mavjud emas.

(c)	The Company does not maintain any equity incentive plan providing for the grant or transfer of participatory interests in its charter capital. All participatory interests in the charter capital of the Company have been validly created and fully paid in accordance with applicable Law and the Company’s Organizational Documents. As a result of the consummation of the Transactions, no obligation to create or transfer any additional participatory interest in the Company will arise and no right relating to any participatory interest in the Company will become exercisable, accelerated or otherwise triggered.

Jamiyatda o’z ustav kapitalidagi ulushlarni berish yoki o’tkazishni nazarda tutuvchi ulushlarga asoslangan rag’batlantirish dasturlari mavjud emas. Jamiyatning ustav kapitalidagi barcha ulushlar amaldagi qonunlar va Jamiyat Ustaviga muvofiq qonuniy ravishda yaratilgan va to’liq to’lab berilgan. Bitimlarni yakunlash Jamiyatda qo’shimcha ulushlar yaratish yoki ularni o’tkazish bo’yicha hech qanday majburiyatni yuzaga keltirmaydi va Jamiyatdagi ulushlarga oid hech qanday huquqlar amalga oshirilmaydi, erta bajarilmaydi yoki boshqa tarzda faollashmaydi.

(d)	All Indebtedness of the Company as of the date of this Agreement is disclosed on Schedule 3.3(d). No Indebtedness of the Company contains any restriction upon: (i) the prepayment of any such Indebtedness, (ii) the incurrence of Indebtedness by the Company, (iii) the ability of the Company to grant any Lien on its properties or assets, or (iv) the consummation of the Transactions.	Ushbu Shartnoma sanasidagi Jamiyatning barcha Qarzi 3.3(d)-ilovada oshkor etilgan. Jamiyatning hech qanday Qarzi quyidagilarga nisbatan hech qanday cheklovni o’z ichiga olmaydi: (i) bunday Qarzni muddatidan oldin to’lash; (ii) Jamiyat tomonidan Qarz olinishi; (iii) Jamiyatning o’z mol-mulki yoki aktivlariga nisbatan har qanday Yuklama o’rnatish imkoniyati; yoki (iv) Bitimlarni amalga oshirish.
(e)	Since January 1, 2023, the Company has not made any distribution of its net profit to its participants or acquired any participatory interest (or part thereof) in its own charter capital, and no competent governing body of the Company has approved any of the foregoing.	2023-yil 1-yanvardan boshlab Jamiyat sof foydasini ishtirokchilariga taqsimlamagan va o’zining ustav kapitalidagi ulushni (yoki uning bir qismini) sotib olmagan, shuningdek Jamiyatning vakolatli boshqaruv organlaridan hech biri yuqorida ko’rsatilgan harakatlardan hech birini ma’qullamagan.

3.4	Subsidiaries. Schedule 3.4 sets forth the name of each Subsidiary of the Company and, with respect to each Subsidiary, (a) its jurisdiction of organization, (b) the amount of its charter capital or other equity capital, as applicable, and (c) the participatory interests in its charter capital or other equity interests, as applicable, and the owners thereof. All participatory interests in the charter capital of each Operating Subsidiary have been validly created and fully paid in accordance with applicable Law and such Operating Subsidiary’s Organizational Documents and are owned by the Company or another Operating Subsidiary free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable Law and other than the Liens set forth on Schedule 3.4). Except as set forth on Schedule 3.4, there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the exercise of voting or other rights attached to the participatory interests in the charter capital of any Operating Subsidiary other than the Organizational Documents of such Operating Subsidiary. There are no outstanding options, rights, agreements, subscriptions, commitments or other arrangements requiring the creation, acquisition, transfer or disposal of any participatory interest in the charter capital of any Operating Subsidiary, nor any instrument convertible or exchangeable into, or carrying any right to acquire, any such participatory interest. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. Except as set forth in Schedule 3.4, no Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distribution of net profit (including dividends) to its participants or repay any debt owed to the Company or another Operating Subsidiary. Except for the equity interests of the Subsidiaries listed on Schedule 3.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. Neither the Company nor any Operating Subsidiary is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or an Operating Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.	Sho’ba korxonalar. 3.4-ilovada Jamiyatning barcha Sho’ba korxonalari nomlari va ularning har biri bo’yicha: (a) tuzilgan yurisdiktsiya; (b) ustav kapitali yoki boshqa aksiyadorlik kapitali miqdori (zarur bo’lganda); va (c) ustav kapitalidagi ulushlar yoki boshqa ulushlar (zarur bo’lganda) hamda ularning egalari. Har bir operatsion sho’ba korxonaning ustav kapitalidagi barcha ulushlar amaldagi qonunlar va mazkur operatsion sho’ba korxonaning Ustaviga muvofiq to’g’ri tuzilgan va to’liq to’lab berilgan hamda ular Jamiyat yoki boshqa operatsion sho’ba korxonaga tegishlidir, har qanday garovlardan, cheklovlardan yoki boshqa huquqiy to’siqlardan (quyidagilar bundan mustasno: agar mavjud bo’lsa, mazkur sho’ba korxonaning tuzilish hujjatlari yoki amaldagi qonunchilik bilan belgilangan garovlar hamda 3.4-ilovada ko’rsatilgan garovlar) holi. 3.4-ilovada ko’rsatilgan holatlardan tashqari, boshqa hech qanday kelishuvlar, ularga Jamiyat yoki uning har qanday affillangan shaxsi tomon bo’lgan yoki ularni har qanday Operatsion sho’ba korxonaning ustav kapitalidagi ulushlariga oid ovoz berish huquqlari yoki boshqa huquqlarni amalga oshirish bo’yicha majburlovchi, mazkur Operatsion sho’ba korxonaning Ustavidan tashqari. Hech qanday amaldagi opsionlar, huquqlar, shartnomalar, obuna shartnomalari, majburiyatlar yoki boshqa kelishuvlar mavjud emaski, ular har qanday Operatsion sho’ba korxonaning ustav kapitalidagi ulushni yaratish, sotib olish, o’tkazish yoki realizatsiya qilishni talab qilsin; shuningdek, bunday ulushga aylantiriladigan yoki almashtiriladigan yoki uni sotib olish huquqini beradigan qimmatli qog’ozlar ham mavjud emas. Jamiyatning har qanday sho’ba korxonasi tomonidan berilgan aksiyalarning o’sishidan foyda olish huquqlari, “fantom” aksiyalar, foyda ulushi huquqlari yoki shunga o’xshash boshqa huquqlar mavjud emas. 3.4-ilovada ko’rsatilgan holatlar bundan mustasno, Jamiyatning hech bir sho’ba korxonasi sof foydani (shu jumladan dividendlarni) ishtirokchilarga taqsimlash yoki Jamiyat yoki boshqa operatsion sho’ba korxonaga bo’lgan qarzlarni to’lash huquqiga shartnoma, buyruq yoki amaldagi qonun hujjatlari bilan hech qanday cheklovlarga duch kelmaydi. 3.4-ilovada keltirilgan sho’ba korxonalardagi ulushlardan tashqari, Jamiyat hech qanday tashkilotdagi ulushni to’g’ridan-to’g’ri yoki bilvosita sotib olish yoki bunday tashkilotni nazorat qilish bo’yicha hech qanday huquqlarga ega emas. Jamiyat ham, uning operatsion sho’ba korxonalari ham hech qanday qo’shma korxona, sheriklik yoki shunga o’xshash tuzilmaning tomoni emas. Jamiyat hamda har qanday operatsion sho’ba korxona boshqa biror tashkilot foydasiga mablag’ ajratish yoki qarz, kapital qo’shimchasi yoki boshqa shaklda investitsiya kiritish bo’yicha hech qanday bajarilmagan shartnoma majburiyatlariga ega emas.

3.5	Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company or any Operating Subsidiary is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) those Consents, the failure of which to obtain prior to the Closing, would not reasonably be expected to have a Material Adverse Effect on the Company. The Consents of Governmental Authorities required in connection with the Exchange include the Antimonopoly Clearance and the state registration of the transfer and related changes described in Article II.	Davlat organlarining ruxsatlari. Ushbu Shartnomada aniq nazarda tutilgan hujjatlarni taqdim etish, Monopoliyaga qarshi qonunchilikka muvofiq talab qilinadigan ruxsatlar hamda Yakunlashdan oldin olinmasligi Jamiyatga nisbatan Moddiy salbiy ta’sirga olib kelishi oqilona ravishda kutilmaydigan Ruxsatlardan tashqari, Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan ushbu Shartnoma yoki har qanday Qo’shimcha hujjatni imzolash, topshirish yoki bajarish yoxud Jamiyat tomonidan ularda nazarda tutilgan bitimlarni amalga oshirish munosabati bilan biror-bir Davlat organining hech qanday Ruxsatini olish yoki biror-bir Davlat organiga nisbatan hech qanday Ruxsatni rasmiylashtirish talab etilmaydi. Ayirboshlash munosabati bilan talab qilinadigan Davlat organlarining Ruxsatlari Monopoliyaga qarshi ruxsatnomani hamda II-bo’limda nazarda tutilgan o’tkazish va tegishli o’zgartirishlarning davlat ro’yxatidan o’tkazilishini o’z ichiga oladi.
3.6	Non-Contravention. Except as otherwise described in Schedule 3.6, the execution and delivery by the Company (or any Operating Subsidiary, as applicable) of this Agreement and each Ancillary Document to which the Company or any Operating Subsidiary is or is required to be a party or otherwise bound, and the consummation by the Company or any Operating Subsidiary of the transactions contemplated hereby and thereby and compliance by the Company or any Operating Subsidiary with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any applicable entity’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any Operating Subsidiary or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company or any Operating Subsidiary under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company or any Operating Subsidiary under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not reasonably be expected to have a Material Adverse Effect on the Company.	Ziddiyat yo’qligi. 3.6-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat (yoki tegishli hollarda har bir Operatsion sho’ba korxona) tomonidan ushbu Shartnoma va har bir Qo’shimcha hujjatni tuzish va topshirish, ularga Jamiyat yoki har qanday Operatsion sho’ba korxona tomon bo’lgan yoki bo’lishi ko’zda tutilgan, yoki ularga boshqa tarzda bo’ysunuvchi, shuningdek Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan ushbu Shartnoma va mazkur hujjatlarda nazarda tutilgan bitimlarni amalga oshirishi, va Jamiyat yoki har qanday Operatsion sho’ba korxona ushbu Shartnoma hamda yuqorida tilga olingan hujjatlarning har qanday qoidasiga rioya qilishi (a) tegishli huquqiy shaxsning Tashkiliy Hujjatlaridagi hech qanday qoidaga zid kelmasligi yoki ularni buzmasligi, (b) ushbu Shartnomaning 3.5-bandida ko’rsatilgan davlat organlarining roziliklarini olishga bog’liq bo’lishi, unda ko’rsatilgan kutish muddatlarining tugashi va bunday rozilik yoki kechirim olish uchun zarur bo’lgan oldindan bajarilishi lozim shartlarning bajarilishi Jamiyat yoki har qanday Operatsion sho’ba korxonaga, yoki uning mulki yoki aktivlariga tatbiq etiladigan har qanday qonun, qoida yoki rozilikka zid bo’lmaydi yoki ularni buzmaydi, yoki (c) (i) buzmaydi, ziddiyatga keltirmaydi yoki buzilishga sabab bo’lmaydi, (ii) ular bo’yicha majburiyatni bajarmaslik (yoki bildirishnoma, muddat tugashi yoki ikkalasi asosida bunday holat yuzaga keladigan voqea), (iii) ularning bekor qilinishi, qaytarib olinishi, to’xtatib turilishi, bekor qilinishi yoki o’zgartirilishiga olib kelishi, (iv) ularga muvofiq Jamiyat yoki har qanday Operatsion sho’ba korxonadan talab qilinadigan majburiyatlarni bajarishni tezlashtirishga, (v) ularga muvofiq bekor qilish yoki tezlashtirish huquqini yuzaga keltirishga, (vi) ularga muvofiq to’lovlar qilish yoki kompensatsiya to’lash majburiyatini yuzaga keltirishga, (vii) ularga muvofiq Jamiyat yoki har qanday Operatsion sho’ba korxonaning har qanday mulk yoki aktivlariga nisbatan har qanday kafolat huquqini yaratishga olib kelishi, (viii) uchinchi shaxsning roziligini olish yoki har qanday shaxsga bildirishnoma berish majburiyatini yuzaga keltirishi, yoki (ix) hech bir Shaxsga to’lov muddatini kechikishini e’lon qilish, har qanday himoya choralarini qo’llash, chegirma, to’lovni qaytarish, jarima yoki yetkazib berish jadvalini o’zgartirishni talab qilish, majburiyatlarni oldindan bajarish yoki ijro etishni talab qilish, yoki har qanday huquqni bekor qilish, tugatish yoki o’zgartirish huquqini berish, Jamiyatning har qanday Muhim Shartnomasining shartlari, bandlari yoki shartlariga muvofiq har qanday foyda, majburiyat yoki boshqa holat yuzaga kelishiga, (b) va (c) kichik bandlarda nazarda tutilgan holatlar bundan mustasno, agar bu Jamiyatga jiddiy salbiy ta’sir ko’rsatishi maqbul darajada kutilmasa.

3.7	Financial Statements.	Moliyaviy hisobotlar.
(a)	As used herein, the term “Company Financials” means the audited combined financial statements of the Company and the Operating Subsidiaries (including, in each case, any related notes thereto), consisting of the combined balance sheet of the Company and the Operating Subsidiaries as of December 31, 2025 (the “Company Balance Sheet”, and such date, the “Company Balance Sheet Date”), and as of December 31, 2024, and the related combined audited income statements, changes in equity and statements of cash flows for the years then ended, each audited by a PCAOB qualified auditor in accordance with U.S. GAAP and PCAOB standards (the “Audited Company Financials”), together with the unaudited combined interim financial statements of the Company and the Operating Subsidiaries as of and for the six-month period ended June 30, 2026, reviewed as required by Regulation S-X for inclusion in the Information Statements and the Super 8-K. The Audited Company Financials (x) were prepared from the books and records of the Company and the Operating Subsidiaries as of the times and for the periods referred to therein, (y) were prepared in accordance with U.S. GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for U.S. GAAP and exclude year-end adjustments which will not be material in amount), and (z) fairly present in all material respects the combined financial position of the Company and the Operating Subsidiaries as of the respective dates thereof and the combined results of the operations and cash flows of the Company and the Operating Subsidiaries for the periods indicated. Neither the Company nor any Operating Subsidiary has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.	Ushbu hujjatda “Jamiyatning moliyaviy hisobotlari” atamasi Jamiyat va uning operatsion sho’ba korxonalari (har bir holatda, ularga tegishli har qanday izohlarni), 2025 yil 31 dekabr holatiga Jamiyat va operatsion sho’ba korxonalarning konsolidatsiyalashgan balans varag’ini o’z ichiga oladi (keyinchalik “Jamiyatning balans varag’i” deb ataladi, va mazkur sana “Jamiyat balans sanasi”), shuningdek 2024 yil 31 dekabr holatiga ko’ra, va ushbu sanalarga tegishli konsolidatsiyalashgan audit qilingan foyda yoki zarar, kapital o’zgarishlari va naqd pul oqimlari to’g’risidagi hisobotlar, ularning har biri PCAOB talablari asosida audit o’tkazish huquqiga ega auditor tomonidan U.S. GAAP va PCAOB standartlariga muvofiq audit qilingan (“Jamiyatning audit qilingan moliyaviy hisobotlari”), shuningdek, 2026-yil 30-iyun holatiga va shu sanada tugaydigan olti oylik davr uchun Jamiyat va uning operatsion sho’ba korxonalarining audit qilinmagan konsolidatsiyalashgan o’rta muddatli moliyaviy hisobotlari, ular Regulation S-X talablari bo’yicha Axborot bayonnomalarga va Super 8-K shakliga kiritish uchun ko’rib chiqilgan. Jamiyatning audit qilingan moliyaviy hisobotlari (x) ushbu sanalar va ko’rsatilgan davrlar bo’yicha Jamiyat va uning operatsion sho’ba korxonalarining buxgalteriya yozuvlari hamda qo’llab-quvvatlovchi hujjatlari asosida tayyorlangan, (y) U.S. GAAPga muvofiq tayyorlangan, ushbu davr mobaynida va ko’rib chiqilgan barcha davrlarda izchil qo’llanilgan (auditsiz moliyaviy hisobotlar U.S. GAAPning izoh yozuvlari va boshqa taqdimot talablarini o’z ichiga olmaydi, shuningdek yil oxiri tuzatishlarini ham o’z ichiga olmaydi, ularning umumiy miqdori material bo’lmas edi), va (z) tegishli sanalardagi Jamiyat va uning operatsion sho’ba korxonalarining umumiy moliyaviy holatini, shuningdek ko’rsatilgan davrlar uchun Jamiyat va uning operatsion sho’ba korxonalarining umumiy faoliyat natijalari va naqd pul oqimlarini barcha muhim jihatlari bo’yicha to’g’ri aks ettiradi. Na Jamiyat, na biror Operatsion sho’ba korxona Qimmatli qog’ozlar birjasi to’g’risidagi qonunning 13(a) va 15(d) bo’limlarida belgilangan hisobot berish talablariga hech qachon bo’ysunmagan.

(b)	Each of the Company and the Operating Subsidiaries maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such entity does not maintain any off-the-book accounts and that such applicable entity’s assets are used only in accordance with such applicable entity’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such entity and to maintain accountability for such applicable entity’s assets, (iv) access to such applicable entity’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such applicable entity’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Company and the Operating Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. Neither the Company nor any Operating Subsidiary has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company or any Operating Subsidiary. Since January 1, 2023, neither the Company nor any Operating Subsidiary or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Operating Subsidiary or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any Operating Subsidiary has engaged in questionable accounting or auditing practices.	Jamiyat va Operatsion sho’ba korxonalar o’z aktivlari va majburiyatlarini aks ettiruvchi aniq hisob kitob va yozuvlarni yuritadilar hamda (i) bunday tashkilot balansdan tashqari hisobvaraqlarga ega emasligini va bunday tashkilotning aktivlari faqat ushbu tashkilot boshqaruvi ko’rsatmalariga muvofiq ishlatilishini, (ii) tranzaksiyalar boshqaruv ruxsati bilan amalga oshirilishini, (iii) tranzaksiyalar hisobvaraqlarda ushbu tashkilotning moliyaviy hisobotlarini tayyorlash va ushbu tashkilot aktivlari uchun mas’uliyatni ta’minlash uchun zarur darajada qayd etilishini, (iv) tashkilot aktivlariga kirish faqat boshqaruv ruxsati bilan ruxsat etiladi, (v) tashkilot aktivlari yozuvlari haqiqiy mavjud aktivlar bilan muntazam ravishda muvofiqlashtirilib, to’g’riligini tekshirish amalga oshiriladi, va (vi) olinishi kerak bo’lgan hisoblar, akkreditativlar va boshqa qarzlar, shuningdek omborda mavjud zaxiralar aniq hisobga olingan, va debitor qarzlar, akkreditativlar hamda boshqa qarzlarning joriy va o’z vaqtida yig’ilishini ta’minlash uchun munosib va yetarli protseduralar mavjud. Jamiyat va uning operatsion sho’ba korxonalarining barcha moliyaviy kitoblari va yozuvlari barcha muhim jihatlari bo’yicha to’liq va aniq bo’lib, o’tgan amaliyot va amaldagi qonunchilikka muvofiq odatiy ish yuritish jarayonida yuritilgan. Jamiyat hamda har qanday operatsion sho’ba korxona boshqaruv xodimlari yoki Jamiyat yoki har qanday operatsion sho’ba korxonaning moliyaviy hisobot bo’yicha ichki nazorat tizimida muhim rol o’ynaydigan boshqa xodimlar ishtirok etgan har qanday jiddiy firibgarlikka duch kelmagan yoki unga aloqador bo’lmagan. 2023-yil 1-yanvardan boshlab, na Jamiyat, na uning operatsion sho’ba korxonalari, na ularning vakillari Jamiyat yoki uning operatsion sho’ba korxonalarining buxgalteriya hisobi yoki audit amaliyotlari, protseduralari, metodologiyalari yoki usullari bo’yicha hech qanday yozma shikoyatlar, da’volar, iddaolar yoki da’volar olmagan, shuningdek, ularning ichki buxgalteriya nazorati mexanizmlari, jumladan, Jamiyat yoki uning har qanday operatsion sho’ba korxonasi shubhali buxgalteriya yoki audit amaliyotlarida qatnashganligini iddao qiluvchi, veb-saytda e’lon qilingan har qanday muhim yozma shikoyatlar, ayblovlar, iddaolar yoki da’volar bo’yicha ham.
(c)	The Company and the Operating Subsidiaries do not have any Indebtedness other than the Indebtedness set forth on Schedule 3.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 3.7(c). Except as disclosed on Schedule 3.7(c), no Indebtedness of the Company or any Operating Subsidiary contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or any Operating Subsidiary, or (iii) the ability of the Company and the Operating Subsidiaries to grant any Lien on their respective properties or assets.	Jamiyat va Operatsion sho’ba korxonalar 3.7(c)-ilovada ko’rsatilgan Qarzdan boshqa hech qanday qarzga ega emaslar, shuningdek, mazkur Qarz bo’yicha asosiy summa va to’lanmagan foizlar yoki boshqa majburiyatlar summalari 3.7(c)-ilovada ko’rsatilgan miqdorlarda belgilangan. 3.7(c)-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat yoki har qanday Operatsion sho’ba korxonaning hech qanday qarz majburiyatlari quyidagilar bo’yicha hech qanday cheklovlarga duch kelmaydi: (i) bunday qarz majburiyatlarini muddatidan oldin to’lash, (ii) bunday qarzni Jamiyat yoki har qanday Operatsion sho’ba korxona zimmasiga olish, yoki (iii) Jamiyat va Operatsion sho’ba korxonalar o’z mulklari yoki aktivlari ustidan garov huquqi yaratish imkoniyati.

(d)	Neither the Company nor any Operating Subsidiary is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with U.S. GAAP), including any off-balance sheet obligations or any “variable interest entities” (within the meaning Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the combined balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date contained in Company Financials or (ii) not material and that were incurred after the Company Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).	Na Jamiyat, na har qanday Operatsion sho’ba korxona (U.S. GAAPga muvofiq tayyorlangan balansda tan olinishi talab etilishidan qat’i nazar) hech qanday majburiyatlarga ega emas, jumladan balansdan tashqari majburiyatlar yoki “o’zgaruvchan manfaatdorlik sub’ektlari” (Buxgalteriya standartlari kodifikatsiyasi 810-da ta’riflanganidek), quyidagilar bundan mustasno: (i) Jamiyat va uning sho’ba korxonalari konsolidatsiyalangan balansida Jamiyatning moliyaviy hisobotlarida ko’rsatilganidek to’g’ri tan olingan, zaxira ajratilgan yoki ta’minlangan; yoki (ii) ahamiyatsiz bo’lib, Jamiyatning balans sanasidan keyin odatiy ish faoliyati doirasida o’tgan amaliyotga muvofiq yuzaga kelgan (har qanday shartnoma yoki qonun buzilishidan kelib chiqqan majburiyatlarni istisno qilgan holda).
(e)	All financial projections with respect to the Company and the Operating Subsidiaries that were delivered by or on behalf of the Company to Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.	Jamiyat va uning operatsion sho’balari bo’yicha Jamiyat yoki uning nomidan Xaridor yoki uning vakillariga taqdim etilgan barcha moliyaviy prognozlar Jamiyat ma’qul deb hisoblaydigan taxminlar asosida yaxshi niyat bilan tayyorlangan.
(f)	All accounts receivable of the Company and the Operating Subsidiaries arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to the Company or an Operating Subsidiary arising from its business. None of the Accounts Receivable of the Company and the Operating Subsidiaries are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable of the Company and the Operating Subsidiaries are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Company and the Operating Subsidiaries (net of reserves) within ninety (90) days. The Company Financials have been audited by Wei, Wei & Co., LLP in accordance with PCAOB auditing standards, and unaudited interim financial statements for the six-month period ended June 30, 2026 have been or will be prepared and reviewed as required for the Information Statements and the Super 8-K.	Jamiyat va Operatsion sho’ba korxonalarining barcha savdo debitorlik qarzlari odatiy biznes faoliyati doirasida haqiqatan amalga oshirilgan sotuvlar yoki ko’rsatilgan xizmatlar natijasida yuzaga kelgan bo’lib, ular Jamiyat yoki Operatsion sho’ba korxona faoliyatidan kelib chiqqan haqiqiy da’volardan iborat. Jamiyat va uning operatsion sho’ba korxonalari bo’yicha barcha olinishi kerak bo’lgan summalar qarzdor tomonidan Jamiyatning moliyaviy hisobotlarida ushbu maqsadlar uchun ajratilgan summalardan ortiq qaytib olish, hisob-kitob qilish, chegirma qilish, tovarni qaytarish, qarshi da’vo, offsett yoki kompensatsiya huquqiga tortilmaydi. Jamiyatning eng yaxshi ma’lumotlariga ko’ra, Jamiyat va uning operatsion sho’ba korxonalarining barcha savdo debitorlik qarzlari ularning shartlariga muvofiq, Jamiyat va uning operatsion sho’ba korxonalarining moliyaviy hisobotlarida tan olingan umumiy summalardan (zaxiralar chiqarib tashlangandan keyin) kam bo’lmagan miqdorda to’liq undirib olinishi mumkin, to’qson (90) kun ichida. Jamiyatning moliyaviy hisobotlari ‘Wei, Wei & Co., LLP” audit firmasi tomonidan PCAOB audit standartlariga muvofiq tekshirildi, va 2026 yil 30 iyun sanasiga yakunlangan olti oylik davr uchun audit qilinmagan oraliq moliyaviy hisobotlar Axborot bayonnomalari va Super 8-K shakliga tatbiq etiladigan talablarga muvofiq tayyorlandi yoki tayyorlanadi va ko’rib chiqiladi.

3.8	Absence of Certain Changes. Except as set forth on Schedule 3.8, as of the date of this Agreement, since January 1, 2023, the Company and the Operating Subsidiaries have (a) conducted their business only in the ordinary course of business consistent with past practice, (b) not been, taken as whole, subject to a Material Adverse Effect and (c) have not taken any action or committed or agreed to take any action that would be prohibited by Section 6.2 (without giving effect to Schedule 6.2) if such action were taken on or after the date hereof without the consent of Purchaser.	Ma’lum o’zgarishlarning yo’qligi. 3.8-ilovada ko’rsatilgan holatlar bundan mustasno, ushbu Shartnoma sanasiga qadar, 2023-yil 1-yanvardan boshlab, Jamiyat va Operatsion sho’ba korxonalar: (a) faqat odatiy ish faoliyati doirasida, avvalgi amaliyotga muvofiq ish yuritgan, (b) umuman olganda hech qanday jiddiy salbiy ta’sirga duch kelmagan va (c) 6.2-band ostida taqiqlangan har qanday harakatni amalga oshirmagan yoki bunday harakatni amalga oshirishni qabul qilmagan yoki bunga rozi bo’lmagan (6.2-ilova bundan mustasno), agar ushbu Shartnoma sanasida yoki undan keyin Xaridor roziligisiz bunday choralar ko’rilgan bo’lsa.
3.9	Compliance with Laws. Neither the Company nor any Operating Subsidiary is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has the Company or any Operating Subsidiary received, since January 1, 2023, any written or, to the Knowledge of the Company, oral notice of any material conflict or noncompliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.	Qonunchilikka muvofiqlik. Na Jamiyat, na uning biror Operatsion sho’ba korxonasi jiddiy ziddiyat yoki jiddiy nomuvofiqlik holatida emas va bo’lmagan, shuningdek majburiyatlarni jiddiy buzish yoki amaldagi qonunlarni jiddiy buzish sodir etmagan; bundan tashqari, 2023-yil 1-yanvardan boshlab na Jamiyat, na biror Operatsion sho’ba korxona yozma ravishda yoki, Jamiyatning eng yaxshi bilimiga ko’ra, uning mulklari, aktivlari, xodimlari, biznesi yoki faoliyati bilan bog’liq yoki ularni tartibga soluvchi har qanday amaldagi qonunlarga nisbatan majburiyatlarni bajarmaslik yoki buzish bo’yicha hech qanday og’zaki bildirishnoma olmagan.
3.10	Permits. Each of the Company and the Operating Subsidiaries (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company or any Operating Subsidiary), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to Purchaser true, correct and complete copies of any material the Company Permits, all of which material the Company Permits are listed on Schedule 3.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. Neither the Company nor any Operating Subsidiary is in violation in any material respect of the terms of any Company Permit, and neither the Company nor any Operating Subsidiary has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit. Without limiting the foregoing, the Company Permits include, as applicable, all licenses, permits, approvals, certificates and other authorizations required under the Laws of the Republic of Uzbekistan in connection with hotel operations, construction, land use, fire safety, sanitary requirements and other similar matters, each of which is valid and in full force and effect.	Ruxsatnomalar. Jamiyat hamda Operatsion sho’ba korxonalar (shuningdek, Jamiyat yoki har qanday Operatsion sho’ba korxonada mehnat vazifalarini bajarish uchun davlat organi tomonidan berilgan litsenziyaga ega bo’lishi qonun bilan talab etiladigan xodimlari) barcha ruxsatnomalarga ega ularning hozirgi kunda olib borilayotgan va kelajakda rejalashtirilgan barcha muhim jihatlari bo’yicha qonuniy ravishda faoliyat yuritishlari, shuningdek, o’z aktivlari va mulklarini egalash, ijaraga olish va boshqarish uchun zarur bo’lgan (keyinchalik jamlanib “Jamiyat ruxsatnomalari” deb ataladi). Jamiyat Xaridorga barcha muhim Jamiyat ruxsatnomalarining haqiqiy, aniq va to’liq nusxalarini taqdim etgan bo’lib, ularning ro’yxati 3.10-ilovada keltirilgan. Jamiyatning barcha ruxsatnomalari to’liq kuchda va amalda bo’lib, ularning hech biri to’xtatish yoki bekor qilish bo’yicha huquqiy ishlari ostida emas; shuningdek, Jamiyatning bilishicha, bunday to’xtatish yoki bekor qilish tahdidi ham mavjud emas. Jamiyat hamda har qanday Operatsion sho’ba korxona Jamiyat ruxsatnomalarining shartlarini jiddiy buzish holatida emas va Jamiyat hamda har qanday Operatsion sho’ba korxona yozma ravishda yoki, Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat ruxsatnomalaridan birortasini bekor qilish yoki o’zgartirishga doir har qanday harakatlar bo’yicha og’zaki xabar olmagan. Yuqoridagilarni cheklamasdan, Jamiyat ruxsatnomalari, holatga qarab, quyidagilarni o’z ichiga oladi, O’zbekiston Respublikasi qonunlariga muvofiq mehmonxona faoliyati, qurilish, yer foydalanish, yong’in xavfsizligi, sog’liqni saqlash va gigiyena talablari hamda boshqa shunga o’xshash masalalar bo’yicha talab qilinadigan barcha litsenziyalar, ruxsatnomalar, tasdiqnomalar, sertifikatlar va boshqa ruxsat beruvchi hujjatlar, ularning har biri amalda va to’liq huquqiy kuchga ega.

3.11	Litigation. Except as described on Schedule 3.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since January 1, 2023); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since January 1, 2023, in either case of (a) or (b) by or against the Company or any Operating Subsidiary, its current or former members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or participants (provided, that any litigation involving the members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or participants of the Company or an Operating Subsidiary must be related to the applicable entity’s business, participatory interests or assets), its business, participatory interests or assets. The items listed on Schedule 3.11, if finally determined adverse to the Company and the Operating Subsidiaries, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. Since January 1, 2023, none of the current or former members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or senior management of the Company or any Operating Subsidiary has been formally charged with or convicted of any criminal offence involving fraud, corruption, embezzlement or other dishonesty.	Huquqiy ishlari. 3.11-ilovada ko’rsatilgan holatlardan tashqari, hozirda (a) hech qanday turdagi da’volar ko’rib chiqilmayapti yoki, Jamiyatning eng yaxshi bilimiga ko’ra, tahdid qilinmayapti, shuningdek, da’vo qo’zg’ash uchun hech qanday asosli sabablar yo’q (va bunday da’volar 2023-yil 1-yanvardan beri qo’zg’atilmagan yoki, Jamiyatning eng yaxshi bilimiga ko’ra, tahdid qilinmagan); yoki (b) hozirda ko’rib chiqilayotgan yoki hal etilmagan, yoki 2023-yil 1-yanvardan boshlab davlat organi tomonidan chiqarilgan qaror; har ikkala holatda (a) yoki (b) - Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan, uning joriy yoki sobiq nazorat kengashi a’zolari (agar mavjud bo’lsa), direktori (yagona ijrochi organ), har qanday kollegial ijrochi organ a’zolari yoki ishtirokchilari (nazorat kengashi a’zolarini o’z ichiga olgan har qanday yuridik ishlar (agar mavjud bo’lsa), direktor (yagona ijrochi organ), har qanday kollegial ijrochi organ a’zolari yoki Jamiyat yoki Operatsion sho’ba korxonaning ishtirokchilari tegishli huquqiy shaxsning faoliyati, ulushlariga egalik qilishi yoki aktivlariga doir bo’lishi kerak), uning faoliyati, ulushlariga egalik qilishi yoki aktivlariga. 3.11-ilovada keltirilgan holatlar, agar Jamiyat va Operatsion sho’ba korxonalar uchun noqulay yakuniy sud hukmi chiqarilsa, yakka tartibda yoki jamoaviy ravishda Jamiyatga jiddiy salbiy ta’sir ko’rsatmaydi. 2023-yil 1-yanvardan boshlab, nazorat kengashining amaldagi yoki sobiq a’zolaridan hech biri (agar mavjud bo’lsa), direktor (yagona ijro etuvchi organ), har qanday kollegial ijro etuvchi organ a’zosi yoki Jamiyat yoki har qanday Operatsion sho’ba korxonaning yuqori boshqaruvi a’zosi firibgarlik, poraxo’rlik, o’zlashtirish yoki boshqa xiyonatkorona harakatlarga doir hech qanday jinoyat bo’yicha rasmiy ayblanmagan yoki sud hukmi bilan aybdor deb topilmagan.

3.12	Material Contracts.	Muhim shartnomalar.
(a)	Schedule 3.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Company or any Operating Subsidiary is a party or by which the Company or any Operating Subsidiary, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 3.12(a), a “Company Material Contract”) that:	3.12(a)-ilovada haqiqiy, to’g’ri va to’liq ro’yxat keltirilgan, va Jamiyat Xaridorga (og’zaki kelishuvlarning yozma qisqacha mazmuni hamda) Jamiyat yoki har qanday Operatsion sho’ba korxona tomon bo’lgan yoki Jamiyatga majburiyat yuklaydigan har bir kelishuvning haqiqiy, aniq va to’liq nusxalarini taqdim etgan, har qanday Operatsion sho’ba korxona, ularning mulki yoki aktivlari, yoki ularga ta’sir qiluvchi har qanday kelishuv (3.12(a)-ilovada keltirilishi talab qilinadigan har bir kelishuv “Jamiyat Muhim Shartnomasi” deb ataladi), shart shuki:
(i)	contains covenants that limit the ability of the Company or any Operating Subsidiary (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;	Jamiyat yoki har qanday Operatsion sho’ba korxonaning (A) har qanday faoliyat sohasida, har qanday Shaxs bilan yoki har qanday geografik mintaqada raqobatlashish, xizmatlar yoki mahsulotlarni sotish yoki taqdim etish yoki har qanday Shaxslarni jalb qilish qobiliyatini cheklaydigan majburiyatlarni o’z ichiga oladi, jumladan raqobatni cheklash bo’yicha majburiyatlar, xodimlar va mijozlarni jalb qilmaslik bo’yicha majburiyatlar, eksklyuzivlik cheklovlari, oldindan sotib olish huquqlari yoki eng maqbul narx bo’yicha bandlar; yoki (B) har qanday boshqa tomonda ulush yoki manfaat olish;
(ii)	involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;	har qanday qo’shma korxona, foyda taqsimlash shartnomasi, sheriklik, cheklangan mas’uliyatli jamiyat yoki boshqa shunga o’xshash kelishuv yoki tartibni tashkil etish, tuzish, faoliyat yuritish, boshqarish yoki nazorat qilish bilan bog’liq bo’lsa;
(iii)	involves any exchange-traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;	birjada savdoga qo’yiladigan, birjadan tashqari yoki boshqa swaplar, maksimal va minimal cheklovlar, kollarlar, fyuchers shartnomalari, forward shartnomalari, opsionlar yoki boshqa hosilaviy moliyaviy vositalar yoki shartnomalar bo’lib, ular har qanday tovarlar, qimmatli qog’ozlar, vositalar, aktivlar asosida tuzilgan bo’lishi mumkin, har qanday tur va mazmundagi stavkalar yoki indekslar, moddiy yoki nomoddiy bo’lishidan qat’i nazar, jumladan valyutalar, foiz stavkalari, valyuta almashinuv va indekslar;

(iv)	evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any Operating Subsidiary having an outstanding principal amount in excess of $1,000,000;	Jamiyat yoki har qanday operatsion sho’ba korxonaning asosiy miqdori 1 000 000 AQSh dollaridan oshadigan qarzini (qabul qilingan, kafolatlangan yoki har qanday aktiv bilan ta’minlangan bo’lsin) tasdiqlaydi;
(v)	involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $1,000,000 (other than in the ordinary course of business consistent with past practice), or participatory interests in the charter capital of the Company or any Operating Subsidiary, or shares or other equity interests of another Person;	to’g’ridan-to’g’ri yoki bilvosita (birlashuv yoki boshqa usulda) sotib olish yoki sotish bilan bog’liq, jami qiymati 1 000 000 AQSh dollaridan oshadigan aktivlar (belgilangan amaliyotga muvofiq oddiy ish yurituv jarayonida sodir bo’ladigan holatlar bundan mustasno), yoki Jamiyat yoki har qanday Operatsion sho’ba korxonaning ustav kapitalidagi ulush huquqlari, yoki boshqa tashkilot kapitalidagi aksiyalar yoki boshqa ulush huquqlari;
(vi)	relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company or any Operating Subsidiary, its business or material assets;	har qanday boshqa shaxs bilan birlashish, konsolidatsiya yoki boshqa biznes birlashuvi, yoki boshqa tashkilotni, uning biznesini yoki muhim aktivlarini sotib olish yoki sotish, yoki Jamiyat yoki har qanday Operatsion sho’ba korxonani, uning biznesini yoki muhim aktivlarini sotish bilan bog’liq;
(vii)	by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company and the Operating Subsidiaries under such Contract or Contracts of at least $3,000,000 per year;	o’z shartlariga ko’ra, yakka tartibda yoki barcha tegishli Shartnomalar bilan birgalikda, bunday Shartnoma yoki Shartnomalar doirasida Jamiyat va Operatsion sho’ba korxonalar tomonidan yillik jami to’lovlar yoki tushumlar miqdori kamida 3 000 000 AQSh dollarini tashkil etishini nazarda tutadi;
(viii)	obligates the Company and the Operating Subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $1,000,000;	Jamiyat va Operatsion sho’ba korxonalardan ushbu Shartnoma sanasidan keyin yuzaga keladigan, miqdori 1 000 000 AQSh dollaridan oshadigan uchinchi shaxslarning majburiyatlari bo’yicha doimiy kafolat yoki zamin taqdim etishni talab qiladi;
(ix)	is between the Company or any Operating Subsidiary and any members of the supervisory board (if any), the director (sole executive body), members of any collegial executive body or employees of the Company or an Operating Subsidiary (other than employment agreements entered into in the ordinary course of business consistent with past practice and loans made to employees in the ordinary course of business in an amount not exceeding $25,000), including all non-competition, severance and indemnification agreements, or any Company Related Person;	Jamiyat yoki har qanday Operatsion sho’ba korxona bilan nazorat kengashi a’zolari (agar mavjud bo’lsa) o’rtasida tuziladi, direktor (yagona ijrochi organ), har qanday kollegial ijrochi organ a’zolari yoki Jamiyat yoki Operatsion sho’ba korxonaning xodimlari (belgilangan amaliyotga muvofiq odatiy ish faoliyati doirasida tuzilgan mehnat shartnomalari bundan mustasno, va xodimlarga odatiy ish faoliyati doirasida 25 000 AQSh dollaridan oshmaydigan miqdorda berilgan kreditlar), shuningdek barcha monopoliyaga qarshini cheklash shartnomalari, ishdan bo’shatish bo’yicha to’lovlar va kompensatsiyalar, yoki Jamiyatning har qanday Tegishli Tomoni tomonidan tuzilgan bo’lsa;
(x)	obligates the Company and the Operating Subsidiaries to make any capital commitment or expenditure in excess of $1,000,000 (including pursuant to any joint venture);	Jamiyat va Operatsion sho’ba korxonalarni istalgan kapital investitsiya majburiyatlarini qabul qilishga yoki 1 000 000 AQSh dollaridan ortiq xarajat qilishga majbur qiladi (shu jumladan har qanday qo’shma korxona doirasida);

(xi)	relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which the Company or any Operating Subsidiary has outstanding obligations (other than customary confidentiality obligations);	ushbu Shartnoma sanasidan oldingi uch (3) yil ichida tuzilgan yoki Jamiyat yoki har qanday Operatsion sho’ba korxonada (oddiy maxfiylik majburiyatlari bundan mustasno) bajarilmagan majburiyatlar mavjud bo’lgan muhim kelishuvga taalluqli;
(xii)	provides another Person (other than the Company, another Operating Subsidiary or any member of the supervisory board (if any), the director (sole executive body), any member of a collegial executive body or senior management of the Company or any Operating Subsidiary) with a power of attorney;	boshqa shaxsga (Jamiyat, boshqa operatsion sho’ba korxona yoki nazorat kengashi a’zosi (agar mavjud bo’lsa), direktor (yagona ijrochi xodim), kollegial ijroiya organi a’zosi yoki Jamiyat yoki har qanday operatsion sho’ba korxonaning yuqori boshqaruvi xodimlari bundan mustasno) ishonchnoma berishni nazarda tutadi;
(xiii)	that will be required to be filed with the Information Statements under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit pursuant to Regulation S-K under the Securities Act (including in connection with the Super 8-K), as if the Company were the registrant; or	Qimmatli qog’ozlar va birjalar komissiyasi (SEC)ning tegishli talablari asosida Ma’lumot bayonnomalari bilan birga topshirilishi talab qilinadigan yoki aks holda Qimmatli qog’ozlar to’g’risidagi qonunning S-K qoidasiga muvofiq (jumladan Super 8-K shakliga doir) Jamiyat tomonidan ilova sifatida topshirilishi talab qilinadigan; go’yo Jamiyat registrant bo’lganidek; yoki
(xiv)	is otherwise material to the Company or any Operating Subsidiary and not described in clauses (i) through (xiii) above.	Jamiyat yoki har qanday operatsion sho’ba korxona uchun boshqa jihatdan muhim bo’lib, yuqoridagi (i) dan (xiii) bandlarda ko’rsatilmagan.

(b)	With respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company or an Operating Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) neither the Company nor any Operating Subsidiary is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company or any Operating Subsidiary, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company or any Operating Subsidiary, under such Company Material Contract; (v) neither the Company nor any Operating Subsidiary has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company or any Operating Subsidiary in any material respect; and (vi) neither the Company nor any Operating Subsidiary has waived any rights under any such Company Material Contract. Except as set forth on Schedule 3.12, no Contract listed or required to be listed on Schedule 3.12 (including the Hilton and Wyndham franchise, license and management agreements) requires the Consent of, or notice to, any counterparty in connection with the Exchange, including under any change-of-control provision.	Jamiyatning har bir Muhim Shartnomasiga nisbatan: (i) bunday Muhim Shartnoma Jamiyat yoki unga tomon bo’lgan Operatsion sho’ba korxona uchun barcha jihatdan qonuniy, majburiy va ijro etilishi mumkin bo’lib, Jamiyatning eng yaxshi bilimiga ko’ra, har bir boshqa tomon uchun ham shunday bo’lib, to’liq kuchda va samarali hisoblanadi (amalga oshirilishiga cheklovlar bo’yicha Istisnolar bo’limida ko’rsatilgan holatlar bundan mustasno); (ii) ushbu Shartnoma doirasida ko’zda tutilgan bitimlar Jamiyatning hech bir Muhim Shartnomasining haqiqiyligi yoki ijro etilish imkoniyatiga ta’sir qilmaydi; (iii) na Jamiyat, na har qanday Operatsion sho’ba korxona o’z majburiyatlarini hech bir muhim jihatdan buzmayapti yoki bajarmayapti, va vaqt o’tishi yoki ogohlantirish berilgach, yoki ikkalasi birgalikda, Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan jiddiy buzilish yoki majburiyatni bajarmaslik deb hisoblanishi mumkin bo’lgan yoki boshqa tomonga bunday Jamiyat Muhim Shartnomasini bekor qilish yoki majburiyatlarni erta bajarishni talab qilish huquqini beradigan hech qanday voqea yuz bermagan; (iv) Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyatning bunday Muhim Shartnomasidagi boshqa hech bir tomon uni buzmayapti yoki hech qanday muhim jihatdan majburiyatlarni bajarmayapti, va vaqt o’tishi yoki bildirishnoma yuborilgach, yoki ikkalasi birgalikda, bunday boshqa tomonning bunday material buzilishi yoki majburiyatlarni bajarmasligi hisoblanishi mumkin bo’lgan hech qanday voqea yuz bermagan, yoki Jamiyat yoki har qanday Operatsion sho’ba korxonaga bunday Muhim Shartnomani bekor qilish yoki undagi majburiyatlarni muddatidan oldin qaytarishni talab qilish imkonini beradigan; (v) na Jamiyat, na har qanday Operatsion sho’ba korxona yozma ravishda yoki, Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyatning har qanday bunday Muhim Shartnomasini bekor qilish yoki uning shartlarini o’zgartirish niyati to’g’risida og’zaki xabar olmagan, faqat Jamiyat yoki har qanday Operatsion sho’ba korxonaga muhim salbiy ta’sir ko’rsatmaydigan, odatiy ish yurituv jarayonida kiritilgan o’zgartirishlardan tashqari; va (vi) Jamiyat hamda har qanday Operatsion sho’ba korxona Jamiyatning bunday Muhim Shartnomasidagi hech qanday huquqlardan voz kechmagan. 3.12-ilovada ko’rsatilganlar bundan mustasno, 3.12-ilovada keltirilgan yoki keltirilishi rejalashtirilgan kelishuvlarning hech biri (Hilton va Wyndham bilan tuzilgan franshiza, litsenziya va boshqaruv shartnomalari hamda boshqa shartnomalar) Ayirboshlash bilan bog’liq ravishda, jumladan nazoratni o’zgartirish bo’yicha har qanday qoidaga muvofiq, boshqa tomon roziligini talab qilmaydi yoki unga xabar berishni talab qilmaydi.

3.13	Intellectual Property.	Intellektual mulk.
	Schedule 3.13 sets forth all Trademarks, Internet Assets and other registered Intellectual Property owned by the Company or an Operating Subsidiary, and all material Intellectual Property licenses, sublicenses and other agreements or permissions (other than licenses of commercially available off-the-shelf software) under which the Company or an Operating Subsidiary is a licensee of, or is otherwise authorized to use, any Intellectual Property. The Company and the Operating Subsidiaries own, or have a valid and enforceable right to use, all Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted, free and clear of all Liens other than Permitted Liens. Each Company IP License is valid, binding and in full force and effect, and neither the Company nor any Operating Subsidiary nor, to the Knowledge of the Company, any other party thereto is in material breach or material default thereunder. No Action is pending or, to the Knowledge of the Company, threatened challenging the validity, enforceability, ownership or right to use any Intellectual Property currently owned, licensed, used or held for use by the Company or an Operating Subsidiary; neither the Company nor any Operating Subsidiary is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person in any material respect; and, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating the Intellectual Property owned by the Company or an Operating Subsidiary in any material respect. Each of the Company and the Operating Subsidiaries has complied in all material respects with all applicable Laws relating to privacy, personal data protection and the collection, processing and use of personal information and, to the Knowledge of the Company, no Person has obtained unauthorized access to, and there has been no other material compromise of the security, confidentiality or integrity of, any confidential or personal information in the possession of the Company or an Operating Subsidiary. The consummation of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination or suspension of, or acceleration of any payments with respect to, any Company IP License.	3.13-ilovada Jamiyat yoki Operatsion sho’ba korxona mulkida bo’lgan barcha savdo markalari, onlayn aktivlar va boshqa ro’yxatdan o’tgan intellektual mulk, shuningdek barcha muhim litsenziyalarni, sub-litsenziyalar va intellektual mulkka oid boshqa kelishuvlar yoki ruxsatnomalar (kommersiya uchun tayyor dasturiy ta’minot litsenziyalarini istisno qilgan holda), ularga ko’ra Jamiyat yoki Operatsion sho’ba korxona litsenziyalanuvchi hisoblanadi yoki boshqa tarzda intellektual mulkdan foydalanish huquqiga ega. Jamiyat va Operatsion sho’ba korxonalar o’z faoliyatini amalga oshirishda yoki uning uchun zarur bo’lgan barcha intellektual mulkni hozirgi holatda egallaydilar yoki uni haqiqiy va ijro etilishi mumkin bo’lgan huquq bilan foydalanish huquqiga ega, va bunday intellektual mulk ruxsat etilgan cheklovlardan tashqari hech qanday boshqa cheklovlarsizdir. Jamiyatning intellektual mulki bo’yicha har bir litsenziya haqiqiy, majburiy va to’liq kuchda amal qiladi, va Jamiyat ham, Operatsion sho’ba korxona ham, shuningdek Jamiyatning eng yaxshi bilimiga ko’ra boshqa hech bir tomon ham mazkur litsenziya shartlarini jiddiy darajada buzmaydi yoki ular bo’yicha jiddiy majburiyatlarni bajarmayapti. Hech qanday sud jarayonlari davom etmayapti va Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat yoki uning Operatsion sho’ba korxonasi tomonidan hozirda egalik qilinayotgan, litsenziyalangan, foydalanilayotgan yoki foydalanish uchun saqlanayotgan har qanday intellektual mulk huquqining haqiqiyligi, ijro etilishi, egaligi yoki undan foydalanish huquqini shubha ostiga oladigan bunday sud jarayonlari bilan tahdid qilinmayapti; na Jamiyat, na biror Operatsion sho’ba korxona boshqa biror shaxsning intellektual mulk huquqlarini hech qanday muhim jihatdan buzmaydi, o’zlashtirmaydi yoki boshqa tarzda buzmaydi; va Jamiyatning eng yaxshi bilishicha, hech bir shaxs Jamiyatga yoki Operatsion sho’ba korxonaga tegishli intellektual mulkni hech qanday muhim jihatdan buzmayapti, noqonuniy egallamayapti yoki boshqa tarzda buzmayapti. Jamiyat va Operatsion sho’ba korxonalar maxfiylik, shaxsiy ma’lumotlarni himoya qilish hamda shaxsiy ma’lumotlarni yig’ish, qayta ishlash va ulardan foydalanishga oid barcha amaldagi qonunlarning barcha muhim talablari bilan to’liq rioya qiladilar va Jamiyatning eng yaxshi bilimiga ko’ra, hech bir shaxs Jamiyat yoki Operatsion sho’ba korxona tomonidan saqlanayotgan maxfiy yoki shaxsiy ma’lumotlarga ruxsatsiz kirish olmagan, shuningdek, bunday ma’lumotlarning xavfsizligi, maxfiyligi yoki yaxlitligi boshqa hech qanday muhim buzilishga uchramagan. Ushbu Shartnomada nazarda tutilgan bitimlarning yakunlanishi hech qanday muhim buzilishga, muhim o’zgarishga, bekor qilinishiga, tugatilishiga yoki to’xtatilishiga, shuningdek Jamiyatning intellektual mulkiga doir litsenziya bo’yicha to’lovlarni muddatidan oldin talab qilishga olib kelmaydi.

3.14	Taxes and Returns. Except as set forth on Schedule 3.14:	Soliqlar va soliq deklaratsiyalari. 3.14-ilovada ko’rsatilgan holatlar bundan mustasno:
(a)	Each of the Company and the Operating Subsidiaries has timely filed all income and other material Tax Returns required to be filed by it (taking into account all available extensions). All such Tax Returns are true, accurate, correct and complete in all material respects. All Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Company Financials have been established, have been timely paid, collected or withheld. Each of the Company and the Operating Subsidiaries has complied in all material respects with all applicable Laws relating to Tax.	Jamiyat va Operatsion sho’ba korxonalar o’zlariga taqdim etilgan barcha daromad solig’i deklaratsiyalari va boshqa muhim soliq deklaratsiyalarini (mavjud bo’lgan muddat uzaytirishlar hisobga olingan holda) o’z vaqtida topshirgan. Ushbu soliq deklaratsiyalarining barchasi barcha muhim jihatlari bo’yicha haqiqiy, aniq, to’g’ri va to’liqdir. To’lanishi, yig’ilishi yoki chegirilishi kerak bo’lgan barcha soliqlar, Jamiyatning moliyaviy hisobotlarida yetarli zaxiralar ajratilgan soliqlardan tashqari, o’z vaqtida to’langan, yig’ilgan yoki chegirilgan. Jamiyat va Operatsion sho’ba korxonalar soliqlarga oid barcha amaldagi qonunlarga barcha muhim jihatlardan rioya qilgan.
(b)	There is no current pending or, to the Knowledge of the Company, threatened Action against the Company or an Operating Subsidiary by a Governmental Authority in a jurisdiction where the Company or an Operating Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.	Hozirda hech qanday huquqiy ishlari ko’rib chiqilmayapti va Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat yoki uning operatsion sho’basi soliq deklaratsiyalarini topshirmaydigan har qanday yurisdiktsiyada soliq solinishi yoki soliq solinishi mumkinligi bilan bog’liq ravishda hukumat organi tomonidan hech qanday tahdid qilingan huquqiy ishlari mavjud emas.
(c)	Neither the Company nor any Operating Subsidiary is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against the Company or an Operating Subsidiary in respect of any Tax, and neither the Company nor any Operating Subsidiary has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in Company Financials have been established).	Na Jamiyat, na biror Operatsion sho’ba korxona soliq organlari tomonidan auditga tortilmagan va Jamiyatning eng yaxshi bilimiga ko’ra, bunday audit rejalashtirilgani yoki hozirda o’tkazilayotgani haqida yozma yoki og’zaki bildirishnoma olmagan. Jamiyat yoki har qanday Operatsion sho’ba korxona qarshi soliqlarga oid hech qanday da’vo, baholash, audit, tekshiruv, tergov yoki boshqa protseduralar ko’rilmayapti, va na Jamiyat, na uning operatsion sho’ba korxonasi ularga qarshi da’vo qilinayotgan soliq da’volari yoki soliq hisob-kitoblari to’g’risida yozma xabar olmagan (har ikkala holatda ham Jamiyatning moliyaviy hisobotlarida yetarli zaxiralar ajratilgan da’vo va hisob-kitoblardan tashqari).
(d)	There are no Liens with respect to any Taxes upon any applicable entity’s assets, other than Permitted Liens.	Tegishli organlarning aktivlariga nisbatan ruxsat etilgan yuklamalarni hisobga olmaganda, hech qanday soliq bo’yicha yuklamalar mavjud emas.
(e)	Neither the Company nor any Operating Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or an Operating Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.	Na Jamiyat, na biror Operatsion sho’ba korxona soliqlarning muhim miqdorlarini aniqlash bo’yicha amal qiluvchi muddatlarni uzaytirish yoki muddatdan kechish bo’yicha hech qanday qoldiq iltimoslari yo’q. Jamiyat yoki har qanday operatsion sho’ba korxonadan soliq deklaratsiyasini topshirish muddatini uzaytirish yoki deklaratsiyada ko’rsatilgan har qanday soliqlarni to’lash bo’yicha hech qanday qoldirilgan so’rovlar yo’q.
(f)	Neither the Company nor any Operating Subsidiary has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.	Jamiyat hamda har qanday Operatsion sho’ba korxona buxgalteriya siyosatiga (qonunchilik o’zgarishi talab qilgan hollardan tashqari) hech qanday o’zgartirish kiritmagan, shuningdek, ular bitim yakunlangach soliq majburiyatlariga sezilarli ta’sir ko’rsatishi mumkin bo’lgan hech qanday soliq organi qarorini olmagan yoki uning bilan hech qanday kelishuv imzolamagan.

(g)	Each of the Company and the Operating Subsidiaries has complied with, and is currently in compliance with, all transfer pricing rules and regulations (including Section 482 of the Code and any comparable or similar provision of applicable Law). The Company and the Operating Subsidiaries have properly and timely documented their transfer pricing methodology in compliance with Sections 482 and 6662 of the Code and any comparable or similar provision of applicable non-United States Tax Law. Neither the Company nor any Operating Subsidiary is a party to any advance pricing agreement or any similar contract or agreement. Neither the Company nor any Operating Subsidiary is subject to any gain recognition agreement under Section 367 of the Code.	Jamiyat hamda Operatsion sho’ba korxonalar transfer narxlashga oid barcha qoidalar va me’yoriy hujjatlarga (jumladan Kodeksning 482-moddasi hamda tegishli qonunchilikdagi unga o’xshash yoki unga teng qoidalar) rioya qilgan va hozirgi kunda ham rioya qilmoqda. Jamiyat va Operatsion sho’ba korxonalar transfer narxlash metodologiyasini Soliq Kodeksining 482 va 6662-bo’limlariga hamda AQShdan boshqa mamlakatlarning amaldagi soliq qonunchiligidagi tegishli yoki o’xshash normalarga muvofiq to’liq va o’z vaqtida hujjatlashtirgan. Jamiyat ham, operatsion sho’ba korxonalar ham oldindan narx belgilash bo’yicha kelishuv yoki shunga o’xshash boshqa kelishuv yoki tartibga kirmaydi. Jamiyat ham, operatsion sho’ba korxonalar ham Ichki daromadlar kodeksining 367-moddasiga muvofiq foyda tan olish bo’yicha hech qanday kelishuvga bo’ysunmaydi.
(h)	Neither the Company nor any Operating Subsidiary has any Liability for the Taxes of another Person (other than the Company or another Operating Subsidiary) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). Neither the Company nor any Operating Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such entity with respect to any period following the Closing Date.	Jamiyat hamda har qanday operatsion sho’ba kompaniya boshqa shaxsning (Jamiyat yoki boshqa operatsion sho’ba kompaniyadan tashqari) soliqlari bo’yicha javobgar bo’lmaydi: (i) amaldagi soliq qonunchiligiga muvofiq, (ii) voris yoki huquqni qabul qiluvchi sifatida, yoki (iii) shartnoma asosida, yo’qotishlarni qoplash yoki boshqa tarzda (asosiy maqsadi soliqlarni taqsimlash bo’lmagan, odatiy biznes faoliyati doirasida tuzilgan tijorat shartnomalari bundan mustasno). Jamiyat ham, hech bir Operatsion sho’ba korxona ham soliqlarni qaytarish, soliqlarni taqsimlash yoki soliq majburiyatlarini taqsimlash bo’yicha yoki shunga o’xshash boshqa hech qanday kelishuv, tartib yoki amaliyot tomonida emas va ularga bog’liq emas (faoliyatning odatiy jarayonida tuzilgan, asosiy maqsadi soliqlarni taqsimlash bo’lmagan tijorat kelishuvlari bundan mustasno) soliqlar bo’yicha (oldindan narx belgilash shartnomasi, kelishuv bitimi yoki soliqlarga oid boshqa har qanday kelishuv, har qanday hukumat organi bilan) bunday yuridik shaxsga Yakunlash sanasidan keyingi har qanday davr uchun majburiy bo’ladi.
(i)	Neither the Company nor any Operating Subsidiary has requested, or is it the subject of or bound by any technical advice memorandum, closing agreement, written clarification of Tax legislation (including any clarification issued by the State Tax Committee of the Republic of Uzbekistan) or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.	(Na Jamiyat, na biror Operatsion sho’ba korxona texnik yo’riqnoma memorandumini, kelishuv shartnomasini, soliq qonunchiligining yozma talqini (jumladan O’zbekiston Respublikasi Davlat soliq qo’mitasi tomonidan chiqarilgan har qanday talqinlar) yoki har qanday soliqlar bo’yicha hukumat organlari bilan o’xshash qaror, memorandum yoki kelishuv mavjud emas va hozirgi vaqtda bunday so’rovlar ko’rib chiqilmoqda emas.

(j)	Neither the Company nor any Operating Subsidiary is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes. Neither the Company nor any Operating Subsidiary has ever been engaged in a U.S. trade or business (within the meaning of the Code).	Jamiyat ham, hech bir operatsion sho’ba korxona ham AQSh federal daromad solig’i maqsadlari uchun (Soliq kodeksi 7701-bo’limida belgilanganidek) mahalliy korporatsiya deb hisoblanmaydi. Na Jamiyat, na biror Operatsion sho’ba korxona AQShda (Soliq Kodeksida belgilangan ma’noda) savdo yoki biznes bilan hech qachon shug’ullanmagan.
3.15	Real Property. Schedule 3.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company or an Operating Subsidiary for the operation of the business of the Company or an Operating Subsidiary, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or an Operating Subsidiary or any other party under any of the Company Real Property Leases, and neither the Company nor any Operating Subsidiary has received notice of any such condition. Neither the Company nor any Operating Subsidiary owns any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases). Schedule 3.15 also sets forth the cadastral numbers of all real property and material land rights owned, leased or held by the Company and the Operating Subsidiaries.	Mulk. 3.15-ilovada Jamiyat yoki Operatsion sho’ba korxona faoliyati maqsadida Jamiyat yoki Operatsion sho’ba korxona tomonidan hozirda ijaraga olingan, qayta ijaraga berilgan yoki boshqa tarzda foydalanilayotgan yoki egallangan barcha joylarning to’liq va aniq ro’yxati, shuningdek barcha amaldagi ijara shartnomalari, ijara kafolatnomalari, shartnomalar va ularga oid hujjatlar, jumladan barcha qo’shimchalar, bekor qilishlar, o’zgartirishlar yoki imtiyozlar (keyinchalik jamlanib “Jamiyatning mulk ijarasi shartnomalari” deb ataladi), shuningdek har bir shartnoma bo’yicha joriy yillik ijara haqi va muddati. Jamiyat Xaridorga har bir mulk ijarasi shartnomasining haqiqiy va to’liq nusxasini taqdim etgan. Jamiyatning mulk ijarasi shartnomalari o’z shartlariga muvofiq haqiqiy, majburiy va ijro etilishi mumkin bo’lib, to’liq kuchda va samarali hisoblanadi. Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat majburiyatlarini buzishni tashkil etishi mumkin bo’lgan hech qanday voqea yuz bermagan (bildirishnoma berilgan yoki berilmagan, muddat tugagan yoki tugamagan, yoki boshqa har qanday voqea yuz bergan bo’lsin). Operatsion sho’ba korxona yoki Jamiyatning mulkni ijaraga berish shartnomalaridan kelib chiqadigan boshqa tomon bo’lishi mumkin bo’lgan hech qanday voqea yuz bermagan, va Jamiyat hamda hech bir Operatsion sho’ba korxona bunday holat to’g’risida hech qanday ogohlantirish olmagan. Jamiyat ham, operatsion sho’ba korxonalar ham (Jamiyatning mulkni ijaraga berish shartnomalari bo’yicha ijara huquqlari bundan mustasno) hech qanday mulkka yoki mulkka oid huquqlarga ega emas. 3.15-ilovada Jamiyat va uning operatsion sho’balari tomonidan egalangan, ijaraga olingan yoki ushbu mulkka oid barcha ko’chmas mulk va yer ustidagi moddiy huquqlarning kadastr raqamlari keltirilgan.

3.16	Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company or an Operating Subsidiary with a book value or fair market value of greater than Five Hundred Thousand Dollars ($500,000) is set forth on Schedule 3.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 3.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Company and the Operating Subsidiaries. The operation of each applicable entity’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Company or an Operating Subsidiary, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, the Company or an Operating Subsidiary the Company has provided to Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral the Company Personal Property Lease, a written summary of the material terms of such the Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or an Operating Subsidiary or any other party under any of the Company Personal Property Leases, and neither the Company nor any Operating Subsidiary has received notice of any such condition.	Shaxsiy mulk. Jamiyat yoki uning operatsion sho’basi tomonidan hozirda egalik qilinayotgan, foydalanilayotgan yoki ijaraga olingan va balans qiymati yoki bozor qiymati besh yuz ming AQSh dollaridan ($500,000) oshadigan har bir harakatlanuvchi mulk elementi 3.16-ilovada, tegishli hollarda ijara shartnomalari, ijara kafolatnomalari, garov shartnomalari va boshqa tegishli shartnomalar, shu jumladan ularning barcha tuzatishlari, bekor qilishlari, o’zgartirishlari yoki imtiyozlari (“Jamiyat shaxsiy mulkini ijaraga berish shartnomalari”) ro’yxati keltirilgan. 3.16-ilovada ko’rsatilgan holatlardan tashqari, bunday barcha ko’chma mulk buyumlari yaxshi ishchi holatda va foydalanishga yaroqli (ularning yoshiga mos ravishda maqbul eskirish va shikastlanishlar hisobga olingan holda) hamda Jamiyat va Operatsion sho’ba korxonalar faoliyatida mo’ljallangan maqsadlarda foydalanishga yaroqlidir. Har bir tegishli sub’yektning amaldagi yoki kelajakda rejalashtirilgan faoliyati, Jamiyat yoki Operatsion sho’ba korxona mulkdorlari bo’lmagan shaxslarning ko’chma mulkdan foydalanish huquqiga bog’liq emas, faqat Jamiyat yoki Operatsion sho’ba korxona mulki bo’lgan ko’chma mulklar bundan mustasno, ular tomonidan ijaraga olingan yoki litsenziya asosida foydalanilayotgan, yoki ular bilan boshqa kelishuvlar tuzilgan. Jamiyat Xaridorga har bir ko’chma mulk ijaraga berish shartnomasining haqiqiy va to’liq nusxasini taqdim etgan va agar Jamiyatning shaxsiy mulkiga oid og’zaki ijaraga berish shartnomasi mavjud bo’lsa, bunday shartnomaning asosiy shartlari bo’yicha yozma qisqa mazmunini ham taqdim etgan. Jamiyatning shaxsiy mulkiga oid ijara shartnomalari o’z shartlariga muvofiq haqiqiy, majburiy va ijro etilishi mumkin bo’lib, to’liq kuchda va samarali hisoblanadi. Jamiyatning eng yaxshi bilishicha, Jamiyat tomonidan to’lovni kechiktirishni tashkil etishi mumkin bo’lgan hech qanday voqea yuz bermagan (bildirishnoma berilgan yoki berilmagan, muddat tugagan yoki tugamagan, yoki boshqa har qanday voqea yuz bergan bo’lsin). Operatsion sho’ba korxona yoki Jamiyatning shaxsiy mulk ijaraga berish shartnomalaridan kelib chiqadigan boshqa tomon bo’lishi mumkin bo’lgan voqealar sodir bo’lmagan, va Jamiyat hamda operatsion sho’ba korxonalardan hech biri bunday holat to’g’risida xabar olmagan.

3.17	Title to and Sufficiency of Assets. Each of the Company and the Operating Subsidiaries has valid title to, or a valid leasehold interest in or other valid right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, and (c) Liens specifically identified on the Company Balance Sheet. The assets (including Intellectual Property rights and contractual rights) of the Company and the Operating Subsidiaries constitute all of the assets, rights and properties that are used in the operation of the businesses of the Company and the Operating Subsidiaries as it is now conducted and presently proposed to be conducted or that are used or held by the Company and the Operating Subsidiaries for use in the operation of the businesses of the Company and the Operating Subsidiaries, and taken together, are adequate and sufficient for the operation of the businesses of the Company and the Operating Subsidiaries as currently conducted and as presently proposed to be conducted.	Aktivlarga egalik huquqi va ularning yetarliligi. Jamiyat hamda Operatsion sho’ba korxonalar barcha aktivlari bo’yicha haqiqiy egalik huquqi, haqiqiy ijara huquqlari yoki boshqa haqiqiy foydalanish huquqlariga ega bo’lib, ular har qanday garovdan (a) ruxsat etilgan garovlardan tashqari, (b) ijara shartnomalari bo’yicha ijara beruvchilarning huquqlari va (c) Jamiyatning balansida alohida ko’rsatilgan garovlar bundan mustasno. Jamiyat va Operatsion sho’ba korxonalar aktivlari (intellektual mulk huquqlari va shartnoma huquqlari hamda boshqa barcha aktivlar, huquqlar va mulklarni o’z ichiga olgan holda) Jamiyat va Operatsion sho’ba korxonalar faoliyatida hozirgi kunda foydalanilayotgan hamda kelajakda rejalashtirilgan barcha aktivlar, huquqlar va mulklarni o’z ichiga oladi, yoki ular Jamiyat va Operatsion sho’ba korxonalar tomonidan Jamiyat va Operatsion sho’ba korxonalar faoliyatida foydalaniladigan yoki saqlanadigan bo’lib, birgalikda Jamiyat va Operatsion sho’ba korxonalar faoliyatini hozirgi kunda olib borilayotgan va kelajakda olib borilishi rejalashtirilgan tarzda amalga oshirish uchun yetarli va to’la javob beradi.
3.18	Employee Matters.	Xodimlarga oid masalalar.
(a)	There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims) that are pending or, to the Knowledge of the Company, threatened between the Company or any Operating Subsidiary and Persons employed by or providing services as independent contractors to the Company or an Operating Subsidiary. No current director, member of any collegial executive body or employee of the Company or an Operating Subsidiary has provided the Company or any Operating Subsidiary written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with the Company or any Operating Subsidiary.	Bunday xodimlar bo’yicha hech qanday ish tashlashlar, ish sekinlashtirishlar, piketlar, ish to’xtatishlar yoki boshqa sanoat harakatlari bo’lmagan, va Jamiyatning eng yaxshi bilishicha, bunday harakatlar yaqin kelajakda ham kutilmaydi. Jamiyat yoki har qanday operatsion sho’ba korxona bilan shaxslar o’rtasida hal etilmagan mehnat nizolari (jumladan yosh yoki boshqa asoslar bo’yicha kamsitishga oid shikoyatlar va da’volar) mavjud emas va Jamiyatning eng yaxshi bilishicha, bunday nizolar kelib chiqishi mumkin emas. Jamiyat yoki Operatsion sho’ba korxonada ishlaydigan yoki mustaqil pudratchi sifatida xizmat ko’rsatadigan. Joriy direktorlar, kollegial ijroiya organi a’zolari yoki Jamiyat yoki Operatsion sho’ba korxonaning xodimlaridan hech biri Jamiyatga yoki Operatsion sho’ba korxonaga mehnat shartnomasini bekor qilish niyati haqida yozma xabar bermagan va, Jamiyatning eng yaxshi bilimiga ko’ra, og’zaki xabar ham bermagan.

(b)	Except as set forth in Schedule 3.18(b), each of the Company and the Operating Subsidiaries (i) is and has been for the past six (6) years in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, compensation in connection with workplace accidents and occupational diseases, working conditions, employee scheduling, occupational safety and health, statutory leave entitlements, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving violations of applicable labor and employment Laws against the Company or an Operating Subsidiary, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to mandatory employment-related payments, taxes, contributions and other statutory employee benefits or obligations (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or an Operating Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, unlawful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.	3.18(b)-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat va Operatsion sho’ba korxonalar (i) mehnat munosabatlari va bandlik amaliyotlari, ish sharoitlari, sog’liq va xavfsizlik bo’yicha barcha tegishli qonunlarga rioya qiladi va so’nggi olti (6) yil davomida barcha muhim jihatlarda ularga rioya qilib kelgan, maosh va ish vaqti, shuningdek diskriminatsiya, nogironlik, mehnat munosabatlari, ish vaqti, maosh va ortiqcha ish haqi to’lovi, teng maosh, immigratsiya, ish joyidagi baxtsiz hodisalar va kasbiy kasalliklar bo’yicha kompensatsiya, ish sharoitlari, xodimlarning ish jadvalini tuzishga oid boshqa qonunlarga rioya qiladi, sog’liq va xavfsizlik, qonuniy ta’til huquqlari va xodimlarni ishdan bo’shatish; va Jamiyat yoki Operatsion sho’ba korxona tomonidan mehnat va bandlik qonunlarini buzishga oid har qanday ko’rib chiqilayotgan da’vo haqida yozma ogohlantirish olmagan, yoki Jamiyatning eng yaxshi bilishicha, og’zaki ogohlantirish ham olmagan; (ii) yuqoridagi talablarga rioya qilmaslik uchun hech qanday jiddiy ish haqi qarzlari yoki jiddiy jarimalarga javobgar emas, va (iii) Jamiyat xodimlarga oid qonunda belgilangan bandlik to’lovlari, soliqlar, badallar va boshqa majburiy to’lovlar bo’yicha (normal biznes faoliyati doirasida rejalashtirilgan va o’tgan amaliyotga muvofiq to’lanadigan to’lovlardan tashqari) hech qanday katta miqdordagi to’lovlar bo’yicha javobgar emas. Jamiyat yoki Operatsion sho’ba korxona qarshi hech qanday huquqiy ishlari ko’rilmayapti va Jamiyatning eng yaxshi bilishicha, bunday ishlar hech kim tomonidan – ishga qabul qilish uchun murojaat qilgan shaxs, hozirgi yoki sobiq xodim, Jamiyatda hozirgi yoki sobiq xodim ekanini da’vo qiluvchi har qanday shaxs yoki har qanday davlat organi tomonidan – tahdid qilinmayapti, qo’zg’atilmagan, bunday qonun yoki qoidaga muvofiq, yoki aniq yoki bilvosita mehnat shartnomasini buzish, adolatsiz ishdan bo’shatish, yoki mehnatga oid boshqa har qanday kamsituvchi, noqonuniy yoki huquqbuzarlik xatti-harakatlar bo’yicha da’vo bilan bog’liq.
(c)	Schedule 3.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Company and the Operating Subsidiaries showing for each as of such date the employee’s name, job title or description, employer and location. Except as set forth on Schedule 3.18(c), (A) each employee is employed pursuant to an employment agreement entered into in accordance with applicable Law, and (B) the Company and the Operating Subsidiaries have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and neither the Company nor any Operating Subsidiary has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 3.18(c), each of the Company and the Operating Subsidiaries employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company or an Operating Subsidiary (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser by the Company.	Ushbu hujjatning 3.18(c)-ilovasi ushbu hujjat sanasiga ko’ra Jamiyat va Operatsion sho’ba korxonalarining barcha xodimlarining to’liq va aniq ro’yxatini keltiradi, har bir xodim uchun o’sha sanada: familiya va ismi, lavozimi yoki ish tavsifi, ish beruvchisi va joylashuvi. 3.18(c)-ilovada ko’rsatilgan holatlardan tashqari, (A) har bir xodim amaldagi qonunchilikka muvofiq tuzilgan mehnat shartnomasi asosida ishlaydi, va (B) Jamiyat va Operatsion sho’ba korxonalar barcha xodimlariga to’liq to’lagan barcha ish haqi, maosh, komissiya, bonus va boshqa mukofotlarni, jumladan ortiqcha ish vaqti uchun tovon puli, va Jamiyat hamda hech bir Operatsion sho’ba korxona hech qanday majburiyat yoki qarzdorlikka ega emas (shartli bo’lishidan qat’i nazar) bunday xodimlarga yozma yoki, Jamiyatning eng yaxshi bilimiga ko’ra, og’zaki kelishuv, majburiyat yoki amaldagi qonunchilik, urf-odat, savdo amaliyoti yoki an’anaga muvofiq to’lanishi lozim bo’lgan ishdan bo’shatish to’lovlari bo’yicha. 3.18(c)-ilovada ko’rsatilgan holatlar bundan mustasno, Jamiyat va Operatsion sho’ba korxonalar har bir xodimi Jamiyat yoki Operatsion sho’ba korxona bilan Jamiyatning maxfiylik, ixtirolar va cheklovchi majburiyatlar bo’yicha standart shartnomasini imzolagan (alohida shartnoma asosida yoki xodimning umumiy mehnat shartnomasiga kiritilgan holda), uning nusxasi Jamiyat tomonidan Xaridorga taqdim etilgan.

(d)	Schedule 3.18(d) contains a list of all independent contractors (including consultants) currently engaged by the Company or any Operating Subsidiary. Except as set forth on Schedule 3.18(d), all of such independent contractors are a party to a written Contract with the Company or an Operating Subsidiary. Except as set forth on Schedule 3.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Company or an Operating Subsidiary, a copy of which has been provided to Purchaser by the Company. For the purposes of applicable Law, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company or an Operating Subsidiary are bona fide independent contractors and not employees of the Company or an Operating Subsidiary. Except as set forth on Schedule 3.18(d), each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company or any Operating Subsidiary to pay severance or a termination fee.	3.18(d)-ilovada Jamiyat yoki har qanday operatsion sho’ba korxona bilan hozirda shartnoma tuzgan barcha mustaqil pudratchilar (jumladan maslahatchilar) ro’yxati keltirilgan. 3.18(d)-ilovada ko’rsatilgan holatlardan tashqari, bunday barcha mustaqil pudratchilar Jamiyat yoki Operatsion sho’ba korxona bilan tuzilgan yozma shartnomaning tomonlari hisoblanadi. 3.18(d)-ilovada ko’rsatilgan holatlardan tashqari, har bir bunday mustaqil pudratchi Jamiyat yoki Operatsion sho’ba korxona bilan tuzilgan shartnomaning standart maxfiylik, monopoliyaga qarshi qilmaslik hamda ixtirolar va mualliflik huquqlarini topshirish bo’yicha majburiyatlarini o’z zimmasiga olgan bo’lib, uning nusxasi Jamiyat tomonidan Xaridorga taqdim etilgan. Amaldagi qonunchilik maqsadlari uchun Jamiyat yoki Operatsion sho’ba korxona tomonidan hozirda jalb qilingan yoki so’nggi olti (6) yil ichida jalb qilingan barcha mustaqil pudratchilar haqiqiy mustaqil pudratchilar bo’lib, Jamiyat yoki Operatsion sho’ba korxonaning xodimlari hisoblanmaydi. 3.18(d)-ilovada ko’rsatilgan holatlardan tashqari, har qanday mustaqil pudratchi bilan tuzilgan shartnoma Jamiyat yoki operatsion sho’ba tomonidan shartnomani bekor qilish bo’yicha to’lov yoki kompensatsiya to’lash majburiyatisiz o’ttiz (30) kundan kam muddatli ogohlantirish bilan bekor qilinishi mumkin.
3.19	Benefit Plans.	Imtiyozlar sxemalari.
(a)	Each of the Company and the Operating Subsidiaries is and has been in compliance in all material respects with applicable Laws relating to mandatory employment-related benefits, social insurance and pension obligations in respect of its employees, including mandatory funded pension contributions to employees’ individual funded pension accounts and mandatory insurance obligations relating to workplace accidents, occupational diseases and employer civil liability. All contributions, premiums and other amounts required to be paid or accrued by the Company or any Operating Subsidiary in respect of such obligations have been paid or accrued when due.	Jamiyat hamda Operatsion sho’ba korxonalar majburiy mehnatga oid to’lovlar bo’yicha amaldagi qonunchilikka to’liq rioya qiladi va barcha muhim jihatlarda ham rioya qilgan, xodimlariga oid ijtimoiy sug’urta va pensiya majburiyatlariga, jumladan xodimlarning shaxsiy pensiya hisobvaraqlariga majburiy badallarga hamda ish joyidagi baxtsiz hodisalar, kasbiy kasalliklar va ish beruvchining javobgarligiga qarshi sug’urta majburiyatlariga rioya qiladilar. Ushbu majburiyatlar doirasida Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan to’lanishi yoki hisobga olinishi lozim bo’lgan barcha badallar, sug’urta mukofotlari va boshqa summalar belgilangan muddatlarda to’langan yoki hisobga olingan.

(b)	Each of the Company and the Operating Subsidiaries has established, maintained and administered in all material respects in accordance with applicable Law any voluntary or supplemental employee benefit arrangements maintained by it, including any bonus or other incentive payment arrangements, voluntary medical or social insurance arrangements, additional employer contributions to employees’ individual funded pension accounts or other supplemental pension benefits, severance or termination benefits in excess of statutory requirements, and profit participation, phantom equity, participatory-interest-based or other similar incentive arrangements. All material contributions, premiums and other payments required to be made under any such arrangement have been timely made or appropriately accrued.	Jamiyat va Operatsion sho’ba korxonalar barcha muhim jihatlarda va amaldagi qonunchilikka muvofiq, xodimlar uchun ixtiyoriy yoki qo’shimcha imtiyoz dasturlarini, jumladan bonus yoki boshqa rag’batlantirish to’lovlari dasturlarini, ixtiyoriy tibbiy yoki ijtimoiy sug’urta dasturlarini tashkil etgan, saqlab kelgan va boshqaradi, xodimlarning shaxsiy pensiya jamg’arma hisobvaraqlariga qo’shimcha ish beruvchi hissalari yoki boshqa qo’shimcha pensiya to’lovlari, qonuniy talablardan ortiq bo’lgan ishdan bo’shatish yoki ish to’xtash to’lovlari, shuningdek foyda taqsimot sxemalari, fantom aksiyalar, aksiyalarga asoslangan sxemalar yoki boshqa shunga o’xshash rag’batlantirish sxemalari. Ushbu sxemalar bo’yicha barcha material hissa qo’shimchalari, bonuslar va boshqa to’lovlar o’z vaqtida amalga oshirilgan yoki to’g’ri hisoblab qo’yilgan.
3.20	Environmental Matters. Except as set forth in Schedule 3.20:	Atrof-muhit masalalari. 3.20-ilovada ko’rsatilgan holatlar bundan mustasno:
(a)	Each of the Company and the Operating Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in full force and effect, and complying in all material respects with all Environmental Permits required for its business and operations, no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.	Jamiyat va Operatsion sho’ba korxonalar barcha amaldagi atrof-muhitni muhofaza qilish qonunlariga, jumladan, ruxsatnomalarni olish, ularning biznesi va faoliyati uchun zarur bo’lgan barcha atrof-muhit ruxsatnomalarini to’liq kuchda saqlab, barcha muhim jihatlarda ularga rioya qilish; hozirda hech qanday huquqiy ishlarini ko’rib chiqilmayapti va Jamiyatning eng yaxshi bilishicha, bunday atrof-muhit ruxsatnomalarining bekor qilinishi, o’zgartirilishi yoki muddatidan oldin tugatilishi tahdidi yo’q; va Jamiyatning eng yaxshi bilishicha, hozirgi kunda atrof-muhitni muhofaza qilish qonunchiligi va atrof-muhitga oid ruxsatnomalarga muvofiqlikni saqlashga salbiy ta’sir ko’rsatishi yoki bunday muvofiqlikni ta’minlash va saqlash uchun kapital xarajatlarini talab qilishi mumkin bo’lgan hech qanday fakt, holat yoki sharoit mavjud emas.

(b)	Neither the Company nor any Operating Subsidiary is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. Neither the Company nor any Operating Subsidiary has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.	Jamiyat hamda uning har qanday operatsion sho’basi (i) atrof-muhitni muhofaza qilish qonunchiligi, (ii) tuzatish choralari yoki (iii) xavfli moddalarni chiqarish yoki chiqarish tahdidi bo’yicha hech qanday hukumat organi yoki boshqa tomon bilan tuzilgan amaldagi buyruq yoki kelishuvga bo’ysunmaydi. Na Jamiyat, na biror Operatsion sho’ba korxona shartnoma asosida yoki qonun hujjatlari asosida atrof-muhitni muhofaza qilish bo’yicha qonunchilik doirasida hech qanday majburiyat yoki javobgarlikni zimmasiga olmagan.
(c)	No Action has been made or is pending, or to the Company’s Knowledge, threatened against the Company or any Operating Subsidiary or any assets of the Company or an Operating Subsidiary alleging either or both that the Company or an Operating Subsidiary may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.	Jamiyat yoki har qanday operatsion sho’ba korxona qarshi hech qanday huquqiy ishlari qo’zg’atilmagan, ko’rib chiqilmayapti yoki Jamiyatning eng yaxshi bilimiga ko’ra tahdid qilinmayapti, yoki Jamiyat yoki Operatsion sho’ba korxonaning har qanday aktivlari bo’yicha Jamiyat yoki Operatsion sho’ba korxona atrof-muhitni muhofaza qilish bo’yicha qonun yoki ruxsatnomani jiddiy buzgan yoki atrof-muhitni muhofaza qilish bo’yicha qonun ostida jiddiy majburiyatlarga duch kelishi mumkinligi da’vo qilinayotgan hech qanday sud ishi qo’zg’atilmagan, davom etmayapti va Jamiyatning eng yaxshi bilishicha, bunday ish qo’zg’atilishi ehtimoldan holi emas.
(d)	Neither the Company nor any Operating Subsidiary has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Company or any Operating Subsidiary or any property currently or formerly owned, operated, or leased by the Company or any Operating Subsidiary or any property to which the Company or an Operating Subsidiary arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company or an Operating Subsidiary incurring any material Environmental Liabilities.	Na Jamiyat, na har qanday Operatsion sho’ba korxona ishlab chiqargan, qayta ishlagan, saqlagan, utilizatsiya qilgan, utilizatsiya qilishni tashkil etgan yoki ruxsat bergan, xavfli moddalarni ishlab chiqarmagan, ularni qayta ishlamagan, saqlamagan, utilizatsiya qilmagan, utilizatsiyani tashkil etmagan yoki ruxsat bermagan, shuningdek amaldagi atrof-muhitni muhofaza qilish qonunchiligiga muvofiq jiddiy javobgarlik yoki majburiyat yuzaga kelishiga sabab bo’lgan yoki kelajakda sabab bo’lishi mumkin bo’lgan tarzda hech qanday mulk yoki inshootga egalik qilmagan yoki uni boshqarmagan. Jamiyat yoki har qanday Operatsion sho’ba korxona bilan bog’liq, shuningdek Jamiyat yoki har qanday Operatsion sho’ba korxona tomonidan hozirda egalik qilinayotgan, boshqarilayotgan yoki ijaraga olingan har qanday mulkka, yoki har qanday mulkka Jamiyat yoki operatsion sho’ba korxona tomonidan xavfli moddalarni utilizatsiya qilish yoki qayta ishlash tashkil etilgan bo’lib, bu Jamiyat yoki operatsion sho’ba korxona uchun jiddiy ekologik majburiyatlarning yuzaga kelishiga asos bo’lishi mumkin.

(e)	There is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or an Operating Subsidiary or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company or an Operating Subsidiary pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.	Jamiyat yoki uning operatsion sho’basi tomonidan hozirda egalik qilinayotgan, boshqarilayotgan yoki ijaraga olingan biznes, faoliyat yoki mulk bo’yicha hech qanday tekshiruv olib borilmayapti va Jamiyatning eng yaxshi bilimiga ko’ra, bunday tekshiruv rejalashtirilmagan, yoki, Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat yoki operatsion sho’ba tomonidan ilgari egalangan, boshqarilgan yoki ijaraga berilgan mulk, u atrof-muhitni muhofaza qilish bo’yicha qonunchilik doirasida har qanday cheklovlar joriy etilishiga yoki jiddiy atrof-muhit bo’yicha majburiyatlarning yuzaga kelishiga olib kelishi mumkin.
(f)	To the Knowledge of the Company, there is not located at any of the properties of the Company or an Operating Subsidiary any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.	Jamiyatning eng yaxshi bilimiga ko’ra, Jamiyat yoki Operatsion sho’ba korxonaga tegishli hech bir mulk quyidagilarni o’z ichiga olmaydi: (i) yer osti saqlash tanklari, (ii) asbestli materiallar yoki (iii) polixlorlangan bifenil (PXB) saqlovchi uskuna.
(g)	the Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company or any Operating Subsidiary.	Jamiyat Xaridorga Jamiyat yoki har qanday operatsion sho’ba korxona tomonidan hozirda yoki ilgari egalangan, ijaraga olingan yoki boshqarilgan mulklarga oid barcha ekologik baholashlar, auditlar, tadqiqotlar, hisobotlar, tahlillar va tekshiruv natijalarini taqdim etgan.

3.21	Transactions with Company Related Persons. Except as set forth on Schedule 3.21, neither the Company nor any Operating Subsidiary nor any of its Affiliates, nor any member of a governing or executive body, employee, trustee or beneficiary of the Company or an Operating Subsidiary or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Company Related Person”), is presently, or at any time since January 1, 2023, has been, a party to any transaction with the Company or an Operating Subsidiary, involving payments or other consideration in excess of $120,000 in any twelve (12)-month period, or that is otherwise material to the Company and the Operating Subsidiaries, taken as a whole (each, a “Material Related Party Transaction”), including any Contract or other arrangement (a) providing for the furnishing of services by (other than in his or her capacity as a member of a governing or executive body or employee of the Company or an Operating Subsidiary), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses in his or her capacity as a member of a governing or executive body or employee of the Company or an Operating Subsidiary in the ordinary course of business consistent with past practice) any Company Related Person or any Person in which any Company Related Person has an interest as an owner, member of a governing or executive body, trustee or partner or in which any Company Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 3.21, neither the Company nor any Operating Subsidiary has outstanding any Contract or other arrangement or commitment with any Company Related Person that constitutes a Material Related Party Transaction, and no Company Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of the Company or any Operating Subsidiary. Except as set forth on Schedule 3.21, the assets of the Company and the Operating Subsidiaries do not include any receivable or other obligation from a Company Related Person in excess of $120,000, and the liabilities of the Company and the Operating Subsidiaries do not include any payable or other obligation or commitment to any Company Related Person in excess of $120,000.	Jamiyat bilan aloqador shaxslar bilan bitimlar. 3.21-ilovada ko’rsatilgan holatlardan tashqari, na Jamiyat, na Operatsion sho’ba korxona, na uning affillangan shaxslari, na Jamiyatning boshqaruv yoki ijroiya organining biror a’zosi, xodimi, ishonchli shaxsi yoki foyda oluvchisi, Operatsion sho’ba korxona yoki uning har qanday affillangan shaxsi, shuningdek yuqorida sanab o’tilgan shaxslardan har qanday yaqin qarindoshi (to’g’ridan-to’g’ri yoki affillangan shaxs orqali bilvosita) (yuqorida sanab o’tilgan shaxslarning har biri bundan buyon “Jamiyat bilan aloqador shaxs” deb ataladi), hozirda ham, oxirgi uch (3) yil mobaynida ham Jamiyat yoki Operatsion sho’ba korxona bilan har qanday o’n ikki (12) oylik davrda 120,000 AQSh dollaridan ortiq to’lovlar yoki boshqa evazni nazarda tutuvchi yoxud Jamiyat va Operatsion sho’ba korxonalar birgalikda olganda ular uchun boshqa tarzda muhim bo’lgan hech qanday bitim, jumladan shartnoma yoki boshqa kelishuv tomoni bo’lmagan (har biri - “Muhim aloqador tomon bilan bitim”), (a) xizmat ko’rsatishni nazarda tutadigan (boshqaruv yoki ijroiya organi a’zosi yoki Jamiyat yoki Operatsion sho’ba korxona xodimi bo’lish holatlaridan tashqari), (b) ko’chmas yoki ko’chma mulkni ijaraga berishni nazarda tutadigan, yoki (c) boshqa har qanday to’lovlarni talab qiladigan (belgilangan amaliyotga muvofiq Jamiyat yoki operatsion sho’ba korxonaning boshqaruv yoki ijroiya organi a’zosi yoki xodimi sifatida xizmat haqi yoki xarajatlarni qoplashdan tashqari) Jamiyat bilan bog’liq har qanday shaxsga, yoki mulkdor, boshqaruv yoki ijroiya organi a’zosi sifatida ulushga ega bo’lgan har qanday shaxsga ishonchli shaxs yoki sherik, yoki unda Jamiyat bilan bog’liq har qanday shaxs to’g’ridan-to’g’ri yoki bilvosita manfaatdor bo’lgan (omma oldida savdoga chiqarilgan kompaniyaning chiqarilgan ovoz beruvchi aksiyalari yoki iqtisodiy manfaatining ikki foizdan (2%) ortmaydigan miqdoridagi qimmatli qog’ozlarga egalik qilish bundan mustasno). 3.21-ilovada ko’rsatilgan holatlardan tashqari, na Jamiyat, na har qanday Operatsion sho’ba korxona Jamiyat bilan bog’liq har qanday shaxs bilan Muhim aloqador tomon bilan bitimni tashkil etuvchi Shartnoma, boshqa kelishuv yoki majburiyatlarga ega emas, va hech bir Bog’liq Shaxs Jamiyat yoki har qanday Operatsion sho’ba korxonaning faoliyatida ishlatiladigan ko’chmas yoki ko’chma mulkka, shuningdek moddiy yoki nomoddiy (jumladan intellektual mulk) huquqlarga egalik qilmaydi. 3.21-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat va Operatsion sho’ba korxonalarning aktivlariga Jamiyat bilan bog’liq shaxsga tegishli bo’lgan 120,000 AQSh dollaridan ortiq qarzlar yoki boshqa majburiyatlar kirmaydi, shuningdek Jamiyat va Operatsion sho’ba korxonalarning majburiyatlariga Jamiyat bilan bog’liq shaxsga tegishli bo’lgan 120,000 AQSh dollaridan ortiq to’lovlar, boshqa majburiyatlar yoki boshqa majburiy majburiyatlar kirmaydi.
	Schedule 3.21 specifically identifies each Material Related Party Transaction that cannot be terminated upon sixty (60) days’ notice by the Company or the applicable Operating Subsidiary without cost or penalty.	3.21-ilovada Jamiyat yoki tegishli Operatsion sho’ba korxona tomonidan oltmish (60) kun oldin xabar berish orqali hech qanday xarajat yoki jarimasiz bekor qilinishi mumkin bo’lmagan har bir Muhim aloqador tomon bilan bitim alohida ko’rsatiladi.

3.22	Business Insurance.	Biznes sug’urtasi.
(a)	Schedule 3.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company or an Operating Subsidiary relating to the Company or an Operating Subsidiary or its business, properties, assets, directors, officers and employees, copies of which have been provided to Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Company and the Operating Subsidiaries are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. Neither the Company nor any Operating Subsidiary has any self-insurance or co-insurance programs. Since January 1, 2023, neither the Company nor any Operating Subsidiary has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.	3.22(a)-ilovada barcha sug’urta polislarining ro’yxati keltirilgan (polis raqami, sug’urtalovchi, muddat, sug’urta qilinadigan summa, yillik mukofot puli va polis turini ko’rsatgan holda) Jamiyat yoki Operatsion sho’ba korxona tomonidan Jamiyat yoki Operatsion sho’ba korxona, ularning faoliyati, mulki, aktivlari, direktorlari, mansabdor shaxslari va xodimlari bilan bog’liq tuzilgan barcha sug’urta polislarini o’z ichiga oladi; ushbu polislarning nusxalari Xaridorga taqdim etilgan. Ushbu sug’urta polislariga binoan to’lanishi lozim bo’lgan barcha sug’urta mukofotlari o’z vaqtida to’langan va Jamiyat hamda Operatsion sho’ba korxonalar bunday sug’urta polislarining shartlariga boshqa jihatdan muhim darajada rioya qilmoqda. Har bir bunday sug’urta polisi (i) qonuniy, haqiqiy, majburiy, ijro etilishi mumkin va to’liq kuchda va ta’sirda bo’lib, (ii) Yakunlashdan keyin ham xuddi shu shartlarda qonuniy, haqiqiy, majburiy, ijro etilishi mumkin va to’liq kuchda va ta’sirda bo’lib qoladi. Jamiyat hamda har qanday operatsion sho’ba korxona o’z-o’zini sug’urtalash yoki qo’shma sug’urtalash sxemalariga ega emas. 2023-yil 1-yanvardan boshlab, na Jamiyat, na uning biror Operatsion sho’ba korxonasi hech qanday sug’urtalovchidan yoki ularning nomidan, biznesning odatiy kechishidan tashqari yoki salbiy o’zgarishlarga oid har qanday bildirishnomalarni olmagan, sug’urta shartlari bo’yicha, yoki sug’urta polisini berishni rad etish yoki polisini yangilashni rad etish to’g’risida.
(b)	Schedule 3.22(b) identifies each individual insurance claim in excess of $50,000 made by the Company or an Operating Subsidiary since January 1, 2023. Each of the Company and the Operating Subsidiaries has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company and the Operating Subsidiaries. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. Neither the Company nor any Operating Subsidiary has made any claim against an insurance policy as to which the insurer is denying coverage.	3.22(b)-ilovada 2023-yil 1-yanvardan boshlab Jamiyat yoki Operatsion sho’ba korxona tomonidan 50 000 AQSh dollaridan ortiq bo’lgan barcha yakka sug’urta da’volari keltirilgan. Jamiyat hamda Operatsion sho’ba korxonalar sug’urta da’volari va hal etilmagan masalalar bo’yicha barcha sug’urta da’volari va holatlar haqida sug’urtachilarini xabardor qilgan, faqat bunday da’voni xabar qilmaslik Jamiyat va Operatsion sho’ba korxonalar uchun material ta’sir ko’rsatmaydi, deb hisoblanadigan hollardan tashqari. Jamiyatning eng yaxshi bilimi bo’yicha, hech qanday voqealar sodir bo’lmagan va hech qanday sharoit yoki holatlar (xabardor qilinishi bilan yoki xabardor qilinmasdan, yoki belgilangan muddat o’tganidan keyin) bunday sug’urta da’vosini qoplashni rad etishga yoki bunday rad etish uchun asos bo’lishi mumkinligiga oid hech qanday sharoit mavjud emas. Na Jamiyat, na biror Operatsion sho’ba korxona sug’urta shartnomasi bo’yicha da’vo qilgan, sug’urtalovchi esa ushbu da’voni qoplashni rad etgan emas.

3.23	Certain Business Practices.	Muayyan biznes amaliyotlari.
(a)	Neither the Company nor any Operating Subsidiary, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company nor any Operating Subsidiary, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Operating Subsidiary or assist the Company or any Operating Subsidiary in connection with any actual or proposed transaction.	Jamiyat ham, hech bir Operatsion sho’ba korxona ham, shuningdek ularning nomidan harakat qilayotgan tegishli Vakillaridan hech biri: (i) siyosiy faoliyatga oid noqonuniy badallar, sovg’alar, ko’ngilochar xarajatlar yoki boshqa noqonuniy xarajatlar uchun hech qanday mablag’dan foydalanmagan; (ii) xorijiy yoki mahalliy davlat mansabdor shaxslari yoki xodimlariga, xorijiy yoki mahalliy siyosiy partiyalar yoki saylov kampaniyalariga hech qanday noqonuniy to’lov amalga oshirmagan va 1977-yildagi AQShning Xorijiy korrupsiya amaliyotlari to’g’risidagi qonunining hech qanday qoidasini buzmagan; yoki (iii) boshqa hech qanday noqonuniy to’lov amalga oshirmagan. Jamiyat ham, hech bir Operatsion sho’ba korxona ham, shuningdek ularning nomidan harakat qilayotgan tegishli Vakillaridan hech biri Jamiyat yoki har qanday Operatsion sho’ba korxonaga yordam berish yoki to’sqinlik qilish imkoniyatiga ega bo’lgan yoxud Jamiyat yoki har qanday Operatsion sho’ba korxonaga amaldagi yoki taklif etilayotgan har qanday bitim munosabati bilan ko’maklashishi mumkin bo’lgan biror-bir mijoz, yetkazib beruvchi, davlat xodimi yoki boshqa Shaxsga bevosita yoki bilvosita muhim miqdordagi hech qanday noqonuniy sovg’a yoki shunga o’xshash manfaat bermagan va berishga rozilik bildirmagan.
(b)	The operations of each of the Company and the Operating Subsidiaries are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company or an Operating Subsidiary with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.	Jamiyat va Operatsion sho’ba korxonalar faoliyati barcha tegishli yurisdiktsiyalarda pul yuvishga qarshi qonunchilik, unga muvofiq qabul qilingan qoidalar va tartib-qoidalar hamda chiqarilgan tegishli yoki o’xshash qoidalar, tartib-qoidalar yoki ko’rsatmalarga to’liq rioya qilgan holda olib boriladi va har doim shunday olib borilgan, har qanday hukumat organi tomonidan boshqariladi yoki ijro etiladi; va Jamiyat yoki har qanday Operatsion sho’ba korxona qarshi hech qanday huquqiy ishlari ko’rilmayapti, shuningdek, Jamiyatning eng yaxshi bilimiga ko’ra, yuqoridagilar bilan bog’liq bunday huquqiy ishlari bilan tahdid qilinmayapti.

(c)	Neither the Company nor any Operating Subsidiary or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company or an Operating Subsidiary is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and neither the Company nor any Operating Subsidiary has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years. Without limiting the foregoing, neither the Company nor any Operating Subsidiary nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on their behalf, is a Person that is, or is owned fifty percent (50%) or more or controlled by a Person that is, the subject of any sanctions administered by OFAC, the U.S. Department of State, the United Nations, the European Union or His Majesty’s Treasury, or located, organized or resident in a comprehensively sanctioned country or region, and the operations of the Company and the Operating Subsidiaries have been conducted in compliance in all material respects with applicable anti-money-laundering Laws.	Jamiyat ham, biror-bir Operatsion sho’ba korxona ham, ularning tegishli direktorlari yoki mansabdor shaxslari ham, shuningdek, Jamiyatning Bilimiga ko’ra, Jamiyat yoki Operatsion sho’ba korxona nomidan harakat qiluvchi boshqa biror-bir Vakil ham hozirda maxsus belgilangan fuqarolar yoki boshqa bloklangan shaxslar ro’yxatiga kiritilmagan yoki boshqa tarzda OFAC tomonidan boshqariladigan AQSh sanksiyalarining obyekti hisoblanmaydi; shuningdek, Jamiyat ham, biror-bir Operatsion sho’ba korxona ham so’nggi besh (5) moliyaviy yil davomida Kuba, Eron, Suriya, Sudan, Myanma yoki OFAC tomonidan sanksiyalar qo’llanilgan boshqa har qanday mamlakatdagi savdo yoki operatsiyalar bilan bog’liq holda yoki hozirda OFAC tomonidan boshqariladigan AQSh sanksiyalarining obyekti bo’lgan yoxud bunday sanksiyalarni boshqa tarzda buzayotgan har qanday Shaxsning faoliyatini moliyalashtirish maqsadida biror-bir mablag’lardan bevosita yoki bilvosita foydalanmagan, shuningdek bunday mablag’larni biror-bir Sho’ba korxona, qo’shma korxona bo’yicha hamkor yoki boshqa Shaxsga qarz sifatida bermagan, hissa sifatida kiritmagan yoki boshqa tarzda taqdim etmagan. Yuqoridagilarni cheklamagan holda, Jamiyat ham, biror-bir Operatsion sho’ba korxona ham, ularning tegishli direktorlari, mansabdor shaxslari yoki xodimlari ham, shuningdek, Jamiyatning Bilimiga ko’ra, ularning nomidan harakat qiluvchi biror-bir agent yoki boshqa Shaxs ham OFAC, AQSh Davlat departamenti, Birlashgan Millatlar Tashkiloti, Yevropa Ittifoqi yoki Buyuk Britaniya G’aznachiligi tomonidan boshqariladigan har qanday sanksiyalarning obyekti bo’lgan Shaxs hisoblanmaydi, shuningdek ellik foiz (50%) yoki undan ortiq ulushi shunday sanksiyalar obyekti bo’lgan Shaxsga tegishli bo’lgan yoki shunday Shaxs tomonidan nazorat qilinadigan Shaxs hisoblanmaydi va har tomonlama sanksiyalar qo’llanilgan mamlakat yoki hududda joylashmagan, tashkil etilmagan yoki rezident hisoblanmaydi; Jamiyat va Operatsion sho’ba korxonalarning faoliyati esa barcha muhim jihatlarda pul yuvishga qarshi kurashish bo’yicha amaldagi Qonunlarga muvofiq olib borilgan.
3.24	Investment Company Act. Neither the Company nor any Operating Subsidiary is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.	Investitsiya kompaniyalari to’g’risidagi qonun. Na Jamiyat, na uning operatsion sho’ba korxonalaridan hech biri Investitsiya firmalari to’g’risidagi qonun ma’nosida “investitsiya kompaniyasi” yoki “investitsiya kompaniyasi” tomonidan to’g’ridan-to’g’ri yoki bilvosita nazorat qilinadigan yoki uning nomidan harakat qiluvchi shaxs hisoblanmaydi.
3.25	Finders and Brokers. Except as set forth in Schedule 3.25, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company and the Operating Subsidiaries or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Operating Subsidiary. The Parties acknowledge that Avira Consulting Solutions LLC has acted as financial advisor in connection with the Exchange; its fees shall be borne as set forth in Section 10.10.	Vositachilar va brokerlar. 3.25-ilovada ko’rsatilgan holatlardan tashqari, hech bir broker, vositachi yoki investitsiya bankiri Xaridor tomonidan brokerlik, vositachilik yoki boshqa to’lovlar yoki komissiyalar olishga haqli emas, Jamiyat va Operatsion sho’ba korxonalar yoki ularning tegishli affillangan shaxslari ushbu Shartnomada nazarda tutilgan bitimlar doirasida, Jamiyat yoki Operatsion sho’ba korxonalar tomonidan yoki ular nomidan tuzilgan kelishuvlar asosida har qanday brokerlik, vositachilik yoki boshqa to’lovlar yoki komissiyalarni olishga haqli emas. Tomonlar Avira Consulting Solutions LLC kompaniyasi Ayirboshlash bo’yicha moliyaviy maslahatchi sifatida faoliyat yuritganini tan oladilar; uning haqi 10.10-bandning qoidalariga muvofiq to’lanadi.

3.26	Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference:	Taqdim etilgan ma’lumotlar. Jamiyat tomonidan quyidagilarga bevosita kiritish yoki havola orqali kiritish uchun taqdim etilgan yoki taqdim etilishi lozim bo’lgan hech qanday ma’lumot:
(a)	in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;	ushbu Shartnoma yoki har qanday Qo’shimcha hujjatlarda nazarda tutilgan bitimlarga oid 8-K shaklidagi har qanday Joriy hisobotda va unga ilova qilinadigan har qanday hujjatlarda yoxud har qanday Davlat organiga (shu jumladan SECga) taqdim etiladigan boshqa har qanday hisobot, shakl, ro’yxatdan o’tkazish hujjati yoki boshqa hujjatda;
(b)	in the Information Statements or the Super 8-K; or	Axborot bayonnomalarda yoki Super 8-K shaklida; yoki
(c)	in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or their respective Affiliates.	ushbu Shartnomada nazarda tutilgan bitimlarni amalga oshirish munosabati bilan Xaridorga, Xaridorning aksiyadorlariga va/yoki bo’lajak investorlarga yuboriladigan pochta materiallari yoki boshqa tarqatmalarda yoxud yuqoridagi (a)–(c) bandlarda ko’rsatilgan har qanday hujjatga kiritiladigan har qanday o’zgartirishda, tegishli ravishda taqdim etilgan, foydalanish uchun ochiq qilingan, pochta orqali yuborilgan yoki tarqatilgan paytda, muhim fakt to’g’risidagi biror-bir noto’g’ri bayonotni o’z ichiga olmaydi va unda bayon etilishi talab qilinadigan yoki undagi bayonotlar ular berilgan sharoitlarni hisobga olgan holda chalg’ituvchi bo’lmasligi uchun zarur bo’lgan biror-bir muhim faktni tushirib qoldirmaydi. Jamiyat tomonidan Imzolash to’g’risidagi matbuot relizi, Imzolash bo’yicha taqdimnoma, Yakunlash to’g’risidagi matbuot relizi yoki Yakunlash bo’yicha taqdimnomaga bevosita kiritish yoki havola orqali kiritish uchun taqdim etilgan yoki taqdim etilishi lozim bo’lgan hech qanday ma’lumot, tegishli ravishda taqdim etilgan yoki tarqatilgan paytda, muhim fakt to’g’risidagi biror-bir noto’g’ri bayonotni o’z ichiga olmaydi va unda bayon etilishi talab qilinadigan yoki undagi bayonotlar ular berilgan sharoitlarni hisobga olgan holda chalg’ituvchi bo’lmasligi uchun zarur bo’lgan biror-bir muhim faktni tushirib qoldirmaydi. Yuqoridagilarga qaramay, Jamiyat Xaridor yoki uning nomidan yoxud uning tegishli Affillangan shaxslari tomonidan taqdim etilgan har qanday ma’lumotga nisbatan hech qanday bayonot, kafolat yoki majburiyat bermaydi.

3.27	Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. The Company acknowledges and agrees that:	Mustaqil tekshiruv. Jamiyat Xaridorning biznesi, faoliyat natijalari, moliyaviy yoki boshqa holati yoki aktivlari bo’yicha o’zining mustaqil tekshiruvi, ko’rib chiqishi va tahlilini o’tkazganini tan oladi va tasdiqlaydi hamda shu maqsadlar uchun Xaridorning xodimlari, mulki, aktivlari, binolari, kitoblari va yozuvlari hamda boshqa hujjatlari va ma’lumotlariga tegishli kirish huquqi berilganini tasdiqlaydi. Jamiyat tan oladi va rozilik bildiradi:
(a)	in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser for the Information Statements; and	ushbu Shartnomani tuzish va unda nazarda tutilgan bitimlarni amalga oshirishga qaror qilishda faqat o’zining mustaqil tekshiruvi natijalariga hamda ushbu Shartnomada (shu jumladan Xaridorning ma’lumotlarini o’z ichiga olgan ilovalarning tegishli qismlarida) keltirilgan Xaridorning aniq bayonotlari va kafolatlariga tayanib ish yuritganligini; va har qanday sertifikatda ushbu Shartnoma doirasida Jamiyatga taqdim etilgan, shuningdek, Ma’lumot bayonnomalari uchun Xaridor yoki uning nomidan taqdim etilgan ma’lumotlarga tayanib ish yuritgan.
(b)	none of Purchaser or their respective Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.	Xaridor hamda uning tegishli vakillari Xaridor yoki ushbu Shartnoma bo’yicha, ushbu Shartnomada (Xaridorning ma’lumotlarini o’z ichiga olgan ilovalarning tegishli qismlari hamda Jamiyatga unga muvofiq taqdim etilgan har qanday sertifikatda) aniq belgilanganlardan boshqa, hech qanday bayonot yoki kafolat bermagan.
3.28	Books and Records. The books of account, minute books, lists and other records relating to participants and other corporate records of the Company and each Operating Subsidiary are true, complete and correct in all material respects, have been maintained in accordance with sound business practices and applicable Law, and accurately reflect in all material respects all meetings and actions of their respective governing bodies and participants and the transactions of their respective businesses.	Hisob-kitoblar va yozuvlar. Hisob-kitoblar, yig’ilishlar bayonnomalari, ro’yxatlar va ishtirokchilarga oid boshqa yozuvlar, shuningdek Jamiyat va har bir Operatsion sho’ba korxonaning boshqa korporativ yozuvlari haqiqiy, barcha muhim jihatlari bo’yicha to’liq va aniq, tegishli biznes amaliyoti va amaldagi qonunchilikka muvofiq yuritilgan hamda o’zlarining tegishli boshqaruv organlari va ishtirokchilarining barcha yig’ilishlari va qarorlarini, shuningdek, o’zlarining tegishli biznes faoliyati doirasida amalga oshirilgan bitimlarni barcha muhim jihatlari bo’yicha aniq aks ettiradi.

	ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS	IV BO’LIM SOTUVCHILARNING BAYONOTLARI VA KAFOLATLARI

	The Sellers, jointly and severally, represent and warrant to Purchaser as follows:	Sotuvchilar birgalikda va solidar ravishda Xaridorga quyidagilarni bayon etadilar va kafolatlaydilar:
4.1.	Organization and Standing. TEG Parent is a limited liability company duly established and validly existing under the Laws of the jurisdiction of its formation, is not subject to any liquidation, reorganization, bankruptcy or insolvency proceedings, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Individual Seller is a natural person of full legal capacity, is not subject to any bankruptcy or insolvency proceeding, and her Participatory Interest constitutes her separate property under applicable Law. No consent of her spouse or any other Person is required for the Individual Seller to execute, deliver and perform this Agreement and the Ancillary Documents to which she is a party or to transfer her Participatory Interest pursuant thereto.	Tashkiliy-huquqiy shakl va maqom. TEG Parent o’zi tashkil etilgan yurisdiksiya qonunchiligiga muvofiq tegishli tarzda tashkil etilgan va amalda mavjud mas’uliyati cheklangan jamiyat bo’lib, unga nisbatan tugatish, qayta tashkil etish, bankrotlik yoki to’lovga qobiliyatsizlik tartib-taomillari yuritilmayapti hamda u o’z mol-mulkiga egalik qilish, uni ijaraga olish va undan foydalanish hamda hozirgi faoliyatini yuritish uchun barcha zarur vakolat va huquqlarga ega. Jismoniy shaxs bo’lgan Sotuvchi to’liq muomala layoqatiga ega jismoniy shaxs bo’lib, unga nisbatan bankrotlik yoki to’lovga qobiliyatsizlik tartib-taomillari yuritilmayapti va unga tegishli Ulush amaldagi qonunchilikka muvofiq uning alohida mulki hisoblanadi. Jismoniy shaxs bo’lgan Sotuvchining ushbu Shartnomani va u tomoni bo’lgan Qo’shimcha hujjatlarni imzolashi, topshirishi va bajarishi yoki o’z Ulushini ularga muvofiq o’tkazishi uchun uning turmush o’rtog’i yoki boshqa biror Shaxsning roziligi talab etilmaydi.
4.2.	Authorization; Binding Agreement. Each Seller has all requisite power and authority and, in the case of the Individual Seller, legal capacity to execute and deliver this Agreement and each Ancillary Document to which such Seller is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and each Ancillary Document to which TEG Parent is or is required to be a party and the consummation of the Transactions by TEG Parent have been duly authorized by all requisite corporate action of TEG Parent, including approval by its general meeting of participants to the extent required under applicable Law and its Organizational Documents. The Individual Seller has full legal capacity to execute, deliver and perform this Agreement and each Ancillary Document to which she is a party. This Agreement has been, and each Ancillary Document to which either Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by each Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the Enforceability Exceptions.	Vakolat; majburiy kuchga ega Shartnoma. Har bir Sotuvchi ushbu Shartnomani va bunday Sotuvchi Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash va topshirish, ular bo’yicha o’z majburiyatlarini bajarish hamda Bitimlarni amalga oshirish uchun barcha zarur vakolat va huquqlarga, Jismoniy shaxs bo’lgan Sotuvchi esa, bundan tashqari, to’liq muomala layoqatiga ega. TEG Parent tomonidan ushbu Shartnoma va u Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan har bir Qo’shimcha hujjatning imzolanishi, topshirilishi va bajarilishi hamda TEG Parent tomonidan Bitimlarning amalga oshirilishi TEG Parent tomonidan talab qilinadigan barcha korporativ harakatlar, shu jumladan amaldagi Qonun va uning Tashkiliy hujjatlarida talab etilgan darajada ishtirokchilar umumiy yig’ilishining ma’qullashi bilan tegishli tartibda vakolatlantirilgan. Jismoniy shaxs bo’lgan Sotuvchi ushbu Shartnomani va u Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash, topshirish va bajarish uchun to’liq muomala layoqatiga ega. Ushbu Shartnoma har bir Sotuvchi tomonidan tegishli tartibda va qonuniy ravishda imzolangan va topshirilgan, har bir Sotuvchi Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan har bir Qo’shimcha hujjat esa tegishli ravishda imzolangan va topshirilgan yoki topshirilgan paytda shunday imzolangan va topshirilgan bo’ladi hamda, ushbu Shartnoma va tegishli Qo’shimcha hujjatlar ularning boshqa tomonlari tomonidan tegishli tartibda vakolat berilgan, imzolangan va topshirilgan deb faraz qilinganda, har bir Sotuvchining qonuniy, haqiqiy va majburiy kuchga ega majburiyatini tashkil etadi yoki, tegishlicha, topshirilgan paytda shunday majburiyatni tashkil etadi va Majburiy ijro etish istisnolarini hisobga olgan holda o’z shartlariga muvofiq tegishli Sotuvchiga nisbatan majburiy ijro etilishi mumkin.

4.3.	Ownership. Each Seller is the registered owner of the portion of the Participatory Interests to be transferred by such Seller pursuant to this Agreement, as set forth on Schedule 3.3, free and clear of any and all Liens (other than those imposed under the Company’s Organizational Documents or applicable Law). There are no powers of attorney, voting agreements or other arrangements or understandings to which either Seller is a party or by which either Seller is bound with respect to the exercise of voting or other rights attached to, or the transfer of, such Participatory Interests other than this Agreement. Upon the Registration Date and the corresponding entry in the Unified State Register of Business Entities, Purchaser will acquire valid title to the Participatory Interests transferred by the Sellers, free and clear of all Liens (other than those incurred by Purchaser).	Mulk huquqi. Har bir Sotuvchi ushbu Shartnomaga muvofiq o’zi o’tkazadigan Ulushning, 3.3-ilovada ko’rsatilganidek, ro’yxatdan o’tgan egasi bo’lib, Jamiyatning Tashkiliy hujjatlari yoki amaldagi qonunchilikda nazarda tutilgan Yuklamalardan tashqari har qanday Yuklamalardan xoli. Ushbu Shartnomadan tashqari, hech bir Sotuvchi Ulushlarga biriktirilgan ovoz berish yoki boshqa huquqlarni amalga oshirish yoxud bunday Ulushlarni o’tkazishga oid ishonchnoma, ovoz berish to’g’risidagi kelishuv yoki boshqa kelishuvning tomoni emas va ular bilan bog’lanmagan. Ro’yxatdan o’tkazish sanasida va Tadbirkorlik subyektlarining yagona davlat reyestriga tegishli yozuv kiritilgach, Xaridor Sotuvchilar tomonidan o’tkazilgan Ulushlarga, Xaridorning o’zi yuzaga keltirgan Yuklamalardan tashqari, boshqa barcha Yuklamalardan xoli haqiqiy mulk huquqini qo’lga kiritadi.
4.4.	Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Sellers is required to be obtained or made in connection with the execution, delivery or performance by the Sellers of this Agreement or any Ancillary Documents or the consummation by the Sellers of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with the OTC Markets (or any other applicable Stock Exchange) or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of the Sellers to consummate the Transactions. The Antimonopoly Clearance has been obtained prior to the date of this Agreement, is in full force and effect and covers the acquisition by Purchaser of the Participatory Interests from the Sellers as contemplated hereby. The other Consents of Governmental Authorities required on the part of the Sellers include the state registration of the transfer and related changes described in Article II.	Davlat organlarining ruxsatlari. Ushbu Shartnomada aniq nazarda tutilgan hujjatlarni taqdim etish, Monopoliyaga qarshi qonunchilikka muvofiq talab qilinadigan ruxsatlar, Bitimlarga oid OTC Marketsga (yoki boshqa tegishli Fond birjasiga) yoki SECga taqdim etilishi talab qilinadigan hujjatlar, tegishli hollarda Qimmatli qog’ozlar to’g’risidagi qonun, Birja to’g’risidagi qonun va/yoki har qanday shtatning “blue sky” qimmatli qog’ozlar to’g’risidagi Qonunlari va ular asosida qabul qilingan qoidalar va nizomlar talablari, shuningdek olinmasligi yoki rasmiylashtirilmasligi yoxud tegishli hujjat yoki bildirishnomalar taqdim etilmasligi Sotuvchilarning Bitimlarni amalga oshirish qobiliyatiga jiddiy zarar yetkazishi yoki uni kechiktirishi oqilona ravishda kutilmaydigan Ruxsatlardan tashqari, Sotuvchilar tomonidan ushbu Shartnoma yoki har qanday Qo’shimcha hujjatni imzolash, topshirish yoki bajarish yoxud ularda nazarda tutilgan bitimlarni amalga oshirish munosabati bilan Sotuvchilar tomonidan biror-bir Davlat organining hech qanday Ruxsatini olish yoki biror-bir Davlat organiga nisbatan hech qanday Ruxsatni rasmiylashtirish talab etilmaydi. Monopoliyaga qarshi ruxsatnoma ushbu Shartnoma sanasidan oldin olingan, to’liq kuchda va amalda bo’lib, ushbu Shartnomada nazarda tutilgan tarzda Xaridor tomonidan Sotuvchilardan Ulushlarning sotib olinishini qamrab oladi. Sotuvchilar tomonidan olinishi talab qilinadigan boshqa Davlat organlari Ruxsatlari II-bo’limda nazarda tutilgan o’tkazish va tegishli o’zgartirishlarning davlat ro’yxatidan o’tkazilishini o’z ichiga oladi.

4.5.	Non-Contravention. The execution and delivery by the Sellers of this Agreement and each Ancillary Document to which either Seller is a party or otherwise bound and the consummation by the Sellers of the transactions contemplated hereby and thereby, and compliance by the Sellers with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of TEG Parent’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to either Seller or any of their respective properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Sellers under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Sellers under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which either Seller is a party or either Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of the Sellers to consummate the Transactions. The pre-emption or first-refusal rights of the Company, Wellmore and each Seller, in its capacity as a participant with respect to the transfer of the Participatory Interest by the other Seller, have been or, prior to the Closing, will be waived or otherwise satisfied in accordance with Section 2.12 prior to the Closing.	Ziddiyat yo’qligi. Har bir Sotuvchi tomonidan ushbu Shartnoma va uning tomon bo’lgan yoki unga boshqa tarzda bog’langan har bir Qo’shimcha hujjatni tuzish va topshirish, shuningdek, ushbu Shartnoma va mazkur hujjatlarda nazarda tutilgan bitimlarni amalga oshirish hamda ushbu Shartnoma va mazkur hujjatlarning har qanday qoidasiga rioya qilish tegishli Sotuvchining quyidagilarga to’sqinlik qilmasligi kerak: (a) TEG Parentning tuzilish hujjatlaridagi hech bir qoidaga zid bo’lmasligi yoki ularni buzmasligi; (b) tegishli Sotuvchi yoki uning mulklari yoki aktivlariga tatbiq etiladigan har qanday qonun, qoida yoki ruxsatnomaga zid bo’lmasligi yoki ularni buzmasligi; yoki (c) (i) buzish, ziddiyat tug’dirish yoki buzilishiga sabab bo’lish, (ii) ushbu hujjatlar bo’yicha to’lovni kechiktirish (yoki bildirishnoma berilgach yoki muddat tugagach yoki ikkalasi ham amalga oshgach to’lovni kechiktirish hisoblanadigan holat) hisoblanish, (iii) ushbu hujjatni bekor qilish, bekor etish, to’xtatib turish, bekor qilish yoki o’zgartirishga olib kelish, (iv) tegishli Sotuvchidan ushbu hujjat bo’yicha talab qilinadigan majburiyatlarni tezlashtirish, (v) ushbu hujjatga muvofiq shartnomani bekor qilish yoki muddatidan oldin bajarish huquqini yuzaga keltirish, (vi) ushbu hujjatga muvofiq to’lovlar qilish yoki kompensatsiya to’lash majburiyatini yuzaga keltirish, (vii) ushbu hujjatga muvofiq tegishli Sotuvchining har qanday mulki yoki aktivlari bo’yicha garov huquqini yaratishga olib kelish, (viii) uchinchi shaxs roziligini olish yoki har qanday shaxsga xabar berish majburiyatini yuzaga keltirish, yoki (ix) har qanday shaxsga to’lovni bajarmaslik holatini e’lon qilish, huquqiy choralarni qo’llash, chegirma yoki kompensatsiya talab qilish huquqini berish, jarima solish yoki yetkazib berish jadvalini o’zgartirish, majburiyatlarni oldindan to’lash yoki bajarishni talab qilish, yoki tegishli Sotuvchi tomonidan tomosha qilinadigan yoki unga, uning mulki yoki aktivlariga boshqa tarzda taalluqli bo’lgan har qanday Shartnomaning har qanday bandlari, shartlari yoki qoidalari asosida har qanday huquqlar, imtiyozlar, majburiyatlar yoki boshqa shartlarni bekor qilish, tugatish yoki o’zgartirish huquqini bermaydi, (a), (b) yoki (c) bandlardagi chetga chiqishlar har qanday Sotuvchining Bitimlarni amalga oshirish qobiliyatiga ta’sir qilmagan va, maqbul darajada kutilganidek, kelajakda ham ta’sir qilmaydi yoki ularning bajarilishida jiddiy kechikishga olib kelmaydi. Jamiyat, Wellmore va har bir Sotuvchining boshqa Sotuvchi tomonidan Ulushni o’tkazishga nisbatan ishtirokchi sifatida ega bo’lgan imtiyozli sotib olish yoki birinchi rad etish huquqlari Yakunlashdan oldin 2.12-bandga muvofiq bekor qilingan yoki boshqa tarzda tegishli ravishda qondirilgan bo’lishi kerak.

4.6.	No Litigation. There is no Action pending or, to the Knowledge of the Sellers, threatened, nor any Order is outstanding, against or involving either Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of the Sellers to consummate the transactions contemplated by, and discharge their obligations under, this Agreement and the Ancillary Documents to which either Seller is or is required to be a party.	Sud ishlari mavjud emasligi. Hech bir Sotuvchiga nisbatan yoki uni jalb qilgan holda, Qonun yoki adolat tamoyillari asosida, har qanday Davlat organi oldida yoki tomonidan ko’rib chiqilayotgan yoxud Sotuvchilarning Bilimiga ko’ra tahdid qilinayotgan hech qanday Harakat mavjud emas, shuningdek, Sotuvchilarning ushbu Shartnoma va ular Tomon bo’lgan yoki Tomon bo’lishi talab etiladigan Qo’shimcha hujjatlarda nazarda tutilgan bitimlarni amalga oshirish va ular bo’yicha o’z majburiyatlarini bajarish qobiliyatiga jiddiy va salbiy ta’sir ko’rsatishi oqilona ravishda kutilishi mumkin bo’lgan hech qanday amaldagi Qaror mavjud emas.
4.7.	Securities Representations.	Qimmatli qog’ozlar bo’yicha bayonotlar va kafolatlar.
(a)	Each Seller (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or otherwise has such knowledge, sophistication and experience in business and financial matters that such Seller is capable of evaluating the merits and risks of an investment in Purchaser and of protecting such Seller’s interests in connection with this investment; (ii) is acquiring such Seller’s portion of the Exchange Shares for such Seller for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (iii) has been advised and understands that the Exchange Shares (x) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws and (y) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; (iv) is aware that an investment in Purchaser is a speculative investment and is subject to the risk of complete loss; and (v) acknowledges that, except as set forth in any registration rights agreement contemplated by Section 6.20, Purchaser is under no obligation hereunder to register the Exchange Shares under the Securities Act. Each Seller has been given access to such information regarding Purchaser as such Seller has requested, has had the full right and opportunity to consult with such Seller’s own attorneys, accountants and other advisors, and, except as expressly set forth in Article V (including the related portions of the Purchaser Disclosure Schedules), has not relied upon any representations or advice by Purchaser or its Representatives.	Har bir Sotuvchi (i) Qoidaga 501-bandda belgilangan “akreditatsiyalangan investor” hisoblanadi (a) Qimmatli qog’ozlar to’g’risidagi qonunning D bo’limiga muvofiq, yoki aks holda biznes va moliyaviy masalalarda shunday bilim, malaka va tajribaga ega bo’lib, Xaridorga sarmoya kiritishning foyda va xavflarini baholay oladi hamda bunday sarmoya bilan bog’liq o’z manfaatlarini himoya qila oladi; (ii) Ayirboshlash aksiyalaridagi ulushini faqat o’z hisobidan investitsiya maqsadida sotib oladi va keyinchalik qayta sotish yoki tarqatish maqsadida emas; (iii) xabardor qilingan va tushunadiki, Ayirboshlash aksiyalari (x) Qimmatli qog’ozlar to’g’risidagi qonun va tegishli shtat qimmatli qog’ozlar qonunlaridagi ro’yxatdan o’tkazish talablaridan bir yoki bir nechta ozod etish asosida chiqarilmoqda, va (y) Qimmatli qog’ozlar to’g’risidagi qonun yoki tegishli shtat qimmatli qog’ozlar to’g’risidagi qonunlarga muvofiq ro’yxatdan o’tmagan va ro’yxatdan o’tmaydi, va, shuning uchun ular noma’lum muddat saqlanishi va bunday Ayirboshlash aksiyalari Qimmatli qog’ozlar to’g’risidagi qonun va barcha tegishli shtat qimmatli qog’ozlar qonunlariga muvofiq ro’yxatdan o’tkazilmaguncha qayta sotilmasligi kerak, ro’yxatdan o’tkazish talabidan ozod etish hollari bundan mustasno; (iv) Xaridorga kiritilgan investitsiya tabiatan spekulyativ bo’lib, kapitalning to’liq yo’qotilishi xavfini o’z ichiga olishini tan oladi; va (v) tan oladiki, 6.20-bandda ko’rsatilgan ro’yxatdan o’tish huquqlari to’g’risidagi har qanday kelishuvda nazarda tutilgan holatlar bundan mustasno, Xaridor ushbu Shartnoma doirasida Qimmatli qog’ozlar to’g’risidagi qonun talablariga muvofiq Ayirboshlash aksiyalarini ro’yxatdan o’tkazish majburiyatiga ega emas. Har bir Sotuvchiga u so’ragan Xaridor haqidagi ma’lumotlarga kirish huquqi berildi; u o’z advokatlari, buxgalterlari va boshqa maslahatchilari bilan maslahatlashish uchun to’liq huquq va imkoniyatga ega bo’lgan va V-bo’limida (Xaridor haqidagi ma’lumotni oshkor qiluvchi ilovalarning tegishli qismlari ham kiritilgan) aniq belgilangan holatlardan tashqari Xaridor yoki uning vakillari tomonidan berilgan hech qanday bayonotlarga yoki tavsiyalarga tayanmagan.

(b)	Each Seller understands that the Exchange Shares have not been registered under the Securities Act and will be issued in reliance upon a specific exemption from registration which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Sellers’ representations herein; that the Exchange Shares are “restricted securities” that may not be resold without registration or an available exemption; that such Seller is familiar with Rule 144 and the resale limitations imposed thereby; and that, if Purchaser is or was at any time a “shell company” as described in Rule 144(i), Rule 144 will not be available for resales of the Exchange Shares unless and until the conditions of Rule 144(i)(2) are satisfied, including the filing of “Form 10 information” and the expiration of one (1) year thereafter.	Har bir Sotuvchi tan oladiki, Ayirboshlash aksiyalari Qimmatli qog’ozlar to’g’risidagi qonun bo’yicha ro’yxatdan o’tmagan va ular ro’yxatdan o’tkazish talabidan mustasno bo’lgan, boshqa omillar qatorida, investitsiya niyatlarining halol tabiati va bu yerda keltirilgan Sotuvchilar bayonotlarining to’g’riligiga bog’liq bo’lgan maxsus imtiyoz asosida chiqariladi; Ayirboshlash aksiyalari “cheklangan qimmatli qog’ozlar’ bo’lib, ularni ro’yxatdan o’tkazmasdan yoki tegishli ozodlik bo’lmasdan qayta sotish mumkin emasligini; har bir Sotuvchi 144-qoida va uning asosida belgilangan qayta sotish bo’yicha cheklovlar bilan tanishligini; va agar Xaridor 144(i)-qoida ta’rifiga ko’ra har qanday vaqtda “shell kompaniya” bo’lsa yoki bo’lgan bo’lsa, 144-qoida (i)(2)-band shartlari, jumladan ‘Form 10 ma’lumotlari’ni topshirish va undan keyin bir (1) yil o’tishi sharti bajarilmaguncha, Ayirboshlash aksiyalarini qayta sotishga 144-qoida tatbiq etilmaydi.
4.8.	Legend. Each Seller understands and agrees that the Exchange Shares shall bear the restrictive legend in customary form set forth in Exhibit H, and that such legend shall be removed only in accordance with the Securities Act.	Ogohlantiruvchi bayonot. Har bir Sotuvchi H-ilovada belgilangan standart shakldagi cheklovchi ogohlantiruvchi bayonot Ayirboshlash aksiyalariga ilova qilinishi kerakligini tan oladi va bunga rozilik bildiradi, hamda ushbu bayonot faqat Qimmatli qog’ozlar to’g’risidagi qonun talablariga muvofiq olib tashlanishi mumkin.

4.9.	Tax and Legal Matters. Neither the Sellers nor any of their respective Affiliates have taken or agreed to take any action, or are aware of any fact or circumstance, that would be reasonably likely to prevent, taken together, the Exchange and the Share Exchange from qualifying as an exchange described in Section 351 of the Code or as a reorganization within the meaning of Section 368(a) of the Code.	Soliq va huquqiy masalalar. Sotuvchilar hamda ularning tegishli affillangan shaxslari hech qanday choralar ko’rmagan yoki choralar ko’rishga rozi bo’lmagan, shuningdek ularga birgalikda qaralganda Ayirboshlash va aksiyalar almashinuvini Kodeksning 351-bo’limida tasvirlangan almashuv sifatida yoki Kodeksning 368(a)-bo’limi ma’nosida qayta tashkil etish sifatida e’tirof etilishiga to’sqinlik qilishi mumkin bo’lgan hech qanday fakt yoki holatlar ma’lum emas.
4.10.	Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers.	Vositachilar va brokerlar. Hech bir broker, vositachi yoki investitsiya bankiri Xaridordan brokerlik, vositachilik yoki boshqa to’lovlar yoki komissiyalar olishga haqli emas, Jamiyat yoki ularning tegishli affillangan shaxslari ushbu Shartnomada nazarda tutilgan bitimlar doirasida Sotuvchi yoki uning nomidan tuzilgan kelishuvlarga muvofiq hech qanday brokerlik, vositachilik yoki boshqa to’lovlar yoki komissiyalarni olishga haqli emas.
4.11.	Information Supplied. None of the information supplied or to be supplied by the Sellers expressly for inclusion or incorporation by reference:	Taqdim etilgan ma’lumot. Sotuvchilar tomonidan aniq maqsad bilan, havola qilish orqali kiritish yoki biriktirish uchun taqdim etilgan yoki taqdim etilishi lozim bo’lgan hech qanday ma’lumot:
(a)	in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;	Form 8-K bo’yicha joriy hisobotda, shuningdek unga ilova qilingan jadvallarda yoki boshqa har qanday hisobot, forma, ro’yxatdan o’tish bayonnomasi yoki boshqa hujjatda, har qanday davlat organi (jumladan, Qimmatli qog’ozlar va birjalar komissiyasi (SEC))ga topshirilgan ushbu Shartnomada nazarda tutilgan bitimlar yoki har qanday Qo’shimcha Hujjatlar bilan bog’liq holda;
(b)	in the Information Statements or the Super 8-K; or	Axborot bayonnomalari yoki Super 8-K shaklida; yoki
(c)	in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement	ushbu Shartnomada nazarda tutilgan bitimlarning yakunlanishi munosabati bilan Sotib oluvchi, Sotib oluvchining aksiyadorlari va/yoki potentsial investorlarga yuborilgan pochta jo’natmalari yoki boshqa materiallarda
	or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.	yoki (a) dan (c) bandlarda ko’rsatilgan hujjatlarga kiritilgan har qanday o’zgartirishlar, ularni topshirish, taqdim etish, joylashtirish yoki tarqatish paytida, holatga qarab, unda hech qanday muhim fakt bo’yicha noto’g’ri bayonot bo’lmasligi yoki kiritilishi kerak bo’lgan muhim faktni o’z ichiga olmasligi yoki undagi bayonotlar, ular berilgan sharoitlar inobatga olingan holda, chalg’ituvchi bo’lmasligi uchun zarur bo’lgan ma’lumotlar kiritilmasligi kerak.

	None of the information supplied or to be supplied by the Sellers expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Sellers do not make any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.	Sotuvchilar tomonidan imzolash, imzolash hujjatlari, manzilidagi bitimni yakunlashga oid hujjatlar va bitim yakunlanishi haqidagi matbuot relizi bo’yicha alohida taqdim etilgan yoki taqdim etilishi rejalashtirilgan ma’lumotlarning hech biri, tegishli matbuot relizlariga kiritish yoki havola orqali qo’shish maqsadida, mazkur ma’lumotlarga kiritilishi lozim bo’lgan yoki mazkur ma’lumotlarda keltirilgan bayonotlarning to’g’ri ekanligini ta’minlash uchun zarur bo’lgan hech qanday muhim faktlarga oid noto’g’ri bayonotlar yoki muhim faktlarning o’tkazib yuborilishini o’z ichiga olmaydi, ariza berish yoki tarqatish jarayonida, holatga qarab, unda muhim faktlarga oid noto’g’ri bayonotlar yoki kiritilishi lozim bo’lgan yoki bayonotlarning qilinish sharoitlarini hisobga olgan holda chalg’itmasligini ta’minlash uchun zarur bo’lgan muhim faktlar bo’yicha kamchiliklar bo’lmasligi kerak. Yuqoridagilarga qaramay, Sotuvchilar Xaridor yoki uning Filiallari tomonidan yoki ular nomidan taqdim etilgan har qanday ma’lumot bo’yicha hech qanday bayonot bermaydi, kafolat bermaydi va hech qanday majburiyatni zimmasiga olmaydi.
4.12.	Independent Investigation. Each Seller has conducted such Seller’s own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser and acknowledges that such Seller has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. Each Seller acknowledges and agrees that:	Mustaqil tekshiruv. Har bir Sotuvchi Xaridorning biznesi, operatsiyalar natijalari, holati (moliyaviy yoki boshqa) yoki aktivlari bo’yicha o’zining mustaqil tekshiruvi, ko’rib chiqishi va tahlilini o’tkazgan va tasdiqlaydi-ki, unga Xaridor xodimlari, mulki, aktivlari, binolari, buxgalteriya kitoblari va yozuvlari, shuningdek ushbu maqsadlar uchun Xaridorga tegishli boshqa hujjatlar va ma’lumotlarga kirish huquqi berilganligini tasdiqlaydi. Har bir Sotuvchi quyidagilarni tan oladi va rozilik bildiradi:
(a)	in making such Seller’s decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Seller has relied solely upon such Seller’s own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Sellers pursuant hereto, and the information provided by or on behalf of Purchaser for the Information Statements; and	ushbu Shartnomani tuzish va unda nazarda tutilgan bitimlarni amalga oshirishga qaror qilishda bunday Sotuvchi faqat o’zining tekshiruv natijalariga hamda ushbu Shartnomada (jumladan, Xaridorning ma’lumotlari keltirilgan Ilovalarning tegishli qismlarida) va har qanday sertifikatda ko’rsatilgan Xaridorning aniq bayonotlari va kafolatlariga tayanadi, ushbu Shartnoma doirasida Sotuvchilarga taqdim etilgan, shuningdek, Ma’lumot bayonnomalari uchun Xaridor yoki uning nomidan taqdim etilgan ma’lumotlarga; va
(b)	none of Purchaser or their respective Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Sellers pursuant hereto.	Xaridor hamda uning tegishli vakillari ushbu Shartnoma yoki Xaridor bo’yicha, ushbu Shartnomada (Xaridorning ma’lumotlarini o’z ichiga olgan ilovalarning tegishli qismlari hamda har qanday sertifikatda) aniq ko’rsatilganlardan boshqa, hech qanday bayonot yoki kafolat bermaganlar, ushbu Shartnoma asosida Sotuvchilarga taqdim etilgan.

	ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER	V BO’LIM SOTIB OLUVCHINING BAYONOTLARI VA KAFOLATLARI
	Except as set forth in the Purchaser SEC Documents filed prior to the date hereof (excluding any risk-factor or forward-looking disclosure) or in the disclosure schedules delivered by Purchaser concurrently herewith (the “Purchaser Disclosure Schedules”), Purchaser represents and warrants to the Company and the Sellers as follows:	Ushbu Shartnoma sanasidan oldin Qimmatli qog’ozlar va birjalar komissiyasiga (SEC) topshirilgan Xaridorning hujjatlarida (xavf omillari yoki kelajakga oid bayonotlarni oshkor qilish bundan mustasno) yoki Xaridor tomonidan ushbu Shartnoma bilan bir vaqtda taqdim etilgan oshkor qilish ilovalari (“Xaridor Ochiq ma’lumotlar ilovalari’), Xaridor Jamiyat va Sotuvchiga quyidagilarni bayon etadi va kafolatlaydi:
5.1	Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. Each Subsidiary of Purchaser, if any, is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 5.1 lists all jurisdictions in which Purchaser is qualified to conduct business and all names other than its legal name under which Purchaser does business. Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents.	Tashkil etilishi va maqomi. Xaridor Nevada shtati Qonunlariga muvofiq tegishli tartibda tashkil etilgan, qonuniy ravishda mavjud va tegishli huquqiy maqomga ega korporatsiyadir. Xaridorning har bir Sho’ba korxonasi, agar mavjud bo’lsa, o’zi tashkil etilgan yurisdiksiya Qonunlariga muvofiq tegishli tartibda tashkil etilgan, qonuniy ravishda mavjud va tegishli huquqiy maqomga ega korporatsiya yoki boshqa yuridik shaxsdir. Xaridor o’z mol-mulkiga egalik qilish, uni ijaraga olish va undan foydalanish hamda hozirgi vaqtda olib borilayotgan faoliyatini yuritish uchun barcha zarur korporativ vakolat va huquqlarga ega. Xaridor o’ziga tegishli, ijaraga olingan yoki foydalanilayotgan mol-mulkning xususiyati yoxud olib borayotgan faoliyatining xususiyati bunday malaka yoki litsenziyani talab qiladigan har bir yurisdiksiyada tegishli tartibda faoliyat yuritish uchun malakaga yoki litsenziyaga ega hamda tegishli huquqiy maqomga ega. 5.1-ilovada Xaridor faoliyat yuritish uchun tegishli malakaga ega bo’lgan barcha yurisdiksiyalar hamda Xaridor o’zining yuridik nomidan tashqari faoliyat yuritishda foydalanadigan barcha nomlar ko’rsatilgan. Xaridor Jamiyatga o’zining hozirda amalda bo’lgan Tashkiliy hujjatlarining aniq va to’liq nusxalarini taqdim etgan. Xaridor o’z Tashkiliy hujjatlarining hech qanday qoidasini buzmayapti.

5.2	Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Common Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Required Purchaser Common Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought. Purchaser’s board of directors, by resolutions duly adopted unanimously at a meeting duly called and held or by unanimous written consent in lieu of a meeting (i) determined that this Agreement and the Transactions are advisable, fair to, and in the best interests of, Purchaser and its stockholders, (ii) approved this Agreement and the Transactions in accordance with Purchaser’s Organizational Documents and the NRS, (iii) directed that this Agreement and the Transactions be submitted to Purchaser’s stockholders for adoption, and (iv) resolved to recommend that Purchaser’s stockholders adopt this Agreement and the Transactions. Without limiting the foregoing, the Stockholder Written Consent has been duly executed and delivered by the holder of a majority of the voting power of the outstanding shares of Purchaser Common Stock in accordance with NRS 78.320 and Purchaser’s bylaws, has not been amended, rescinded or revoked, and remains in full force and effect, and no other approval of the board of directors or of the stockholders of Purchaser is required in connection with the execution of this Agreement or the consummation of the Exchange.	Vakolat; majburiy kuchga ega Shartnoma. Xaridor ushbu Shartnomani va o’zi Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash va topshirish, ular bo’yicha o’z majburiyatlarini bajarish hamda ularda nazarda tutilgan bitimlarni amalga oshirish uchun, Xaridorning oddiy aksiyadorlarining zarur tasdig’i olinishi sharti bilan, barcha zarur korporativ vakolat va huquqlarga ega. Ushbu Shartnoma va Xaridor Tomon bo’lgan har bir Qo’shimcha hujjatning imzolanishi va topshirilishi hamda ularda nazarda tutilgan bitimlarning amalga oshirilishi (a) Xaridorning direktorlar kengashi tomonidan tegishli tartibda va qonuniy ravishda ma’qullangan hamda (b) Xaridorning oddiy aksiyadorlarining zarur tasdig’idan tashqari, ushbu Shartnomada boshqa joyda nazarda tutilgan holatlarni hisobga olmaganda, ushbu Shartnomani va Xaridor Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash va topshirishga yoki ularda nazarda tutilgan bitimlarni amalga oshirishga vakolat berish uchun Xaridor tomonidan boshqa hech qanday korporativ tartib-taomillarni amalga oshirish talab etilmaydi. Ushbu Shartnoma Xaridor tomonidan tegishli tartibda va qonuniy ravishda imzolangan va topshirilgan, Xaridor Tomon bo’lgan har bir Qo’shimcha hujjat esa topshirilgan paytda Xaridor tomonidan tegishli tartibda va qonuniy ravishda imzolangan va topshirilgan bo’ladi hamda, ushbu Shartnoma va tegishli Qo’shimcha hujjatlar ularning boshqa tomonlari tomonidan tegishli tartibda ma’qullangan, imzolangan va topshirilgan deb faraz qilinganda, Xaridorning haqiqiy va majburiy kuchga ega majburiyatini tashkil etadi yoki, tegishlicha, topshirilgan paytda shunday majburiyatni tashkil etadi va o’z shartlariga muvofiq Xaridorga nisbatan majburiy ijro etilishi mumkin; biroq bunday majburiy ijro etilish amaldagi bankrotlik, to’lovga qobiliyatsizlik, qayta tashkil etish va moratoriy to’g’risidagi qonunlar hamda kreditorlar huquqlarining majburiy ijro etilishiga umuman ta’sir ko’rsatuvchi boshqa umumiy qo’llaniladigan qonunlar bilan, shuningdek har qanday amaldagi da’vo muddati yoki hisobga olish yoxud qarshi da’voga asoslangan haqiqiy himoya vositasi bilan cheklanishi mumkin, bundan tashqari, adolat tamoyillariga asoslangan huquqiy himoya vositalari yoki choralar (shu jumladan majburiyatni aynan bajarishga majbur etish chorasi) bunday himoya so’ralayotgan sudning ixtiyoriga bog’liq bo’ladi. Xaridorning direktorlar kengashi tegishli tartibda chaqirilgan va o’tkazilgan yig’ilishda bir ovozdan qabul qilingan qarorlar yoki yig’ilish o’rniga bir ovozdan berilgan yozma rozilik asosida: (i) ushbu Shartnoma va Bitimlar maqsadga muvofiq, Xaridor va uning aksiyadorlari uchun adolatli hamda ularning eng yaxshi manfaatlariga mos ekanligini aniqladi; (ii) Xaridorning Tashkiliy hujjatlari va NRSga muvofiq ushbu Shartnoma va Bitimlarni ma’qulladi; (iii) ushbu Shartnoma va Bitimlarni qabul qilish uchun Xaridorning aksiyadorlariga taqdim etishni topshirdi; va (iv) Xaridorning aksiyadorlariga ushbu Shartnoma va Bitimlarni qabul qilishni tavsiya etishga qaror qildi. Yuqoridagilarni cheklamagan holda, NRS 78.320 va Xaridorning ichki nizomiga muvofiq Xaridorning muomaladagi oddiy aksiyalariga tegishli ovoz berish huquqlarining ko’pchiligiga ega bo’lgan aksiyador tomonidan Aksiyadorlarning yozma roziligi tegishli tartibda imzolangan va topshirilgan, unga o’zgartirish yoki qo’shimchalar kiritilmagan, u bekor qilinmagan yoki qaytarib olinmagan va to’liq kuchda hamda amalda qolmoqda; ushbu Shartnomani imzolash yoki Ayirboshlashni amalga oshirish munosabati bilan Xaridorning direktorlar kengashi yoki aksiyadorlarining boshqa hech qanday tasdig’i talab etilmaydi.

5.3	5.3 Governmental Approvals. Except as otherwise described in Schedule 5.3, no Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are contemplated by this Agreement, (c) any filings required with the OTC Markets (or any other applicable Stock Exchange) or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect on Purchaser.	Davlat organlarining ruxsatlari. 5.3-ilovada boshqacha ko’rsatilgan holatlardan tashqari, Monopoliyaga qarshi qonunchilikka muvofiq talab qilinadigan ruxsatlar, ushbu Shartnomada nazarda tutilgan hujjatlarni taqdim etish, Bitimlarga oid OTC Marketsga (yoki boshqa tegishli Fond birjasiga) yoki SECga taqdim etilishi talab qilinadigan hujjatlar, tegishli hollarda Qimmatli qog’ozlar to’g’risidagi qonun, Birja to’g’risidagi qonun va/yoki har qanday shtatning “blue sky” qimmatli qog’ozlar to’g’risidagi Qonunlari va ular asosida qabul qilingan qoidalar va nizomlar talablari, shuningdek olinmasligi yoki rasmiylashtirilmasligi yoxud tegishli hujjat yoki bildirishnomalar taqdim etilmasligi Xaridorga nisbatan Moddiy salbiy ta’sirga olib kelishi oqilona ravishda kutilmaydigan Ruxsatlardan tashqari, Xaridor tomonidan ushbu Shartnoma va o’zi Tomon bo’lgan har bir Qo’shimcha hujjatni imzolash, topshirish yoki bajarish yoxud ularda nazarda tutilgan bitimlarni amalga oshirish munosabati bilan Xaridor tomonidan biror-bir Davlat organining hech qanday Ruxsatini olish yoki biror-bir Davlat organiga nisbatan hech qanday Ruxsatni rasmiylashtirish talab etilmaydi.
5.4	Non-Contravention. Except as otherwise described in Schedule 5.4, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and the compliance by Purchaser with any of the provisions hereof and thereof, shall not (a) conflict with or violate any provision of any Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person under or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Purchaser, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.	Ziddiyatlarning yo’qligi. 5.4-ilovada boshqacha ko’rsatilgan holatlardan tashqari, Xaridor tomonidan ushbu Shartnoma va o’zi Tomon bo’lgan har bir Qo’shimcha hujjatning imzolanishi va topshirilishi, Xaridor tomonidan ularda nazarda tutilgan bitimlarning amalga oshirilishi hamda Xaridor tomonidan ularning qoidalariga rioya qilinishi: (a) Xaridorning Tashkiliy hujjatlarining hech qanday qoidasiga zid kelmaydi yoki uni buzmaydi; (b) ushbu Shartnomaning 5.3-bandida ko’rsatilgan Davlat organlarining Ruxsatlari olingan, unda nazarda tutilgan kutish muddatlari tugagan va bunday Ruxsat yoki undan voz kechishga oid barcha dastlabki shartlar bajarilgan taqdirda, Xaridor yoki uning mol-mulki yoxud aktivlariga nisbatan qo’llaniladigan hech qanday Qonun, Qaror yoki Ruxsatga zid kelmaydi yoki uni buzmaydi; yoki (c) Xaridor Tomon bo’lgan har qanday muhim Shartnomaning shartlari yoki qoidalariga muvofiq: (i) buzilish yoki ziddiyatni yuzaga keltirmaydi; (ii) majburiyatni bajarmaslik holatini (yoki bildirishnoma berilishi, vaqt o’tishi yoki ikkalasi natijasida majburiyatni bajarmaslik holatiga aylanadigan voqeani) yuzaga keltirmaydi; (iii) tugatish, qaytarib olish, to’xtatib turish, bekor qilish yoki o’zgartirishga olib kelmaydi; (iv) Xaridor tomonidan bajarilishi talab qilinadigan majburiyatlarning bajarilishini tezlashtirmaydi; (v) tugatish yoki tezlashtirish huquqini yuzaga keltirmaydi; (vi) to’lov yoki kompensatsiya amalga oshirish majburiyatini yuzaga keltirmaydi; (vii) Xaridorning har qanday mol-mulki yoki aktiviga nisbatan Yuklama yuzaga kelishiga olib kelmaydi; (viii) uchinchi shaxsning Ruxsatini olish yoki har qanday Shaxsga bildirishnoma berish majburiyatini yuzaga keltirmaydi; yoki (ix) har qanday Shaxsga majburiyatni bajarmaslik holatini e’lon qilish, har qanday huquqiy himoya vositasidan foydalanish, chegirma, qaytarma to’lov, jarima yoki yetkazib berish jadvalini o’zgartirishni talab qilish, majburiyatning muddati yoki bajarilishini tezlashtirish yoxud har qanday huquq, manfaat, majburiyat yoki boshqa shartni bekor qilish, tugatish yoki o’zgartirish huquqini bermaydi; bundan yuqoridagi (a), (b) yoki (c) bandlardan chetga chiqish Xaridorga nisbatan Moddiy salbiy ta’sirga olib kelishi oqilona ravishda kutilmaydigan holatlar mustasno.

5.5	Subsidiaries. Schedule 5.5 sets forth the name of each Subsidiary of Purchaser, and with respect to each Subsidiary, (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof.	Sho’ba korxonalar. 5.5-ilovada Sotib oluvchining barcha sho’ba korxonalarining nomlari va ularning har biri bo’yicha: (a) tuzilgan yurisdiktsiya; (b) vakolatli kapital yoki boshqa ulush huquqlari (agar mavjud bo’lsa); va (c) chiqarilgan va muomaladagi aksiyalar yoki boshqa ulush huquqlari soni, shuningdek, bunday aksiyalar yoki ulush huquqlarining ro’yxatdan o’tgan egalari va foyda oluvchi egalari.
5.6	Compliance with Laws. Except as set forth on Schedule 5.6, Purchaser is not or has not been in material conflict or material non-compliance with, or in material default or violation of, nor has Purchaser received, since January 1, 2023, any written, or, to the Knowledge of Purchaser, notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.	Qonunchilikka rioya qilish. 5.6-ilovada ko’rsatilgan holatlardan tashqari, Xaridor o’zi yoki uning mol-mulki, aktivlari, xodimlari, biznesi yoki faoliyatiga nisbatan qo’llaniladigan har qanday Qonunga muhim jihatda zid kelmaydi va kelmagan, unga muhim jihatda rioya qilmaslik holatida emas va bo’lmagan hamda uni muhim jihatda buzmagan; shuningdek, 2023-yil 1-yanvardan boshlab Xaridor bunday Qonunga muhim jihatda zid kelish, unga rioya qilmaslik yoki uni buzish to’g’risida hech qanday yozma bildirishnoma yoki Xaridorning Bilimiga ko’ra boshqa bildirishnoma olmagan.
5.7	Litigation. Except as described on Schedule 5.7, there is no (a) Action of any nature currently pending or, to Purchaser’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to Purchaser’s Knowledge, threatened since January 1, 2023); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since January 1, 2023, in either case of (a) or (b) by or against Purchaser, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of Purchaser must be related to the Purchaser’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 5.7, if finally determined adverse to Purchaser, will not have, either individually or in the aggregate, a Material Adverse Effect upon Purchaser. Since January 1, 2023, none of the current or former officers, senior management or directors of Purchaser have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Purchaser is not subject to any pending or, to the Knowledge of Purchaser, threatened SEC, FINRA or state securities regulatory investigation, inquiry or proceeding, has not been subject to any such action in the past five (5) years, and has never been subject to any trading suspension under Section 12(k) of the Exchange Act.	Huquqiy ishlar. 5.7-ilovada ko’rsatilgan holatlar bundan mustasno, hozirgi kunda hech qanday turdagi da’volar ko’rib chiqilmayapti yoki, Eng yaxshi Sotib oluvchining bilishicha, tahdid qilinmayapti, shuningdek, da’vo qo’zg’ash uchun hech qanday asosli sabablar yo’q (va bunday da’volar qo’zg’atilmagan yoki, Eng yaxshi Sotib oluvchining bilishicha, 2023-yil 1-yanvardan beri tahdid qilinmagan); yoki (b) Sotib oluvchiga nisbatan hozirda ko’rib chiqilayotgan yoki kuchida turgan, yoki 2023-yil 1-yanvardan keyin davlat organi tomonidan chiqarilgan har qanday buyruq mavjud emas. uning amaldagi yoki sobiq direktorlari, rahbarlari yoki aksiyadorlari (bunda Sotib oluvchining direktorlari, rahbarlari yoki aksiyadorlariga nisbatan olib borilayotgan har qanday huquqiy ishlari faqat Sotib oluvchining biznesi, aksiyalari yoki aktivlari bilan bog’liq bo’lishi sharti bilan), uning biznesi, aksiyalari yoki aktivlari. Ilova 5.7 da keltirilgan ishlar, Sotib oluvchiga qarshi yakuniy sud hukmi chiqarilgan taqdirda, yakka tartibda yoki birgalikda Sotib oluvchiga jiddiy salbiy ta’sir ko’rsatmaydi. 2023-yil 1-yanvardan boshlab Sotib oluvchining amaldagi yoki sobiq rahbarlari, yuqori boshqaruv a’zolari yoki direktorlariga jiddiy jinoyat yoki firibgarlik jinoyati bo’yicha ayblov qo’yilmagan, tergov o’tkazilmagan, hibsga olinmagan yoki sud hukmi chiqarilmagan. Sotib oluvchi hozirgi vaqtda yoki, Sotib oluvchining eng yaxshi bilimiga ko’ra, Qimmatli qog’ozlar va birjalar komissiyasi (SEC), Moliyaviy soha tartibga solish organi (FINRA) yoki har qanday shtat qimmatli qog’ozlarni tartibga soluvchi organlari tomonidan hech qanday tekshiruv, so’rov yoki sud jarayonlariga tortilmagan; so’nggi besh (5) yil ichida bunday protseduralarning hech biriga tortilmagan va birjalar to’g’risidagi qonunning 12(k)-bo’limi asosida savdoni to’xtatishga hech qachon duch kelmagan.

5.8	Finders and Brokers. Except as set forth on Schedule 5.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company or an Operating Subsidiary, or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.	Vositachilar va brokerlar. 5.8-ilovada ko’rsatilgan holatlardan tashqari, Xaridor tomonidan yoki uning nomidan tuzilgan kelishuvlar asosida ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan hech bir broker, vositachi yoki investitsiya bankiri Xaridor, Jamiyat yoki biror-bir Operatsion sho’ba korxonadan yoxud ularning tegishli Affillangan shaxslaridan biror-bir brokerlik, vositachilik yoki boshqa haq yoxud komissiya olish huquqiga ega emas.
5.9	Information Supplied. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference:	Taqdim etilgan ma’lumotlar. Xaridor tomonidan quyidagilarga bevosita kiritish yoki havola orqali kiritish uchun taqdim etilgan yoki taqdim etilishi lozim bo’lgan hech qanday ma’lumot:
(a)	in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents;	ushbu Shartnoma yoki har qanday Qo’shimcha hujjatlarda nazarda tutilgan bitimlarga oid 8-K shaklidagi har qanday Joriy hisobotda va unga ilova qilinadigan har qanday hujjatlarda yoxud har qanday Davlat organiga (shu jumladan SECga) taqdim etiladigan boshqa har qanday hisobot, shakl, ro’yxatdan o’tkazish hujjati yoki boshqa hujjatda;
(b)	in the Information Statements or the Super 8-K; or	Axborot bayonnomalarida yoki Super 8-Kda; yoki
(c)	in the mailings or other distributions to Purchaser’s or Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, the Operating Subsidiaries or the Sellers or any of their respective Affiliates.	ushbu Shartnomada nazarda tutilgan bitimlarni amalga oshirish munosabati bilan Xaridorga, Xaridorning aksiyadorlariga va/yoki bo’lajak investorlarga yuboriladigan pochta materiallari yoki boshqa tarqatmalarda yoxud yuqoridagi (a)–(c) bandlarda ko’rsatilgan har qanday hujjatga kiritiladigan har qanday o’zgartirishda, tegishli ravishda taqdim etilgan, foydalanish uchun ochiq qilingan, pochta orqali yuborilgan yoki tarqatilgan paytda, muhim fakt to’g’risidagi biror-bir noto’g’ri bayonotni o’z ichiga olmaydi va unda bayon etilishi talab qilinadigan yoki undagi bayonotlar ular berilgan sharoitlarni hisobga olgan holda chalg’ituvchi bo’lmasligi uchun zarur bo’lgan biror-bir muhim faktni tushirib qoldirmaydi.Xaridor tomonidan Imzolash to’g’risidagi matbuot relizi, Imzolash bo’yicha taqdimnoma, Yakunlash bo’yicha taqdimnoma yoki Yakunlash to’g’risidagi matbuot reliziga bevosita kiritish yoki havola orqali kiritish uchun taqdim etilgan yoki taqdim etilishi lozim bo’lgan hech qanday ma’lumot, tegishli ravishda taqdim etilgan yoki tarqatilgan paytda, muhim fakt to’g’risidagi biror-bir noto’g’ri bayonotni o’z ichiga olmaydi va unda bayon etilishi talab qilinadigan yoki undagi bayonotlar ular berilgan sharoitlarni hisobga olgan holda chalg’ituvchi bo’lmasligi uchun zarur bo’lgan biror-bir muhim faktni tushirib qoldirmaydi. Yuqoridagilarga qaramay, Xaridor Jamiyat, Operatsion sho’ba korxonalar, Sotuvchilar yoki ularning tegishli Affillangan shaxslaridan birortasi tomonidan yoki ularning nomidan taqdim etilgan har qanday ma’lumotga nisbatan hech qanday bayonot, kafolat yoki majburiyat bermaydi.

5.10	5.10 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company and the Operating Subsidiaries, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and the Operating Subsidiaries for such purpose. Purchaser acknowledges and agrees that:	Mustaqil tekshiruv. Xaridor Jamiyat va Operatsion sho’ba korxonalarning faoliyati, operatsion natijalari, moliyaviy yoki boshqa holati yoki aktivlariga oid o’zining mustaqil tekshiruv, ko’rib chiqish va tahlilini o’tkazdi va xodimlar, mulk, aktivlar, binolar va inshootlarga tegishli kirish huquqi berilganini tasdiqlaydi, buxgalteriya kitoblari va yozuvlari, shuningdek ushbu maqsadlar uchun Jamiyat va Operatsion sho’ba korxonalarining boshqa hujjatlari va ma’lumotlariga. Xaridor tan oladi va rozilik bildiradi:
(a)	in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and the Sellers set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company and the Sellers for the Information Statements; and	ushbu Shartnomani tuzish va unda nazarda tutilgan bitimlarni amalga oshirishga qaror qilishda faqat o’z tekshiruvlari natijalariga hamda ushbu Shartnomada (jumladan Jamiyatning oshkor etish ilovalari bo’limlaridagi) va har qanday sertifikatda keltirilgan Jamiyat va Sotuvchining aniq bayonotlari va kafolatlariga tayanib ish yuritganini; ushbu Shartnoma doirasida Xaridorga taqdim etilgan, shuningdek, Ma’lumot bayonnomalari uchun Jamiyat va Sotuvchi tomonidan yoki ularning nomidan taqdim etilgan ma’lumotlarga tayanib; va
(b)	none of the Company, the Sellers or their respective Representatives has made any representation or warranty as to the Company, the Operating Subsidiaries, the Sellers or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.	na Jamiyat, na Sotuvchi, na ularning tegishli Vakillari Jamiyat, Operatsion sho’ba korxonalar, Sotuvchi yoki ushbu Shartnoma bo’yicha, ushbu Shartnomada (Jamiyatning oshkorotlarini o’z ichiga olgan Ilova bo’limlari hamda Xaridorga topshirilgan har qanday sertifikatda) aniq ko’rsatilganlardan boshqa hech qanday vakolat yoki kafolat berilmagan.
5.11	OTC Markets. The Purchaser Common Stock is quoted on the OTC Markets under the symbol “STWI.”	OTC Markets. Xaridorning oddiy aksiyalari OTC Marketsda “STWI” belgisi ostida kotirovka qilinadi..
5.12	Investment Company Act. Purchaser is not, and immediately after the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.	Investitsiya kompaniyalari to’g’risidagi qonun. Xaridor 1940-yildagi Investitsiya kompaniyalari to’g’risidagi qonunning o’zgartirish va qo’shimchalar kiritilgan tahriri ma’nosidagi “investitsiya kompaniyasi” hisoblanmaydi va Yakunlashdan darhol keyin ham bunday kompaniya hisoblanmaydi.

5.13	Exchange Shares. When issued by Purchaser to the Sellers in accordance with the terms of this Agreement, the Exchange Shares will be (a) duly authorized and validly issued, fully paid and non-assessable, and (b) issued free and clear of all Liens, other than restrictions arising under applicable securities Laws, the express terms of this Agreement or Liens incurred by the Sellers or their respective Affiliates. All consents, approvals and authorizations of Purchaser’s existing stockholders or creditors, of the SEC or of any other Governmental Authority that are required to be obtained by Purchaser in connection with the issuance of the Exchange Shares to the Sellers hereunder have been obtained and remain in full force and effect, including the Stockholder Written Consent.	Almashinuv aksiyalari. Ushbu Shartnomaning shartlariga muvofiq Xaridor tomonidan Sotuvchilarga chiqarilganda, Ayirboshlash aksiyalari (a) tegishli ravishda vakolatli va qonuniy chiqarilgan, to’liq to’langan va qo’shimcha to’lov talablariga duchor etilmaydigan, hamda (b) amaldagi qimmatli qog’ozlar qonunchiligidan kelib chiqadigan cheklovlar, ushbu Shartnomaning aniq shartlari yoki Sotuvchilar yoki ularning tegishli Affillangan shaxslaridan kelib chiqadigan garovlardan boshqa hech qanday yukdan holi bo’lishi kerak. Xaridorning mavjud aksiyadorlari yoki kreditorlaridan olinishi kerak bo’lgan barcha roziliklar, tasdiqlar va ruxsatnomalar, ushbu Shartnoma doirasida Sotuvchilarga Ayirboshlash aksiyalarini chiqarish bilan bog’liq Xaridor olishi kerak bo’lgan Qimmatli qog’ozlar va birjalar komissiyasi (SEC) yoki boshqa har qanday davlat organi roziliklari, tasdiqlari va ruxsatnomalari, jumladan Aksiyadorlarning yozma roziligi, olingan va to’liq kuchda saqlanib qolmoqda.
	ARTICLE VI COVENANTS	VI BO’LIM MAJBURIYATLAR
6.1	Access and Information.	Kirish va ma’lumot.
(a)	During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (“Interim Period”), subject to Section 6.10, each of the Company and the Sellers shall give, and shall cause their respective Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company and the Operating Subsidiaries, as Purchaser or its Representatives may reasonably request regarding the Company and the Operating Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a combined quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Representatives of the Company and the Sellers to reasonably cooperate with Purchaser and its Representatives in their investigation, except that nothing herein shall require the Company, the Sellers or their respective Representatives to disclose any information to Purchaser’s Representatives that would cause a risk of loss of legal privilege to the disclosing party or would constitute a violation of applicable Laws; provided that the Company, the Sellers and their respective Representatives shall have used commercially reasonable efforts to provide such information without violation of applicable Law. Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company and the Operating Subsidiaries.	Ushbu Shartnoma sanasidan boshlab quyidagi voqealardan erta yuz berganigacha bo’lgan davr mobaynida: ushbu Shartnoma 8.1-bandga muvofiq bekor qilinishi yoki Bitim yakunlanishi (“O’tkazish davri”), va 6.10-banddagi qoidalarga muvofiq, Jamiyat va Sotuvchilar har biri Xaridor va uning vakillariga normal ish vaqti davomida maqbul muddat ichida taqdim etishga va vakillari orqali taqdim etilishini ta’minlashga majbur bo’ladi, oqilona oraliklarda va oldindan xabar berish sharti bilan, barcha ofislar va boshqa binolarga, shuningdek barcha xodimlar, aktivlar, shartnomalar, kelishuvlar, majburiyatlar, buxgalteriya yozuvlari va hujjatlar, moliyaviy va operatsion ma’lumotlar hamda boshqa ma’lumotlarga (jumladan soliq deklaratsiyalari, ichki ish hujjatlari, mijoz fayllari, mijoz shartnomalari va direktorlarning xizmat shartnomalari) Jamiyat va Operatsion sho’ba korxonalarga tegishli yoki ular bilan bog’liq bo’lgan, hamda Xaridor yoki uning Vakillari Jamiyat va Operatsion sho’ba korxonalar hamda ularning tegishli biznes faoliyati, aktivlari, majburiyatlari, moliyaviy holati, perspektivalar, operatsiyalar, boshqaruv, xodimlar va boshqa jihatlar (auditorlik tekshiruvidan o’tmagan choraklik moliyaviy hisobotlar, masalan, konsolidatsiyalashgan choraklik balans va foyda-zarar hisobotlari, amaldagi qimmatli qog’ozlar qonunchiligi talablari doirasida tartibga soluvchi organlarga topshirilgan yoki ulardan olingan har qanday muhim hisobot, ilova va boshqa hujjatlarning nusxasi, shuningdek mustaqil auditorlarning ish hujjatlari (agar bunday auditorlar tomonidan boshqa shartlar qo’yilgan bo’lsa, ularning roziligini olish yoki ushbu shartlarga rioya qilish sharti bilan) va Jamiyat hamda Sotuvchilar vakillarining har biri, imkon qadar, Xaridor va uning vakillari bilan ularning tekshiruvi davomida hamkorlik qilishini ta’minlash; shuni ta’kidlash joizki, ushbu hujjat Jamiyatni majburlamaydi, Sotuvchilar yoki ularning vakillari Xaridorning vakillariga huquqiy imtiyozni yo’qotish xavfini tug’dirishi mumkin bo’lgan yoki amaldagi qonunchilikni buzish hisoblanadigan har qanday ma’lumotni oshkor qilmasliklari; biroq Jamiyat, Sotuvchilar va ularning vakillari tegishli qonunchilikni buzmasdan bunday ma’lumotni taqdim etish uchun tijorat nuqtai nazaridan maqbul bo’lgan barcha choralarni ko’rgan bo’lishlari sharti bilan. Xaridor va uning vakillari bunday faoliyatni Jamiyat va operatsion sho’ba korxonalarning biznes yoki operatsion faoliyatiga ortiqcha xalaqit yetkazmaslik sharti bilan amalga oshiradilar.

(b)	During the Interim Period, subject to Section 6.10, Purchaser shall give, and shall cause its Representatives to give, the Company, the Sellers and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as the Company, the Sellers or their respective Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a combined quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company and the Sellers and their respective Representatives in their investigation, except that nothing herein shall require either Purchaser or its Subsidiaries to disclose any information to the Company, the Sellers or their respective Representatives that would cause a risk of loss of legal privilege to the disclosing party or would constitute a violation of applicable Laws; provided that Purchaser shall have used commercially reasonable efforts to provide such information without violation of applicable Law. The Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.	O’tkazish davri mobaynida, 6.10-bandning qoidalariga muvofiq, Xaridor Jamiyatga taqdim etishni va o’z vakillari orqali ham taqdim etilishini ta’minlashni o’z zimmasiga oladi, Sotuvchilar va ularning tegishli vakillari, maqbul muddatlarda, odatiy ish vaqti davomida, maqbul oraliklarda va oldindan xabar berilgan holda, barcha ofislarga va boshqa binolarga, shuningdek barcha xodimlarga, aktivlarga, shartnomalarga, kelishuvlarga, majburiyatlarga, buxgalteriya kitoblari va yozuvlari, moliyaviy va operatsion ma’lumotlar hamda boshqa ma’lumotlar (jumladan soliq deklaratsiyalari, ichki ish hujjatlari, mijoz fayllari, mijoz shartnomalari va direktorlarning xizmat shartnomalari) Xaridor yoki uning sho’ba korxonalariga tegishli yoki ular bilan bog’liq bo’lgan darajada, Jamiyat, Sotuvchilar yoki ularning tegishli vakillari Xaridor, uning sho’ba korxonalari va ularning tegishli biznes faoliyati, aktivlari, majburiyatlari, moliyaviy holati, istiqbollari bo’yicha ma’lumot so’rashi mumkin, faoliyat, boshqaruv, xodimlar va boshqa jihatlar (auditorlik tekshiruvidan o’tmagan choraklik moliyaviy hisobotlar, masalan, konsolidatsiyalashgan choraklik balans va foyda va zararlar hisobvarog’i, amaldagi qimmatli qog’ozlar qonunchiligi talablari doirasida tartibga soluvchi organlarga topshirilgan yoki ulardan qabul qilingan har qanday muhim hisobot, forma va boshqa hujjatlarning nusxasi, shuningdek mustaqil auditorlarning ish hujjatlari (agar bunday auditorlar tomonidan rozilik olish yoki boshqa shartlar talab qilinsa, ularga rioya qilish sharti bilan) va Xaridor vakillarining har biri Jamiyat va Sotuvchilar, shuningdek ularning tegishli vakillari bilan o’tkaziladigan tekshiruv davomida maqbul darajada hamkorlik qilishini ta’minlash; shart shuki, bu yerda hech narsa Xaridor yoki uning sho’ba korxonalarini Jamiyatga ma’lumot oshkor qilishga majburlamaydi, Sotuvchilar yoki ularning tegishli vakillari uchun huquqiy imtiyozni yo’qotish xavfini tug’dirishi mumkin bo’lgan yoki amaldagi qonunchilikni buzish hisoblanadigan har qanday ma’lumotni oshkor qilmaslik; shart shuki, Xaridor bunday ma’lumotni amaldagi qonunchilikni buzmasdan taqdim etish uchun tijorat nuqtai nazaridan maqbul sa’y-harakatlarni amalga oshirgan bo’lishi kerak. Jamiyat va uning Vakillari bunday faoliyatni olib borishda Xaridor yoki uning sho’ba korxonalari biznesi yoki operatsion faoliyatida asossiz buzilishlarga yo’l qo’ymasliklari lozim.

6.2	Conduct of Business of the Company and the Sellers.	Jamiyat va Sotuvchilarning faoliyatini yuritish.
(a)	Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.2, the Company and the Sellers shall, and the Company shall cause the Operating Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company and the Operating Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.	Agar Xaridor boshqacha tarzda yozma rozilik bermasa (bunday rozilik asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak), O’tkazish davri mobaynida, ushbu Shartnomada bevosita nazarda tutilgan, har qanday Parallel moliyalashtirishda nazarda tutilgan yoki 6.2-ilovada ko’rsatilgan holatlardan tashqari, Jamiyat va Sotuvchilar quyidagilarni amalga oshiradilar, Jamiyat esa Operatsion sho’ba korxonalar tomonidan quyidagilar amalga oshirilishini ta’minlaydi: (i) o’z tegishli faoliyatlarini barcha muhim jihatlarda belgilangan amaliyotga muvofiq odatiy faoliyat doirasida olib borish; (ii) Jamiyat va Operatsion sho’ba korxonalarga, shuningdek ularning tegishli faoliyati, aktivlari va xodimlariga nisbatan qo’llaniladigan barcha Qonunlarga rioya qilish; va (iii) belgilangan amaliyotga muvofiq ravishda, o’zlarining tegishli biznes tuzilmalarini barcha muhim jihatlarda o’zgarmagan holda saqlab qolish, o’zlarining tegishli menejerlari, direktorlari, mansabdor shaxslari, xodimlari va maslahatchilarining xizmatlaridan foydalanish imkoniyatini saqlab qolish hamda o’zlarining tegishli muhim aktivlariga egalik qilish, ularni nazorat qilish va ularning holatini saqlab qolish uchun zarur yoki maqsadga muvofiq bo’lgan barcha tijorat nuqtai nazaridan oqilona choralarni ko’rish.
(b)	Without limiting the generality of Section 6.2(a) and except as contemplated by the terms of this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and the Company shall cause the Operating Subsidiaries not to (and, with respect to any matter reserved to the general meeting of participants of the Company under the Uzbek LLC Law or the Company’s Organizational Documents, the Sellers shall not vote for, approve or consent to, and the Company shall not take any step to implement, any of the following):	6.2(a)-bandning umumiy qoidalarini cheklamagan holda hamda ushbu Shartnoma shartlarida nazarda tutilgan, har qanday Parallel moliyalashtirishda nazarda tutilgan yoki 6.2-ilovada ko’rsatilgan holatlardan tashqari, O’tkazish davri mobaynida Xaridorning oldindan yozma roziligisiz (bunday rozilik asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak), Jamiyat quyidagilarning hech birini amalga oshirmaydi va Operatsion sho’ba korxonalar ham quyidagilarning hech birini amalga oshirmasligini ta’minlaydi (O’zbekiston Respublikasining MChJ to’g’risidagi Qonuni yoki Jamiyatning Tashkiliy hujjatlariga muvofiq Jamiyat ishtirokchilarining umumiy yig’ilishi vakolatiga kiritilgan har qanday masalaga nisbatan esa Sotuvchilar quyidagilardan birortasi uchun ovoz bermaydilar, uni ma’qullamaydilar yoki unga rozilik bermaydilar, Jamiyat esa quyidagilardan birortasini amalga oshirish uchun hech qanday chora ko’rmaydi):
(i)	amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;	amaldagi qonunchilikda nazarda tutilgan holatlardan tashqari, o’z Ustavini o’zgartirishga, unga rioya qilishni bekor qilishga yoki boshqa tarzda har qanday jihatdan o’zgartirishga;

(ii)	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;	chiqarilishini ruxsat berish, chiqarish, berish, sotish, garovga qo’yish, tasarruf etish yoki chiqarish, berish, sotish, ularning aksiyalari yoki aksiyalarni sotib olish yoki sotish huquqini beruvchi istalgan opsionlar, varrantlar, obligatsiyalar, obuna huquqlari yoki boshqa huquqlarni garovga qo’yish yoki ulardan voz kechish, shu jumladan istalgan qimmatli qog’ozlarni ularning aksiyalari yoki boshqa kapital qimmatli qog’ozlariga aylantirilishi yoki almashtirilishi mumkin bo’lgan, shuningdek boshqa har qanday kapitalga asoslangan mukofotlarga oid, yoki bunday qimmatli qog’ozlar bo’yicha uchinchi shaxslar bilan xedj bitimlarini tuzish;
(iii)	split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;	o’zining aksiyalari yoki boshqa kapital qismlari bo’yicha bo’linish, konsolidatsiya, qayta kapitalizatsiya yoki qayta tasniflashni amalga oshirish, shu bilan bog’liq boshqa qimmatli qog’ozlarni chiqarish, yoki dividendlar yoki boshqa taqsimotlarni (naq pulda, aksiyalar shaklida, mulk yoki ularning har qanday kombinatsiyasi) aksiyadorlik huquqlari doirasida, yoki to’g’ridan-to’g’ri yoki bilvosita o’zining qimmatli qog’ozlarini qayta sotib olish, sotib olish yoki boshqa tarzda qo’lga kiritish, yoki sotib olish uchun taklif etish;
(iv)	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 (excluding Concurrent Financing, which shall be subject to the provisions of Section 6.20 hereof);	to’g’ridan-to’g’ri, shartli yoki boshqa tarzda $5,000,000 dan ortiq miqdordagi har qanday qarzni qabul qilish, yaratish, zimmasiga olish, muddatidan oldin to’lash yoki boshqa tarzda javobgar bo’lish; uchinchi shaxsga kredit berish, avans ajratish yoki investitsiya kiritish (xodimlarga biznesning odatiy faoliyati doirasida xarajatlarning oldindan to’lanishi bundan mustasno), shuningdek har qanday shaxsning $5,000,000 dan ortiq qarzlari, majburiyatlari yoki majburiy majburiyatlari bo’yicha kafolat berish yoki kafil bo’lish (Parallel moliyalashtirish bundan mustasno, u ushbu Shartnomaning 6.20-bandi qoidalariga bo’ysunadi);
(v)	increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any benefit plan of the Company or an Operating Subsidiary with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;	biznesning odatiy kechishi doirasidan tashqari xodimlarining ish haqi, maosh yoki mukofotini belgilangan amaliyotga muvofiq, va har holda jami besh foiz (5%)dan oshmasdan oshirish, yoki har qanday xodimga bonuslar (naqd pul, mol-mulk yoki qimmatli qog’ozlar ko’rinishida) to’lash yoki to’lashni majburiyat sifatida olish, yoki boshqa xodimlar imtiyozlarini umumiy holda sezilarli darajada oshirish, yoki Jamiyat yoki Operatsion sho’ba korxonaning imtiyoz dasturlarini tuzish, o’rnatish, sezilarli darajada o’zgartirish yoki bekor qilish, har qanday amaldagi maslahatchi, xodim, ijrochi, direktor yoki xodim manfaatlariga doir yoki ularga aloqador, har bir holatda amaldagi qonunchilik talab qilgan hollardan tashqari, har qanday imtiyozlar sxemasi shartlariga muvofiq yoki belgilangan amaliyotga muvofiq odatiy ish yurituv doirasida;

(vi)	make, change or revoke any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, make any material change in its accounting or Tax policies or procedures, file any Tax Return in a manner inconsistent with past practice, or enter into any contractual obligation in respect of Taxes with any Tax authority, in each case, except as required by applicable Law or in compliance with U.S. GAAP, as relevant;	soliqlarga oid har qanday muhim tanlovni amalga oshirish, uni o’zgartirish yoki bekor qilish; soliqlarga oid har qanday da’volar, sud ishlarini, huquqiy protseduralar, sud jarayonlari, arbitraj protseduralari, tergovlar, auditlar yoki nizolarni hal qilish; har qanday tuzatilgan soliq deklaratsiyalarini yoki qaytarib berish da’volarini topshirish, buxgalteriya yoki soliq siyosati yoki protseduralariga har qanday muhim o’zgartirishlar kiritish, belgilangan amaliyotga zid tarzda soliq deklaratsiyalarini topshirish, yoki soliqlar bo’yicha har qanday soliq organlari bilan shartnoma majburiyatlarini qabul qilish, har bir holatda, amaldagi qonunchilik yoki tegishli hollarda U.S. GAAP talablari bo’yicha zarur bo’lgan holatlar bundan mustasno;
(vii)	transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Intellectual Property owned by or licensed to the Company or any Operating Subsidiary, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets of the Company and the Operating Subsidiaries;	Jamiyat yoki har qanday operatsion sho’ba korxonaga tegishli yoki ularga litsenziyalangan har qanday muhim intellektual mulkni har qanday shaxsga o’tkazish yoki litsenziyalash, yoki uni boshqa tarzda kengaytirish, tubdan o’zgartirish yoki moslashtirish, bekor bo’lishiga yo’l qo’yish yoki uni saqlamaslik, shuningdek, maxfiylik shartnomasi tuzmagan har qanday shaxsga Jamiyat va Operatsion sho’ba korxonalarning savdo sirlarini oshkor qilmasligi kerak;
(viii)	terminate, or waive or assign any material right under any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;	Jamiyatning har qanday Muhim Shartnomasidagi muhim huquqni bekor qilish, undan voz kechish yoki boshqaga topshirish, yoki belgilangan amaliyotga muvofiq oddiy ish faoliyati doirasidan tashqarida Jamiyatning Muhim Shartnomasi hisoblanadigan har qanday shartnoma tuzish;
(ix)	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq oddiy ishbilarmonlik faoliyati doirasida o’z kitoblari, hisob-kitoblari va yozuvlarini barcha muhim jihatlari bo’yicha saqlamaslik;
(x)	establish any Subsidiary or enter into any new line of business;	har qanday sho’ba korxonalar tashkil etish yoki yangi biznes yo’nalishiga kirish;
(xi)	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;	mol-mulki, operatsiyalari va faoliyatini qamrab oluvchi sug’urta polislarini hozirgi amaldagi shartlar va hajmda saqlash, almashtirish yoki yangilash uchun tijorat nuqtai nazaridan maqbul choralarni ko’rmaslik;
(xii)	revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP and after consulting with such Party’s outside auditors;	o’zining muhim aktivlarini qayta baholash yoki buxgalteriya siyosati, tamoyillari yoki amaliyotlariga o’zgartirish kiritish, faqat U.S. GAAP talablariga muvofiq bo’lish va mazkur Tomonning tashqi auditorlari bilan maslahatlashgandan so’ng;

(xiii)	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $1,000,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in Company Financials or the consolidated financial statements of Purchaser, as applicable, other than any waivers, releases, assignments, settlements or compromises entered into in the ordinary course of business of the Company in accordance with its past practices which are not material individually or in the aggregate;	da’volar, sud ishlarini yoki sud jarayonlarini kechirish, voz kechish, topshirish, ular bo’yicha kelishuvlar tuzish yoki kelishuvga kirishish (ushbu Shartnoma yoki uning doirasida nazarda tutilgan bitimlarga doir har qanday da’volar, sud ishlar, talablar, tergovlar yoki so’rovlar), istisno qilinsa, har qanday voz kechishlar, ozod qilishlar, topshirishlar, faqat pul kompensatsiyasini to’lashni o’z ichiga olgan kelishuvlar yoki kompromisslar (bunday Tomon yoki uning affillangan shaxslariga nisbatan adolatli choralar qo’llash yoki ularning noto’g’ri harakatini tan olish o’rniga), miqdori 1 000 000 AQSh dollaridan oshmaydigan (alohida yoki jami), yoki boshqa tarzda har qanday da’volar, majburiyatlar yoki majburiyatlarni to’lash, hal qilish yoki qondirish, bunday miqdor Jamiyatning moliyaviy hisobotlarida yoki Xaridorning konsolidatsiyalashgan moliyaviy hisobotlarida ko’zda tutilmagan hollarda, zarur hollarda, Jamiyatning o’tgan amaliyotiga muvofiq oddiy ish faoliyati doirasida tuzilgan va yakka tartibda yoki umumiy holda material ahamiyatga ega bo’lmagan har qanday kechirishlar, ozod qilishlar, imtiyozlar, kelishuvlar yoki kompromisslardan tashqari, tayyorlangan;
(xiv)	close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;	o’z faoliyatini to’xtatish yoki sezilarli darajada qisqartirish, shuningdek, istalgan obyektida xodimlarni qisqartirish yoki boshqa kadr o’zgarishlarini amalga oshirish;
(xv)	sell, transfer or dispose of, or authorize the sale, transfer or disposition of, any material assets, taken as a whole, except for dispositions of obsolete assets or sales;	umumiy hisobda qaraladigan har qanday material aktivlarni sotish, o’tkazish yoki ulardan voz kechish, shuningdek, eskirgan aktivlarni chiqarib yuborish yoki sotishdan tashqari;
(xvi)	acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice or pursuant to any Company Material Contract;	birlashuv, konsolidatsiya, aksiyalar yoki aktivlarni sotib olish yoki boshqa har qanday biznes birlashuvi shakli orqali har qanday korporatsiya, sheriklik, cheklangan mas’uliyatli jamiyat, boshqa tijorat tashkiloti yoki uning bo’linmasi, yoki kompaniyaning belgilangan amaliyotiga zid yoki kompaniyaning har qanday Muhim Shartnomasiga muvofiq amalga oshirilmagan, oddiy biznes faoliyati doirasidan tashqaridagi har qanday sezilarli miqdordagi aktivlar;
(xvii)	make capital expenditures in excess of $5,000,000 for any project;	har qanday loyihaga 5 000 000 AQSh dollaridan ortiq kapital investitsiyalari kiritish;
(xviii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;	to’liq yoki qisman likvidatsiya, tarqatish, qo’shish, konsolidatsiya, qayta tuzish, kapitalni qayta tuzish yoki boshqa qayta tashkil etish rejasini qabul qilish;
(xix)	voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000,000 other than in the ordinary course of business consistent with past practice, pursuant to the terms of a Company Material Contract or a benefit plan of the Company or an Operating Subsidiary;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasida, Jamiyatning Muhim Shartnomasi shartlariga muvofiq yoki Jamiyat yoxud Operatsion sho’ba korxonaning imtiyozlar rejasi bo’yicha yuzaga keladigan holatlardan tashqari, 5 000 000 AQSh dollaridan ortiq miqdordagi har qanday Majburiyat yoki boshqa majburiyatni (mutlaq, hisoblangan, shartli yoki boshqa turdagi bo’lishidan qat’i nazar) ixtiyoriy ravishda o’z zimmasiga olish;
(xx)	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, in any case outside of the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasidan tashqarida o’z mulki, aktivlari yoki huquqlarining har qanday muhim qismini sotish, ijaraga berish, litsenziyalash, o’tkazish, ayirboshlash yoki almashtirish, ipotekaga qo’yish yoki boshqa tarzda garovga qo’yish yoxud Yuklama bilan cheklash (shu jumladan sek’yuritizatsiya qilish), yoki boshqa tarzda tasarruf etish;

(xxi)	enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company or TEG Parent;	Jamiyat yoki TEG Parentning ulushli qimmatli qog’ozlari bo’yicha ovoz berishga oid har qanday kelishuv, o’zaro anglashuv yoki boshqa tartibni tuzish;
(xxii)	take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;	ushbu Shartnoma doirasida talab qilinadigan davlat organlarining roziligini olishni sezilarli darajada kechiktirishi yoki to’sib qo’yishi mumkin bo’lgan har qanday harakatni amalga oshirish;
(xxiii)	accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;	savdo debitorlik qarzlarini undirishni tezlashtirish yoki savdo kreditorlik qarzlari yoki boshqa majburiyatlar bo’yicha to’lovni kechiktirish, agar bu amaliyot belgilangan tartibga muvofiq odatiy biznes faoliyati doirasida amalga oshirilmasa;
(xxiv)	enter into, amend, waive or terminate (other than terminations in accordance with their terms or as contemplated by this Agreement) any transaction with any Company Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or	kompaniyaning har qanday bog’liq tomonlari bilan (mehnat haqi va imtiyozlar hamda xarajatlarning oldindan to’lanishi bundan mustasno, har bir holatda belgilangan amaliyotga muvofiq biznesning odatiy doirasida ta’minlangan bo’lsa); yoki
(xxv)	authorize or agree to do any of the foregoing actions.	yuqoridagi har qanday harakatlarni amalga oshirishga ruxsat berish yoki bunga rozilik bildirish.
(c)	Without limiting Sections 6.2(a) and 6.2(b), during the Interim Period, without the prior written consent of Purchaser, (i) the Company shall not issue any Participatory Interests, and (ii) neither Seller shall sell, transfer or dispose of any Participatory Interests, in either case of clauses (i) and (ii), unless the recipient or transferee of such Participatory Interests (the “New Seller”) executes and delivers to Purchaser and the Company a joinder agreement, in form and substance reasonably acceptable to Purchaser, to become bound by the terms and conditions of this Agreement as a seller hereunder, as well as execute and deliver to Purchaser and the Company any Ancillary Documents which such New Seller would have been required to be a party or bound if such New Seller were a party hereto on the date of this Agreement; provided that, notwithstanding the foregoing, the Company shall not issue Participatory Interests, and no Seller shall sell, transfer or dispose of such Seller’s Participatory Interest, to any Person (including any New Seller) if such issuance, sale, transfer or disposition (or the acquisition of the Participatory Interests by Purchaser pursuant to this Agreement following such issuance, sale, transfer or disposition) would (x) require the consent or approval of, or any filing with or notice to, the Antimonopoly Committee or any other Governmental Authority of the Republic of Uzbekistan, or (y) result in the Antimonopoly Clearance ceasing to cover, or requiring amendment to cover, the acquisition by Purchaser of all of the Participatory Interests as contemplated hereby. The Parties shall make any appropriate adjustments to Section 2.1 to account for any such New Seller.	6.2(a) va 6.2(b)-bandlarni cheklamagan holda, O’tkazish davri mobaynida Xaridorning oldindan yozma roziligisiz: (i) Jamiyat hech qanday Ulush chiqarmaydi va (ii) hech bir Sotuvchi hech qanday Ulushni sotmaydi, o’tkazmaydi yoki boshqa tarzda tasarruf etmaydi; bunda yuqoridagi (i) va (ii) bandlarning har bir holatida, tegishli Ulushni oluvchi yoki o’tkazib oluvchi shaxs (“Yangi Sotuvchi”) Xaridor uchun shakli va mazmuni oqilona ravishda maqbul bo’lgan qo’shilish to’g’risidagi kelishuvni imzolab, Xaridor va Jamiyatga taqdim etishi hamda ushbu Shartnoma bo’yicha Sotuvchi sifatida ushbu Shartnomaning shartlari bilan bog’lanishga rozilik bildirishi, shuningdek, agar Yangi Sotuvchi ushbu Shartnoma sanasida ushbu Shartnomaning Tomoni bo’lganida Tomon bo’lishi yoki shartlari bilan bog’lanishi talab etilgan har qanday Qo’shimcha hujjatlarni imzolab, Xaridor va Jamiyatga taqdim etishi shart. Biroq, yuqoridagilarga qaramay, agar bunday chiqarish, sotish, o’tkazish yoki boshqa tarzda tasarruf etish (yoki bunday chiqarish, sotish, o’tkazish yoki tasarruf etishdan keyin ushbu Shartnomaga muvofiq Xaridor tomonidan Ulushlarning sotib olinishi): (x) Monopoliyaga qarshi qo’mita yoki O’zbekiston Respublikasining boshqa har qanday Davlat organining roziligi yoki ma’qullashini yoxud ularga har qanday hujjat taqdim etish yoki bildirishnoma berishni talab qilsa; yoki (y) Monopoliyaga qarshi ruxsatnoma Xaridor tomonidan ushbu Shartnomada nazarda tutilgan barcha Ulushlarning sotib olinishini qamrab olmay qolishiga yoki bunday sotib olishni qamrab olishi uchun unga o’zgartirish kiritilishi talab etilishiga olib kelsa, Jamiyat hech qanday Ulush chiqarmaydi va hech bir Sotuvchi o’z Ulushini hech qanday Shaxsga (shu jumladan har qanday Yangi Sotuvchiga) sotmaydi, o’tkazmaydi yoki boshqa tarzda tasarruf etmaydi. Tomonlar har qanday bunday Yangi Sotuvchini hisobga olish uchun 2.1-bandga tegishli tuzatishlarni kiritadilar.

6.3	Conduct of Business of Purchaser.	Xaridorning faoliyatini yuritish
(a)	Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.3, Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.	Agar Jamiyat boshqacha tarzda yozma rozilik bermasa (bunday rozilik asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak), O’tkazish davri mobaynida, ushbu Shartnomada bevosita nazarda tutilgan, har qanday Parallel moliyalashtirishda nazarda tutilgan yoki 6.3-ilovada ko’rsatilgan holatlardan tashqari, Xaridor quyidagilarni amalga oshiradi va o’z Sho’ba korxonalari tomonidan quyidagilar amalga oshirilishini ta’minlaydi: (i) o’z tegishli faoliyatlarini barcha muhim jihatlarda belgilangan amaliyotga muvofiq odatiy faoliyat doirasida olib borish; (ii) Xaridor va uning Sho’ba korxonalariga, shuningdek ularning tegishli faoliyati, aktivlari va xodimlariga nisbatan qo’llaniladigan barcha Qonunlarga rioya qilish; va (iii) belgilangan amaliyotga muvofiq ravishda, o’zlarining tegishli biznes tuzilmalarini barcha muhim jihatlarda o’zgarmagan holda saqlab qolish, o’zlarining tegishli menejerlari, direktorlari, mansabdor shaxslari, xodimlari va maslahatchilarining xizmatlaridan foydalanish imkoniyatini saqlab qolish hamda o’zlarining tegishli muhim aktivlariga egalik qilish, ularni nazorat qilish va ularning holatini saqlab qolish uchun zarur yoki maqsadga muvofiq bo’lgan barcha tijorat nuqtai nazaridan oqilona choralarni ko’rish.
(b)	Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement, as contemplated by any Concurrent Financing or as set forth on Schedule 6.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries not to:	6.3(a)-bandning umumiy qoidalarini cheklamagan holda hamda ushbu Shartnoma shartlarida nazarda tutilgan, har qanday Parallel moliyalashtirishda nazarda tutilgan yoki 6.3-ilovada ko’rsatilgan holatlardan tashqari, O’tkazish davri mobaynida Jamiyatning oldindan yozma roziligisiz (bunday rozilik asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak), Xaridor quyidagilarning hech birini amalga oshirmaydi va o’z Sho’ba korxonalari ham quyidagilarning hech birini amalga oshirmasligini ta’minlaydi:
(i)	amend, waive or otherwise change, in any respect, its Organizational Documents;	o’z Tashkiliy hujjatlarini har qanday jihatdan o’zgartirish, ulardan voz kechish yoki boshqa tarzda o’zgartirish;
(ii)	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards (other than the issuance of the Exchange Shares and any securities issued in the Concurrent Financing), or engage in any hedging transaction with a third Person with respect to such securities;	o’zining har qanday ulushli qimmatli qog’ozlarini yoxud ularni sotib olish yoki sotish huquqini beruvchi har qanday opsionlar, varrantlar, majburiyatlar, obunalar yoki boshqa har qanday huquqlarni, shuningdek o’zining aksiyalari yoki boshqa ulushli qimmatli qog’ozlariga yoxud har qanday toifadagi boshqa qimmatli qog’ozlarga aylantiriladigan yoki ayirboshlanadigan har qanday qimmatli qog’ozlarni va ulushga asoslangan boshqa har qanday mukofotlarni chiqarishga ruxsat berish, chiqarish, taqdim etish, sotish, garovga qo’yish, tasarruf etish yoki bunday chiqarish, taqdim etish, sotish, garovga qo’yish yoki tasarruf etishni taklif qilish (Ayirboshlash aksiyalarini hamda Parallel moliyalashtirish doirasida chiqariladigan har qanday qimmatli qog’ozlarni chiqarish bundan mustasno), yoxud bunday qimmatli qog’ozlarga nisbatan uchinchi Shaxs bilan har qanday xedjirlash bitimini tuzish;

(iii)	split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;	o’z aksiyalari yoki boshqa ulushli manfaatlarini bo’lish, birlashtirish, qayta kapitallashtirish yoki qayta tasniflash yoxud ularga nisbatan boshqa qimmatli qog’ozlarni chiqarish, o’z aksiyalari yoki boshqa ulushli manfaatlari bo’yicha har qanday dividend yoki boshqa taqsimotni (naqd pul, ulushli qimmatli qog’ozlar, mol-mulk yoki ularning har qanday kombinatsiyasi shaklida) to’lash yoki bunday to’lov uchun mablag’ ajratish, yoxud o’zining har qanday qimmatli qog’ozlarini bevosita yoki bilvosita qaytarib sotib olish, sotib olish yoki boshqa tarzda egallash yoxud ularni egallashni taklif qilish;
(iv)	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 (provided, that this Section 6.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses, including its ordinary course accounts payables, and Expenses incurred in connection with the consummation of the Transactions or consummating the Concurrent Financing, which shall be subject to the provisions of Section 6.20 hereof);	bevosita, shartli yoki boshqa tarzda, alohida yoki jami 5 000 000 AQSh dollaridan ortiq miqdorda har qanday Qarz olish, yuzaga keltirish, o’z zimmasiga olish, muddatidan oldin to’lash yoki boshqa tarzda bunday Qarz uchun javobgar bo’lish, uchinchi shaxsga qarz yoki avans berish yoxud unga investitsiya kiritish, yoki har qanday Shaxsning 5 000 000 AQSh dollaridan ortiq miqdordagi Qarzi, Majburiyati yoki boshqa majburiyatini kafolatlash yoki tasdiqlash; bunda ushbu 6.3(b)(iv)-band Xaridorga uning odatiy ma’muriy xarajatlari va chiqimlarini, shu jumladan odatiy faoliyat doirasidagi kreditorlik qarzlarini hamda Bitimlarni amalga oshirish bilan bog’liq Xarajatlarni moliyalashtirish uchun zarur mablag’larni qarzga olishga yoki ushbu Shartnomaning 6.20-bandi qoidalariga muvofiq Parallel moliyalashtirishni amalga oshirishga to’sqinlik qilmaydi;
(v)	increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any benefit plan of Purchaser with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasidan tashqari o’z xodimlarining ish haqi, maoshi yoki boshqa kompensatsiyasini oshirish va har qanday holatda bunday oshirishni jami besh foizdan (5%) ortiq miqdorda amalga oshirish, har qanday xodimga bonus to’lovini (naqd pul, mol-mulk yoki qimmatli qog’ozlar shaklida) amalga oshirish yoki amalga oshirish majburiyatini olish, xodimlarning boshqa imtiyozlarini umumiy ravishda sezilarli darajada oshirish yoxud har qanday amaldagi maslahatchi, mansabdor shaxs, menejer, direktor yoki xodimga nisbatan yoki uning foydasiga Xaridorning har qanday imtiyozlar rejasini tuzish, joriy etish, sezilarli darajada o’zgartirish yoki bekor qilish, bundan amaldagi Qonun talab qiladigan, tegishli Imtiyozlar rejalari shartlariga muvofiq yoki belgilangan amaliyotga muvofiq odatiy faoliyat doirasida amalga oshiriladigan holatlar mustasno;
(vi)	make, change or revoke any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, make any material change in its accounting or Tax policies or procedures, file any Tax Return in a manner inconsistent with past practice, or enter into any contractual obligation in respect of Taxes with any Tax authority, in each case, except as required by applicable Law or in compliance with U.S. GAAP, as applicable;	Soliqlarga oid har qanday muhim tanlovni amalga oshirish, o’zgartirish yoki bekor qilish, Soliqlarga oid har qanday da’vo, sud ishi, sud muhokamasi, ish yuritish, arbitraj, tekshiruv, audit yoki nizoni hal qilish, o’zgartirilgan Soliq deklaratsiyasini yoki soliqni qaytarish to’g’risidagi talabni taqdim etish, o’zining buxgalteriya yoki Soliq siyosati yoki tartib-taomillariga har qanday muhim o’zgartirish kiritish, belgilangan amaliyotga zid tarzda har qanday Soliq deklaratsiyasini taqdim etish yoki Soliqlar bo’yicha har qanday soliq organi bilan shartnomaviy majburiyatga kirishish, bundan amaldagi Qonun talab qiladigan yoki tegishli ravishda U.S. GAAP talablariga muvofiq amalga oshiriladigan holatlar mustasno;

(vii)	transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any Intellectual Property owned by or licensed to Purchaser, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets of Purchaser;	Xaridorga tegishli yoki unga litsenziyalangan har qanday Intellektual mulkni har qanday Shaxsga o’tkazish yoki litsenziyalash, uning amal qilish muddatini uzaytirish, uni sezilarli darajada o’zgartirish yoki modifikatsiya qilish, uning amal qilish muddati tugashiga yo’l qo’yish yoki uni saqlab qolmaslik yoxud maxfiylik to’g’risidagi shartnomani tuzmagan har qanday Shaxsga Xaridorning har qanday Tijorat sirlarini oshkor qilish;
(viii)	terminate, or waive or assign any material right under any material Contract of Purchaser or enter into any Contract that would be a material Contract of Purchaser, in any case outside of the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasidan tashqari Xaridorning har qanday muhim Shartnomasini bekor qilish, bunday Shartnoma bo’yicha har qanday muhim huquqdan voz kechish yoki uni boshqa shaxsga o’tkazish yoxud Xaridor uchun muhim Shartnoma hisoblanadigan har qanday Shartnomani tuzish;
(ix)	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasida o’z buxgalteriya kitoblari, hisobvaraqlari va yozuvlarini barcha muhim jihatlarda yuritmaslik;
(x)	establish any Subsidiary or enter into any new line of business;	har qanday Sho’ba korxonani tashkil etish yoki yangi faoliyat yo’nalishiga kirishish;
(xi)	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;	o’z aktivlari, operatsiyalari va faoliyatiga nisbatan hozirda amal qilayotgan miqdor va sug’urta qamrovi doirasini ta’minlaydigan sug’urta polislarini yoki ularning o’rnini bosuvchi yoxud qayta ko’rib chiqilgan polislarni kuchda saqlash uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshirmaslik;
(xii)	revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP, and after consulting Purchaser’s outside auditors;	U.S. GAAP talablariga rioya qilish uchun zarur bo’lgan holatlardan tashqari hamda Xaridorning tashqi auditorlari bilan maslahatlashmasdan o’zining har qanday muhim aktivlarini qayta baholash yoki buxgalteriya hisobining usullari, tamoyillari yoki amaliyotiga har qanday o’zgartirish kiritish;
(xiii)	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $500,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the financial statements of Purchaser filed with the SEC, other than waivers, releases, assignments, settlements or compromises entered into in the ordinary course of business of Purchaser in accordance with its past practices which are not material individually or in the aggregate;	har qanday da’vo, sud ishi yoki boshqa ish yuritishdan voz kechish, uni bekor qilish, boshqa shaxsga o’tkazish, hal qilish yoki kelishuvga erishish (shu jumladan ushbu Shartnoma yoki unda nazarda tutilgan bitimlarga oid har qanday sud ishi, da’vo, ish yuritish yoki tekshiruv), bundan faqat pul shaklidagi zararni qoplashni nazarda tutadigan (va Xaridorga nisbatan adolat tamoyillariga asoslangan choralarni qo’llashni yoki Xaridor tomonidan huquqbuzarlikni tan olishni nazarda tutmaydigan) hamda alohida yoki jami 500 000 AQSh dollaridan oshmaydigan voz kechishlar, ozod qilishlar, huquqlarni o’tkazishlar, kelishuvlar yoki murosalar mustasno; yoxud har qanday Harakatlar, Majburiyatlar yoki boshqa majburiyatlar bo’yicha to’lovni amalga oshirish, ularni bekor qilish yoki qondirish, agar tegishli summa Xaridor tomonidan SECga taqdim etilgan moliyaviy hisobotlarda zaxira sifatida aks ettirilmagan bo’lsa; bundan Xaridorning belgilangan amaliyotiga muvofiq odatiy faoliyati doirasida tuzilgan va alohida yoki jami holda muhim bo’lmagan voz kechishlar, ozod qilishlar, huquqlarni o’tkazishlar, kelishuvlar yoki murosalar mustasno;

(xiv)	acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasidan tashqari, shu jumladan qo’shilish, birlashish, ulushlarni yoki aktivlarni sotib olish yoki boshqa har qanday biznesni birlashtirish shakli orqali har qanday korporatsiya, sheriklik, mas’uliyati cheklangan jamiyat, boshqa tijorat tashkiloti yoki uning har qanday bo’linmasini yoxud sezilarli miqdordagi har qanday aktivlarni sotib olish;
(xv)	close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;	o’zining har qanday obyektida faoliyatni yopish yoki sezilarli darajada qisqartirish yoxud xodimlarni ishdan bo’shatish yoki xodimlar sonini boshqa tarzda qisqartirish yoxud o’zgartirish;
(xvi)	sell, transfer or dispose of, or authorize the sale, transfer or disposition of, any material assets, taken as a whole, except for dispositions of obsolete assets or sales;	umumiy holda muhim hisoblangan har qanday aktivlarni sotish, o’tkazish yoki boshqa tarzda tasarruf etish yoxud bunday sotish, o’tkazish yoki tasarruf etishga ruxsat berish, bundan eskirgan aktivlarni tasarruf etish yoki sotish mustasno;
(xvii)	make capital expenditures in excess of $1,000,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate (excluding, for the avoidance of doubt, incurring any Expenses);	har bir alohida loyiha (yoki o’zaro bog’liq loyihalar majmui) bo’yicha 1 000 000 AQSh dollaridan ortiq yoki jami 2 000 000 AQSh dollaridan ortiq kapital xarajatlarni amalga oshirish (shubhalarga yo’l qo’ymaslik uchun, har qanday Xarajatlarning yuzaga kelishi bundan mustasno);
(xviii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Exchange);	Ayirboshlashga oid holatlardan tashqari, to’liq yoki qisman tugatish, tarqatib yuborish, qo’shilish, birlashish, qayta tuzish, qayta kapitallashtirish yoki boshqa qayta tashkil etish rejasini qabul qilish;
(xix)	voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 6.3(b) during the Interim Period;	ushbu Shartnoma sanasida mavjud bo’lgan Shartnoma shartlariga muvofiq, odatiy faoliyat doirasida tuzilgan Shartnoma shartlariga muvofiq yoki O’tkazish davri mobaynida ushbu 6.3(b)-band shartlariga muvofiq yuzaga keladigan holatlardan tashqari, alohida 500 000 AQSh dollaridan ortiq yoki jami 1 000 000 AQSh dollaridan ortiq miqdordagi har qanday Majburiyat yoki boshqa majburiyatni (mutlaq, hisoblangan, shartli yoki boshqa turdagi bo’lishidan qat’i nazar) ixtiyoriy ravishda o’z zimmasiga olish (har qanday Xarajatlarning yuzaga kelishi bundan mustasno);
(xx)	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;	o’z mulki, aktivlari yoki huquqlarining har qanday muhim qismini sotish, ijaraga berish, litsenziyalash, o’tkazish, ayirboshlash yoki almashtirish, ipotekaga qo’yish yoki boshqa tarzda garovga qo’yish yoxud Yuklama bilan cheklash (shu jumladan sek’yuritizatsiya qilish), yoki boshqa tarzda tasarruf etish;

(xxi)	enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;	(o’zining ulushli qimmatli qog’ozlari bo’yicha ovoz berishga oid har qanday kelishuv, o’zaro anglashuv yoki boshqa tartibni tuzish;
(xxii)	take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;	ushbu Shartnoma munosabati bilan olinishi lozim bo’lgan har qanday Davlat organining Ruxsatini olishni sezilarli darajada kechiktirishi yoki bunga to’sqinlik qilishi oqilona ravishda kutilishi mumkin bo’lgan har qanday harakatni amalga oshirish;
(xxiii)	accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;	belgilangan amaliyotga muvofiq odatiy faoliyat doirasidan tashqari savdo debitorlik qarzlarini undirishni tezlashtirish yoki savdo kreditorlik qarzlari yoxud boshqa majburiyatlar bo’yicha to’lovlarni kechiktirish;
(xxiv)	enter into, amend, waive or terminate (other than terminations in accordance with their terms or as contemplated by this Agreement) any transaction with any Purchaser Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or	Xaridor bilan bog’liq har qanday Shaxs bilan tuzilgan har qanday bitimni tuzish, o’zgartirish, undan voz kechish yoki uni bekor qilish (uning shartlariga muvofiq bekor qilish yoki ushbu Shartnomada nazarda tutilgan bekor qilish bundan mustasno), bundan belgilangan amaliyotga muvofiq odatiy faoliyat doirasida taqdim etiladigan kompensatsiya va imtiyozlar hamda xarajatlarni oldindan qoplash mustasno; yoki
(xxv)	authorize or agree to do any of the foregoing actions. Without limiting the foregoing, Purchaser shall not transfer, distribute or otherwise strip any assets out of Purchaser, and shall not take any action that would reasonably be expected to prejudice the characterization of Purchaser as an operating company or the treatment of the Exchange as contemplated hereby.	yuqorida ko’rsatilgan harakatlardan birortasini amalga oshirishga ruxsat berish yoki bunga rozilik bildirish. Yuqoridagilarni cheklamagan holda, Xaridor o’z aktivlarini Xaridordan tashqariga o’tkazmaydi, taqsimlamaydi yoki boshqa tarzda chiqarib yubormaydi hamda Xaridorning operatsion kompaniya sifatida tavsiflanishiga yoki Ayirboshlashning ushbu Shartnomada nazarda tutilgan tarzda ko’rib chiqilishiga salbiy ta’sir ko’rsatishi oqilona ravishda kutilishi mumkin bo’lgan hech qanday harakatni amalga oshirmaydi.

6.4	Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to Purchaser an unaudited combined income statement and an unaudited combined balance sheet of the Company and the Operating Subsidiaries for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the combined financial position and results of operations of the Company and the Operating Subsidiaries as of the date or for the periods indicated, in accordance with U.S. GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to Purchaser copies of any audited combined financial statements of the Company and the Operating Subsidiaries that the Company and the Operating Subsidiaries’ certified public accountants may issue. Without limiting the foregoing, the Sellers shall cause the Company and the Operating Subsidiaries and their accounting firms to cooperate fully with Purchaser, Wei, Wei & Co., LLP and Avira Consulting Solutions LLC in completing the PCAOB-compliant audited U.S. GAAP financial statements of the Company and the Operating Subsidiaries for the two most recent fiscal years, the unaudited interim financial statements for the periods required by Regulation S-X, and the pro forma financial information, in each case as required for the Information Statements and the Super 8-K and, to the extent applicable, the Uzbek regulatory filings.	Yillik va oraliq moliyaviy hisobotlar. O’tkazish davri mobaynida, har bir kalendar oy, har bir uch oylik chorak davri va har bir moliyaviy yil yakunidan keyin o’ttiz (30) kalendar kuni ichida Jamiyat Xaridorga Oraliq balans sanasidan tegishli kalendar oy, chorak davri yoki moliyaviy yil oxirigacha bo’lgan davr hamda avvalgi moliyaviy yilning tegishli qiyosiy davri uchun Jamiyat va Operatsion sho’ba korxonalarning audit qilinmagan birlashtirilgan foyda va zararlar to’g’risidagi hisobotini hamda audit qilinmagan birlashtirilgan balansini taqdim etadi; har bir holatda ushbu moliyaviy hisobotlarga Jamiyatning Bosh moliyaviy direktori tomonidan berilgan, barcha bunday moliyaviy hisobotlar ko’rsatilgan sana holatiga yoki ko’rsatilgan davrlar uchun Jamiyat va Operatsion sho’ba korxonalarning birlashtirilgan moliyaviy holati va faoliyat natijalarini U.S. GAAPga muvofiq haqqoniy aks ettirishini, bunda yil yakuni bo’yicha audit tuzatishlari hisobga olinishi va izohlar kiritilmasligini tasdiqlovchi guvohnoma ilova qilinadi. Ushbu Shartnoma sanasidan Yakunlash sanasigacha Jamiyat, shuningdek, Jamiyat va Operatsion sho’ba korxonalarning sertifikatlangan mustaqil buxgalterlari tomonidan chiqarilishi mumkin bo’lgan Jamiyat va Operatsion sho’ba korxonalarning har qanday audit qilingan birlashtirilgan moliyaviy hisobotlari nusxalarini Xaridorga zudlik bilan taqdim etadi. Yuqoridagilarni cheklamagan holda, Sotuvchilar Jamiyat, Operatsion sho’ba korxonalar va ularning buxgalteriya firmalari Xaridor, Wei, Wei & Co., LLP va Avira Consulting Solutions LLC bilan Jamiyat va Operatsion sho’ba korxonalarning so’nggi ikki moliyaviy yil uchun PCAOB talablariga muvofiq audit qilingan U.S. GAAP moliyaviy hisobotlarini, Regulation S-X talab qiladigan davrlar uchun audit qilinmagan oraliq moliyaviy hisobotlarni hamda pro forma moliyaviy ma’lumotlarni tayyorlashni yakunlashda to’liq hamkorlik qilishlarini ta’minlaydilar; har bir holatda bunday hujjatlar Axborot bayonnomalari va Super 8-K uchun hamda tegishli darajada O’zbekiston tartibga soluvchi organlariga taqdim etiladigan hujjatlar uchun talab qilinadigan hajmda tayyorlanadi.
6.5	Purchaser Public Filings. During the Interim Period, Purchaser shall keep current and timely file (subject to extension pursuant to Rule 12b-25 promulgated by the SEC) all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Transactions to maintain the quotation of the Purchaser Common Stock on OTC Markets and to achieve and maintain a “Current Information” designation; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to pursue an uplisting of the Purchaser Common Stock to a national securities exchange as promptly as practicable.	Xaridorning ommaviy hujjatlari. O’tkazish davri mobaynida Xaridor SEC tomonidan qabul qilingan 12b-25-qoidaga muvofiq muddatni uzaytirish imkoniyatini hisobga olgan holda, SECga taqdim etilishi lozim bo’lgan barcha ommaviy hujjatlarini dolzarb holatda saqlaydi va o’z vaqtida taqdim etadi, shuningdek barcha muhim jihatlarda qimmatli qog’ozlarga oid amaldagi Qonunlarga rioya qiladi hamda Bitimlar amalga oshirilishidan oldin Xaridorning oddiy aksiyalarining OTC Marketsdagi kotirovkasini saqlab qolish va “Current Information” maqomini olish hamda saqlab qolish uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshiradi; bunda Tomonlar Yakunlashdan boshlab va undan keyin Xaridorning oddiy aksiyalarini imkon qadar tezroq milliy qimmatli qog’ozlar birjasida listingga kiritishga intilish niyatida ekanliklarini tan oladilar va bunga rozilik bildiradilar.

6.6	No Trading. The Company, Purchaser and each Seller acknowledges and agrees that such Party is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and the OTC Markets promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Purchaser and each Seller hereby agree that, while such Party is in possession of such material nonpublic information, such Party shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.	Savdoni taqiqlash. Jamiyat, Xaridor va har bir Sotuvchi o’zlari hamda ularning tegishli Affillangan shaxslari AQSh federal qimmatli qog’ozlar to’g’risidagi qonun hujjatlari va ularga muvofiq yoki boshqa tarzda qabul qilingan SEC va OTC Markets qoidalari va nizomlari (birgalikda - “Federal qimmatli qog’ozlar qonunchiligi”), shuningdek ommaviy savdoga chiqarilgan kompaniya to’g’risidagi muhim ommaga oshkor etilmagan ma’lumotga ega bo’lgan Shaxsga nisbatan qo’llaniladigan boshqa xorijiy va mahalliy Qonunlarda nazarda tutilgan cheklovlardan xabardor ekanliklarini, shuningdek ularning tegishli Vakillarining har biri bunday cheklovlardan xabardor ekanligini yoki Xaridor to’g’risidagi har qanday muhim ommaga oshkor etilmagan ma’lumotni olgach, bunday cheklovlar haqida xabardor qilinishini tan oladilar va bunga rozilik bildiradilar. Jamiyat, Xaridor va har bir Sotuvchi tegishli Tomon bunday muhim ommaga oshkor etilmagan ma’lumotga ega bo’lgan davrda ushbu Tomon Xaridorning hech qanday qimmatli qog’ozlarini sotib olmasligi yoki sotmasligi, bunday ma’lumotni hech qanday uchinchi shaxsga bermasligi, yuqorida ko’rsatilgan Qonunlarni buzgan holda Xaridorga nisbatan boshqa har qanday harakatni amalga oshirmasligi va hech qanday uchinchi shaxsni yuqoridagi harakatlardan birortasini amalga oshirishga undamasligi yoki rag’batlantirmasligiga rozilik bildiradilar.
6.7	Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, the Sellers):	Ma’lum vaziyatlar haqida xabardor qilish. O’tkazish davri mobaynida har bir Tomon ushbu Tomon yoki uning Affillangan shaxslari (Jamiyatga nisbatan esa - Sotuvchilar) quyidagi holatlardan biriga duch kelgan taqdirda boshqa Tomonlarni bu haqda zudlik bilan xabardor qiladi:
(a)	fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, the Sellers) hereunder in any material respect;	ushbu Shartnomaga muvofiq ushbu Tomon yoki uning Affillangan shaxslari (Jamiyatga nisbatan esa - Sotuvchilar) tomonidan bajarilishi yoki ularga rioya qilinishi lozim bo’lgan har qanday majburiyat, shart yoki kelishuvga har qanday muhim jihatda rioya qilmasa yoki uni bajarmasa;
(b)	receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, the Sellers);	har qanday uchinchi shaxsdan (shu jumladan har qanday Davlat organidan) yozma bildirishnoma yoki boshqa yozma xabar olsa va unda: (i) ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan bunday uchinchi shaxsning Ruxsati talab qilinishi yoki talab qilinishi mumkinligi; yoki (ii) ushbu Tomon yoki uning Affillangan shaxslari (Jamiyatga nisbatan esa - Sotuvchilar) tomonidan har qanday Qonunga rioya qilinmaganligi da’vo qilinsa;

(c)	receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;	ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan har qanday Davlat organidan har qanday bildirishnoma yoki boshqa xabar olsa;
(d)	discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; or	VII-bo’limda nazarda tutilgan shartlardan birortasining bajarilmasligiga yoki bunday shartlarning bajarilishi sezilarli darajada kechikishiga olib kelishi oqilona ravishda kutilishi mumkin bo’lgan har qanday fakt yoki holatni aniqlasa yoxud sodir bo’lishi yoki sodir bo’lmasligi shunday natijaga olib kelishi oqilona ravishda kutilishi mumkin bo’lgan har qanday voqeaning sodir bo’lganligi yoki sodir bo’lmaganligidan xabardor bo’lsa; yoki
(e)	becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates (or, with respect to the Company, the Sellers), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates (or, with respect to the Company, the Sellers) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.	ushbu Shartnomada nazarda tutilgan bitimlarni amalga oshirish munosabati bilan bunday Tomonga yoki uning Affillangan shaxslaridan birortasiga (Jamiyatga nisbatan esa - Sotuvchilarga), ularning tegishli mol-mulki yoki aktivlariga yoxud bunday Tomonning Bilimiga ko’ra, bunday Tomon yoki uning Affillangan shaxslarining (Jamiyatga nisbatan esa - Sotuvchilarning) mansabdor shaxsi, direktori, sherigi, a’zosi yoki menejeriga, uning tegishli maqomidagi faoliyati munosabati bilan, qarshi har qanday Harakat boshlanganligi yoki yozma ravishda bunday Harakat bilan tahdid qilinganligidan xabardor bo’lsa. Bunday bildirishnomaning berilishi uni taqdim etgan Tomon tomonidan Yakunlash shartlaridan birortasi bajarilgan yoki bajarilmaganligini yoxud ushbu Shartnomada nazarda tutilgan bayonotlar, kafolatlar yoki majburiyatlardan birortasi buzilgan yoki buzilmaganligini tan olish yoki tasdiqlash hisoblanmaydi.
6.8	Efforts.	Sa’y-harakatlar.
(a)	Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.	Ushbu Shartnomaning shartlari asosida va ularga rioya etilgan holda, har bir Tomon ushbu Shartnomada nazarda tutilgan bitimlarni amalga oshirish (shu jumladan Davlat organlarining barcha tegishli Ruxsatlarini olish) uchun amaldagi Qonunlar va qoidalarga muvofiq oqilona ravishda zarur, tegishli yoki maqsadga muvofiq bo’lgan barcha harakatlarni amalga oshirish yoki amalga oshirilishini ta’minlash hamda barcha choralarni ko’rish yoki ko’rilishini ta’minlash uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshiradi va boshqa Tomonlar bilan to’liq hamkorlik qiladi, shuningdek ushbu Shartnomada nazarda tutilgan bitimlarga nisbatan qo’llaniladigan Davlat organlarining barcha talablariga imkon qadar tezroq rioya qiladi.

(b)	In furtherance and not in limitation of Section 6.8(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to:	6.8(a)-bandni rivojlantirish maqsadida va uni cheklamagan holda, monopoliyalash yoki savdoni cheklash maqsadi yoki oqibatiga ega harakatlarni taqiqlash, cheklash yoki tartibga solishga qaratilgan har qanday Qonun (“Monopoliyaga qarshi qonunchilik”) talab qiladigan darajada, har bir Tomon ushbu Shartnomada nazarda tutilgan bitimlarga nisbatan tegishli Monopoliyaga qarshi qonunchilik bo’yicha talab qilinadigan har qanday hujjat yoki arizani imkon qadar tezroq taqdim etishga, Monopoliyaga qarshi qonunchilikka muvofiq oqilona ravishda so’ralishi mumkin bo’lgan har qanday qo’shimcha ma’lumot va hujjatlarni imkon qadar tezroq taqdim etishga hamda Monopoliyaga qarshi qonunchilikka muvofiq tegishli kutish muddatlarining imkon qadar tezroq tugashi yoki bekor qilinishini ta’minlash uchun oqilona ravishda zarur, tegishli yoki maqsadga muvofiq bo’lgan boshqa barcha choralarni, shu jumladan Monopoliyaga qarshi qonunchilikda nazarda tutilgan kutish muddatining muddatidan oldin bekor qilinishini so’rash choralarini ko’rishga rozilik bildiradi. Har bir Tomon ushbu Shartnomada nazarda tutilgan bitimlar uchun har qanday Monopoliyaga qarshi qonunchilikka muvofiq talab qilinadigan barcha tasdiq va ruxsatlarni olish bo’yicha sa’y-harakatlari doirasida:
(i)	cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person;	har qanday hujjat yoki arizani taqdim etish, har qanday tekshiruv yoki boshqa so’rov, shu jumladan xususiy Shaxs tomonidan boshlangan har qanday ish yuritish munosabati bilan har bir boshqa Tomon yoki uning Affillangan shaxslari bilan barcha jihatlarda hamkorlik qilish;
(ii)	keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement;	ushbu Shartnomada nazarda tutilgan bitimlarga oid holda, tegishli Tomon yoki uning Vakillari tomonidan har qanday Davlat organidan olingan yoki unga yuborilgan har qanday xabar, shuningdek xususiy Shaxs tomonidan olib borilayotgan har qanday ish yuritish munosabati bilan olingan yoki yuborilgan har qanday xabar to’g’risida boshqa Tomonlarni oqilona darajada xabardor qilib borish;
(iii)	permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences;	boshqa Tomonlarning Vakillari va ularning tegishli tashqi yuridik maslahatchilariga tegishli Tomon tomonidan har qanday Davlat organiga yuboriladigan har qanday xabarni ko’rib chiqishga ruxsat berish, har qanday Davlat organi yoki xususiy Shaxs tomonidan olib borilayotgan ish yuritish munosabati bilan boshqa har qanday Shaxs bilan uchrashuv yoki konferensiya o’tkazilishidan oldin o’zaro maslahatlashish va bunday Davlat organi yoki boshqa Shaxs ruxsat bergan darajada boshqa Tomonlarning bir yoki bir nechta Vakillariga bunday uchrashuv va konferensiyalarda qatnashish va ishtirok etish imkoniyatini berish;
(iv)	in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and	agar biror Tomonning Vakiliga har qanday uchrashuv yoki konferensiyada qatnashish yoki ishtirok etish taqiqlansa, boshqa Tomonlar bunday Tomonni bu haqda zudlik bilan va oqilona darajada xabardor qilib borish; va
(v)	use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. The Parties agree that any fees, costs and expenses in connection with any filings required under Antitrust Laws pursuant to this Section 6.8(b) shall be borne by the Company.	ushbu Shartnomada nazarda tutilgan bitimlarni tushuntiruvchi yoki himoya qiluvchi har qanday memorandumlar, tahliliy hujjatlar, taqdimnomalar, yozishmalar yoki boshqa yozma xabarlarni taqdim etish, har qanday tartibga soluvchi yoki raqobatga oid dalillarni bayon qilish va/yoki har qanday Davlat organining so’rov yoki e’tirozlariga javob berishda hamkorlik qilish uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshirish. Tomonlar ushbu 6.8(b)-bandga muvofiq Monopoliyaga qarshi qonunchilik bo’yicha talab qilinadigan har qanday hujjatlarni taqdim etish bilan bog’liq barcha haqlar, xarajatlar va chiqimlar Jamiyat tomonidan qoplanishiga rozilik bildiradilar.

(c)	As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or with respect to the Company, the Sellers) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.	Ushbu Shartnoma sanasidan so’ng imkon qadar tezroq Tomonlar o’zaro maqbul darajada hamkorlik qilishga va (o’zlarining tegishli Filiallari ham foydalanishini ta’minlashga) tegishli tijorat nuqtai nazaridan maqbul sa’y-harakatlarini ushbu Shartnomada nazarda tutilgan bitimlarni tasdiqlash uchun tegishli davlat organlariga arizalarni tayyorlash va topshirishga, shuningdek, mazkur -shartnomada nazarda tutilgan bitimlarni shu organlardan tasdiqlash uchun barcha tijorat nuqtai nazaridan maqbul sa’y-harakatlarni amalga oshirishga. Har bir Tomon bunday Tomon yoki uning vakillari (yoki Kompaniya holatida, Sotuvchi) ushbu Shartnomada nazarda tutilgan bitimlarga doir bunday hukumat organlaridan har qanday xabarni olsa, darhol boshqa Tomonlarga mazkur xabarning nusxasini taqdim etishi shart. Agar ushbu Shartnomada nazarda tutilgan bitimlarga tasdiq berish bilan bog’liq ravishda har qanday davlat organi eshituv yoki yig’ilish o’tkazishni talab qilsa, yopilishdan oldin yoki keyin bo’lishidan qat’i nazar, har bir Tomon o’z Vakillari ushbu eshituv yoki yig’ilishda ishtirok etishini ta’minlashi shart. Agar ushbu Shartnomada nazarda tutilgan bitimlarga nisbatan amaldagi qonunchilik asosida qarshi chiqishlar bildirilgan taqdirda, yoki agar tegishli davlat organi yoki xususiy shaxs har qanday sud ishlarini boshlagan (yoki boshlash bilan tahdid qilgan) ushbu Shartnomada nazarda tutilgan bitimlarning yoki har qanday Qo’shimcha Hujjatning amaldagi qonunchilikni buzishini da’vo qilib, yoki aks holda ushbu Shartnomada nazarda tutilgan bitimlarning yoki mazkur hujjatlarning yakunlanishiga to’sqinlik qilishi, jiddiy ravishda xalaqit qilishi yoki jiddiy kechiktirishi mumkin bo’lgan har qanday da’vo, Tomonlar ushbu Shartnoma va Qo’shimcha Hujjatlarda nazarda tutilgan bitimlarning o’z vaqtida yakunlanishini ta’minlash maqsadida, shu jumladan agar bunday e’tirozlar yoki da’volar hal etilmasa, har qanday holatda ham bitimlarning yakunlanishiga to’sqinlik qilishi, ularni jiddiy ravishda qiyinlashtirishi yoki kechiktirishi mumkin bo’lgan e’tirozlar yoki da’volarni hal etish uchun ham tijorat nuqtai nazaridan maqbul bo’lgan barcha choralarni ko’radi. ular, oqilona kutilganidek, ushbu Shartnoma yoki ko’rsatilgan hujjatlarda nazarda tutilgan bitimlarning yakunlanishini to’xtatib qo’yishi, jiddiy ravishda qiyinlashtirishi yoki kechiktirishi mumkin. Agar hukumat organi yoki xususiy shaxs tomonidan ushbu Shartnoma yoki har qanday Yordamchi Hujjatda nazarda tutilgan bitimlarni shubha ostiga oluvchi da’vo qo’zg’atilgan (yoki qo’zg’atilishi bilan tahdid qilingan) taqdirda, Tomonlar, shuningdek o’z vakillari ham, bunday da’voni inkor etish va qarshi chiqish, shuningdek uni bekor qilish uchun oqilona hamkorlik qilishlari va tijorat nuqtai nazaridan maqbul sa’y-harakatlarni amalga oshirishlari hamda bekor qilishni ta’minlashlari lozim. ushbu Shartnoma yoki Qo’shimcha Hujjatlarda nazarda tutilgan bitimlarning bajarilishini taqiqlaydigan, to’sib qo’yadigan yoki cheklaydigan, kuchda bo’lgan vaqtinchalik, , dastlabki yoki doimiy har qanday qarorni bekor qilish, bekor etish yoki rad etish bo’yicha harakat qilish;

(d)	Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.	Yakuniy sanadan oldin, har bir Tomon ushbu Shartnomada nazarda tutilgan bitimlarni o’sha Tomon yoki uning Filiallari tomonidan amalga oshirish uchun yoki ijro etish natijasida talab qilinishi mumkin bo’lgan hukumat organlari yoki boshqa uchinchi shaxslardan zarur roziliklarni olish uchun tijorat nuqtai nazaridan maqbul bo’lgan barcha choralarni ko’radi, ushbu Shartnomada nazarda tutilgan tranzaksiyalarni o’sha Tomon yoki uning Filiallari tomonidan bajarish yoki amalga oshirish uchun zarur bo’lishi mumkin, va boshqa Tomonlar bunday sa’y-harakatlarga munosib yordam ko’rsatadilar.
(e)	Without limiting the generality of Section 6.8(b), the Sellers have obtained, prior to the date of this Agreement, the Antimonopoly Clearance covering the acquisition by Purchaser of the Participatory Interests from the Sellers, a copy of which has been delivered to Purchaser. The Sellers shall, with the cooperation of Purchaser and with the assistance of Uzbek counsel, (i) maintain the Antimonopoly Clearance in full force and effect through the Registration Date, (ii) promptly respond to any request of the Antimonopoly Committee for additional information, and (iii) if the Antimonopoly Clearance expires, is revoked or otherwise ceases to be effective prior to the Registration Date, or if any change in the transaction structure requires a new or amended clearance, promptly prepare and file a new application. Each Party shall promptly notify the others of any material communication from any Governmental Authority regarding the Exchange, and no Party shall independently make any submission or communication with respect to the Antimonopoly Clearance without prior consultation with the other Parties.	6.8(b)-bandning umumiy mazmunini cheklamagan holda, Sotuvchilar ushbu Shartnoma sanasidan oldin Xaridor tomonidan Sotuvchilardan Ulushlarni sotib olishni qamrab oluvchi Monopoliyaga qarshi ruxsatnomani olganlar va uning nusxasi Xaridorga taqdim etilgan. Sotuvchilar Xaridorning hamkorligi va O’zbekiston yuridik maslahatchilarining ko’magida (i) Monopoliyaga qarshi ruxsatnomaning Ro’yxatdan o’tkazish sanasigacha to’liq kuchda va amal qilishini ta’minlaydilar, (ii) Monopoliyaga qarshi qo’mitaning qo’shimcha ma’lumot taqdim etish haqidagi har qanday so’roviga zudlik bilan javob beradilar va (iii) agar Monopoliyaga qarshi ruxsatnoma Ro’yxatdan o’tkazish sanasidan oldin muddati tugasa, bekor qilinsa yoki boshqa sababga ko’ra o’z kuchini yo’qotsa yoxud bitim tuzilmasidagi har qanday o’zgarish yangi yoki o’zgartirilgan ruxsatnoma olishni talab qilsa, zudlik bilan yangi ariza tayyorlab taqdim etadilar. Har bir Tomon Almashinuvga doir har qanday hukumat organidan kelgan har qanday muhim xabarnoma haqida boshqa Tomonlarni darhol xabardor qiladi va Tomonlardan hech biri boshqa Tomonlar bilan oldindan maslahatlashmagan holda monopoliyaga qarshi ruxsatnoma bo’yicha ariza topshirish yoki xabar berish huquqiga ega emas.
6.9	Public Announcements.	Ommaviy e’lonlar.
(a)	The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.	Tomonlar O’tkazish davri mobaynida ushbu Shartnoma, Qo’shimcha hujjatlar yoki ularda nazarda tutilgan bitimlarga oid hech qanday ommaviy reliz, taqdimnoma yoki e’lon hech bir Tomon yoki uning Affillangan shaxslaridan birortasi tomonidan Xaridor va Jamiyatning oldindan yozma roziligisiz (bunday rozilik asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak) chiqarilmasligiga rozilik bildiradilar; bundan bunday reliz yoki e’lon amaldagi Qonun yoki har qanday qimmatli qog’ozlar birjasining qoidalari yoki nizomlariga muvofiq talab qilinadigan holatlar mustasno. Bunday holatda tegishli Tomon boshqa Tomonlarga bunday reliz yoki e’lon yuzasidan izoh berish uchun oqilona muddat taqdim etish hamda bunday reliz yoki e’lon chiqarilishidan oldin unga oid talab qilinadigan har qanday hujjatni taqdim etishni tashkil qilish uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshiradi.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within twenty-four (24) hours thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release and within four (4) Business Days of execution of this Agreement, Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within twenty four (24) hours thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release and within four (4) Business Days of the Closing, Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any publication or notice required under the Laws of the Republic of Uzbekistan in connection with the registration described in Article II may be made following reasonable prior consultation as to timing and content, and the Parties acknowledge that Purchaser will file this Agreement as an exhibit to a Current Report on Form 8-K.	Tomonlar ushbu Shartnoma imzolanganidan keyin imkon qadar tezroq, biroq har qanday holatda yigirma to’rt (24) soat ichida, ushbu Shartnomaning imzolanganligini e’lon qiluvchi matbuot relizining mazmunini o’zaro kelishadilar va uni chiqaradilar (“Imzolash to’g’risidagi matbuot relizi”). Imzolash to’g’risidagi matbuot relizi chiqarilganidan so’ng zudlik bilan va ushbu Shartnoma imzolanganidan keyin to’rt (4) Ish kuni ichida Xaridor SECga 8-K shaklidagi Joriy hisobotni (“Imzolash bo’yicha taqdimnoma”) taqdim etadi; unga Imzolash to’g’risidagi matbuot relizi hamda Federal qimmatli qog’ozlar qonunchiligida talab qilinadigan ushbu Shartnomaning tavsifi kiritiladi. Jamiyat bunday Imzolash bo’yicha taqdimnomani taqdim etilishidan oldin ko’rib chiqadi, unga izoh beradi va uni ma’qullaydi (bunday ma’qullash asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak), bunda Jamiyat har qanday holatda ushbu Shartnoma imzolanganidan keyingi uchinchi (3) Ish kunidan kechiktirmay bunday Imzolash bo’yicha taqdimnomani ko’rib chiqishi, unga izoh berishi va uni ma’qullashi kerak. Tomonlar Yakunlashdan keyin imkon qadar tezroq, biroq har qanday holatda yigirma to’rt (24) soat ichida, ushbu Shartnomada nazarda tutilgan bitimlar amalga oshirilganligini e’lon qiluvchi matbuot relizining mazmunini o’zaro kelishadilar va uni chiqaradilar (“Yakunlash to’g’risidagi matbuot relizi”). Yakunlash to’g’risidagi matbuot relizi chiqarilganidan so’ng zudlik bilan va Yakunlashdan keyin to’rt (4) Ish kuni ichida Xaridor SECga 8-K shaklidagi Joriy hisobotni (“Yakunlash bo’yicha taqdimnoma”) taqdim etadi; unga Yakunlash to’g’risidagi matbuot relizi hamda Federal qimmatli qog’ozlar qonunchiligida talab qilinadigan Yakunlashning tavsifi kiritiladi. Jamiyat bunday hujjat taqdim etilishidan oldin uni ko’rib chiqadi, unga izoh beradi va uni ma’qullaydi, bunda bunday ma’qullash asossiz ravishda rad etilmasligi, shartlar bilan cheklanmasligi yoki kechiktirilmasligi kerak. Imzolash to’g’risidagi matbuot relizi, Imzolash bo’yicha taqdimnoma, Yakunlash bo’yicha taqdimnoma, Yakunlash to’g’risidagi matbuot relizi yoki ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan biror-bir Tomon tomonidan yoki uning nomidan har qanday Davlat organiga yoki boshqa uchinchi shaxsga taqdim etiladigan boshqa har qanday hisobot, bayonot, hujjat, bildirishnoma yoki arizani tayyorlash munosabati bilan, har bir Tomon boshqa har qanday Tomonning so’roviga ko’ra, o’zi, o’zining tegishli direktorlari, mansabdor shaxslari va ulush egalari to’g’risidagi barcha ma’lumotlarni, shuningdek ushbu Shartnomada nazarda tutilgan bitimlar yoki har qanday uchinchi shaxsga va/yoki Davlat organiga taqdim etiladigan boshqa har qanday hisobot, bayonot, hujjat, bildirishnoma yoki ariza munosabati bilan oqilona ravishda zarur yoki maqsadga muvofiq bo’lishi mumkin bo’lgan boshqa ma’lumotlarni Tomonlarga taqdim etadi. Yuqoridagilarga qaramay, II-bo’limda nazarda tutilgan ro’yxatdan o’tkazish munosabati bilan O’zbekiston Respublikasi Qonunlariga muvofiq talab qilinadigan har qanday e’lon yoki bildirishnoma uning muddati va mazmuni bo’yicha oqilona oldindan maslahatlashuvdan so’ng berilishi mumkin; Tomonlar, shuningdek, Xaridor ushbu Shartnomani 8-K shaklidagi Joriy hisobotga ilova sifatida taqdim etishini tan oladilar.

6.10	Confidential Information.	Maxfiy ma’lumotlar.
(a)	the Company and the Sellers agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to:	Jamiyat va Sotuvchilar O’tkazish davri mobaynida hamda ushbu Shartnoma VIII-bo’limga muvofiq bekor qilingan taqdirda bunday bekor qilishdan keyingi ikki (2) yil davomida quyidagilarni amalga oshirishga va o’zlarining tegishli Vakillari tomonidan ham quyidagilar amalga oshirilishini ta’minlashga rozilik bildiradilar:
(i)	treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and	Xaridorning har qanday maxfiy ma’lumotlarini qat’iy maxfiylikda saqlash va ulardan hech qanday maqsadda foydalanmaslik, bundan ushbu Shartnoma yoki Qo’shimcha hujjatlarda nazarda tutilgan bitimlarni amalga oshirish, ular bo’yicha o’z majburiyatlarini bajarish yoki ular bo’yicha o’z huquqlarini amalga oshirish bilan bog’liq foydalanish mustasno; shuningdek Xaridorning oldindan yozma roziligisiz Xaridorning hech qanday maxfiy ma’lumotlarini bevosita yoki bilvosita uchinchi shaxsga oshkor qilmaslik, tarqatmaslik, e’lon qilmaslik, yoymaslik yoki boshqa tarzda taqdim etmaslik; va
(ii)	in the event that the Company, the Sellers or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide Purchaser to the extent legally permitted with prompt written notice of such requirement so that Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 6.10(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 6.10(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Sellers shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.	agar Jamiyat, Sotuvchilar yoki ularning tegishli Vakillaridan birortasi O’tkazish davri mobaynida yoxud ushbu Shartnoma VIII-bo’limga muvofiq bekor qilingan taqdirda bunday bekor qilishdan keyingi ikki (2) yil davomida Xaridorning har qanday maxfiy ma’lumotlarini oshkor qilishga qonun bo’yicha majbur bo’lsa: (A) Qonunda ruxsat etilgan darajada Xaridorga bunday talab to’g’risida zudlik bilan yozma bildirishnoma berish, shunda Xaridor yoki uning Affillangan shaxsi Xaridor hisobidan himoya chorasi to’g’risidagi Qarorni yoki boshqa huquqiy himoya vositasini olishga harakat qilishi yoxud ushbu 6.10(a)-bandga rioya qilish talabidan voz kechishi mumkin; va (B) bunday himoya chorasi to’g’risidagi Qaror yoki boshqa huquqiy himoya vositasi olinmagan yoxud Xaridor ushbu 6.10(a)-bandga rioya qilish talabidan voz kechgan taqdirda, tashqi yuridik maslahatchining tavsiyasiga muvofiq Xaridorning maxfiy ma’lumotlarining faqat Qonun bo’yicha taqdim etilishi talab qilinadigan qismini oshkor qilish hamda bunday Xaridorning maxfiy ma’lumotlariga nisbatan maxfiylik rejimi qo’llanilishiga oid kafolatlarni olish uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshirish. Agar ushbu Shartnoma bekor qilinsa va unda nazarda tutilgan bitimlar amalga oshirilmasa, Jamiyat va Sotuvchilar Xaridorning tanloviga ko’ra Xaridorning maxfiy ma’lumotlarining har qanday shakl yoki vositadagi barcha nusxalarini zudlik bilan Xaridorga qaytaradilar yoki yo’q qiladilar va o’zlarining tegishli Vakillari tomonidan ham bunday nusxalar qaytarilishi yoki yo’q qilinishini ta’minlaydilar, shuningdek ularga oid yoki ular asosida tayyorlangan barcha qaydlar, memorandumlar, qisqacha bayonlar, tahlillar, jamlanmalar va boshqa yozma materiallarni yo’q qiladilar.

(b)	Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to:	Xaridor O’tkazish davri mobaynida hamda ushbu Shartnoma VIII-bo’limga muvofiq bekor qilingan taqdirda bunday bekor qilishdan keyingi ikki (2) yil davomida quyidagilarni amalga oshirishga va o’z Vakillari tomonidan ham quyidagilar amalga oshirilishini ta’minlashga rozilik bildiradi:
(i)	treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of Company Confidential Information without the Company’s prior written consent; and	Jamiyatning har qanday maxfiy ma’lumotlarini qat’iy maxfiylikda saqlash va ulardan hech qanday maqsadda foydalanmaslik, bundan ushbu Shartnoma yoki Qo’shimcha hujjatlarda nazarda tutilgan bitimlarni amalga oshirish, ular bo’yicha o’z majburiyatlarini bajarish yoki ular bo’yicha o’z huquqlarini amalga oshirish bilan bog’liq foydalanish mustasno; shuningdek Jamiyatning oldindan yozma roziligisiz Jamiyatning hech qanday maxfiy ma’lumotlarini bevosita yoki bilvosita uchinchi shaxsga oshkor qilmaslik, tarqatmaslik, e’lon qilmaslik, yoymaslik yoki boshqa tarzda taqdim etmaslik; va
(ii)	in the event that Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 6.10(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 6.10(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.	agar Xaridor yoki uning Vakillaridan birortasi O’tkazish davri mobaynida yoxud ushbu Shartnoma VIII-bo’limga muvofiq bekor qilingan taqdirda bunday bekor qilishdan keyingi ikki (2) yil davomida Jamiyatning har qanday maxfiy ma’lumotlarini oshkor qilishga qonun bo’yicha majbur bo’lsa: (A) Qonunda ruxsat etilgan darajada Jamiyatga bunday talab to’g’risida zudlik bilan yozma bildirishnoma berish, shunda Jamiyat o’z hisobidan himoya chorasi to’g’risidagi Qarorni yoki boshqa huquqiy himoya vositasini olishga harakat qilishi yoxud ushbu 6.10(b)-bandga rioya qilish talabidan voz kechishi mumkin; va (B) bunday himoya chorasi to’g’risidagi Qaror yoki boshqa huquqiy himoya vositasi olinmagan yoxud Jamiyat ushbu 6.10(b)-bandga rioya qilish talabidan voz kechgan taqdirda, tashqi yuridik maslahatchining tavsiyasiga muvofiq Jamiyatning maxfiy ma’lumotlarining faqat Qonun bo’yicha taqdim etilishi talab qilinadigan qismini oshkor qilish hamda bunday Jamiyatning maxfiy ma’lumotlariga nisbatan maxfiylik rejimi qo’llanilishiga oid kafolatlarni olish uchun tijorat nuqtai nazaridan oqilona sa’y-harakatlarni amalga oshirish. Agar ushbu Shartnoma bekor qilinsa va unda nazarda tutilgan bitimlar amalga oshirilmasa, Xaridor Jamiyatning tanloviga ko’ra Jamiyatning maxfiy ma’lumotlarining har qanday shakl yoki vositadagi barcha nusxalarini zudlik bilan Jamiyatga qaytaradi yoki yo’q qiladi va o’z Vakillari tomonidan ham bunday nusxalar qaytarilishi yoki yo’q qilinishini ta’minlaydi, shuningdek ularga oid yoki ular asosida tayyorlangan barcha qaydlar, memorandumlar, qisqacha bayonlar, tahlillar, jamlanmalar va boshqa yozma materiallarni yo’q qiladi. Yuqoridagilarga qaramay, Xaridor va uning Vakillari Federal qimmatli qog’ozlar qonunchiligida talab qilinadigan darajada Jamiyatning har qanday maxfiy ma’lumotlarini oshkor qilish huquqiga ega.

6.11	Post-Closing Board of Directors and Executive Officers.	Yakunlashdan keyingi direktorlar kengashi va ijrochi rahbarlar.
(a)	The Parties shall take all necessary action, including causing the directors of Purchaser to resign, so that effective as of the Closing, Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of not less than five (5) and not greater than seven (7) individuals, all of whom shall be designated by the Company prior to the Closing, including at least two (2) individuals who qualify as “Independent Directors” under the OTC Markets standards, as applicable. The directors of the Post-Closing Purchaser Board shall serve in a single class, with terms as provided in Purchaser’s bylaws.	Tomonlar barcha zarur choralarni, shu jumladan Xaridor direktorlarining iste’fosini ta’minlash choralarini ko’radilar, toki Yakunlashdan boshlab Xaridorning direktorlar kengashi (“Yakunlashdan keyingi Xaridor direktorlar kengashi”) kamida besh (5) va ko’pi bilan yetti (7) nafar shaxsdan iborat bo’lsin; ularning barchasi Yakunlashdan oldin Jamiyat tomonidan belgilanadi va ular orasida, tegishli hollarda, OTC Markets standartlariga muvofiq “Mustaqil direktorlar” sifatida kvalifikatsiya qilinadigan kamida ikki (2) nafar shaxs bo’lishi kerak. Yakunlashdan keyingi Xaridor direktorlar kengashining direktorlari yagona toifa sifatida faoliyat yuritadilar va ularning vakolat muddatlari Xaridorning ichki nizomida belgilangan tartibda bo’ladi.
(b)	(b) The Parties shall take all action necessary, including causing the executive officers of Purchaser to either resign or be removed from their office, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless the Company desires to appoint another qualified person to serve in either such role, in which case, such other person identified by the Company shall serve in such role). Purchaser shall deliver at the Closing the written resignations of each director and officer of Purchaser (other than any individual the Parties mutually agree in writing shall continue in office), effective as of the Registration Date and, in the case of directors, effective no earlier than the tenth (10th) day following the filing and transmittal of the Rule 14f-1 information statement, and shall take all action necessary so that, effective as of the Registration Date, the board of directors and officers of Purchaser are as designated by the Sellers in writing prior to the Closing.	Tomonlar barcha zarur choralarni, shu jumladan Xaridorning ijrochi mansabdor shaxslarining iste’fosini yoki lavozimidan chetlatilishini ta’minlash choralarini ko’radilar, toki Yakunlashdan darhol keyin Xaridorning bosh ijrochi direktori va bosh moliyaviy direktori lavozimlarini egallaydigan shaxslar Yakunlashdan darhol oldin Jamiyatda tegishli ravishda ayni lavozimlarni egallagan shaxslar bo’lsin; bundan Jamiyat ushbu lavozimlardan birortasiga boshqa malakali shaxsni tayinlashni istagan holat mustasno, bunday holda Jamiyat tomonidan belgilangan boshqa shaxs tegishli lavozimni egallaydi. Xaridor Yakunlash vaqtida Xaridorning har bir direktori va mansabdor shaxsining yozma iste’fosini taqdim etadi, bundan Tomonlar yozma ravishda lavozimida qolishiga o’zaro rozilik bildirgan shaxslar mustasno. Bunday iste’folar Ro’yxatdan o’tkazish sanasidan kuchga kiradi, direktorlarning iste’folari esa 14f-1-qoidaga muvofiq axborot bayonnomasi taqdim etilgan va yuborilgan kundan keyingi o’ninchi (10) kundan oldin kuchga kirmaydi. Xaridor, shuningdek, Ro’yxatdan o’tkazish sanasidan boshlab Xaridorning direktorlar kengashi va mansabdor shaxslari tarkibi Yakunlashdan oldin Sotuvchilar tomonidan yozma ravishda belgilangan tarkibga mos bo’lishini ta’minlash uchun barcha zarur choralarni ko’radi.

6.12	Indemnification of Directors and Officers; Tail Insurance.	Direktorlar va mansabdor shaxslarning javobgarlikdan ozod qilinishi va zararlari qoplanishi; “tail” sug’urtasi.
(a)	The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Purchaser and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Purchaser (the “Purchaser D&O Indemnified Persons”) as provided in Purchaser’s Organizational Documents or under any indemnification, employment or other similar agreements between any Purchaser D&O Indemnified Person and Purchaser, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Registration Date, Purchaser shall cause the Organizational Documents of Purchaser to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to Purchaser D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of Purchaser to the extent permitted by applicable Law.	Tomonlar Xaridorning amaldagi yoki sobiq direktorlari va mansabdor shaxslari, shuningdek Xaridorning so’roviga ko’ra boshqa korporatsiya, sheriklik, qo’shma korxona, trast, pensiya yoki boshqa xodimlarga imtiyozlar rejasi yoxud korxonada direktor, mansabdor shaxs, a’zo, ishonchli boshqaruvchi yoki boshqa fidutsiar sifatida faoliyat yuritgan har bir Shaxs foydasiga mavjud bo’lgan javobgarlikdan ozod qilish, zararni qoplash va xarajatlarni oldindan to’lash bo’yicha barcha huquqlar (birgalikda — “Xaridorning D&O bo’yicha Kompensatsiya oluvchi shaxslari”), Xaridorning Tashkiliy hujjatlarida yoki Xaridorning D&O bo’yicha Kompensatsiya oluvchi shaxsi bilan Xaridor o’rtasidagi har qanday zararni qoplash, mehnat yoki boshqa shunga o’xshash shartnomada ushbu Shartnoma sanasida nazarda tutilganidek, amaldagi Qonunda ruxsat etilgan darajada Yakunlashdan keyin ham saqlanib qolishiga va o’z shartlariga muvofiq to’liq kuchda amal qilishda davom etishiga rozilik bildiradilar. Ro’yxatdan o’tkazish sanasidan keyingi olti (6) yil davomida Xaridor o’z Tashkiliy hujjatlarida Xaridorning D&O bo’yicha Kompensatsiya oluvchi shaxslarini javobgarlikdan ozod qilish, ularning zararlarini qoplash va xarajatlarini oldindan to’lashga oid, amaldagi Qonunda ruxsat etilgan darajada, ushbu Shartnoma sanasida Xaridorning Tashkiliy hujjatlarida nazarda tutilgan qoidalardan kamroq qulay bo’lmagan qoidalar mavjud bo’lishini ta’minlaydi.
(b)	The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company (the “Company D&O Indemnified Persons”) as provided in the Company’s Organizational Documents or under any indemnification, employment or other similar agreements between any Company D&O Indemnified Person and the Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Registration Date, Purchaser shall cause the Organizational Documents of the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the Company D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Company to the extent permitted by applicable Law.	Tomonlar Jamiyatning amaldagi yoki sobiq direktorlari va mansabdor shaxslari, shuningdek Jamiyatning so’roviga ko’ra boshqa korporatsiya, sheriklik, qo’shma korxona, trast, pensiya yoki boshqa xodimlarga imtiyozlar rejasi yoxud korxonada direktor, mansabdor shaxs, a’zo, ishonchli boshqaruvchi yoki boshqa fidutsiar sifatida faoliyat yuritgan har bir Shaxs foydasiga mavjud bo’lgan javobgarlikdan ozod qilish, zararni qoplash va xarajatlarni oldindan to’lash bo’yicha barcha huquqlar (birgalikda — “Jamiyatning D&O bo’yicha Kompensatsiya oluvchi shaxslari”), Jamiyatning Tashkiliy hujjatlarida yoki Jamiyatning D&O bo’yicha Kompensatsiya oluvchi shaxsi bilan Jamiyat o’rtasidagi har qanday zararni qoplash, mehnat yoki boshqa shunga o’xshash shartnomada ushbu Shartnoma sanasida nazarda tutilganidek, amaldagi Qonunda ruxsat etilgan darajada Yakunlashdan keyin ham saqlanib qolishiga va o’z shartlariga muvofiq to’liq kuchda amal qilishda davom etishiga rozilik bildiradilar. Ro’yxatdan o’tkazish sanasidan keyingi olti (6) yil davomida Xaridor Jamiyatning Tashkiliy hujjatlarida Jamiyatning D&O bo’yicha Kompensatsiya oluvchi shaxslarini javobgarlikdan ozod qilish, ularning zararlarini qoplash va xarajatlarini oldindan to’lashga oid, amaldagi Qonunda ruxsat etilgan darajada, ushbu Shartnoma sanasida Jamiyatning Tashkiliy hujjatlarida nazarda tutilgan qoidalardan kamroq qulay bo’lmagan qoidalar mavjud bo’lishini ta’minlaydi.

(c)	The provisions of this Section 6.12 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Purchaser D&O Indemnified Persons and the Company D&O Indemnified Persons and their respective heirs and representatives.	Ushbu 6.12-band qoidalari Yakunlashdan keyin ham kuchda qoladi va Xaridorning D&O bo’yicha Kompensatsiya oluvchi shaxslarining hamda Jamiyatning D&O bo’yicha Kompensatsiya oluvchi shaxslarining, shuningdek ularning tegishli merosxo’rlari va Vakillarining foydasiga amal qilish uchun mo’ljallangan bo’lib, ular tomonidan majburiy ijro etilishi mumkin.
(d)	For the benefit of Purchaser’s directors and officers, the Company shall be required, prior to the Registration Date, to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Registration Date for events occurring prior to the Registration Date (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Purchaser shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance.	Xaridorning direktorlari va mansabdor shaxslari manfaatlari uchun Jamiyat Ro’yxatdan o’tkazish sanasidan oldin Ro’yxatdan o’tkazish sanasidan oldin sodir bo’lgan hodisalarga nisbatan Ro’yxatdan o’tkazish sanasidan boshlab olti (6) yilgacha bo’lgan davr uchun sug’urta qoplamasini ta’minlaydigan “tail” sug’urta polisini (“D&O Tail sug’urtasi”) olishi va uning sug’urta mukofotini to’liq to’lashi shart. Bunday sug’urta Xaridorning amaldagi sug’urta polisiga mohiyatan teng va har qanday holatda umumiy qamrov jihatidan undan kamroq qulay bo’lmasligi kerak; agar mohiyatan teng sug’urta qoplamasi mavjud bo’lmasa, mavjud bo’lgan eng yaxshi sug’urta qoplamasi olinadi. Xaridor D&O Tail sug’urtasini to’liq kuchda va amalda saqlaydi, u bo’yicha majburiyatlarni bajarishda davom etadi hamda D&O Tail sug’urtasi bo’yicha barcha sug’urta mukofotlarini o’z vaqtida to’laydi yoki ularning to’lanishini ta’minlaydi.
6.13	Employment Agreements. Prior to the Closing, the Company and Purchaser shall use its reasonable best efforts to cause the current Chief Executive Officer and Chief Financial Officer of the Company to enter into employment agreements with the Purchaser, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each such person and Purchaser.	Mehnat shartnomalari. Yakunlashdan oldin Jamiyat va Xaridor Jamiyatning amaldagi Bosh ijrochi direktori va Bosh moliyaviy direktori Xaridor bilan mehnat shartnomalarini tuzishi uchun barcha oqilona sa’y-harakatlarni amalga oshiradilar, ularning har biri Yakunlash sanasidan kuchga kiradi, Jamiyat va Xaridor uchun maqbul shaklda va mazmunda, har bir bunday shaxs va Xaridor o’rtasida tuziladi.
6.14	Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, indirect and other substantially similar Taxes (including any indirect capital gains taxes) and fees incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be borne by Purchaser. Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and each of Purchaser and the Company agrees to cooperate in the filing of such Tax Returns and other documentation, including promptly supplying any information in its possession that is reasonably necessary to complete such Tax Returns and other documentation.	O’tkazish soliqlari. Ushbu Shartnoma munosabati bilan yuzaga keladigan barcha o’tkazish, hujjatlashtirish, savdo, foydalanish, gerb yig’imi, ro’yxatdan o’tkazish, bilvosita va boshqa mohiyatan o’xshash Soliqlar (shu jumladan kapital o’sishidan olinadigan har qanday bilvosita soliqlar) hamda yig’imlar (birgalikda — “O’tkazish soliqlari”) Xaridor tomonidan qoplanadi. Xaridor o’z hisobidan barcha O’tkazish soliqlariga oid barcha zarur Soliq deklaratsiyalari va boshqa hujjatlarni taqdim etadi. Xaridor va Jamiyatning har biri bunday Soliq deklaratsiyalari va boshqa hujjatlarni taqdim etishda hamkorlik qilishga, shu jumladan bunday Soliq deklaratsiyalari va boshqa hujjatlarni to’ldirish uchun oqilona ravishda zarur bo’lgan o’z tasarrufidagi har qanday ma’lumotni zudlik bilan taqdim etishga rozilik bildiradi.

6.15	Tax Matters. Each of the Parties (together with each of its respective Affiliates) shall use its reasonable best efforts to cause, taken together, the Exchange and the Share Exchange to qualify as an exchange described in Section 351 of the Code and as a “reorganization” within the meaning of Section 368(a) of the Code, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent, taken together, the Exchange and the Share Exchange from qualifying as an exchange described in Section 351 of the Code or as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing, each Party shall use its reasonable best efforts to cause the Exchange to qualify for the intended tax treatment described in the recitals, shall not take any action reasonably likely to prevent such qualification and shall file all Tax Returns consistently therewith unless otherwise required by a final determination.	Soliq masalalari. Har bir Tomon (o’zining tegishli Affillangan shaxslarining har biri bilan birgalikda) Ayirboshlash va Aksiyalar almashinuvi birgalikda Kodeksning 351-bo’limida nazarda tutilgan ayirboshlash sifatida hamda Kodeksning 368(a)-bo’limi ma’nosidagi “qayta tashkil etish” sifatida kvalifikatsiya qilinishini ta’minlash uchun barcha oqilona sa’y-harakatlarini amalga oshiradi hamda Ayirboshlash va Aksiyalar almashinuvi birgalikda Kodeksning 351-bo’limida nazarda tutilgan ayirboshlash sifatida yoki Kodeksning 368(a)-bo’limi ma’nosidagi qayta tashkil etish sifatida kvalifikatsiya qilinishiga to’sqinlik qilishi yoki buni oldini olishi oqilona ravishda kutilishi mumkin bo’lgan hech qanday harakatni amalga oshirmaydi va zarur bo’lgan har qanday harakatni amalga oshirmay qolmaydi. Yuqoridagilarni cheklamagan holda, har bir Tomon Ayirboshlash Kirish qismida bayon etilgan mo’ljallangan soliq rejimiga muvofiq kvalifikatsiya qilinishini ta’minlash uchun barcha oqilona sa’y-harakatlarini amalga oshiradi, bunday kvalifikatsiyaga to’sqinlik qilishi oqilona ravishda kutilishi mumkin bo’lgan hech qanday harakatni amalga oshirmaydi hamda yakuniy qaror bilan boshqacha talab qilinmagan taqdirda, barcha Soliq deklaratsiyalarini ushbu soliq rejimiga muvofiq topshiradi.
6.16	Section 16 Matters. Subject to the following sentence, prior to the Registration Date, Purchaser and the Company will take all such steps as may be required (to the extent permitted under applicable Laws and no-action letters issued by the SEC) to cause any acquisition of shares of Purchaser Common Stock (including derivative securities with respect to shares of Purchaser Common Stock) by each Person (including any director by deputization) who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser, to be exempt under Rule 16b-3 under the Exchange Act. At least ten (10) days prior to the Closing Date, Purchaser will furnish the following information for each Person who, immediately after the Registration Date, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser: (a) the number of shares of Purchaser Common Stock held by such Person and expected to be exchanged for shares of Purchaser Common Stock pursuant to the Transaction and (b) the number of other derivative securities (if any) with respect to Purchaser Common Stock held by such individual and expected to be converted into shares of Purchaser Common Stock or derivative securities with respect to Purchaser Common Stock in connection with the Transactions.	16-bo’limga oid masalalar. Quyidagi jumlani hisobga olgan holda, Ro’yxatdan o’tkazish sanasidan oldin Xaridor va Jamiyat amaldagi Qonunlar hamda SEC tomonidan berilgan “no-action” xatlari doirasida ruxsat etilgan darajada barcha zarur choralarni ko’radilar, bunda Xaridorga nisbatan Birja to’g’risidagi qonunning 16(a)-bo’limida nazarda tutilgan hisobot berish talablariga bo’ysunadigan yoki bo’ysunadigan har bir Shaxs (shu jumladan vakillik (deputization) asosida direktor sifatida qaraladigan har qanday shaxs) tomonidan Xaridorning oddiy aksiyalarini har qanday sotib olish (shu jumladan Xaridorning oddiy aksiyalariga oid derivativ qimmatli qog’ozlarni sotib olish) Birja to’g’risidagi qonunning 16b-3-qoidasiga muvofiq istisno etilishini ta’minlaydilar. Yakunlash sanasidan kamida o’n (10) kun oldin Xaridor Ro’yxatdan o’tkazish sanasidan darhol keyin Xaridorga nisbatan Birja to’g’risidagi qonunning 16(a)-bo’limida nazarda tutilgan hisobot berish talablariga bo’ysunadigan har bir Shaxs bo’yicha quyidagi ma’lumotlarni taqdim etadi: (a) bunday Shaxsga tegishli bo’lgan va Bitimga muvofiq Xaridorning oddiy aksiyalariga ayirboshlanishi kutilayotgan Xaridorning oddiy aksiyalari soni; va (b) bunday jismoniy shaxsga tegishli bo’lgan hamda Bitimlar munosabati bilan Xaridorning oddiy aksiyalariga yoki Xaridorning oddiy aksiyalariga oid derivativ qimmatli qog’ozlarga aylantirilishi kutilayotgan Xaridorning oddiy aksiyalariga oid boshqa derivativ qimmatli qog’ozlar soni (agar mavjud bo’lsa).

6.17	SEC Information Statements; Disclosure Cadence. Purchaser shall (a) use reasonable best efforts to respond to and resolve as promptly as practicable any comments of the staff of the SEC with respect to the preliminary Schedule 14C information statement relating to the actions taken by the Stockholder Written Consent and, upon resolution of any such comments (or the expiration of the applicable waiting period without selection for review), to file the definitive Schedule 14C information statement with the SEC; (b) effect the mailing of the definitive Schedule 14C information statement to Purchaser’s stockholders of record promptly following such filing, which mailing may, at Purchaser’s election, be combined in a single mailing with any other outstanding definitive information statement of Purchaser and with the Rule 14f-1 information statement; and (c) file with the SEC and transmit to its holders of record the information statement required by Rule 14f-1 under the Exchange Act not fewer than ten (10) days prior to the Registration Date. The Company and the Sellers shall promptly furnish all information concerning the Company, the Operating Subsidiaries and the Sellers required for inclusion in the Information Statements and the Super 8-K, including the financial statements described in Section 6.4. Purchaser shall file the Item 1.01 Current Report on Form 8-K with respect to this Agreement within four (4) Business Days after the date hereof and shall file the Super 8-K within four (4) Business Days after the Registration Date.	SEC axborot bayonnomalari; axborotni oshkor qilish muddatlari. Xaridor: (a) Aksiyadorlarning yozma roziligi asosida amalga oshirilgan harakatlarga oid 14C-jadvali bo’yicha dastlabki axborot bayonnomasiga nisbatan SEC xodimlarining har qanday izohlariga imkon qadar tez javob berish va ularni hal etish uchun barcha oqilona sa’y-harakatlarini amalga oshiradi hamda bunday izohlar hal etilgandan so’ng (yoki ko’rib chiqish uchun tanlanmagan holda tegishli kutish muddati tugagandan so’ng) 14C-jadvali bo’yicha yakuniy axborot bayonnomasini SECga taqdim etadi; (b) bunday taqdim etishdan keyin 14C-jadvali bo’yicha yakuniy axborot bayonnomasini Xaridorning ro’yxatdan o’tgan aksiyadorlariga imkon qadar tez yuborilishini ta’minlaydi, bunda Xaridorning ixtiyoriga ko’ra bunday jo’natma Xaridorning boshqa har qanday amaldagi yakuniy axborot bayonnomasi hamda 14f-1-qoidasiga muvofiq axborot bayonnomasi bilan bitta jo’natmaga birlashtirilishi mumkin; va (c) Ro’yxatdan o’tkazish sanasidan kamida o’n (10) kun oldin Birja to’g’risidagi qonunning 14f-1-qoidasiga muvofiq talab etiladigan axborot bayonnomasini SECga taqdim etadi va uni o’zining ro’yxatdan o’tgan egalariga yuboradi. Jamiyat va Sotuvchilar Axborot bayonnomalari va Super 8-Kga kiritish uchun zarur bo’lgan Jamiyat, Operatsion sho’ba korxonalar va Sotuvchilarga oid barcha ma’lumotlarni, shu jumladan 6.4-bandda ko’rsatilgan moliyaviy hisobotlarni, zudlik bilan taqdim etadilar. Xaridor ushbu Shartnomaga oid 8-K shaklidagi Joriy hisobotning 1.01-bandini ushbu Shartnoma sanasidan keyin to’rt (4) Ish kuni ichida SECga taqdim etadi hamda Super 8-Kni Ro’yxatdan o’tkazish sanasidan keyin to’rt (4) Ish kuni ichida SECga taqdim etadi.
6.18	OTCQB Qualification. Purchaser shall use its commercially reasonable efforts to cause the Purchaser Common Stock to be qualified for quotation on the OTCQB as promptly as practicable following the Closing.	OTCQB ro’yxatiga kiritilish uchun malaka. Sotib oluvchi, yopilishdan keyin imkon qadar tezroq o’z oddiy aksiyalarini OTCQB ro’yxatiga kiritish uchun tijorat nuqtai nazaridan maqbul bo’lgan barcha sa’y-harakatlarni amalga oshiradi.

6.19	Pre-Closing Share Transfer. TEG Parent shall cause Mr. Artikkhodjaev to transfer to TEG Parent, prior to the Closing Date, all shares of Purchaser Common Stock held by Mr. Artikkhodjaev, and shall cause all filings required under Sections 13 and 16 of the Exchange Act in connection therewith to be timely made.	Yakunlashdan oldingi aksiyalarni o’tkazish. TEG Parent Yakunlash sanasidan oldin Jakhongir Artikkhodjaevga tegishli Xaridorning barcha oddiy aksiyalarining Jakhongir Artikkhodjaev tomonidan TEG Parentga o’tkazilishini hamda bunday o’tkazish munosabati bilan Birja to’g’risidagi qonunning 13 va 16-bo’limlariga muvofiq talab qilinadigan barcha hujjatlar o’z vaqtida taqdim etilishini ta’minlaydi.
6.20	Concurrent Financing; Resale Registration.	Parallel moliyalashtirish; qayta sotish uchun ro’yxatdan o’tish.
(a)	The Parties shall use commercially reasonable efforts to structure and consummate the Concurrent Financing, and shall keep each other reasonably informed of the status thereof	Tomonlar Parallel moliyalashtirishni tashkil etish va amalga oshirish uchun tijorat nuqtai nazaridan maqbul sa’y-harakatlarni amalga oshiradilar va uning borishi haqida bir-birlarini maqbul darajada xabardor qilib boradilar
(b)	At or prior to the closing of the Concurrent Financing, Purchaser shall enter into a registration rights agreement with the investors therein, on customary terms to be approved by TEG Parent and Purchaser, providing for the registration for resale of the securities issued in the Concurrent Financing on a registration statement on Form S-1 (or any successor form) within the time periods set forth therein.	Parallel moliyalashtirish yopilishida yoki undan oldin Xaridor ushbu moliyalashtirish investorlari bilan TEG Parent va Xaridor tomonidan ma’qullanadigan odatiy shartlardagi ro’yxatdan o’tkazish huquqlari to’g’risidagi shartnomani tuzadi, unda Parallel moliyalashtirish doirasida chiqarilgan qimmatli qog’ozlarni Forma S-1 (yoki uning keyingi shakli) bo’yicha ro’yxatga olish bayonnomasi asosida qayta sotish uchun ro’yxatdan o’tkazish nazarda tutiladi.
(c)	For the avoidance of doubt, (i) no securities issued in the Exchange shall be included in any such resale registration statement except as the Parties may otherwise agree, and (ii) neither the filing nor the effectiveness of any registration statement is a condition to the Closing, except as set forth in Section 7.1(e).	Shubhalarni bartaraf etish maqsadida: (i) Exchange Offering doirasida chiqarilgan qimmatli qog’ozlar tomonlar boshqa tartibni kelishmagan taqdirda bunday qayta sotish registratsiya bayonnomasiga kiritilmaydi ; va (ii) hech qanday ro’yxatga olish bayonnomasining topshirilishi yoki kuchga kirishi Yopilish sharti bo’lmaydi, 7.1(e) bandida nazarda tutilgan holatlar bundan mustasno.
(d)	The Parties acknowledge that the Concurrent Financing and the Exchange are separate offerings, each made in reliance on its own exemption, and shall conduct the Concurrent Financing so as to preserve the exemptions described in Section 2.10 and this Section, including refraining from any general solicitation or general advertising, unless the Concurrent Financing is conducted in accordance with Rule 504(c) of Regulation D.	Tomonlar Parallel moliyalashtirish va Almashuv alohida joylashtirishlar ekanligini tan oladilar, ularning har biri o’zining alohida ozod etilishiga asoslanib o’tkaziladi va Tomonlar Parallel Moliyalashtirishni 2.10-band va ushbu bandda ko’rsatilgan ozod etilishlarni saqlab qolgan holda, jumladan ishtirokchilarni qo’shma jalb qilish yoki qo’shma reklama qilishdan tiyilish orqali o’tkazishni o’z zimmasiga oladi, agar Parallel moliyalashtirish Regulation Dning 504(c)-qoidasiga muvofiq amalga oshirilmasa.
6.21	Fiscal Year. Following the Registration Date, Purchaser shall take all actions necessary to change its fiscal year end from September 30 to December 31 and shall timely make all filings required under the Exchange Act in connection with such change, including any applicable transition report.	Moliyaviy yil. Ro’yxatdan o’tkazish sanasidan keyin Xaridor o’z moliyaviy yilining yakunlanish sanasini 30-sentabrdan 31-dekabrga o’zgartirish uchun barcha zarur choralarni ko’radi hamda bunday o’zgarish munosabati bilan Qimmatli qog’ozlar birjasi to’g’risidagi qonunga muvofiq talab qilinadigan barcha hujjatlarni, shu jumladan tegishli o’tish davri hisobotini, o’z vaqtida taqdim etadi.

6.22	Name Change. Purchaser shall take all actions necessary to change its corporate name to “TEG Inc.” (or such other name as TEG Parent may designate in writing prior to the Closing), with effect as of or as promptly as practicable following the Registration Date, including the approval of such change by the Stockholder Written Consent, the filing of a certificate of amendment to Purchaser’s articles of incorporation with the Secretary of State of the State of Nevada following the expiration of the period required under Rule 14c-2 under the Exchange Act, and the notification of FINRA and OTC Markets Group Inc. of the name change and any related change of trading symbol.	Nomni o’zgartirish. Xaridor o’z korporativ nomini “TEG Inc.” (yoki Yakunlash sanasidan oldin TEG Parent tomonidan yozma ravishda ko’rsatilgan boshqa nom) ga Ro’yxatdan o’tkazish sanasidan boshlab yoki undan keyin imkon qadar tezroq o’zgartirish uchun barcha zarur choralarni ko’radi, jumladan aksiyadorlarning yozma roziligi orqali ushbu o’zgarishni tasdiqlash, Qimmatli qog’ozlar birjasi to’g’risidagi qonunning 14c-2 qoidasida belgilangan muddat tugagach, Xaridorning ustaviga kiritilgan o’zgartirishlar to’g’risidagi guvohnomani Nevada shtati Davlat kotibiga topshirish va ism o’zgarishi hamda savdo belgisi bo’yicha har qanday tegishli o’zgarishlar haqida FINRA va OTC Markets Group Inc.ga xabar berish.
	ARTICLE VII CONDITIONS TO CLOSING	VII BO’LIM TRANSAKSIYANING YOPILISHIDAN AVVALGI SHARTLAR
7.1	Conditions to the Obligations of Each Party. The obligations of each Party to consummate the Closing are subject to the satisfaction (or, to the extent permitted by Law, mutual waiver) of the following conditions:	Har bir Tomonning majburiyatlarini bajarish uchun oldindan bajarilishi kerak bo’lgan shartlar. Yopilishni amalga oshirish bo’yicha har bir Tomonning majburiyatlari quyidagi shartlarning bajarilishiga (yoki qonunda ruxsat etilgan hollarda, ularni o’zaro voz kechishga) bog’liq:
(a)	the Antimonopoly Clearance shall be in full force and effect and shall not have expired or been revoked, suspended or amended in any manner adverse to the Exchange;	raqobat organining ruxsati to’liq kuchda bo’lishi va almashuvga zarar yetkazadigan tarzda muddati o’tgan, bekor qilingan, to’xtatilgan yoki o’zgartirilgan bo’lmasligi;
(b)	no Law or order of any Governmental Authority shall be in effect enjoining, restraining or prohibiting the Exchange;	almashuv faoliyatini cheklaydigan, taqiqlaydigan yoki to’xtatib qo’yadigan amalda bo’lgan hech qanday qonun yoki davlat organi qarori bo’lmasligi kerak;
(c)	the Rule 14f-1 information statement shall have been filed with the SEC and transmitted to Purchaser’s holders of record, and at least ten (10) days shall have elapsed since such filing and transmittal;	14f-1 qoidasiga muvofiq axborot bayonnomasi Qimmatli qog’ozlar va birjalar komissiyasiga (SEC) topshirilgan va Sotib oluvchining aksiyalarining ro’yxatdan o’tgan egalariga yuborilgan bo’lishi, hamda bunday topshirish va yuborishdan beri kamida o’n (10) kun o’tgan bo’lishi;
(d)	at least twenty (20) calendar days shall have elapsed since the mailing to Purchaser’s stockholders of the definitive Schedule 14C information statement relating to the actions taken by the Stockholder Written Consent, it being acknowledged and agreed that this condition implements Rule 14c-2 under the Exchange Act;	Aksiyadorlarning yozma roziligi asosida qabul qilingan chora-tadbirlarga oid 14C-Ilova bo’yicha yakuniy ma’lumot bayonnomasi Xaridorning aksiyadorlariga joylashtirilgan kundan boshlab kamida yigirma (20) ta kalendar kuni o’tishi kerak, bu shart Qimmatli qog’ozlar birjasi to’g’risidagi qonun (Exchange Act) doirasidagi 14c-2 qoidasini amalga oshirishi tan olinadi va kelishiladi; va

(e)	the Concurrent Financing shall have been consummated, or shall be consummated substantially concurrently with the Closing, with aggregate gross proceeds to Purchaser of not less than $18,000,000.	Parallel moliyalashtirish yopish marosimi bilan bir vaqtda yoki deyarli bir vaqtda yakunlanishi kerak, sharti shuki, Xaridorning umumiy sof tushumi kamida 18,000,000 AQSh dollariga teng bo’lsin.
7.2	Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are further subject to the satisfaction (or waiver by Purchaser) of the following conditions:	Sotib oluvchining majburiyatlari bog’liq bo’lgan shartlar. Bitimni yopish bo’yicha Sotib oluvchining majburiyatlari quyidagi shartlarning bajarilishiga (yoki Sotib oluvchi tomonidan voz kechilishiga) ham bog’liq:
(a)	the representations and warranties of the Company and the Sellers contained in Article III and Article IV and in any certificate delivered pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which shall have been true and correct as of such date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company;	III va IV-bo’limlarda hamda ushbu Shartnoma asosida taqdim etilgan har qanday sertifikatda keltirilgan Jamiyat va Sotuvchilarning bayonotlari va kafolatlari ushbu Shartnoma sanasida va Yakunlash sanasida, go’yo ular Yakunlash sanasida berilgandek, rost va to’g’ri bo’lishi kerak, (i) faqat ma’lum bir sanadagi holatlarga taalluqli bo’lgan (o’sha sanada rost va to’g’ri bo’lishi talab qilingan) bayonotlar va kafolatlar bundan mustasno, va (ii) haqiqat va to’g’rilikdagi har qanday nomuvofiqliklar (materiallik yoki material salbiy ta’sir bo’yicha har qanday cheklovlar yoki shartlarni hisobga olmaganda), yakka tartibda yoki jami holda Jamiyatga material salbiy ta’sir ko’rsatmagan va, asosli tarzda kutilishicha, bunday ta’sirni ko’rsatmaydi;
(b)	the Company and the Sellers shall have performed in all material respects their obligations required to be performed at or prior to the Closing;	Jamiyat va Sotuvchilar barcha muhim jihatlardan Yakunlash sanasida yoki undan oldin bajarilishi lozim bo’lgan majburiyatlarini bajarishlari kerak;
(c)	no Material Adverse Effect with respect to the Company shall have occurred and be continuing;	Kompaniya bilan bog’liq hech qanday muhim salbiy voqea yuz bermagan yoki davom etmayapti;
(d)	the PCAOB-compliant audited and interim financial statements described in Section 6.4 shall have been delivered in form sufficient for inclusion in the Super 8-K;	PCAOB talablariga muvofiq bo’lgan va 6.4-bandda tavsiflab o’tilgan audit qilingan hamda o’rta muddatli moliyaviy hisobotlar Super 8-K formaga kiritish uchun yetarli shaklda taqdim etilishi kerak;

(e)	Purchaser shall have received one or more legal opinions of counsel reasonably acceptable to Purchaser, addressed to Purchaser and dated as of the Closing Date, covering customary matters (i) with respect to the Company and TEG Parent, including due organization and valid existence, power and authority, due authorization, execution and delivery, enforceability of this Agreement and the Local Instruments, and absence of conflicts with mandatory Uzbek law and their respective Organizational Documents; (ii) with respect to the Individual Seller, including legal capacity and authority, due execution and delivery, enforceability of this Agreement and the Local Instruments to which she is a party, and absence of conflicts with mandatory Uzbek law; and (iii) with respect to each Seller, title to such Seller’s respective Participatory Interest and the effectiveness of the transfer thereof upon the entry described in Section 2.2, together with customary negative assurance, in each case in form and substance reasonably satisfactory to Purchaser; and	Xaridor Yakunlash sanasida sanalgan, Xaridorga mo’ljallangan va Xaridor qabul qiladigan yuridik maslahatchilardan bitta yoki bir nechta yuridik xulosalarni olishi kerak, ular quyidagilarni qamrab oladi: (i) Jamiyat va TEG Parentga nisbatan - to’g’ri tashkiliy tuzilma va haqiqiy mavjudlik, vakolatlar va huquqlar, to’g’ri vakolat berish, imzolash va topshirish, ushbu Shartnoma va Mahalliy hujjatlarning huquqiy haqiqiyligi, O’zbekiston qonunlarining majburiy normalari hamda tegishli Tashkiliy hujjatlar bilan ziddiyat yo’qligi bo’yicha odatiy bayonotlar va kafolatlar bilan; (ii) Jismoniy shaxs bo’lgan Sotuvchiga nisbatan - uning muomala layoqati va vakolatlari, ushbu Shartnoma va u tomoni bo’lgan Mahalliy hujjatlarning tegishli tarzda imzolanishi va topshirilishi, ularning ijro etilishi mumkinligi hamda O’zbekiston Respublikasining majburiy qonunchiligiga zid emasligi; va (iii) har bir Sotuvchiga nisbatan - tegishli Sotuvchining o’z Ulushiga bo’lgan mulk huquqi va bunday Ulushning 2.2-bandda nazarda tutilgan yozuv kiritilgandan so’ng samarali o’tkazilishi, har bir holatda to’sqinliklarning yo’qligi bo’yicha odatiy bayonotlar va kafolatlar bilan, Xaridor uchun maqbul shakl va mazmunda; va
(f)	the closing deliverables described in Section 2.4 shall have been delivered.	2.4-bandda ko’rsatilganidek, bitimni yakunlash uchun zarur natijalar taqdim etilishi kerak.
7.3	Conditions to the Obligations of the Sellers and the Company. The obligations of the Sellers and the Company to consummate the Closing are further subject to the satisfaction (or waiver by TEG Parent) of the following conditions:	Sotuvchilar va Jamiyatning majburiyatlari bog’liq bo’lgan shartlar. Bitimni yopish bo’yicha Sotuvchilar va Jamiyatning majburiyatlari quyidagi shartlarning bajarilishiga (yoki TEG Parent tomonidan ulardan voz kechilishiga) ham bog’liq:
(a)	the representations and warranties of Purchaser shall be true and correct in all material respects (and, in the case of Sections 5.1, 5.2 and 5.13, in all respects) as of the date hereof and as of the Closing Date;	Sotib oluvchining bayonotlari va kafolatlari ushbu Shartnoma tuzilgan sanada va Yopilish sanasida barcha muhim jihatlardan rost va to’g’ri bo’lishi kerak (5.1, 5.2 va 5.13-bandlar bo’yicha esa barcha jihatlardan);
(b)	Purchaser shall have performed in all material respects its obligations required to be performed at or prior to the Closing;	Sotib oluvchi yopilish sanasida yoki undan oldin bajarilishi lozim bo’lgan barcha muhim jihatlarda o’z majburiyatlarini bajardi;
(c)	no Material Adverse Effect with respect to Purchaser shall have occurred and be continuing;	Sotib oluvchiga nisbatan hech qanday muhim salbiy voqea yuz bermagan yoki davom etmayapti;
(d)	the resignations and appointments described in Section 6.11 shall have been delivered;	6.11-bandda ko’rsatilgan iste’folar va tayinlovlar topshirilishi kerak;
(e)	the closing deliverables described in Section 2.5 shall have been delivered.	bitimni yopish uchun 2.5-bandda ko’rsatilgan hujjatlar yetkazib berilishi kerak;
7.4	Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or, with respect to the Company, any Operating Subsidiary or the Sellers) to comply with or perform any of its covenants or obligations set forth in this Agreement.	Shartlarning bajarilishiga to’sqinlik qilish. Ushbu Shartnomada aksincha nazarda tutilgan har qanday qoidaga qaramay, agar ushbu VII-bo’limda nazarda tutilgan biror-bir shartning bajarilmasligi tegishli Tomon yoki uning Affillangan shaxslari (Jamiyatga nisbatan esa - har qanday Operatsion sho’ba korxona yoki Sotuvchilar) tomonidan ushbu Shartnomada nazarda tutilgan biror-bir majburiyatga rioya qilinmasligi yoki uni bajarmasligi natijasida yuzaga kelgan bo’lsa, hech bir Tomon bunday shartning bajarilmaganligiga tayanishga haqli emas.

	ARTICLE VIII TERMINATION	VIII BO’LIM SHARTNOMANING BEKOR QILINISHI
8.1	Termination. This Agreement may be terminated at any time prior to the Closing (or, in the case of Section 8.1(e), following the Closing but prior to the Registration Date):	Shartnomani bekor qilish. Ushbu Shartnoma Yakunlanishdan oldin (yoki 8.1(e) band holatida – Yakunlanishdan keyin, ammo Ro’yxatdan o’tish sanasidan oldin) har qanday vaqtda bekor qilinishi mumkin:
(a)	by mutual written consent of Purchaser and TEG Parent;	Xaridor va TEG Parent o’rtasidagi o’zaro yozma shartnoma asosida;
(b)	by either Purchaser or TEG Parent, if the Closing shall not have occurred on or before December 31, 2026, provided that the right to terminate under this clause shall not be available to a Party whose breach has been the principal cause of the failure of the Closing to occur;	Xaridor yoki TEG Parent tomonidan, agar tranzaksiya eng kech 2026 yil 31 dekabrga qadar yakunlanmasa; bunda ushbu band bo’yicha shartnomani bekor qilish huquqi tranzaksiyani yakunlashning muvaffaqiyatsizligiga sabab bo’lgan majburiyatlarni buzishdagi asosiy aybdor tomon uchun mavjud bo’lmaydi;
(c)	by either Purchaser or TEG Parent, if any Governmental Authority shall have issued a final, non-appealable order permanently prohibiting the Exchange;	Xaridor yoki TEG Parent tomonidan, agar biror davlat organi bitimni doimiy ravishda taqiqlovchi yakuniy, shikoyat qilinmaydigan qaror chiqargan bo’lsa;
(d)	by Purchaser, on the one hand, or TEG Parent, on the other hand, upon a breach by the other of any representation, warranty or covenant such that the applicable condition in Article VII would not be satisfied, which breach is not cured within thirty (30) days after written notice; or	Xaridor tomonidan, bir tomondan, yoki TEG Parent tomonidan, boshqa tomondan, agar boshqa tomon har qanday bayonot, kafolat yoki majburiyatni buzsa va natijada VII-bo’lim ko’rsatilgan tegishli shart bajarilmasa hamda bunday buzilish yozma ogohlantirish berilganidan keyin o’ttiz (30) kun ichida bartaraf etilmasa; yoki
(e)	by either Purchaser or TEG Parent, if the Closing has occurred but the Registration Date has not occurred, and (i) the registering authority of the Republic of Uzbekistan shall have issued a final refusal of the registration of the transfer of the Participatory Interests to Purchaser, or (ii) such registration shall otherwise have become incapable of being completed under applicable Law, and, in either case, such refusal or incapacity is not cured, reversed or otherwise resolved (including by means of a corrected or renewed filing) within twenty (20) Business Days after the Parties first become aware thereof.	Xaridor yoki TEG Parent tomonidan, agar Bitim tuzilgan bo’lsa-da, Ro’yxatdan o’tkazish sanasi hali yetib kelmagan bo’lsa, va (i) O’zbekiston Respublikasi ro’yxatga olish organi Xaridorga Ulushlarni o’tkazishni ro’yxatga olishni rad etish bo’yicha yakuniy qaror chiqargan bo’lsa, yoki (ii) bunday ro’yxatga olish amaldagi qonunchilikka muvofiq boshqa sabablarga ko’ra imkonsiz bo’lib qolgan bo’lsa, va bunday holatda, tomonlar buni birinchi marta bilib qolgan kundan boshlab yigirma (20) ish kuni ichida bunday rad etish yoki imkonsizlik bartaraf etilmagan, bekor qilinmagan yoki boshqa tarzda hal qilinmagan (o’zgartirilgan yoki takroriy ariza topshirish orqali ham);

8.2	Effect of Termination. Upon termination, this Agreement shall become void and of no further effect, without liability of any Party, except (a) for the provisions of Section 6.9 (Public Announcements), Section 6.10 (Confidential Information), this Section 8.2 and Article X, which shall survive, and (b) that no termination shall relieve any Party of liability for fraud or willful and material breach occurring prior to termination. If this Agreement is terminated after the Closing but prior to the Registration Date, the Parties shall cooperate to unwind the deliveries made under Sections 2.4 and 2.5 (including by revoking any corporate resolutions adopted in connection with the Exchange) and to restore the Parties to their respective positions as of immediately prior to the Closing.	Shartnomaning bekor bo’lishi oqibatlari. Shartnoma bekor bo’lgan taqdirda, ushbu Shartnoma kuchini yo’qotadi va hech bir Tomonning javobgarligini keltirib chiqarmasdan huquqiy majburlovchi bo’lib qolmaydi, quyidagilar bundan mustasno: (a) 6.9-band (“Ommaviy e’lonlar”) qoidalari, 6.10-band (“Maxfiy ma’lumot”), ushbu 8.2-band va X-bo’lim kuchda qoladi, shuningdek (b) shartnoma bekor qilinishi hech bir Tomonni shartnoma bekor bo’lishidan oldin sodir bo’lgan firibgarlik yoki qasddan va jiddiy buzilish uchun javobgarlikdan ozod qilmaydi. Agar ushbu Shartnoma yopilish sanasidan keyin, ammo ro’yxatdan o’tish sanasidan oldin bekor qilinsa, Tomonlar 2.4 va 2.5-bandlarga muvofiq amalga oshirilgan o’tkazmalarni bekor qilish (jumladan, almashuv bilan bog’liq qabul qilingan korporativ qarorlarni bekor qilish) va orqali yopish sanasidan avvalgi holatga qaytish maqsadida hamkorlik qilishni o’z zimmasiga oladilar.
	ARTICLE IX SURVIVAL; INDEMNIFICATION	IX-BO’LIM MODDALARNING KUCHDA QOLISHI; JAVOBGARLIKDAN HIMOYA
9.1	Survival.	Bayonotlar, kafolatlar va majburiyatlarning kuchda qolishi.
(a)	None of the representations and warranties of Purchaser contained in Article V shall survive the Closing, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing; provided, however, that the representations and warranties of Purchaser contained in Sections 5.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement) and 5.13 (Exchange Shares) (collectively, the “Purchaser Fundamental Representations”) shall survive the Registration Date and shall remain in full force and effect until the date that is twelve (12) months after the Registration Date.	V-bo’limda nazarda tutilgan Xaridorning bayonotlari va kafolatlaridan hech biri Yakunlashdan keyin kuchda qolmaydi va ularga oid barcha huquqlar, da’volar va talab asoslari (shartnoma, delikt yoki boshqa asosda yoxud Qonun yoki adolat tamoyillari asosida bo’lishidan qat’i nazar) Yakunlash vaqtida tugaydi; biroq Xaridorning 5.1-band (Tashkil etilishi va maqomi), 5.2-band (Vakolat; majburiy kuchga ega Shartnoma) va 5.13-band (Ayirboshlash aksiyalari)da nazarda tutilgan bayonotlari va kafolatlari (birgalikda - “Xaridorning asosiy bayonotlari”) Ro’yxatdan o’tkazish sanasidan keyin ham kuchda qoladi va Ro’yxatdan o’tkazish sanasidan keyingi o’n ikki (12) oylik davr tugaydigan sanagacha to’liq kuchda va amalda bo’ladi.
(b)	Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in Article III and Article IV shall survive the Registration Date and shall remain in full force and effect until the date that is eighteen (18) months after the Registration Date; provided, however, that (i) the representations and warranties contained in Section 3.14 (Taxes and Returns) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and (ii) the representations and warranties contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement), 3.3 (Capitalization), 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement) and 4.3 (Ownership) (collectively, the “Fundamental Representations”) shall survive until the date that is thirty-six (36) months after the Registration Date. For purposes of this Agreement, the “Survival Date” with respect to any representation or warranty means the last date on which such representation or warranty survives in accordance with this Section 9.1.	Ushbu Shartnomada nazarda tutilgan cheklovlar va boshqa qoidalarni hisobga olgan holda, III va IV-bo’limlarda nazarda tutilgan bayonotlar va kafolatlar Ro’yxatdan o’tkazish sanasidan keyin ham kuchda qoladi va Ro’yxatdan o’tkazish sanasidan keyingi o’n sakkiz (18) oylik davr tugaydigan sanagacha to’liq kuchda va amalda bo’ladi; biroq: (i) 3.14-bandda (Soliqlar va soliq deklaratsiyalari) nazarda tutilgan bayonotlar va kafolatlar tegishli da’vo muddati tugaganidan keyin oltmish (60) kun o’tguniga qadar kuchda qoladi; va (ii) 3.1-band (Tashkil etilishi va maqomi), 3.2-band (Vakolat; majburiy kuchga ega Shartnoma), 3.3-band (Kapitalizatsiya), 4.1-band (Tashkiliy-huquqiy shakl va maqom), 4.2-band (Vakolat; majburiy kuchga ega Shartnoma) va 4.3-band (Mulk huquqi)da nazarda tutilgan bayonotlar va kafolatlar (birgalikda - “Asosiy bayonotlar”) Ro’yxatdan o’tkazish sanasidan keyingi o’ttiz olti (36) oylik davr tugaydigan sanagacha kuchda qoladi. Ushbu Shartnoma maqsadlari uchun har qanday bayonot yoki kafolatga nisbatan “Kuchda qolish sanasi” deganda bunday bayonot yoki kafolat ushbu 9.1-bandga muvofiq kuchda qoladigan oxirgi sana tushuniladi.

(c)	All covenants, obligations and agreements of the Parties contained in this Agreement (including all Annexes, Exhibits and Schedules hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.	Ushbu Shartnomada nazarda tutilgan Tomonlarning barcha majburiyatlari va kelishuvlari (shu jumladan ushbu Shartnomaga barcha Annexlar, Ilovalar va Oshkor etish ilovalari hamda ushbu Shartnomaga muvofiq taqdim etilgan barcha sertifikatlar, hujjatlar, vositalar va majburiyatlar), shu jumladan zararni qoplash bo’yicha har qanday majburiyatlar, Yakunlashdan keyin ham kuchda qoladi va o’z shartlariga muvofiq to’liq bajarilguniga qadar amal qiladi.
(d)	Notwithstanding the foregoing, any claim asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party (each as defined in Section 9.5) prior to the applicable Survival Date shall not thereafter be barred by the expiration of the relevant representation or warranty, and such claim shall survive until finally resolved.	Yuqoridagilarga qaramay, Qoplanadigan tomon tomonidan Qoplaydigan tomonga (har biri 9.5-bandda ta’riflangan) tegishli Kuchda qolish sanasidan oldin vijdonan, oqilona darajada aniq (o’sha vaqtda ma’lum bo’lgan darajada) va yozma bildirishnoma orqali bildirilgan har qanday da’vo tegishli bayonot yoki kafolatning amal qilish muddati tugaganligi sababli keyinchalik cheklanmaydi va bunday da’vo yakuniy hal etilguniga qadar kuchda qoladi.
9.2	Indemnification by the Sellers.	Sotuvchilar tomonidan zararlarni qoplash.
(a)	Seller-Specific Matters. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, the Sellers, jointly and severally, shall indemnify and defend each of Purchaser and its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Sellers contained in Article IV or in any certificate or instrument delivered by or on behalf of either Seller pursuant to this Agreement; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by either Seller pursuant to this Agreement.	Sotuvchilarga oid masalalar. Ushbu IX-bo’limning boshqa shartlari va qoidalarini hisobga olgan holda, Ro’yxatdan o’tkazish sanasidan boshlab Sotuvchilar birgalikda va solidar ravishda Xaridorni, uning Affillangan shaxslarini va ularning tegishli Vakillarini (birgalikda - “Xaridorning Qoplanadigan shaxslari”) quyidagilarga asoslangan, ulardan kelib chiqadigan, ular bilan bog’liq yoki ular sababli Xaridorning Qoplanadigan shaxslari tomonidan ko’rilgan yoki ularga yuklatilgan har qanday va barcha Yo’qotishlardan himoya qiladilar, ularning zararlarini qoplaydilar, ularni bunday Yo’qotishlardan xoli qiladilar hamda bunday Yo’qotishlarni ularga to’laydilar va qoplab beradilar: (i) IV-bo’limda yoki ushbu Shartnomaga muvofiq har qanday Sotuvchi tomonidan yoki uning nomidan taqdim etilgan har qanday sertifikat yoki hujjatda nazarda tutilgan Sotuvchilarning har qanday bayonoti yoki kafolatidagi har qanday noto’g’rilik yoki uning buzilishi; yoki (ii) ushbu Shartnomaga muvofiq har qanday Sotuvchi tomonidan bajarilishi lozim bo’lgan har qanday majburiyat yoki kelishuvning buzilishi yoki bajarilmasligi.

(b)	Company Matters. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, the Sellers, jointly and severally, shall indemnify and defend the Purchaser Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of the Company contained in Article III or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement at or prior to the Registration Date; or (iii) any matter referred to on Schedule 9.2(b)(iii).	Jamiyatga oid masalalar. Ushbu IX-bo’limning boshqa shartlari va qoidalarini hisobga olgan holda, Ro’yxatdan o’tkazish sanasidan boshlab Sotuvchilar birgalikda va solidar ravishda Xaridorning Qoplanadigan shaxslarini quyidagilarga asoslangan, ulardan kelib chiqadigan, ular bilan bog’liq yoki ular sababli Xaridorning Qoplanadigan shaxslari tomonidan ko’rilgan yoki ularga yuklatilgan har qanday va barcha Yo’qotishlardan himoya qiladilar, ularning zararlarini qoplaydilar, ularni bunday Yo’qotishlardan xoli qiladilar hamda bunday Yo’qotishlarni ularga to’laydilar va qoplab beradilar: (i) III-bo’limda yoki ushbu Shartnomaga muvofiq Jamiyat tomonidan yoki uning nomidan taqdim etilgan har qanday sertifikat yoki hujjatda nazarda tutilgan Jamiyatning har qanday bayonoti yoki kafolatidagi har qanday noto’g’rilik yoki uning buzilishi; (ii) ushbu Shartnomaga muvofiq Ro’yxatdan o’tkazish sanasida yoki undan oldin Jamiyat tomonidan bajarilishi lozim bo’lgan har qanday majburiyat yoki kelishuvning buzilishi yoki bajarilmasligi; yoki (iii) 9.2(b)(iii)-ilovada ko’rsatilgan har qanday masala.
9.3	Indemnification by Purchaser. Subject to the other terms and conditions of this Article IX, from and after the Registration Date, Purchaser shall indemnify and defend the Sellers and their respective Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any Purchaser Fundamental Representation; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement.	Xaridor tomonidan zararni qoplash. Ushbu IX-bo’limning boshqa shartlari va qoidalarini hisobga olgan holda, Ro’yxatdan o’tkazish sanasidan boshlab Xaridor Sotuvchilarni, ularning tegishli Affillangan shaxslarini va ularning tegishli Vakillarini (birgalikda - “Sotuvchilarning Qoplanadigan shaxslari”) quyidagilarga asoslangan, ulardan kelib chiqadigan, ular bilan bog’liq yoki ular sababli Sotuvchilarning Qoplanadigan shaxslari tomonidan ko’rilgan yoki ularga yuklatilgan har qanday va barcha Yo’qotishlardan himoya qiladi, ularning zararlarini qoplaydi, ularni bunday Yo’qotishlardan xoli qiladi hamda bunday Yo’qotishlarni ularga to’laydi va qoplab beradi: (a) Xaridorning Asosiy bayonotlaridan birortasidagi har qanday noto’g’rilik yoki uning buzilishi; yoki (b) ushbu Shartnomaga muvofiq Xaridor tomonidan bajarilishi lozim bo’lgan har qanday majburiyat yoki kelishuvning buzilishi yoki bajarilmasligi.

9.4	Certain Limitations. The indemnification provided for in Sections 9.2 and 9.3 shall be subject to the following limitations:	Ba’zi cheklovlar. 9.2 va 9.3-bandlarda nazarda tutilgan yo’qotishlar bo’yicha kompensatsiya quyidagi cheklovlarga bo’ysunadi:
(a)	The Sellers shall not be liable to the Purchaser Indemnitees for indemnification under Section 9.2(a)(i) or Section 9.2(b)(i) unless and until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a)(i) and Section 9.2(b)(i) exceeds $900,000 (the “Deductible”), in which event the Sellers shall be required to pay or be liable only for Losses in excess of the Deductible; provided, however, that the Deductible shall not apply to any breach of any Fundamental Representation or of the representations and warranties contained in Section 3.14; provided, further, that no individual claim (or series of related claims arising out of the same or substantially similar facts) involving Losses of less than $25,000 shall count toward the Deductible or be recoverable under Section 9.2(a)(i) or Section 9.2(b)(i).	Sotuvchilar 9.2(a)(i) yoki 9.2(b)(i) bandi bo’yicha Xaridor tomonidan kompensatsiya olish huquqiga ega shaxslar oldida javobgar bo’lmaydi, agar va shu muddat davomida 9.2(a)(i) va 9.2(b)(i) bandlari bo’yicha kompensatsiya uchun barcha zararlarning umumiy summasi 900,000 AQSh dollaridan (“Ortiqcha miqdor”) oshmasligi sharti bilan, bunday holda Sotuvchilar faqat Ortiqcha miqdordan oshgan yo’qotishlarni to’lash yoki qoplash bo’yicha javobgar bo’ladilar; biroq, ushbu Limit 3.14-bandda keltirilgan Asosiy bayonotlar yoki kafolatlarning har qanday buzilishiga nisbatan qo’llanilmaydi; shuningdek, hech bir alohida da’vo (yoki bir xil yoki deyarli bir xil holatlardan kelib chiqqan o’zaro bog’liq da’volar to’plami) bo’yicha, 25,000 AQSh dollaridan kam bo’lgan yo’qotishlar Ortiqcha miqdorni hisoblashda hisobga olinmaydi va 9.2(a)(i) yoki 9.2(b)(i) bo’yicha qoplanmaydi.
(b)	The aggregate amount of all Losses for which the Sellers may be liable pursuant to Section 9.2(a)(i) and Section 9.2(b)(i) shall not exceed $9,000,000 (the “Cap”); provided, that with respect to any claims for breaches of any Fundamental Representations or of the representations and warranties contained in Section 3.14, the Cap shall be $18,000,000.	Sotuvchilar 9.2(a)(i) va 9.2(b)(i) bandlari bo’yicha javobgar bo’lishi mumkin bo’lgan barcha zararlarning umumiy miqdori 9,000,000 AQSh dollaridan (“Eng yuqori chegara”) oshmasligi kerak; biroq, Asosiy bayonotlarni buzish yoki 3.14-bandda keltirilgan bayonotlar va kafolatlarni buzish bo’yicha da’volar yuzasidan Eng yuqori chegara 18,000,000 AQSh dollarini tashkil etadi.
(c)	Purchaser shall not be liable to the Seller Indemnitees for indemnification under Section 9.3(a) unless and until the aggregate amount of all Losses in respect of indemnification under Section 9.3(a) exceeds $900,000 (the “Purchaser Deductible”), in which event Purchaser shall be required to pay or be liable only for Losses in excess of the Purchaser Deductible; provided, that no individual claim (or series of related claims arising out of the same or substantially similar facts) involving Losses of less than $25,000 shall count toward the Purchaser Deductible or be recoverable under Section 9.3(a).	Xaridor 9.3(a) bandiga muvofiq kompensatsiya olish huquqiga ega shaxslarga zararlarni qoplash bo’yicha javobgar bo’lmaydi, agar va faqatgina 9.3(a)-band bo’yicha barcha zararlarning umumiy miqdori 900,000 AQSh dollaridan (“Sotuvchilarning ortiqcha summasi”) oshmaguncha, bunday holda Xaridor faqat Sotuvchilarning ortiqcha summasidan oshgan Zararlarni to’lash yoki ular uchun javobgarlikni o’z zimmasiga olish majburiyatiga ega bo’ladi; shart shuki, 25,000 AQSh dollaridan kam miqdordagi yo’qotishlarga oid alohida bir da’vo (yoki bir xil yoki deyarli bir xil holatlardan kelib chiquvchi bog’liq da’volar seriyasi) Sotuvchilarning ortiqcha summasini hisoblashda hisobga olinmaydi va 9.3(a) bandi bo’yicha qoplanmaydi.
(d)	The aggregate amount of all Losses for which Purchaser may be liable pursuant to Section 9.3(a) shall not exceed $9,000,000 (the “Purchaser Cap”); provided, that with respect to any claims for breaches of any Purchaser Fundamental Representations, the Purchaser Cap shall be $18,000,000.	9.3(a) bandiga muvofiq Xaridor javobgar bo’lishi mumkin bo’lgan barcha zararlarning umumiy miqdori 9,000,000 AQSh dollaridan (“Xaridorning Maksimal Majburiyati”) oshmasligi kerak; shart shuki, Xaridorning asosiy bayonotlaridan birortasini buzish bo’yicha da’volar yuzasidan Xaridorning maksimal javobgarligi 18,000,000 AQSh dollarini tashkil etadi.

(e)	Intentionally omitted.	Ataylab bo’sh qoldirilgan.
(f)	For all purposes of this Article IX (including determining whether any inaccuracy in or breach of any representation or warranty has occurred and calculating the amount of any Losses arising therefrom), all qualifications and limitations as to materiality, Material Adverse Effect and Knowledge contained in the representations and warranties shall be given full force and effect.	Ushbu IX-bo’limning barcha maqsadlari uchun (jumladan, har qanday bayonot yoki kafolatda noto’g’rilik yoki buzilish yuz berganligini aniqlash va undan kelib chiqadigan har qanday yo’qotishlar miqdorini hisoblash), Bayonotlar va kafolatlarda keltirilgan materiallik, material salbiy ta’sir va xabardorlikka oid barcha shart va cheklovlar to’liq kuchda qoladi.
(g)	Losses shall be calculated net of insurance proceeds actually received by the Indemnified Party in respect thereof, and no Party shall be liable for punitive or exemplary damages, except to the extent actually paid to a third Person in respect of a Third Party Claim.	Zararlar, kompensatsiya to’lov amalga oshirilgan tomonning ushbu bo’yicha aslida olgan sug’urta kompensatsiyasini hisobga olgan holda sof summa sifatida hisoblanadi, va hech bir tomon jazoviy yoki namunaviy zararlar uchun javobgar bo’lmaydi, faqat uchinchi shaxs da’vosi bilan bog’liq uchinchi shaxsga haqiqatan to’langan qism bundan mustasno.
(h)	None of the limitations in this Section 9.4 shall apply to indemnification claims based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.	Ushbu 9.4-bandda ko’rsatilgan hech qanday cheklovlar firibgarlik, qasddan noto’g’ri xatti-harakat yoki ataylab noto’g’ri ma’lumot berishga asoslangan zarar da’volariga to’liq yoki qisman tatbiq etilmaydi.
9.5	Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party.”	Javobgarlikni qoplash tartiblari. Ushbu IX-bo’limga muvofiq da’vo qiluvchi tomon ‘Qoplanadigan tomon’ deb, ushbu IX-bo’limga muvofiq da’vo qilinadigan tomon esa ‘Qoplaydigan tomon’ deb ataladi.

(a)	Direct Claims. Any Action by an Indemnified Party on account of a Loss (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.	To’g’ridan-to’g’ri da’volar. Kafolat olgan tomon tomonidan zarar bo’yicha qo’yilgan har qanday da’vo (‘To’g’ridan-to’g’ri da’vo’) kafolat beruvchi tomonga munosib darajada o’z vaqtida yozma xabar berish orqali taqdim etilishi kerak, lekin har holda o’ttiz kundan kechikmay (30) kun ichida, sug’urta qilinuvchi tomon bunday To’g’ridan-to’g’ri da’vo haqida xabardor bo’lganidan keyin. Biroq, bunday o’z vaqtida yozma xabar berilmasligi kompensatsiya beruvchi tomonning kompensatsiya berish bo’yicha majburiyatlaridan ozod bo’lishiga olib kelmaydi, faqatgina bunday xabar berilmaslik natijasida kompensatsiya beruvchi tomon har qanday huquq yoki mudofaa vositasini yo’qotgan darajada bundan mustasno. Bunday bildirishnomada sug’urta oluvchi tomon to’g’ridan-to’g’ri da’voni yetarlicha batafsil bayon etishi, unga oid barcha muhim yozma dalillar nusxalarini ilova qilishi va imkon qadar sug’urta oluvchi tomon tomonidan yuzaga kelgan yoki kelishi mumkin bo’lgan zararning taxminiy miqdorini ko’rsatishi kerak. Kafolat beruvchi tomon bunday bildirishnomani olganidan keyin ichida o’ttiz (30) kun ichida mazkur To’g’ridan-to’g’ri da’voga yozma javob berishi kerak. Javobgarlikni o’z zimmasiga olgan tomon kompensatsiya oluvchi tomon va uning professional maslahatchilariga to’g’ridan-to’g’ri da’voga sabab bo’lgani aytilayotgan masala yoki holatni tergov qilish, shuningdek, to’g’ridan-to’g’ri da’vo bilan bog’liq har qanday summa to’lanishi kerakligini va agar shunday bo’lsa, uning miqdorini aniqlash imkoniyatini beradi; buni amalga oshirishda, kompensatsiya oluvchi tomon kompensatsiya beruvchi tomonning tergoviga ko’maklashishi, shu jumladan kompaniya binolari va xodimlariga kirish, shuningdek har qanday hisob-kitoblarni ko’rib chiqish va nusxa ko’chirish huquqini berish orqali zarur ma’lumot va yordamni taqdim etishi lozim; hujjatlar yoki yozuvlar) bilan ta’minlash orqali. Agar javobgar tomon belgilangan o’ttiz (30) kunlik muddat ichida javob bermasa, u bunday to’g’ridan-to’g’ri da’voni rad etgan hisoblanadi va bu holda himoyalanuvchi tomon ushbu Shartnomaning shartlari va qoidalari doirasida mavjud bo’lgan choralarni ko’rish huquqiga ega bo’ladi.

(b)	Third Party Claims.	Uchinchi tomon da’volari.
(i)	If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party or an Affiliate of a Party or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof.	Agar kompensatsiya oluvchi tomon, tomon bo’lmagan, tomonning filiali yoki yuqorida nomi keltirilgan shaxslarning vakili bo’lgan har qanday shaxs tomonidan qo’yilgan da’vo arizasi berilganligi yoki ish qo’zg’atilganligi to’g’risida xabar olsa, (‘Uchinchi tomon da’vosi’) bo’yicha, ushbu kelishuvga muvofiq tovon to’lovchi tomon tovon to’lash majburiyatiga ega bo’lgan holatda, tovon to’lanadigan tomon tovon to’lovchi tomonga buning haqida imkon qadar tezda yozma xabar berishi kerak.
(ii)	The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party by written notice delivered within thirty (30) days after receipt of such notice, provided that the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in respect thereof, subject to the limitations of this Article IX. The Indemnified Party may participate in the defense of any Third Party Claim with counsel of its own choosing at its own expense.	To’lovni amalga oshiruvchi tomon bunday uchinchi tomon da’vosini himoya qilishni o’z zimmasiga olish huquqiga ega bo’lib, buning uchun tovon oluvchi tomon uchun maqbul advokatni yollaydi va bunday xabarnomani olganidan keyin o’ttiz (30) kun ichida yozma xabar beradi, sharti shuki, to’lovni amalga oshiruvchi tomon ushbu IX-bo’limida belgilangan cheklovlarga muvofiq, kompensatsiya oluvchi tomonni ushbu da’vo bo’yicha kompensatsiya qilish majburiyatini yozma ravishda tasdiqlaydi. Kompensatsiya oluvchi tomon uchinchi shaxs da’vosini himoya qilishda o’z tanlagan advokatni jalb qilish va buning xarajatlarini o’zi qoplash huquqiga ega.
(iii)	The Indemnifying Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such settlement involves solely the payment of money by the Indemnifying Party and includes an unconditional release of the Indemnified Party.	To’lovni amalga oshiruvchi Tomon, to’lovni oluvchi Tomonning oldindan yozma roziligisiz uchinchi shaxsning har qanday da’vosi bo’yicha kelishuv tuzish yoki kelishuvga kirish huquqiga ega bo’lmaydi (bu rozilik asossiz ravishda rad etilmasligi, shart qo’yilmasligi yoki kechiktirilmasligi kerak), faqat agar bunday kelishuv faqat kompensatsiya taqdim etuvchi tomonning pul to’lovi va kompensatsiya oluvchi tomonni javobgarlikdan shartsiz ozod etishni o’z ichiga olsa.

9.6	Payment of Indemnification Claims. Any indemnification obligation of the Sellers under this Article IX shall be paid within three (3) Business Days after the final determination of such obligation in accordance with Section 9.5 and shall be satisfied in cash; no Exchange Shares shall be escrowed or held back at or after the Closing to secure the obligations of this Article IX. Any indemnification obligation of Purchaser under this Article IX shall be paid within three (3) Business Days after the final determination of such obligation in accordance with Section 9.5 and shall be satisfied in cash. Without limiting any other rights of the Purchaser Indemnitees, to the extent that a Purchaser Indemnitee is entitled to indemnification hereunder and the Sellers fail or refuse to promptly satisfy such obligation as provided herein, Purchaser may offset the amount to which such Purchaser Indemnitee is entitled, in whole or in part, against any payment or other obligation due to either Seller pursuant to this Agreement or any Ancillary Document.	Kompensatsiya da’volarini to’lash. Sotuvchilarning ushbu IX-bo’limga muvofiq kompensatsiya to’lash bo’yicha har qanday majburiyati 9.5-bandga muvofiq yakuniy ravishda aniqlangandan so’ng uch (3) ish kuni ichida naqd pulda to’lanishi kerak; Yakunlash sanasida yoki undan keyin ushbu IX-bo’lim bo’yicha har qanday majburiyatlar uchun garov sifatida birorta ham Ayirboshlash aksiyalari saqlanmaydi yoki garovga olinmaydi. Ushbu IX-bo’limiga muvofiq kompensatsiya to’lash bo’yicha Xaridorning har qanday majburiyati 9.5-bandga muvofiq bunday majburiyat yakuniy aniqlangandan keyin uch (3) ish kuni ichida to’lanishi va naqd pulda hal qilinishi kerak. Xaridor tomonidan kompensatsiya olish huquqiga ega shaxslarning boshqa huquqlariga zarar yetkazmasdan, agar bunday shaxs ushbu Shartnoma asosida kompensatsiya olish huquqiga ega bo’lsa va Sotuvchilar ushbu Shartnomada nazarda tutilgan muddatda bunday majburiyatni bajarmasa yoki bajarmoqdan bosh tortsa, Xaridor ushbu Shartnoma yoki har qanday Qo’shimcha Hujjat bo’yicha har qanday Sotuvchiga to’lanishi kerak bo’lgan har qanday to’lov yoki boshqa majburiyat doirasida, to’liq yoki qisman, Xaridordan kompensatsiya olish huquqiga ega bo’lgan shaxsga tegishli summani hisobga olish huquqiga ega bo’ladi.
9.7	Exclusive Remedies. Subject to Section 10.6, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX and except for the right to seek specific performance or other equitable relief pursuant to Section 10.6.	Eksklyuziv huquqiy himoya vositalari. 10.6-bandni hisobga olgan holda, Tomonlar ushbu Shartnomada nazarda tutilgan bitimlar munosabati bilan ushbu Shartnoma Tomonining firibgarligi, jinoiy faoliyati yoki qasddan noqonuniy xatti-harakatlari natijasida kelib chiqadigan da’volardan tashqari, ushbu Shartnomada nazarda tutilgan yoki boshqa tarzda ushbu Shartnomaning predmetiga taalluqli har qanday bayonot, kafolat, majburiyat, kelishuv yoki boshqa majburiyatning buzilishi bilan bog’liq har qanday va barcha da’volarga nisbatan ularning yagona va eksklyuziv huquqiy himoya vositasi ushbu IX-bo’limda nazarda tutilgan zararni qoplash qoidalari ekanligini tan oladilar va bunga rozilik bildiradilar. Yuqoridagilarni amalga oshirish maqsadida, har bir Tomon Qonunda ruxsat etilgan eng to’liq darajada ushbu Shartnomada nazarda tutilgan yoki boshqa tarzda ushbu Shartnomaning predmetiga taalluqli har qanday bayonot, kafolat, majburiyat, kelishuv yoki boshqa majburiyatning buzilishi munosabati bilan boshqa Tomonlarga, ularning Affillangan shaxslariga va ularning tegishli Vakillarining har biriga nisbatan har qanday Qonun asosida yoki unga muvofiq yuzaga kelishi mumkin bo’lgan barcha huquqlar, da’volar va da’vo asoslaridan voz kechadi, bundan ushbu IX-bo’limda nazarda tutilgan zararni qoplash qoidalariga muvofiq huquqlar hamda 10.6-bandga muvofiq majburiyatni aynan bajarishni talab qilish yoki adolat tamoyillariga asoslangan boshqa himoya choralarini talab qilish huquqi mustasno.

9.8	Tax Treatment of Indemnification Payments. Any payment made pursuant to this Article IX shall be treated by the Parties as an adjustment to the consideration for the Participatory Interests for all tax purposes, to the maximum extent permitted by applicable Law.	Kompensatsiya to’lovlarining soliqqa tortilishi. Ushbu IX-bo’limiga muvofiq amalga oshirilgan har qanday to’lovlar tomonlar tomonidan barcha soliq maqsadlari uchun, amaldagi qonunchilikda nazarda tutilgan to’liq hajmda, ulush bo’yicha to’lanadigan to’lovni qayta ko’rib chiqish (adjustment) deb hisoblanadi.
9.9	Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, each Seller, on behalf of such Seller and such Seller’s Affiliates that own any share or other equity interest in or of such Seller, hereby releases and discharges the Company and the Operating Subsidiaries from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Company and the Operating Subsidiaries as a result of such Seller’s capacity as a holder of capital shares or other securities of the Company or its Operating Subsidiaries and arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company or an Operating Subsidiary, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Company and the Operating Subsidiaries or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document (including any of the Employment Agreements). Notwithstanding anything to the contrary in this Section 9.9, nothing herein shall release, impair or otherwise affect any rights or obligations of any Party under this Agreement (including Article IX) or any Ancillary Document.	Da’volardan ozod etish va sudga murojaat qilmaslik majburiyati. Yakunlashdan boshlab, amaldagi Qonunda ruxsat etilgan eng to’liq darajada, har bir Sotuvchi o’z nomidan hamda mazkur Sotuvchining o’zida har qanday ulush yoki boshqa ulushli manfaatga ega bo’lgan mazkur Sotuvchining Affillangan shaxslari nomidan Jamiyat va Operatsion sho’ba korxonalarni har qanday va barcha Harakatlar, majburiyatlar, kelishuvlar, qarzlar va Majburiyatlardan, ular ma’lum yoki noma’lum bo’lishidan va Qonun yoki adolat tamoyillari asosida yuzaga kelishidan qat’i nazar, ozod qiladi va ularga nisbatan bunday talablarni bekor qiladi, agar bunday talablar mazkur ozod qiluvchi Shaxsda hozir mavjud bo’lsa, ilgari mavjud bo’lgan bo’lsa yoki kelgusida Jamiyat yoki Operatsion sho’ba korxonalarga nisbatan yuzaga kelishi mumkin bo’lsa hamda ular mazkur Sotuvchining Jamiyat yoki uning Operatsion sho’ba korxonalarining ustav kapitalidagi ulushlari yoki boshqa qimmatli qog’ozlari egasi sifatidagi maqomidan kelib chiqsa va Yakunlash sanasida yoki undan oldin yuzaga kelgan bo’lsa yoxud Yakunlash sanasida yoki undan oldin sodir bo’lgan har qanday holat hisobidan yoki undan kelib chiqqan bo’lsa. Yuqoridagilar Jamiyat yoki Operatsion sho’ba korxonadan ularning Tashkiliy hujjatlari, Shartnoma yoki boshqa asosga muvofiq zararlarni qoplash yoki xarajatlarni qoplash huquqlarini ham o’z ichiga oladi va bunday huquqlar Yakunlash sanasida ko’rib chiqilayotgan yoki Yakunlash sanasidan keyin bildiriladigan da’volarga oid bo’lishidan qat’i nazar qo’llaniladi. Yakunlashdan boshlab har bir bunday ozod qiluvchi Shaxs ushbu bandga muvofiq ozod etilishi nazarda tutilgan har qanday masala asosida Jamiyat, Operatsion sho’ba korxonalar yoki ularning tegishli Affillangan shaxslariga nisbatan bevosita yoki bilvosita hech qanday Harakatni ilgari surmaslik, hech qanday Harakatni boshlamaslik va uning boshlanishiga sabab bo’lmaslik majburiyatini qaytarib olinmaydigan tarzda o’z zimmasiga oladi. Ushbu Shartnomada aksincha nazarda tutilgan har qanday qoidaga qaramay, ushbu bandda nazarda tutilgan ozod qilish va cheklovlar ozod qiluvchi Shaxs ushbu Shartnoma yoki har qanday Qo’shimcha hujjat (shu jumladan har qanday Mehnat shartnomasi) shartlariga muvofiq biror-bir tomonga nisbatan ega bo’lishi mumkin bo’lgan har qanday da’voga tatbiq etilmaydi. Ushbu 9.9-bandda aksincha nazarda tutilgan har qanday qoidaga qaramay, ushbu banddagi hech qanday qoida biror-bir Tomonning ushbu Shartnoma (shu jumladan IX-bo’lim) yoki har qanday Qo’shimcha hujjat bo’yicha huquq yoki majburiyatlarini bekor qilmaydi, cheklamaydi yoki boshqa tarzda ularga ta’sir qilmaydi.

9.10	No Recourse. Except in the case of fraud, or to the extent otherwise set forth in any document, certificate or instrument delivered in connection with this Agreement, the Ancillary Documents or the Transactions contemplated hereunder, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (a) this Agreement or any of the Ancillary Documents, (b) the negotiation, execution or performance of this Agreement or the Ancillary Documents (including any representation or warranty made in, in connection with, or as an inducement to this Agreement or any of the Ancillary Documents), (c) any breach or violation of this Agreement or any of the Ancillary Documents and (d) the failure of the transactions contemplated hereunder to be consummated, in each case, may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the items in the immediately preceding clauses (a) through (d), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law (other than as set forth in any applicable Ancillary Document), (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement or any Ancillary Document, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each Contracting Party disclaims any reliance upon any other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any Ancillary Document or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any Ancillary Document.	Tomon bo’lmagan shaxslarga nisbatan talab qo’yilmasligi. Firibgarlik holatlari bundan mustasno yoki ushbu Shartnoma, Qo’shimcha hujjatlar yoki ushbu Shartnomada nazarda tutilgan Bitimlar munosabati bilan taqdim etilgan har qanday hujjat, guvohnoma yoki vositada boshqa tartib nazarda tutilgan darajada, (a) ushbu Shartnoma yoki Qo’shimcha hujjatlarning birortasiga, (b) ushbu Shartnoma yoki Qo’shimcha hujjatlarni muzokara qilish, imzolash yoki bajarishga (shu jumladan ushbu Shartnoma yoki Qo’shimcha hujjatlarning birortasida, ular bilan bog’liq holda yoki ularni tuzishga undash maqsadida berilgan har qanday bayonot yoki kafolatga), (c) ushbu Shartnoma yoki Qo’shimcha hujjatlarning birortasining har qanday tarzda buzilishiga yoki ularga rioya qilinmasligiga va (d) ushbu Shartnomada nazarda tutilgan bitimlarning amalga oshirilmasligiga asoslangan, ular bilan bog’liq, ulardan kelib chiqadigan, ular sababli yuzaga keladigan yoki ularga boshqa har qanday tarzda taalluqli bo’lgan barcha da’volar, majburiyatlar, javobgarliklar yoki da’vo asoslari (shartnoma yoki delikt bo’yicha, Qonun yoki adolat tamoyillari asosida yoxud qonun hujjatlari bilan berilgan bo’lishidan qat’i nazar) har bir holatda ushbu Shartnoma Tomonlari tomonidan faqat tegishli ravishda ushbu Shartnoma yoki tegishli hujjatning tomoni sifatida bevosita ko’rsatilgan Shaxslarga nisbatan qo’yilishi mumkin (va bunday bayonotlar hamda kafolatlar faqat shunday Shaxslarga tegishlidir) (keyingi o’rinlarda - “Shartnoma Taraflari”). Shartnoma Tarafi bo’lmagan hech bir Shaxs, shu jumladan har qanday Shartnoma Tarafining amaldagi, sobiq yoki kelajakdagi direktori, mansabdor shaxsi, xodimi, ta’sischisi, a’zosi, sherigi, menejeri, aksiyadori, Affillangan shaxsi yoki huquq oluvchisi, shuningdek yuqoridagilardan birortasining amaldagi, sobiq yoki kelajakdagi direktori, mansabdor shaxsi, xodimi, ta’sischisi, a’zosi, sherigi, menejeri, aksiyadori, Affillangan shaxsi yoki huquq oluvchisi (birgalikda - “Tomon bo’lmagan Affillangan shaxslar”) yuqoridagi (a)–(d) bandlarda ko’rsatilgan masalalardan kelib chiqadigan, ular bilan bog’liq yoki ularga boshqa har qanday tarzda taalluqli har qanday da’volar, da’vo asoslari, majburiyatlar yoki javobgarliklar uchun hech qanday Majburiyatga (shartnoma yoki delikt bo’yicha, Qonun yoki adolat tamoyillari asosida yoxud qonun hujjatlari bilan belgilangan bo’lishidan qat’i nazar) ega bo’lmaydi; Qonunda ruxsat etilgan eng to’liq darajada har bir Shartnoma Tarafi boshqa Shartnoma Tarafining bunday Tomon bo’lmagan Affillangan shaxslariga nisbatan barcha shunday javobgarliklar, da’volar, da’vo asoslari va majburiyatlardan voz kechadi hamda ularni bekor qiladi. Yuqoridagilarni cheklamagan holda, Qonunda ruxsat etilgan eng to’liq darajada (tegishli Qo’shimcha hujjatda nazarda tutilgan hollardan tashqari): (i) har bir Shartnoma Tarafi ushbu Shartnoma yoki har qanday Qo’shimcha hujjatga nisbatan Shartnoma Tarafining yuridik shaxs sifatidagi alohida huquqiy shaklini chetlab o’tish yoki e’tiborsiz qoldirish yoxud boshqa Shartnoma Tarafining Tomon bo’lmagan Affillangan shaxsiga Shartnoma Tarafining javobgarligini yuklash maqsadida Qonun yoki adolat tamoyillari asosida boshqa tarzda mavjud bo’lishi yoki qonun hujjatlari bilan berilishi mumkin bo’lgan har qanday va barcha huquqlar, da’volar, talablar yoki da’vo asoslaridan, bunday huquqlar, da’volar, talablar yoki da’vo asoslari qonun hujjatlariga, adolat tamoyillariga, agentlik, nazorat, vositachilik, alter ego, ustunlik, soxta tuzilma, yagona biznes korxonasi, korporativ pardani olib tashlash, adolatsizlik, yetarli darajada kapitallashtirilmaganlik nazariyalariga yoki boshqa har qanday asosga tayangan bo’lishidan qat’i nazar, voz kechadi hamda ularni bekor qiladi; va (ii) har bir Shartnoma Tarafi ushbu Shartnoma yoki har qanday Qo’shimcha hujjatning bajarilishi yoki ushbu Shartnoma yoxud har qanday Qo’shimcha hujjatda, ular bilan bog’liq holda yoki ularni tuzishga undash maqsadida berilgan har qanday bayonot yoki kafolat munosabati bilan boshqa Shartnoma Tarafining Tomon bo’lmagan Affillangan shaxslariga har qanday tarzda tayanmasligini tasdiqlaydi.

	ARTICLE X MISCELLANEOUS	X-BO’LIM YAKUNIY QOIDALAR
10.1	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) if sent by email on a Business Day before 11:59 p.m. (recipient’s time), when transmitted; (iii) if sent by email on a day other than a Business Day, or if sent by email after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified by like notice).	Bildirishnomalar. Ushbu Shartnoma doirasidagi barcha bildirishnomalar, roziliklar, voz kechishlar va boshqa xabarlar yozma shaklda bo’lishi kerak va quyidagi hollarda yetkazilgan hisoblanadi: (i) shaxsan topshirilganda, (ii) agar ish kunida soat 23:59 gacha (qabul qiluvchining vaqt zonasida) elektron pochta orqali yuborilgan bo’lsa, yuborilgan vaqtda; (iii) agar elektron pochta orqali jo’natilgan kun ish kuni bo’lmasa, yoki agar elektron pochta orqali jo’natilgan vaqt qabul qiluvchining vaqt zonasida 23:59 dan keyin bo’lsa, jo’natilgan sanadan keyingi ish kuni; (iv) ishonchli, milliy miqyosda tan olingan tezkor yetkazib berish xizmati orqali jo’natilganidan bir ish kuni o’tgach; yoki (v) qabulni tasdiqlash so’rovi bilan oldindan to’langan ro’yxatli pochta orqali jo’natilganidan uch (3) ish kuni o’tgach, har bir holatda tegishli Tomonga ushbu Shartnomaning imzolash sahifalarida ko’rsatilgan manzillarga (yoki Tomonning shunga o’xshash bildirishnomada ko’rsatilgan boshqa manziliga).
10.2	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser and the Company (except that the Company shall be entitled to assign this Agreement and its rights and obligations hereunder to an Affiliate without the prior written consent of any Party), and any assignment without such consent shall be null and void; provided that no such assignment (except an assignment by the Company to an Affiliate) shall relieve the assigning Party of its obligations hereunder.	Majburiy kuch; huquq va majburiyatlarni o’tkazish. Ushbu Shartnoma va uning barcha qoidalari Tomonlar hamda ularning tegishli huquqiy vorislari va ruxsat etilgan huquq oluvchilari uchun majburiy kuchga ega bo’ladi va ularning foydasiga amal qiladi. Ushbu Shartnoma Xaridor va Jamiyatning oldindan yozma roziligisiz qonun kuchi bilan yoki boshqa tarzda boshqa shaxsga o’tkazilishi mumkin emas (bunda Jamiyat ushbu Shartnomani hamda ushbu Shartnoma bo’yicha o’z huquq va majburiyatlarini hech bir Tomonning oldindan yozma roziligisiz o’z Affillangan shaxsiga o’tkazish huquqiga ega), va bunday roziliksiz amalga oshirilgan har qanday o’tkazish haqiqiy emas hisoblanadi; bunda bunday o’tkazish (Jamiyat tomonidan Affillangan shaxsga o’tkazish bundan mustasno) o’tkazuvchi Tomonni ushbu Shartnoma bo’yicha majburiyatlaridan ozod qilmaydi.

10.3	Third Parties. Except for the rights of the Purchaser D&O Indemnified Persons and the Company D&O Indemnified Persons set forth in Section 6.12, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.	Uchinchi shaxslar. 6.12-bandda nazarda tutilgan Xaridorning D&O bo’yicha Kompensatsiya oluvchi shaxslari va Jamiyatning D&O bo’yicha Kompensatsiya oluvchi shaxslarining huquqlaridan tashqari, Tomonlar bunday shaxslar ushbu Shartnomaning bevosita uchinchi shaxs - foyda oluvchilari ekanligini tan oladilar va bunga rozilik bildiradilar; ushbu Shartnomada yoki unda nazarda tutilgan bitimlar munosabati bilan har qanday tomon tomonidan imzolangan har qanday vosita yoki hujjatda mavjud hech qanday qoida ushbu Shartnoma yoki tegishli hujjatning Tomoni bo’lmagan yoxud bunday Tomonning huquqiy vorisi yoki ruxsat etilgan huquq oluvchisi bo’lmagan har qanday Shaxs uchun hech qanday huquq yaratmaydi va bunday Shaxs foydasiga imzolangan deb hisoblanmaydi.
10.4	Governing Law; Jurisdiction. This Agreement shall be governed by the internal Laws of the State of Nevada, without regard to conflict-of-laws principles, except that the internal corporate steps effected in Uzbekistan (including the Local Instruments and the registration described in Article II) shall be governed by, and comply with the mandatory provisions of, the Laws of the Republic of Uzbekistan. Except as provided in the following sentence, any action arising out of this Agreement (including any action relating to the issuance of the Exchange Shares) shall be brought exclusively in the federal or state courts located in New York County, New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts and waives any objection to venue therein. Any dispute concerning ownership of the Participatory Interests, the effectiveness of the transfer of the Participatory Interests under the corporate Laws of the Republic of Uzbekistan or the entries in the unified state register described in Section 2.2 shall, to the extent the mandatory Laws of the Republic of Uzbekistan confer exclusive jurisdiction over such dispute, be brought before the competent economic court of the Republic of Uzbekistan at the location of the Company.	Qo’llaniladigan qonun; yurisdiksiya. Ushbu Shartnoma kollizion huquq tamoyillarini hisobga olmagan holda Nevada shtatining ichki qonunchiligi bilan tartibga solinadi, biroq O’zbekistonda amalga oshiriladigan ichki korporativ harakatlar (shu jumladan Mahalliy hujjatlar va II-bo’limda nazarda tutilgan ro’yxatdan o’tkazish) O’zbekiston Respublikasi Qonunlari bilan tartibga solinadi hamda ularning majburiy qoidalariga muvofiq amalga oshiriladi. Quyidagi jumlada nazarda tutilgan holatlardan tashqari, ushbu Shartnomadan kelib chiqadigan har qanday sud ishi (shu jumladan Ayirboshlash aksiyalarini chiqarishga oid har qanday sud ishi) faqat Nyu-York shtati, Nyu-York okrugida joylashgan federal yoki shtat sudlarida qo’zg’atilishi mumkin va har bir Tomon qaytarib olinmaydigan tarzda bunday sudlarning mutlaq yurisdiksiyasiga bo’ysunadi hamda bunday sudlarda ish ko’rilishining hududiy sudlovliligiga nisbatan har qanday e’tirozdan voz kechadi. Ulushlarga egalik huquqi, O’zbekiston Respublikasining korporativ Qonunlariga muvofiq Ulushlarni o’tkazishning kuchga kirishi yoki 2.2-bandda nazarda tutilgan yagona davlat reyestridagi yozuvlarga oid har qanday nizo, O’zbekiston Respublikasining majburiy Qonunlari bunday nizo bo’yicha mutlaq yurisdiksiyani belgilagan darajada, Jamiyat joylashgan joydagi O’zbekiston Respublikasining vakolatli iqtisodiy sudida ko’rib chiqilishi kerak.

10.5	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.	HAKAMLAR HAY’ATI (JURI) ISHTIROKIDAGI SUD MUHOKAMASIDAN VOZ KECHISH. USHBU SHARTNOMANING HAR BIR TOMONI AMALDAGI QONUNDA RUXSAT ETILGAN ENG TO’LIQ DARAJADA USHBU SHARTNOMADAN YOKI UNDA NAZARDA TUTILGAN BITIMLARDAN BEVOSITA YOKI BILVOSITA KELIB CHIQADIGAN, ULARGA ASOSLANGAN YOKI ULAR BILAN BOG’LIQ HAR QANDAY HARAKAT BO’YICHA HAKAMLAR HAY’ATI ISHTIROKIDAGI SUD MUHOKAMASIGA BO’LGAN HAR QANDAY HUQUQIDAN VOZ KECHADI. USHBU SHARTNOMANING HAR BIR TOMONI: (A) BOSHQA HECH BIR TOMONNING HECH BIR VAKILI BIROR-BIR HARAKAT YUZAGA KELGAN TAQDIRDA BUNDAY BOSHQA TOMON YUQORIDA NAZARDA TUTILGAN VOZ KECHISHNI MAJBURIY IJRO ETISHNI TALAB QILMASLIGI TO’G’RISIDA BEVOSITA YOKI BOSHQA TARZDA HECH QANDAY BAYONOT BERMAGANINI TASDIQLAYDI; VA (B) O’ZI HAMDA USHBU SHARTNOMANING BOSHQA TOMONLARI, JUMLADAN, USHBU 10.5-BANDDA NAZARDA TUTILGAN O’ZARO VOZ KECHISHLAR VA TASDIQLAR ASOSIDA USHBU SHARTNOMANI TUZISHGA ROZI BO’LGANLIKLARINI TAN OLADI.
10.6	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.	Majburiyatni aynan bajarish. Har bir Tomon ushbu Shartnomada nazarda tutilgan bitimlarni amalga oshirishga oid har bir Tomonning huquqlari o’ziga xos ekanligini tan oladi, har qanday Tomon tomonidan ushbu Shartnoma buzilgan taqdirda pul shaklidagi zararni qoplash yetarli bo’lmasligi va Shartnomani buzmagan Tomonlarda Qonun bo’yicha yetarli huquqiy himoya vositasi bo’lmasligi mumkinligini tan oladi va tasdiqlaydi hamda ushbu Shartnomaning har qanday qoidasi tegishli Tomon tomonidan uning aniq shartlariga muvofiq bajarilmagan yoki boshqa tarzda buzilgan taqdirda tuzatib bo’lmaydigan zarar yuzaga kelishiga rozilik bildiradi. Shunga ko’ra, har bir Tomon ushbu Shartnomaning buzilishiga yo’l qo’ymaslik uchun taqiq yoki cheklovchi Qarorni talab qilish hamda ushbu Shartnomaning shartlari va qoidalarining aynan bajarilishini talab qilish huquqiga ega bo’ladi va buning uchun hech qanday garov yoki boshqa ta’minot taqdim etishi yoxud pul shaklidagi zararni qoplash yetarli bo’lmasligini isbotlashi talab etilmaydi; bunday huquqlar ushbu Tomon ushbu Shartnoma, Qonun yoki adolat tamoyillari asosida ega bo’lishi mumkin bo’lgan boshqa har qanday huquq yoki huquqiy himoya vositasiga qo’shimcha hisoblanadi.

10.7	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.	Shartnoma qoidalarining alohida bajarilishi. Agar ushbu Shartnomaning istalgan qoidasi qaysidir yurisdiktsiyada haqiqiy emas, noqonuniy yoki ijro etib bo’lmaydigan deb topilsa, bunday qoida faqat o’sha yurisdiktsiya doirasida uni haqiqiy, qonuniy va ijro etiladigan qilish uchun zarur darajada o’zgartiriladi yoki chiqarib tashlanadi, ushbu Shartnomaning qolgan qoidalari haqiqiyligi, qonuniyligi va ijro etilishi hech qanday tarzda ta’sirlanmaydi yoki buzilmaydi, shuningdek, bunday qoidaning boshqa yurisdiktsiyadagi haqiqiyligi, qonuniyligi yoki ijro etilishi ham ta’sirlanmaydi. Agar biror shart yoki boshqa qoida haqiqiy emas, noqonuniy yoki ijro etib bo’lmaydigan deb topilsa, Tomonlar har qanday haqiqiy emas, noqonuniy yoki ijro etib bo’lmaydigan bandni haqiqiy, qonuniy va ijro etiladigan band bilan almashtiradilar, u esa haqiqiylik, qonuniylik va ijro etiluvchanlik doirasida iloji boricha bunday haqiqiy emas, noqonuniy yoki ijro etib bo’lmaydigan bandning niyat va maqsadini amalga oshiradi.
10.8	Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, the Company and the Sellers; provided, that after receipt of the Required Purchaser Common Stockholder Approval, no amendment may be made which by Law requires further approval by Purchaser’s stockholders without such further approval.	O’zgartirishlar. Ushbu Shartnoma faqat Xaridor, Jamiyat va Sotuvchilar tomonidan imzolangan yozma hujjat orqali o’zgartirilishi, to’ldirilishi yoki modifikatsiya qilinishi mumkin; talab qilinadigan aksiyadorlar roziligini olganidan keyin, Qonun talablariga muvofiq Xaridorning aksiyadorlari tomonidan qo’shimcha tasdiqni talab qiladigan hech qanday o’zgartirishlar bunday qo’shimcha tasdiq olinmagan holda kiritilmasligi sharti bilan.
10.9	Waiver. No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver shall be effective only if set forth in a written instrument signed by the Party against whom enforcement is sought, and only in the specific instance and for the specific purpose stated therein.	Huquqlardan voz kechish. Ushbu shartnomasi doirasida har bir tomonning har qanday huquq, vakolat yoki chorani amalga oshirishda muvaffaqiyatsizlik yoki kechikishi uni voz kechish deb hisoblanmaydi, shuningdek, bunday huquq, vakolat yoki choralarni bir martalik yoki qisman amalga oshirish keyinchalik ularni yoki boshqa huquq, vakolat yoki choralarni qo’llashga to’sqinlik qilmaydi. Huquqlardan voz kechish faqat uni ijro etilishi talab qilinayotgan Tomon tomonidan imzolangan yozma hujjatda ko’rsatilgan taqdirda va unda belgilangan aniq holat hamda maqsad uchun haqiqiy hisoblanadi.
10.10	Fees and Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses in connection with this Agreement and the Exchange, including fees of counsel, accountants and financial advisors; provided, that notarial, registration and similar fees payable in the Republic of Uzbekistan in connection with the Local Instruments shall be borne by the Sellers.	To’lovlar va xarajatlar. Ushbu Shartnomada boshqa tartib aniq belgilangan bo’lmasa, har bir Tomon ushbu Shartnoma va Bitim doirasida yuzaga keladigan o’z xarajatlari va to’lovlarini, jumladan yuristlar, buxgalterlar va moliyaviy maslahatchilarning haqlarini o’zi qoplaydi; Mahalliy hujjatlar bilan bog’liq O’zbekiston Respublikasida to’lanadigan notarial, ro’yxatga olish va shunga o’xshash to’lovlar Sotuvchilar tomonidan qoplanadi.

10.11	Entire Agreement. This Agreement (including the Annexes, Exhibits and disclosure schedules), the Local Instruments and the surviving provisions of the letter of intent between the parties dated April 10, 2026 and the summary term sheet delivered in July 2026 constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings.	Butun shartnoma. Ushbu Shartnoma (ilovalar, qo’shimchalar va oshkor etish jadvallari bilan birga), Mahalliy hujjatlar, shuningdek, tomonlar o’rtasidagi 2026 yil 10 aprel sanali niyat xatining hanuz kuchda bo’lgan qoidalari va 2026 yil iyulida taqdim etilgan shartlarning qisqacha mazmuni ushbu Shartnomaning mavzusi bo’yicha Tomonlar o’rtasidagi to’liq kelishuvni tashkil etadi va barcha oldingi kelishuvlar hamda bitimlarni bekor qiladi.
10.12	Counterparts; Interpretation. This Agreement may be executed in counterparts (including by PDF or electronic signature), each of which is an original and all of which together constitute one instrument. The headings herein are for convenience only; “including” means “including without limitation”; references to Articles, Sections, Annexes and Exhibits are to this Agreement unless otherwise specified; and this Agreement shall be construed without regard to any presumption against the drafting Party. In the event of any discrepancy between the English text of this Agreement and any translation thereof, the English text shall prevail as among the Parties to the fullest extent permitted by applicable Law.	Nusxalar; Talqin. Ushbu Shartnoma bir nechta nusxada (jumladan PDF fayllar yoki elektron imzolar orqali) tuzilishi mumkin, ularning har biri asl nusxa hisoblanadi va barchasi birgalikda yagona hujjatni tashkil etadi. Ushbu Shartnomadagi sarlavhalar faqat qulaylik uchun kiritilgan; “jumladan” so’zi “jumladan, lekin ular bilan cheklanmay” ma’nosini anglatadi; moddalar, bo’limlar, ilovalar va qo’shimchalarga bo’lgan havolalar, agar boshqa tarzda ko’rsatilmagan bo’lsa, ushbu Shartnomaga tegishli; va ushbu Shartnoma uni tuzgan Tomonga zarar yetkazadigan har qanday taxmindan qat’i nazar talqin qilinadi. Ushbu Shartnomaning ingliz tilidagi matni bilan uning tarjimasi o’rtasida nomuvofiqlik yuzaga kelsa, amaldagi qonunchilikka muvofiq, tomonlar o’rtasidagi munosabatlarda ingliz tilidagi matn ustun hisoblanadi.
	[Signature Page Follows]	[Imzo sahifasi quyida keltirilgan]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above, in the Republic of Uzbekistan.		YUQORIDAGILARNING TASDIG’I SIFATIDA, Tomonlar ushbu Shartnomani yuqorida birinchi ko’rsatilgan sanada O’zbekiston Respublikasida tegishli tartibda imzoladilar.

PURCHASER:		XARIDOR:

STAGEWISE STRATEGIES CORP.		STAGEWISE STRATEGIES CORP.

By:	/s/ Temur Zokirov	/s/ Temur Zokirov
Name:	Temur Zokirov	F.I.Sh.:	Temur Zokirov
Title:	Chief Financial Officer	Lavozim:	Bosh Moliyaviy Direktor

COMPANY:		JAMIYAT:

TEG SPV LLC		“TEG SPV” MCHJ

By:	/s/ Elmurod Sopiev	/s/ Elmurod Sopiev
Name:	Elmurod Sopiev	F.I.Sh.:	Elmurod Sopiev
Title:	Director	Lavozim:	Direktor

TEG PARENT:		TEG PARENT:

TOURISM AND ENTERTAINMENT GROUP LLC		“TOURISM AND ENTERTAINMENT GROUP” MCHJ

By:	/s/ Rustam Abduvakhitov	/s/ Rustam Abduvaxitov
Name:	Rustam Abduvakhitov	F.I.Sh.:	Rustam Abduvaxitov
Title:	Director	Lavozim:	Direktor

INDIVIDUAL SELLER:		JISMONIY SHAXS BO’LGAN SOTUVCHI:

/s/ Irodakhon Abduvakhitova		/s/ Irodaxon Abduvaxitova
Mrs. Irodakhon Abduvakhitova		Irodaxon Abduvaxitova
(in her individual capacity)		(shaxsan o’z nomidan)

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